Exhibit 99.1

EFiled: Aug 02 2023 11:12AM EDT
Transaction ID 70535413
Case No. 2023-0785-

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

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IN RE LIMBACH HOLDINGS, INC.	)	C.A. No. 2023-______
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VERIFIED PETITION FOR RELIEF UNDER 8 DEL. C. § 205

Petitioner Limbach Holdings, Inc. (“Limbach” or the “Company”), by and through its undersigned counsel, brings this Petition for relief under 8 Del C. § 205 (the “Petition”), seeking to have this Court validate the corporate acts described below as follows:

NATURE OF THE ACTION

1.            Limbach is a Delaware corporation headquartered in Warrendale, Pennsylvania. The Company was formed on July 20, 2016 as a result of a business combination with Limbach Holdings LLC and is listed on the Nasdaq Capital Market under the symbol “LMB.”

2.            This Petition seeks to validate Limbach’s 2022 annual meeting of stockholders and the actions taken at that meeting, held on June 22, 2022 (the “Annual Meeting”). Limbach fixed the record date for the Annual Meeting as April 22, 2022. The selection of that date inadvertently caused the record date to be set one (1) day sooner than is permissible under 8 Del C. § 213 and the Company’s Bylaws. As a result of the record date being fixed for April 22, 2022, and the Annual Meeting occurring on June 22, 2022, the Annual Meeting was held sixty-one (61) days after the record date.

3.            At the Annual Meeting, four actions were brought for consideration, as follows: (i) the election of Gordon G. Pratt and Laurel J. Krzeminski as Class C members of the Company’s Board of Directors (the “Board”), each to serve for a three-year term; (ii) the approval of an amendment to the Limbach Holdings, Inc. Amended and Restated Omnibus Incentive Plan (the “Incentive Plan”), which included an increase in the number of authorized shares under the plan by 350,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); (iii) a non-binding advisory vote on the compensation of the Company’s named executive officers; and (iv) the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (collectively, the “Stockholder Actions”).

4.            Relevant to Section 205(d), and as noted in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on June 23, 2022 (the “2022 Form 8-K”),1 each of the Stockholder Actions was approved by overwhelming margins by the requisite required votes of the Company’s stockholders.

1 A copy of the Company’s 2022 Form 8-K is attached as Exhibit A and can be accessed at: https://www.sec.gov/Archives/edgar/data/1606163/000160616322000004/a2022proxystatement.htm.

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5.            Relevant to Section 205(d), the Company believed, at all times relevant, including when the record date was fixed and on the day of the Annual Meeting, that the record date was in compliance with 8 Del C. § 213 and permissible under the Company’s Bylaws.

6.            Relevant to Section 205(d), Limbach, its stockholders, and third-parties have relied on the Stockholder Actions as valid. The Stockholder Actions were adopted more than a year ago. At the time votes were cast, the Company’s stockholders understood that these actions would be those undertaken in the normal course of the Company’s annual meeting cycle. Limbach, its stockholders, and third-parties understood that the Stockholder Actions were valid and were those that are typically considered and voted on at such a meeting. In reliance on this good-faith belief, the Company disclosed the Stockholder actions in public filings.

7.            Relief is needed under Section 205 to validate the Annual Meeting and the Stockholder Actions and eliminate the attendant uncertainty that will cause the Company irreparable harm.

FACTUAL ALLEGATIONS

A.           Limbach Fixes the Record Date for the Annual Meeting in Good Faith

8.            Limbach’s 2022 annual meeting of stockholders was held on June 22, 2022. Limbach inadvertently fixed the record date for the Annual Meeting as April 22, 2022, causing the Annual Meeting to occur 61 days after the record date.

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9.            The record date was believed in good faith by the Company to be in compliance with 8 Del C. § 213 and permissible under the Company’s Bylaws.

10.          Section 213(a) provides, in relevant part:

(a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.

(emphasis added).

11.          Section 2.13 of the Company’s Bylaws2 provides:

FIXING THE RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of the stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of the stockholders entitled to notice of or to vote at the adjourned meeting.

2 The Company’s Amended and Restated Bylaws, adopted August 26, 2021, are attached as Exhibit B and can be accessed at: https://www.sec.gov/Archives/edgar/data/1606163/000162828021017955/exhibit3 1-amendedandrestat.htm.

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(emphasis added).

12.          The Company did not receive any challenge to the record date, and had not determined that there was the existence of any procedural defect until July 5, 2023, when it became aware of a filed copy of the Verified Stockholder Class Action and Derivative Complaint in Patrick Ayers v. Michael F. McNally, et. al., Court of Chancery No. 2023-0667-SG (“Chancery Action”). According to the Court’s electronic docket, the complaint initiating the Chancery Action was filed on June 29, 2023.

13.          The complaint in the Chancery Action alleges that the Annual Meeting was held in contravention of 8 Del C. § 213 and Section 2.13 of the Company’s Bylaws, and, inter alia, that as a consequence, the shares of Common Stock issued pursuant to the Incentive Plan, which was approved by the requisite number of stockholders, were invalid shares.

14.          The complaint in the Chancery Action makes assertions that are factually inaccurate in several ways.

15.          First, at all times since the Annual Meeting through the date of this Petition (the “Relevant Period”), the Company has had sufficient shares of Common Stock reserved under the Incentive Plan and available to grant awards under the Incentive Plan to the Company’s employees, executives and Board without utilizing any of the 350,000 shares of Common Stock acted upon at the Annual Meeting (i.e.,

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the share reserves in the Incentive Plan that existed prior to and without including the 350,000 share increase at the Annual Meeting are greater than the number of awards granted during the Relevant Period).3

16.          Second, during the Relevant Period, the only newly granted awards made by the Company under the Incentive Plan were (i) restricted stock units (“RSUs”) (awards that are denominated in reference to the Common Stock but which do not result by the awards’ terms in any Common Stock being issued by the Company, if any, until the vesting of such units, which has not occurred4 and (ii) performance-based restricted stock units (“PSUs”) (awards that are also denominated in reference to Common Stock, but which do not result by the awards’ terms in any Common Stock being issued by the Company, if any, until the vesting of such units as determined by a three-year performance period, and as such the

3 The Company’s calculation is made in accordance with U.S. GAAP and is consistent with the information reported in the Company’s public financial statements and is how the Company count shares for the purposes of reserves under the Incentive Plan.

4 The earliest any shares of Common Stock could vest under the grants made in the Relevant Period is January 1, 2024, with the exception of the 1,151 shares of Common Stock issued to the Company’s former Chief Executive Officer on or about June 22, 2023 as a result of the Employment Transition Agreement entered into as of January 17, 2023 between the Company, a subsidiary of the Company and the former Chief Executive Officer. At all times during the Relevant Period the Company had sufficient share reserves under the Incentive Plan for the issuance of those 1,151 shares.

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earliest any Common Stock could be issued related to any PSU granted during the Relevant Period would be no earlier than 2026.

17.          Third, as demonstrated in the Company’s Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 8, 2023 (the “2022 Form 10-K),5 in every case of the RSUs and PSUs granted during the Relevant Period to the Company’s employees, executives and members of the Board, all of those awards may be settled in cash and not in actual shares of Common Stock.6 As such, for the

5 The 2022 Form 10-K is attached as Exhibit C and can be accessed at: https://www.limbachinc.com/investor-relations/all-sec-filings/annual-reports.

6 The Limbach Holdings, Inc. Omnibus Incentive Plan Form of Time-Based and Performance Based Restricted Stock Unit Award Agreement (for executives) provides in Section 4: “[o]nce a Unit vests, the Participant will be entitled to receive a Share in its place or, in the Committee’s discretion, an equivalent amount in cash (or partly in cash and partly in Shares). Delivery of the Shares or cash, as applicable, will be made as soon as administratively feasible following the vesting of the associated Unit, and in no event later than the seventy fifth (75th) day following the applicable Time Vesting Date or Performance Vesting Date. Any Shares paid will be credited to an account established for the benefit of the Participant with the Company’s administrative agent. The Participant will have full legal and beneficial ownership of the Shares at that time.” (emphasis added). See Exhibit 10.15 to the 2022 Form 10-K, attached as Exhibit “D”. The Limbach Holdings, Inc. Omnibus Incentive Plan Form of Restricted Stock Unit Award Agreement (for non-executives) further provides in Section 4: “[o]nce a Unit vests, the Participant will be entitled to receive a Share in its place or, in the Committee’s discretion, an equivalent amount in cash (or partly in cash and partly in Shares). Delivery of the Shares or cash, as applicable, will be made as soon as administratively feasible following the vesting of the associated Unit, and in no event later than the sixtieth (60th) day following the applicable Vesting Date. Any Shares paid will be credited to an account established for the benefit of the Participant with the Company’s administrative agent. The Participant will have full legal and beneficial ownership of the Shares at that time.” (emphasis added). See Exhibit 10.16 to the 2022 Form 10-K, attached as Exhibit “E”. Finally, the Limbach Holdings, Inc. Omnibus

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purposes of the Incentive Plan the Company has not yet “used” the share reserves included for action at the Annual Meeting, no actual shares of Common Stock have been issued by the Company from awards granted during the Relevant Period, and the Company could elect to settle such awards in cash and not in Common Stock.

B.	Both the Independent Directors and then the Company’s Full Board of Directors Examined these Remedial Steps and Both Unanimously Instructed the Company to Pursue this Petition

18.          As a result of learning of the complaint filed in the Chancery Action, and investigating the matter in a diligent and expeditious manner, the Company determined it was in the best interest of the Company and its stockholders to pursue this Petition.

19.          On July 11, 2023, the Company’s Board of Directors met to review and consider certain matters related to the Annual Meeting and matters alleged and set forth in the complaint filed in the Chancery Action. At that meeting, the Board also preliminarily reviewed potential remedial actions related to the record date

Incentive Plan Form of Restricted Stock Unit Award Agreement (Form of Annual Time-Vesting RSU Award for Non-Employee Directors) provides in Section 4: “[o]nce a Unit vests, the Participant will be entitled to receive a Share in its place or, in the Committee’s discretion, an equivalent amount in cash (or partly in cash and partly in Shares). Delivery of the Shares or cash, as applicable, will be made as soon as administratively feasible following the vesting of the associated Unit, and in no event later than the sixtieth (60th) day following the applicable Vesting Date. Any Shares paid will be credited to an account established for the benefit of the Participant with the Company’s administrative agent. The Participant will have full legal and beneficial ownership of the Shares at that time.” (emphasis added). See Exhibit 10.17 to the 2022 Form 10-K, attached as Exhibit “F”.

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inconsistency for the Annual Meeting and matters concerning the Stockholder Actions. In connection with that Board meeting, the Company’s management and counsel were authorized and directed to review and investigate the various factual matters related to the Annual Meeting and the Stockholder Actions and to further advise on potential remedial actions for the Company.

20.          On July 26, 2023, the Company’s Board of Directors met again to review the current situation and to discuss, consider and review potential remedial actions presented at the meeting. The Board reviewed these matters, discussed and deliberated potential actions and ultimately concluded to consider the filing of the Petition. By a unanimous vote of all of the directors (with the Class C Directors and McCann recusing themselves) and then by the full Board of Directors, the Board authorized the filing of the Petition and certain other actions related thereto.

21.          On July 31, 2023, counsel for Limbach sent counsel for the plaintiff in the Chancery Action an advance copy of this Petition and provided notice that it would be filing this Petition.

C.	The Record Date Selected for the 2022 Annual Meeting was Not in Strict Compliance with 8 Del C. § 213 and the Company’s Bylaws but No Stockholder Lost Franchise by that Selection

22.          Limbach does not dispute that the record date for the Annual Meeting was one (1) day earlier than that which is permissible under 8 Del C. § 213 and the Company’s Bylaws.

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23.          Given that the date fixed for the record date was a Friday (April 22, 2022), the Company could have chosen the next day, Saturday (April 23, 2022) or the following day, Sunday (April 24, 2022), and there would have been no change in the record holders of such shareholdings given that both those days are weekends and no change in the record holdings would have been recorded on those dates.

24.          At the Annual Meeting, the Stockholder Actions were considered, voted on and, but for the technical defect related to the fixing of the record date, were approved by overwhelming margins by the requisite required votes of the Company’s stockholders.

[space intentionally left blank for table on next page]

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D.	The Votes taken at the Annual Meeting were Approved by Margins Well in Excess of the Requirements of the Meeting

25.          The below table sets forth the summary results of the Stockholder Actions:

Matter Voted On		Percentage of Votes Cast In Favor (based on votes cast)	Required Vote*
Election of Directors	Gordon G. Pratt	67.64%	Plurality
	Laurel J. Krzeminski	67.71%	Plurality
Approval of an Amendment to the Amended and Restated Equity Incentive Plan		85.96%	Majority Of Votes Cast
A non-binding advisory vote on the compensation of the Company’s named executive officers		80.05%	No requirement non-binding and advisory
Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022		99.39%	Majority Of Votes Cast

*Based on votes cast for each matter.

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E.            The Court Should Validate the Annual Meeting and 2022 Stockholder Actions

26.            Under Section 205(a)(3), this Court may “[d]etermine the validity and effectiveness of any defective corporate act not ratified … pursuant to § 204” and under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3), (4).

27.            Section 205(d) sets out five factors that the Court “may consider” when determining whether to validate a corporate act:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

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28.          Each factor here weighs in favor of validating the Annual Meeting and Stockholder Actions.

1.	Limbach Has Demonstrated a Good Faith Belief in the Validity of the Annual Meeting and Stockholder Actions

29.          Limbach has demonstrated its good faith belief that the record date fixed for the Annual Meeting was permissible under the Company’s Bylaws and in compliance with 8 Del C. § 213, and that the Stockholder Actions were valid corporate acts. The Stockholder Actions were considered, voted on and were approved by overwhelming margins by the requisite required votes of the Company’s stockholders. As a result, the Company disclosed the Stockholder Actions to investors in public filings, including its 2022 Form 8-K.

2.	Limbach, Its Stockholders, and Third-Parties Have Treated the Annual Meeting and Stockholder Actions as Valid Acts

30.          Limbach, its stockholders, and third-parties have consistently treated the Stockholder Actions as valid and “acted in reliance” on the belief that the actions taken at the Annual Meeting were valid. 8 Del. C. § 205(d)(2). For example, during the Relevant Period, the Company’s Board—comprised of members that were elected at the Annual Meeting—has exercised Board oversight over the Company’s affairs. The Company’s Board has taken several actions, including, but not limited to, the authorization of SEC filings (including those occurring after the Annual Meeting), the execution of certain SEC filings by the Board, the authorization and

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approval of a sale and lease back arrangement for certain Company facilities, the authorization and approval for certain debt financing matters (including those related to the Company’s senior debt financings), the authorization and amendment of certain of the Company’s governance documents, and the authorization and approval of a succession and transition plan for the Company’s senior management.

31.            As a publicly traded company, investors and third-parties have treated these acts as valid. The Company also disclosed the Stockholder Actions in public filings, including but not limited to its 2022 Form 8-K and the filing of the Company’s Form S-8 with the SEC on March 8, 2023 covering the 350,000 share increase acted on at the Annual Meeting.7

3.	No Person or Entity Would Be Harmed by Validating the Annual Meeting and Stockholder Actions

32.          No person or entity would be harmed by the validation of the Annual Meeting and Stockholder Actions because it would merely give effect to the Stockholder Actions as presented on the terms understood, expected, and accepted by all participants at the time. As described above, but for the technical defect related to the fixing of the record date, the Stockholder Actions were approved by overwhelming margins by the requisite required votes of the Company’s

7 A copy of the Company’s March 8, 2023 Form S-8 is attached as Exhibit G and can be accessed at: https://www.sec.gov/Archives/edgar/data/1606163/000162828023007013/forms-8march82023.htm.

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stockholders. The significant passage of time since the Stockholder Actions were taken and the absence of any doubt as to their validity until it was determined that the record date for the Annual Meeting was non-compliant by one day, strongly indicates that stockholders and market participants continue to rely on their validity.

33.          Further, given that the date fixed for the record date was a Friday (April 22, 2022), the Company could have chosen the next day, Saturday (April 23, 2022) or the following day, Sunday (April 24, 2022), and there would have been no change in the record holders of such shareholdings given that both those days are weekends and no change in the record holdings would have been recorded on those dates.

4.            Absent Validation, Limbach Could Face Significant Harm

34.          Without validating the Annual Meeting and Stockholder Actions, Limbach, its stockholders, and third-parties could face significant harm.

35.          First, the Company could face significant uncertainty concerning the composition of its Board and management, to include management decisions made following the Annual Meeting as the Stockholder Actions involved the election of two members to the Company’s Board, one of whom is the Chairman.

36.          Second, the technical non-compliance related to the record date creates questions as to the voting results at the Annual Meeting related to the non-binding advisory vote on the compensation of the Company’s named executive officers. Uncertainty over Board composition has the potential to cause technical non-

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compliance with the SEC’s voting requirements8 related to the amendment to the Incentive Plan and the non-binding advisory vote on the compensation of the Company’s named executive officers. As well as NASDAQ’s requirement that each issuer listing common stock shall hold an annual meeting of shareholders.9

37.            Third, although the Company has had sufficient shares of Common Stock reserved under the Incentive Plan and available to grant awards under the Incentive Plan, because the Stockholder Actions approved an amendment that increased the number of authorized shares of Common Stock, absent validation, there could be doubts concerning the validity of that share reserve under the Incentive Plan. Such questions could impact the Company’s ability to properly incentivize and attract and retain its employees, jeopardize employee relationships and impact the Company’s ability to compete in a highly competitive environment. The Company operates in a highly competitive environment as it relates both to its workforce and to competition in the industry.10 This uncertainty could have an

8 See Exchange Act Rule 14Ad-1.

9 See NASDAQ Listing Rule 5620(a).

10 As noted in the 2022 Form 10-K:

Our success depends upon the continuing contributions of certain key personnel, each of whom would be difficult to replace. If we lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer. Our continuing success depends on the performance of our management team. We rely on the experience, efforts and abilities of these individuals, each of whom would be difficult to replace … If we lose members of our management

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impact on the Company’s ability to manage those competitive pressures and as a result negatively impact the Company’s stockholders. This uncertainty could also impact the Company’s ability to issue public disclosures.

38.          Further, absent validation, the Company would be caused to expend resources and additional capital to validate an action that was overwhelmingly approved by a vote of its stockholders. The Company believes the expenditure of those resources and/or capital would not benefit, nor is in the best interest of, the Company’s stockholders.

team, our business, financial position, results of operations, cash flows, and customer base, as well as the market price of our common stock, could be adversely affected … If we are unable to attract and retain qualified managers, employees, joint venture partners, subcontractors and suppliers, we will be unable to operate efficiently, which could reduce our profitability.

(Ex. C at 21). Further:

Intense competition in our industry could reduce our market share and profit. The markets we serve are highly fragmented and competitive. The non-residential contracting industry is characterized by numerous companies, many of which are small and whose activities are often geographically concentrated. We compete on the basis of our technical expertise and experience, financial and operational resources, industry reputation and dependability.

(Id. at 15-16).

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5.            Other Factors Weigh in Favor of Validation

39.          Validation is just and equitable because (i) it preserves the benefit of the bargain; and (ii) the alternatives are not viable. Given the overwhelming margins of stockholder support, the Court’s validation of the Annual Meeting does not change any of the outcomes. And, “self-help” ratification by the Company’s stockholders under Section 204 is not practicable. The Annual Meeting was held over a year ago and three of the four items that were voted on by stockholders—the election of directors, the non-binding advisory vote on executive compensation, and the ratification of the appointment of the Company’s independent registered public accounting firm—were specific to, and required business for fiscal year 2022 under the Company’s Charter and Bylaws. As discussed above, the Company’s Board has also taken several actions during the Relevant Period that stockholders and third-parties have relied upon.

40.          Further, Limbach is a publicly traded company and its shares have traded in the open market since the record date. To otherwise remedy the 2022 Annual Meeting with a vote of stockholders who held shares as of any other record date than the one that was fixed would not remedy the matter, as time has passed and shares in the Company have been transferred and traded in the open market since the record date. Accordingly, relief under Section 205 is the most timely and efficient, and perhaps only recourse available to place the Company and its stockholders and

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other investors in the position in which they believed themselves to be following the Annual Meeting.

COUNT ONE

(Validation of the Annual Meeting Under 8 Del. C. § 205)

41.          Limbach repeats and reiterates the allegations above as if set forth fully herein.

42.          Limbach is authorized to bring this Petition under 8 Del. C. § 205(a).

43.          The Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock” and “[d]eclare that a defective corporate act validated by the Court shall be effective as of the time of the defective corporate act.” 8 Del. C. § 205(a)(4), (b)(8). A “defective corporate act” includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation but is void or voidable due to a failure of authorization. 8 Del. C. § 204(h)(1). A “failure of authorization” includes, among other things, the failure to authorize or effect an act or transaction in compliance with “(A) the provisions of [the DGCL], [or] (B) the certificate of incorporation or bylaws of the corporation … if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

44.          The Company acted in good faith in effectuating, noticing, disclosing and holding the Annual Meeting on June 22, 2022. The Company believed that it was following the process prescribed by Delaware law. Ever since, Limbach has

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treated as valid the Annual Meeting and the Stockholder Actions taken at the meeting.

45.          The Company, its stockholders, directors, and employees, as well as the Company’s commercial partners, have relied on the effectiveness of the Annual Meeting and have treated all acts in reliance on the Annual Meeting as valid.

46.          The Company has no reason to believe that any person would be harmed by the validation of the Annual Meeting.

47.          The results of the Annual Meeting were all disclosed publicly, and actions have been taken in reliance thereon.

48.          Limbach lacks a practicable ability to ratify the Annual Meeting under Section 204 due to its inability to obtain a reliable stockholder vote on ratification.

49.          Limbach lacks an adequate remedy at law.

50.          The Company, its stockholders, and its future commercial prospects may be irreparably harmed absent relief from this Court.

COUNT TWO

(Validation of Each of the Votes and Actions Taken at the

Annual Meeting Under 8 Del. C. § 205)

51.          Limbach repeats and reiterates the allegations above as if set forth herein.

52.          Limbach is authorized to bring this Petition under 8 Del. C. § 205(a).

53.          The Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock” and “[d]eclare that a

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defective corporate act validated by the Court shall be effective as of the time of the defective corporate act.” 8 Del. C. § 205(a)(4), (b)(8). A “defective corporate act” includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation but is void or voidable due to a failure of authorization. 8 Del. C. § 204(h)(1). A “failure of authorization” includes, among other things, the failure to authorize or effect an act or transaction in compliance with “(A) the provisions of [the DGCL], [or] (B) the certificate of incorporation or bylaws of the corporation … if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

54.          The Company acted in good faith in effectuating, noticing, disclosing and holding the Annual Meeting on June 22, 2022, as well as with respect to the votes taken at the meeting. The Company believed that it was following the process prescribed by Delaware law. Ever since, Limbach has treated as valid the Annual Meeting and the Stockholder Actions taken at the meeting.

55.          The Company, its stockholders, directors, and employees, as well as the Company’s commercial partners, have relied on the effectiveness of the Stockholder Actions and have treated all acts in reliance on the Stockholder Actions as valid.

56.          The Company has no reason to believe that any person would be harmed by the validation of the Stockholder Actions.

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57.          The Stockholder Actions were all disclosed publicly, and actions have been taken in reliance thereon.

58.          Limbach lacks a practicable ability to ratify the Stockholder Actions taken at the Annual Meeting under Section 204 due to its inability to obtain a reliable stockholder vote on ratification.

59.          Limbach lacks an adequate remedy at law.

60.          The Company, its stockholders, and its future commercial prospects may be irreparably harmed absent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, Limbach respectfully requests that this Court enter an order as follows:

A.           Validating and declaring effective the April 22, 2022 record date for the Company’s 2022 annual meeting, held on June 22, 2022;

B.           Validating and declaring effective the Company’s June 22, 2022 annual meeting;

C.           Validating and declaring effective the actions taken by the Company’s stockholders in connection with the Company’s June 22, 2022 annual meeting, retroactive to the date of the annual meeting, to wit: (i) the election of Gordon G. Pratt and Laurel J. Krzeminski as Class C members of the Company’s Board, each to serve for a three-year term; (ii) the approval of an amendment to the Limbach

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Holdings, Inc. Amended and Restated Omnibus Incentive Plan (including an increase in the number of authorized shares under the plan by 350,000 shares of Common Stock); (iii) a non-binding advisory vote on the compensation of the Company’s named executive officers; and (iv) the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

D.           Granting such other and further relief as this Court deems proper.

COZEN O’CONNOR

/s/ Kaan Ekiner
Kaan Ekiner (#5607)
1201 N. Market Street, Suite 1001
Wilmington, DE 19801
(302) 295-2046

Dated: August 2, 2023	Attorneys for Petitioner Limbach Holdings, Inc.

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EXHIBIT A

EFiled: Aug 02 2023 11:12AM EDT
Transaction ID 70535413
Case No. 2023-0785-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2022

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

797 Commonwealth Drive, Warrendale, Pennsylvania 15086

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	LMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 22, 2022, Limbach Holdings, Inc. (the “Company,” “our” or “we”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). According to the inspector of elections, the stockholders present in person or by proxy at the Annual Meeting represented 7,410,969 shares of common stock (entitled to one vote per share). At the Annual Meeting, the Company’s stockholders voted on the matters set forth below.

1.	Election of Directors

Our stockholders elected Gordon G. Pratt and Laurel J. Krzeminski as Class C directors to serve until the 2025 annual meeting of stockholders and until each of his successor has been duly elected and qualified. We set forth below the results of the stockholder vote for each director nominee:

Director	Votes For	Votes Withheld	Broker Non-Votes
Gordon G. Pratt	3,930,301	1,862,540	1,600,149
Laurel J. Krzeminski	3,934,388	1,858,592	1,600,149

2.	Approval of an Amendment to the Amended and Restated Omnibus Incentive Plan

Our stockholders approved the amendment to the Limbach Holdings, Inc. Amended and Restated Omnibus Incentive Plan. We set forth below the results of the stockholder vote on this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,967,971	811,432	31,417	1,600,149

3.	Approval of the Compensation of our Named Executive Officers via a Non-Binding, Advisory Vote

Our stockholders approved by non-binding, advisory vote on the compensation of the named executive officers of Limbach Holdings, Inc. We set forth below the results of the stockholder vote on this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,625,879	1,152,754	32,187	1,600,149

4.	Ratification of Appointment of Independent Registered Public Accounting Firm

Our stockholders ratified the appointment of Crowe LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. We set forth below the results of the stockholder vote on this proposal:

Votes For	Votes Against	Abstentions
7,325,115	44,736	41,118

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

By:	/s/ Jayme L. Brooks
Name: Jayme L. Brooks
Title: Chief Financial Officer

Dated: June 23, 2022

EXHIBIT B

EFiled: Aug 02 2023 11:12AM EDT
Transaction ID 70535413
Case No. 2023-0785-

AMENDED AND RESTATED BYLAWS

OF

LIMBACH HOLDINGS, INC.,

A DELAWARE CORPORATION

Adopted August 26, 2021

ARTICLE I

OFFICES

SECTION 1.1 REGISTERED OFFICE. The registered office of Limbach Holdings, Inc. (formerly 1347 Capital Corp.) (the “Corporation”) within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

SECTION 1.2 OTHER OFFICES. The Corporation may also have offices at such other places, within or outside the State of Delaware, as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.1. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these Bylaws shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.1. At each annual meeting, the stockholders shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

SECTION 2.2. SPECIAL MEETINGS. Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), special meetings of stockholders may be called at any time for any purpose or purposes only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.1.

SECTION 2.3. ADJOURNMENTS. Any meeting of the stockholders, annual or special, may be adjourned by the chair of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place, if any. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 8.6, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

SECTION 2.4. NOTICE OF MEETINGS. Notice of the place (if any), date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for the stockholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of the stockholders shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such a stockholder’s mailing address as it appears on the records of the Corporation and such notice shall be deemed to be given once deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to the stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (the “DGCL”). Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholders so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

SECTION 2.5. LIST OF STOCKHOLDERS. The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of the stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder at least ten (10) days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days before the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of

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the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list should also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and a list of stockholders or to vote in person or by proxy at any meeting of the stockholders.

SECTION 2.6. QUORUM. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, at each meeting of the stockholders, a majority in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power, by the affirmative vote of the majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 2.3 above, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

SECTION 2.7. CONDUCT OF MEETINGS. The chairman of each annual and special meeting of the stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Vice Chairman, or, in the absence (or inability or refusal to act) of the Vice Chairman, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the

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meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of the stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of the stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 2.8. VOTING. At any meeting of the stockholders, each stockholder having the right to vote may vote in person or by proxy. Except as otherwise provided by law or in the Certificate of Incorporation, each stockholder will be entitled to one vote for each share of stock entitled to vote standing in his, her or its name on the books of the Corporation. If authorized by the Board, the voting by the stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.2), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

SECTION 2.9. PROXIES. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority:

(a)            A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(b)            A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

(c)            Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a

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stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 2.10. REQUIRED VOTE. Subject to the rights of the holders of one or more series Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

SECTION 2.11. INSPECTORS OF ELECTION. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

SECTION 2.12. ADVANCE NOTICE FOR BUSINESS.

(a)            Annual Meetings of Stockholders. No business (other than nominations of individual(s) for election to the Board) may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.12(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice

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procedures set forth in this Section 2.12(a). Notwithstanding anything in this Section 2.12(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.3 will be considered for election at such meeting.

(i)	In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.12(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within (forty-five) 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.12(a).

(ii)	To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on

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whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii)	The foregoing notice requirements of this Section 2.12(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.12(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.12(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.12(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.12(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.12(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv)	In addition to the provisions of this Section 2.12(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.12(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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(b)           Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of the stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.3.

(c)           Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

SECTION 2.13. FIXING THE RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of the stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of the stockholders entitled to notice of or to vote at the adjourned meeting.

ARTICLE III

DIRECTORS

SECTION 3.1. FUNCTION. The Board will manage the business of the Corporation, and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

SECTION 3.2. NUMBER. The Board shall consist of not less than one (1) and not more than nine (9), as fixed from time to time by resolution of a majority of the entire Board. As used in these Bylaws, the term “entire Board” means the total number of directors which the Corporation would have if there were no vacancies.

SECTION 3.3. ADVANCE NOTICE FOR NOMINATION OF DIRECTORS.

(a)           Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of electing directors as set forth in the

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Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.3 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.3.

(b)           In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within forty-five (45) days before or after such anniversary date, notice by the stockholder, to be timely, must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.3.

(c)            Notwithstanding anything in paragraph (b) above to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.3 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d)            To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of stock of the Corporation, if any, that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, without regard to the application of the Exchange Act to either the nomination or the Corporation; and (ii) as to the stockholder giving the notice (A) the name and

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record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e)           If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.3 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.3, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.3, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f)            In addition to the provisions of this Section 3.3, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

SECTION 3.4 RESIGNATION. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified.

SECTION 3.5. COMPENSATION. The Board, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise, including for service on a committee of the Board. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

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ARTICLE IV

MEETINGS OF THE BOARD

SECTION 4.1. FIRST MEETING. The first meeting of each newly elected Board shall be held immediately following the annual meeting of stockholders. If the meeting is held at the place of the meeting of stockholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not held at that time and place, it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board.

SECTION 4.2. REGULAR MEETINGS. Regular meetings of the Board may be held upon such notice, or without notice, at such times and at such places as may be determined from time to time by the Board.

SECTION 4.3. SPECIAL MEETINGS. Special meetings of the Board may be held at such times and at such places as may be determined by the Chairman of the Board, or the Chief Executive Officer on at least 24 hours’ notice to each director given by one of the means specified in Section 4.6 hereof other than by mail or on at least three (3) days’ notice if given by mail. Special meetings shall be called by the Chairman of the Board or the Chief Executive Officer in like manner and on like notice on the written request of any two (2) or more directors.

SECTION 4.4. ACTION BY TELEPHONIC CONFERENCE. Board or Board committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by a director in such a meeting shall constitute presence in person at such meeting.

SECTION 4.5. ADJOURNED MEETINGS. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each director whether or not present at the time of adjournment, if such notice shall be given by one of the means specified in Section 4.6 hereof other than by mail, or at least three (3) days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

SECTION 4.6. NOTICE OF MEETINGS. Subject to Section 4.3, Section 4.5, and Section 4.7, whenever notice of a meeting of the Board is required by applicable law, the Certificate of Incorporation or these Bylaws, such notice shall be deemed given effectively if given (a) in person or by telephone, (b) by mail addressed to such director at such director’s address as it appears on the records of the Corporation, or (c) by facsimile, email or by other means of electronic transmission. The notice shall state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation, or other provisions of these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of the meeting.

SECTION 4.7. WAIVER OF NOTICE. Whenever notice to directors is required by the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall

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constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice.

SECTION 4.8. ORGANIZATION. At each regular or special meeting of the Board, the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present shall preside. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the person presiding over the meeting may appoint any person to act as secretary of the meeting.

SECTION 4.9. QUORUM. Except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws, the presence of a majority of the total number of directors on the Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting, the meeting may be adjourned pursuant to Section 4.5. To the extent permitted by law, the Certificate of Incorporation or these Bylaws, a director participating in a meeting by telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him during his participation shall be deemed taken at the meeting.

SECTION 4.10. ACTION BY MAJORITY VOTE. Except as otherwise required by applicable laws or provided by the Certificate of Incorporation or these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.

SECTION 4.11. WRITTEN CONSENTS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 4.12. CHAIRMAN OF THE BOARD. The Board shall annually elect one of its members to be its chair (the “Chairman of the Board”) and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board shall determine. Except as provided in these Bylaws, the Chairman of the Board shall preside at all meetings of the Board . In the absence (or inability or refusal to act) of the Chairman of the Board, the Vice

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Chairman of the Board shall preside when present at all meetings of the the Board, or, in the absence (or inability or refusal to act) of the Vice Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The positions of Chairman of the Board and Chief Executive Officer may be held by the same person.

ARTICLE V

COMMITTEES

SECTION 5.1. EXECUTIVE COMMITTEE. The Board may designate from among its members an Executive Committee and other committees, each consisting of one or more directors, and may also designate one or more of its members to serve as alternates on these committees. To the extent permitted by law, the Executive Committee will have all the authority of the Board, except as the Board otherwise provides, and, to the extent permitted by law, the other committees will have such authority as the Board grants them. The Board will have power at any time to change the membership of any committees, to fill vacancies in their membership and to dissolve any committees. All resolutions establishing or dissolving committees, designating or changing members of committees, or granting or limiting the authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board.

SECTION 5.2. PROCEDURES. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to these Bylaws.

SECTION 5.3. WRITTEN CONSENTS. Any action of a committee may be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

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ARTICLE VI

OFFICERS

SECTION 6.1. DESIGNATIONS. The officers of the Corporation may include a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Secretary, a Treasurer, and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. In addition, the Board may also elect a Chairman of the Board and a Vice Chairman of the Board. No officer except the Chairman of the Board and the Vice Chairman of the Board need be a director of the Corporation. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including, without limitation, one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

(a)           Chief Executive Officer. The Chief Executive Officer, subject to the provisions of these Bylaws and the control of the Board, shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control over the business and its officers. The Chief Executive Officer shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent that any such powers and duties have been prescribed to the Chairman of the Board. The positions of Chief Executive Officer and President may be held by the same person.

(b)           President. The President shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time as may be assigned or delegated to the President by the Board or the Chief Executive Officer or that are incident to the office of President. The positions of President and Chief Executive Officer may be held by the same person.

(c)           Vice Presidents. Each Vice President shall have such powers and perform such duties as from time to time may be assigned or delegated to such Vice President by the Board, the Chief Executive Officer, the President or that are incident to the office of Vice President.

(d)           Secretary. The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation,

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and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(e)            Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(f)            Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(g)           Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

(h)           Other Officers. The officers of the Corporation, other than the Chairman of the Board and the Chief Executive Officer, shall have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board, the Chairman of the Board and the Chief Executive Officer, as customarily pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board.

SECTION 6.2. TERM, REMOVAL AND RESIGNATION. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board may be removed by the Board at any time, either with or without cause, by the vote of a majority of the entire Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any officer may resign at any time by giving notice to the Board or the Chief Executive Officer in writing or by electronic transmission. Such resignation will take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation will not be necessary to be effective. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

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SECTION 6.3. COMPENSATION. The compensation of officers shall be fixed by the Board or by the compensation committee, if any, of the Board.

SECTION 6.4. FIDELITY BONDING. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

ARTICLE VII

CERTIFICATES FOR SHARES

SECTION 7.1. CERTIFICATES. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were still such officer, transfer agent or registrar on the date of issue.

SECTION 7.2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, stolen or destroyed. When doing so, the Board may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient (including an affidavit of the owner), and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate. If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

SECTION 7.3. SURRENDER, TRANSFER AND CANCELLATION. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon surrender to the Corporation or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

SECTION 7.4. REGISTERED STOCKHOLDERS. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock

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ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person), upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

SECTION 7.5. EFFECT OF THE CORPORATION’S RESTRICTION ON TRANSFER. A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (a) the shares are certificated and such restriction is noted conspicuously on the certificate; or (b) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.1. SUITS BY THIRD PARTIES. The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

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SECTION 8.2. DERIVATIVE SUITS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

SECTION 8.3. INDEMNIFICATION AS OF RIGHT. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.1 and Section 8.2, or in defense of any claim, issue or matter therein, the person (the “Indemnitee”) shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

SECTION 8.4. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification under Section 8.1 and Section 8.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 8.1 and Section 8.2. Such determination will be made (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (c) by the stockholders.

SECTION 8.5. ADVANCE OF FUNDS. Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

SECTION 8.6. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 8.1 and Section 8.2 is not paid in full by the Corporation within sixty (60) days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the director or officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an

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undertaking, the director or officer shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the director or officer to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the director or officer has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the director or officer has not met such applicable standard of conduct, shall create a presumption that the director or officer has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

SECTION 8.7. NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

SECTION 8.8. SUCCESSORS AND ASSIGNS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 8.9. INSURANCE PREMIUMS. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VIII.

SECTION 8.10. REFERENCES TO “CORPORATION.” References in this Article VIII to “the Corporation” will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify

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its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

SECTION 8.11. REFERENCES TO CERTAIN TERMS. For purposes of this Article VIII, references to “other enterprises” will include employee benefit plans; references to “fines” will include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” will include any service as a director or officer of a subsidiary of the Corporation and any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

SECTION 8.12. APPLICATION OF ARTICLE. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 8.13 INDEMNIFICATION OF OTHER PERSONS. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

SECTION 8.14. AMENDMENTS. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided, however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 65% of the voting power of all outstanding shares of capital stock of the Corporation.

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SECTION 8.15. CONTRACT RIGHTS. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

SECTION 8.16. SEVERABILITY. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1. MEETING ATTENDANCE VIA REMOTE COMMUNICATION EQUIPMENT. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: participate in a meeting of stockholders; and be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

SECTION 9.2. ELECTRONIC TRANSMISSION. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process, including but not limited to facsimile and email.

SECTION 9.3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board.

SECTION 9.4. SEAL. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

SECTION 9.5. BOOKS AND RECORDS. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

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SECTION 9.6. SURETY BONDS. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, the Chief Executive Officer, the President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, the Chief Executive Officer, the President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

SECTION 9.7. SECURITIES OF OTHER CORPORATIONS. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

SECTION 9.8. AMENDMENTS. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting (except as otherwise provided in Section 8.14) power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

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Exhibit C

EFiled: Aug 02 2023 11:12AM EDT
Transaction ID 70535413
Case No. 2023-0785-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

☒    ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2021

OR

☐    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 001-36541

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-5399422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1251 Waterfront Place, Suite 201 Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code): 412-359-2100

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LMB	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐  No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐  No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically, every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicated by check mark whether the registrant has filed a report on and attestation to its management's assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐   No ☒

The aggregate market value of the common stock held by non-affiliates of the registrant, computed as of June 30, 2021 (the last business day of the registrant’s most recently completed second fiscal quarter), was approximately $80.6 million.

As of March 15, 2022, the number of shares outstanding of the registrant’s common stock was 10,423,068.

Documents Incorporated by Reference: Portions of the registrant’s definitive proxy statement relating to the registrant’s 2022 Annual Meeting of Stockholders to be filed hereafter are incorporated by reference into Part III of this Annual Report on Form 10-K.

LIMBACH HOLDINGS, INC.

FORM 10-K

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K, including all documents incorporated by reference, contains forward-looking statements regarding Limbach Holdings, Inc. (the “Company,” “Limbach” “we” or “our”) and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,”, “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases or expressions or the negative of any of these terms. Any statements in this Form 10-K that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future.

These forward-looking statements are based on information available as of the date of this Annual Report on Form 10-K and the Company management’s' current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the Company's views as of any subsequent date. The Company does not undertake any obligations to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company's results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ are set forth under the heading “Risk Factor Summary” below and those described under Part I, Item 1A “Risk Factors” of the Annual Report on Form 10-K.

RISK FACTOR SUMMARY

The Company's business involves significant risks and uncertainties that make an investment in it speculative and risky. The following is a summary list of the principal risk factors that could materially adversely affect the Company's business, financial condition, liquidity and results of operations. These are not the only risks and uncertainties the Company faces, and you should carefully review and consider the full discussion of the Company's risk factors in the section titled “Risk Factors”, together with the other information in this Annual Report on Form 10-K.

Risks Related to Our Business and Industry

•	Intense competition in our industry could reduce our market share and profit.

•	If we do not effectively manage the size and cost of our operations, our existing infrastructure may become either strained or overly-burdened, and we may be unable to increase revenue growth.

•	Our dependence on a limited number of customers could adversely affect our business and results of operations.

•	Our contract backlog is subject to unexpected adjustments and cancellations and could be an uncertain indicator of our future earnings.

•	Because we bear the risk of cost overruns in most of our contracts, we may experience reduced profits or, in some cases, losses if costs increase above estimates.

•	Timing of the award and performance of new contracts could have an adverse effect on our operating results and cash flow.

•	We may incur significant costs in performing our work in excess of the original project scope and contract amount without having an approved change order.

•	Our failure to adequately recover on claims brought by us against contractors, project owners or other project participants for additional contract costs could have a negative impact on our results of operations and financial condition, liquidity and on our credit facilities.

•	We place significant decision making powers with our subsidiaries' management, which presents certain risks that may cause the operating results of individual branches to vary.

•	Acquisitions, divestitures, and other strategic transactions could fail to achieve financial or strategic objectives, disrupt our ongoing business, and adversely impact our results of operations.

•	In connection with acquisitions or divestitures, we may become subject to unanticipated or unknown liabilities.

•	Our future acquisitions may not be successful.

•	Design/Build and Design/Assist contracts subject us to the risks of design errors and omissions.

•	If we experience delays and/or defaults in customer payments, we could be unable to recover all expenditures.

•	Unsatisfactory safety performance may subject us to penalties, affect customer relationships, result in higher operating costs, negatively impact employee morale and result in higher employee turnover.

•	Our inability to properly utilize our workforce could have a negative impact on our profitability.

•	Our business has union and open shop operations, subjecting the business to risk for labor disputes.

•	Strikes or work stoppages could have a negative impact on our operations and results.

•	Our success depends upon the continuing contributions of certain key personnel, each of whom would be difficult to replace. If we lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

•	If we are unable to attract and retain qualified managers, employees, joint venture partners, subcontractors and suppliers, we will be unable to operate efficiently, which could reduce our profitability.

•	Misconduct by our employees, subcontractors or partners, or our overall failure to comply with laws or regulations could harm our reputation, damage our relationships with customers, reduce our revenue and profits, and subject us to criminal and civil enforcement actions.
•	Our dependence on subcontracts and suppliers of equipment and materials could increase our costs and impair our ability to complete contracts on a timely basis or at all, which would adversely affect our profits and cash flow.
•	Price increases in materials could affect our profitability.
•	Changes in energy prices may increase our costs, and we may not be able to pass along increased energy costs to our customers.
•	We may be unable to identify and contract with qualified Disadvantaged Business Enterprise (“DBE”) contractors to perform as subcontractors.
•	Our participation in construction joint ventures exposes us to liability and/or harm to our reputation for failures of our partners.
•	A significant portion of our business depends on our ability to provide surety bonds. Any difficulties in the financial and surety markets may cause a material adverse effect on our bonding capacity and availability.
•	Our insurance policies against many potential liabilities require high deductibles. Additionally, difficulties in the insurance markets may adversely affect our ability to obtain necessary insurance.
•	Our use of the cost-to-cost method of accounting could result in a reduction or reversal of previously recorded revenue or profits.
•	Earnings for future periods may be impacted by impairment charges for goodwill and intangible assets.
•	Contractual warranty obligations could adversely affect our profits and cash flow.
•	Recent and potential changes in U.S. trade policies and retaliatory responses from other countries may significantly increase the costs or limit supplies of raw materials and products used in our operations.
•	Rising inflation and/or interest rates, or deterioration of the United States economy and conflicts around the world could have a material adverse effect on our business, financial condition and results of operations.
•	Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.
•	Failure to remain in compliance with covenants under our debt and credit agreements or service our indebtedness could adversely impact our business.
•	We may not be able to generate sufficient cash flow to meet all of our existing or potential future debt service obligations.
•	Our obligation to contribute to multiemployer pension plans could give rise to significant expenses and liabilities in the future.
•	Our business may be affected by the work environment.
•	A pandemic, epidemic or outbreak of an infectious disease in the markets in which we operate or that otherwise impacts our facilities or suppliers could adversely impact our business.
•	COVID-19 vaccination mandates applicable to us and certain of our employees may result in our inability to pursue certain work, an increase in attrition rates or absenteeism within our labor force, challenges securing future labor needs, inefficiencies connected to employee turnover, and costs associated with implementation and on-going compliance, which could have an adverse impact on our business and results of operations.
•	Future climate change could adversely affect us.
•	We are susceptible to adverse weather conditions, which may harm our business and financial results.
•	Information technology system failures, network disruptions or cyber security breaches could adversely affect our business.

•	We have subsidiary operations throughout the United States and are exposed to multiple state and local regulations, as well as federal laws and requirements applicable to government contractors. Changes in laws, regulations or requirements, or a material failure of any of our subsidiaries or us to comply with any of them, could increase our costs and have other negative impacts on our business.

•	As Federal Government Contractors under applicable federal regulations, our subsidiaries are subject to a number of rules and regulations, and our contracts with government entities are subject to audit. Violations of the applicable rules and regulations could result in a subsidiary being barred from future government contracts.

•	Past and future environmental, safety and health regulations could impose significant additional costs on us that reduce our profits.

•	Our failure to comply with immigration laws and labor regulations could affect our business.

Part I

Item 1.    Business

Limbach Holdings, Inc. (the “Company,” “we,” “us” or “our”), a Delaware corporation headquartered in Pittsburgh, Pennsylvania, was formed on July 20, 2016 as a result of a business combination with Limbach Holdings LLC (“LHLLC”). The Company is an integrated building systems solutions firm whose expertise is in the design, modular prefabrication, installation, management and maintenance of heating, ventilation, air-conditioning (“HVAC”), mechanical, electrical, plumbing and controls systems. The Company provides comprehensive facility services consisting of mechanical construction, full HVAC service and maintenance, energy audits and retrofits, engineering and design build services, constructability evaluation, equipment and materials selection, offsite/prefabrication construction, and the complete range of sustainable building solutions. The Company operates primarily in the Northeast, Mid-Atlantic, Southeast, Midwest, and Southwestern regions of the United States.

As of December 31, 2021, the Company’s wholly-owned subsidiaries included Limbach Company LLC, which operates in New England, Eastern Pennsylvania, Western Pennsylvania, New Jersey, Ohio, Michigan and the Mid-Atlantic region; Limbach Company LP, which operates in the Southern California region; Harper Limbach, a Florida-based subsidiary and Jake Marshall, LLC and Coating Solutions, LLC, both of which are Tennessee-based subsidiaries. Each of our operations provide design, construction and maintenance services in some or all of the HVAC, plumbing and electrical fields.

The Jake Marshall Transaction. On December 2, 2021 (the “Effective Date”), the Company, and Limbach Facility Services LLC (“LFS”), a Delaware limited liability company and wholly-owned subsidiary of the Company, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Jake Marshall, LLC (“JMLLC”), Coating Solutions, LLC, a Tennessee limited liability company (“CSLLC” and together with JMLLC, the “Acquired Companies” and each an “Acquired Company”) and the owners of the Acquired Companies (collectively, the “Sellers”), pursuant to which LFS purchased all of the outstanding membership interests in the Acquired Companies from the Sellers (the transactions contemplated by the Purchase Agreement collectively being the “Jake Marshall Transaction”). The Jake Marshall Transaction closed on the Effective Date. As a result of the Jake Marshall Transaction, each of the Acquired Companies became wholly-owned indirect subsidiaries of the Company.

The consideration paid by the Company for the Jake Marshall Transaction was $21.3 million (the “Closing Purchase Price”), consisting of cash paid to the Sellers, net of adjustments for working capital. The Sellers were permitted to retain the cash in the Acquired Companies at closing subject to certain adjustments for working capital, which was ultimately reflected in the total purchase price set forth in the Purchase Agreement. In addition, the Sellers may receive up to an aggregate of $6.0 million in cash, consisting of two tranches of $3.0 million, as more fully set forth in the Purchase Agreement, if the gross profit of the Acquired Companies equals or exceeds $10.0 million in (i) the approximately 13 month period from closing through December 31, 2022 (the “2022 Earnout Period”) or (ii) Fiscal Year 2023 (the “2023 Earnout Period”), respectively (collectively, the “Earnout Payments”). To the extent, however, that the gross profit of the Acquired Companies is less than $10.0 million, but exceeds $8.0 million, during either the 2022 Earnout Period or 2023 Earnout Period, the $3.0 million amount will be prorated for such period.

See Note 3 – Acquisitions in the accompanying notes to the Company’s consolidated financial statements for further information on the Jake Marshall Transaction.

Segments

The Company operates in two segments, which were renamed as of January 1, 2021 to reflect the Company's two distinct approaches to its customer base and to better align with its owner direct strategy. The previously named Construction segment is now known as General Contractor Relationships (“GCR”); the previously named Service segment is now known as Owner Direct Relationships (“ODR”). The Company's operating segments are based on the relationship with its customers, (i) GCR, in which the Company generally manages new construction or renovation projects that involve primarily HVAC, plumbing, or electrical services awarded to the Company by general contractors or construction managers, and (ii) ODR, in which the Company provides maintenance or service primarily on HVAC, plumbing or electrical systems, building controls and specialty contracting projects direct to, or assigned by, building owners or property managers. This work is primarily performed under fixed price, modified fixed price, and time and material contracts over periods of typically less than two years.

GCR Segment

The Company’s GCR revenue decreased by 20.6% to $350.0 million for the year ended December 31, 2021 as compared to $441.0 million for the year ended December 31, 2020. The decrease in GCR revenue was primarily due to our continued focus on improving project execution and profitability by pursuing opportunities that are smaller in size, shorter in duration, and where we can leverage our captive design and engineering services. Gross profit improved to 13.0% for the year ended December 31, 2021 from 10.2% for the year ended December 31, 2020. The Company provides its GCR segment services through a variety of project delivery methodologies.

•	Competitive Lump Sum Bidding (also referred to as “Plan & Spec” Bidding). Plan & Spec bidding is a competitive bid process among multiple contractors bidding on nearly complete or completed design documents based on a lump sum price for delivery of the project. Price is the predominant selection criteria in this process.

•	Design/Assist. Design/Assist is a process in which a specialty contractor is selected among competing contractors using best value methodology. In best value, a selection is made based primarily upon qualifications and project approach, and secondarily on select cost factors. Cost factors are usually limited to a fixed fee and expense estimate and an estimate of the cost of work. With Design/Assist, the specialty contractor is typically contracted early in the design process to provide design and preconstruction input as needed to assist the customer in maintaining the established budget and completing design and drawings. This delivery option often includes a guaranteed maximum price (“GMP”) on a fixed fee basis; however, sometimes the owner may offer a lump sum price to be established following the completion of design. Typically, once the specialty contractor is selected, there is no further competition. In some cases, the owner has the option of holding a competitive process at the end of design. On occasion, an owner may arrange for a cost-plus fixed fee arrangement exclusive of a GMP or lump sum arrangement.

•	Design/Build. Design/Build projects may be secured on a best value or qualification-based selection basis. A Design/Build contract may be delivered as a lump sum or GMP. With Design/Build, a prime general contractor (“GC”)/construction manager (“CM”) or other contractor will directly contract with a building owner. In many cases, the prime contractor will also procure specialty contracting services on a Design/Build lump sum or GMP basis. On occasion, the Company has the opportunity to provide Re-design/Build services. With Re-design/Build, the Company typically contracts on a Design/Assist basis to participate during the design phase, as described above. If the project’s HVAC, plumbing and/or electrical design is substantially over budget, then the Company may offer to re-design the project and bring the project back into budget. Higher margins may be earned on these contracts in comparison to Design/Assist contracts and can be executed with less risk due to having designed the systems.

•	Performance Contracting. In select locations within specific market sectors, the Company provides performance contracting to building owners. Performance contracting involves the assessment of a building owner’s facilities and offers a proposal to reduce energy and operating costs over a specified period of time. Energy and operating savings are delivered through replacement of energy or cost inefficient systems and equipment with more efficient systems. The Company’s performance contracting team is able to deliver the capital improvements using our Design/Build platform and then, in some instances, guarantee the energy and operating systems over an agreed upon time-frame. In most cases, the building owner provides the financing for performance contracting. In other cases, the Company arranges for third-party financing as part of the contract. Typically, performance contracts are offered on a negotiated basis. Negotiated contracts can provide for higher margins and lower risk than conventional projects. To assure the Company’s cost and operating saving guarantees, the Company requires that it provides maintenance services during the term of the agreement.

ODR Segment

The Company’s ODR revenue increased by 10.3% to $140.3 million for the year ended December 31, 2021 as compared to $127.2 million for the year ended December 31, 2020. Gross profit improved to 28.9% for the year ended December 31, 2021 from 28.5% for the year ended December 31, 2020.

The Company’s key business initiatives for its ODR segment include the establishment of long-term relationships with building owners on a direct basis as compared to contracting with a GC/CM. The Company strives to convert GCR projects into ODR business opportunities. The Company has been successful in converting GCR projects into long-term maintenance contracts with building owners; however, a large portion of the Company’s maintenance services are delivered to building owners for whom the Company has not performed construction or renovation services. Accordingly, the Company’s ODR platform can operate on a standalone basis or in conjunction with its GCR platform. The Company believes that its ODR offerings provide a distribution channel through which it can continue to deliver an expanded offering of value-added services direct to building owners that further reinforces its value proposition and differentiated capabilities. The Company’s ODR business includes multiple technical offerings, often delivered pursuant to renewable, “evergreen” contracts and provides generally for the following revenue and gross profit streams:

•	Maintenance Contracts. Through “evergreen” contracts, the Company provides maintenance services for HVAC, electrical and/or plumbing systems and equipment.

•	Service Project Contracts. Smaller than typical construction projects, this work is contracted directly for a building owner. On projects that are predominantly HVAC, plumbing, and/or electrical in scope, the Company may act as the “prime” GC.

•	Spot Work. “Spot Work” is construction and/or service work performed on an emergency basis for building owners who are already under contract with the Company for construction and/or maintenance work.

•	Automatic Temperature Controls (“ATC”). The Company provides design, installation and maintenance for specialized ATC systems through its maintenance and construction platforms to building owners and GC/CM customers.

•	Special Projects Division (“SPD”). In addition to the Company’s major construction projects and its maintenance services, the Company provides construction services through its special project divisions (“SPD”). Each of the Company’s branch locations offers SPD services. SPD services are typically less than $1 million in construction cost and have short durations and limited scopes of work. These projects are primarily secured through lump sum competitive bids, though on occasion these projects may be negotiated. When design is required for an SPD project, Limbach Collaborative Services (“LCS”), formerly Limbach Engineering & Design Services, often supports the contract. Although SPD work is normally performed on projects under $1 million, the margins earned on these projects can be substantially higher than larger construction projects. Typically, the project duration for SPD services is shorter than that of large construction projects, and can sometimes be completed in less than 30 days.

•	Energy Monitoring. Limbach's Energy Assessment for Performance (“LEAP”) program improves energy performance in buildings with a data-driven approach. LEAP's web-based energy management and sustainability software automatically tracks utility bills, updates key performance indicators like the Energy Star benchmarks and monitors energy use in real-time. On a routine schedule, professional engineers and certified energy managers provide expert analysis and coaching towards low and no-cost efficiency gains and discover longer-term opportunities to capture greater cost savings.

Due to the Company’s on-going contractual relationships with certain building owners established through its maintenance services, it is well positioned with those owners when they are ready to initiate major capital construction projects. As a result, the Company’s maintenance services often lead to and help drive and support the growth of its HVAC, plumbing and electrical construction business.

For additional financial information about the Company’s operating segments, see Note 11 – Operating Segments in the accompanying notes to the Company’s consolidated financial statements.

Limbach Collaborative Services. Located in Orlando, Florida, LCS provides captive engineering capabilities, estimating and virtual design services. LCS provides professional engineering, energy analysis, estimation, and detail design and three-dimensional building installation coordination services to our various branch offices, direct to building owners, and clients in both our GCR and ODR segments. This capability allows the Company to leverage these services across its entire business. In addition, this capability distinguishes the Company from competitors that more typically provide Design/Build services by hiring external engineering companies. By providing professional engineering through LCS, the Company delivers integrated Design/Build services to the market. By bundling engineering services with construction, the Company’s clients avoid the costly expense of separate engineering services.

The core capability of LCS is professional engineering. Combined throughout the Company’s business, it maintains eight registered professional engineers on staff, who are supported by a staff of approximately 33 estimators and designers. LCS acts as the engineer of record for projects where the Company serves as a Design/Build specialty contractor. LCS engineers have experience in healthcare, institutional, commercial, hospitality, and industrial projects. The Company’s operations in all of its regions have complete access to a large staff of professional engineers and designers through LCS. LCS controls the development and maintenance of the Company’s Limbach Modeling and Production System (“LMPS”). LMPS is a comprehensive database, workflow, and reporting system used by LCS and all of the Company’s branches to design, estimate, plan, and track construction projects. The Company believes LMPS is unique in the industry and provides a competitive advantage by providing highly technical services in-house in a cost effective manner. LMPS is a Building Information Modeling (“BIM”) tool that allows the Company to construct mechanical, electrical and plumbing engineering (“MEP”) systems in a virtual environment, avoid conflicts in the field, eliminate rework caused by coordination issues, maximize the use of off-site prefabrication of assemblies, and capture installation productivity and construction progress. The Company utilizes LMPS beginning with the original engineering concept and throughout the construction process to continuously monitor progress and avoid wasted efforts. Many others in the industry expend additional costs to third parties for redrawing and remodeling effort to achieve the same results.

Strategy

The Company focuses on creating value for building owners by targeting opportunities for long-term relationships. The key objectives of the Company’s strategy is to improve profitability and generate quality growth in its operations, to enable sustainable and efficient building environments, to continue investing in its workforce and to acquire strategically synergistic businesses. In order to accomplish the Company’s objectives, it is currently focused on the following areas:

ODR Growth Initiative. The Company’s principal focus over the past year, and a focus that the Company expects to continue in coming years, was the accelerated growth of its ODR segment, which includes maintenance services, small projects, building controls installation and service, building environment management and performance services, and other project opportunities performed direct for building owners. The Company is focused on expanding the number and breath of owner relationships that it serves on a direct basis and to leverage these expanded owner-direct relationships to deliver a broad suite of services. The Company has made substantial investments to expand its ODR revenue by increasing the value it can offer to service and maintenance customers. The Company is actively concentrating managerial and sales resources on training and hiring experienced employees to sell and profitably perform ODR work. In many locations the Company has added or upgraded its capabilities, and the Company believes its investments and efforts have provided customer value and stimulated growth. To further enhance the Company’s ODR services within one of its largest market sectors, healthcare, the Company is now offering a Program Management Service. Program Management Services provide the Company’s healthcare customers with advisory support and strategic guidance to help match their long-term facility needs. These services include the defining of capital program needs for new and existing facilities. In addition, these services offer assessments of existing facilities for project upgrades to improve the operations of the buildings tied to MEP systems.

The Company continues to expand its owner-direct offerings to include other digital solutions to manage and monitor the performance of building systems, including data analytics, energy consumption and sustainability. These services allow the Company to develop new revenue streams leveraging its professional services capabilities, to support multi-location regional and national customers in core end-markets, and to drive energy retrofit and performance optimization projects for building owners.

Improved GCR Segment Margins. In the Company’s GCR segment, its efforts are focused on improving project execution and profitability by pursuing opportunities that are smaller in size, shorter in duration, and where it can leverage its captive design and engineering services.

Maintain a Diverse Customer, Geographic and Project Base. The Company has a distribution of revenue across end-use sectors that it believes reduces its exposure to negative developments in any given sector. The Company also has significant geographical diversification across regions of the United States, again reducing its exposure to negative developments in any given region. The Company’s core market sectors consist of the following:

•	Healthcare, including research, acute care and inpatient hospitals for regional and national hospital groups, and pharmaceutical and biotech laboratories and manufacturing facilities;

•	Education, including both public and private colleges, universities, research centers and K-12 facilities;

•	Sports and entertainment, including sports arenas, entertainment facilities (including casinos) and amusement rides;

•	Infrastructure, including passenger terminals and maintenance facilities for rail and airports;

•	Government, including various facilities for federal, state and local agencies;

•	Hospitality, including hotels and resorts;

•	Commercial, including office building, warehouse and distribution centers and other commercial structures;

•	Mission critical facilities, including data centers; and

•	Industrial manufacturing facilities, including indoor grow farms and automotive, energy and general manufacturing plants.

The Company is particularly focused on expanding its top four sectors noted above (healthcare, education, mission critical facilities and industrial manufacturing facilities), leveraging its core areas of expertise and targeting projects with optimal risk/reward characteristics.

Investment in its Employees. Employee development underpins the Company’s efforts to execute its strategy. The Company seeks to attract and retain quality employees by providing them an enhanced career path that offers a stable income, attractive benefits packages and excellent advancement opportunities. The Company invests in its employees through safety and wellness programs, internal communication, career development training programs, recognition programs and succession planning initiatives.

Fully Integrated Operations. A core growth strategy of the Company includes offering design, construction and maintenance services for the full complement of HVAC, plumbing and electrical services in all of our branch operations. The Company currently offers certain of these services in each of its regions, with electrical self-perform design, installation and maintenance services being offered primarily in its Mid-Atlantic region. In addition, the Company offers electrical services through installation subcontracting in its Ohio, Eastern Pennsylvania and Florida regions. Over the coming years, the Company plans to further equip each of its regions to provide a combined offering of mechanical construction and maintenance, and building system management services. The Company believes this combined offering is appealing to building owners who own and operate facilities with complex building systems. The Company also offers services to building owners known as MEP Prime, a service where the Company acts as the general contractor on assignments that predominantly include a heavy concentration of mechanical HVAC, electrical, plumbing and building controls systems, along with other trades such as concrete and drywall, to offer a complete service package.

Complex systems lend themselves to delivery methodologies that fit the Company’s value proposition to its customers and integrated business model, including design/assist and design/build. The Company believes that few specialty contractors in the United States offer fully integrated HVAC, plumbing and electrical services. The Company believes its integrated approach provides a significant competitive advantage, especially when combined with our proprietary design and production software systems. The Company’s integrated approach allows for increased prefabrication of HVAC components, improved cycle times for project delivery and reduced risks associated with onsite construction.

Growth through Acquisitions. The Company believes that it can further increase its cash flow and operating income by acquiring strategically synergistic companies that will supplement the Company’s current business model, address capability gaps and enhance the breadth of its service offerings to better serve its clients. The Company has dedicated and continues to dedicate its resources to seek opportunities to acquire and integrate businesses that have attractive market positions, a record of consistent positive cash flow, and desirable geographic market locations.

In 2021, the Company was ranked the 7th largest mechanical contractor according to information provided by Engineering News Record.

GCR and ODR Backlog

The Company refers to its estimated revenue on uncompleted contracts, including the amount of revenue on contracts for which work has not begun, less the revenue it had recognized under such contracts, as “backlog.” Backlog includes unexercised contract options. The Company’s backlog includes projects that have a written award, a letter of intent, a notice to proceed or an agreed upon work order to perform work on mutually accepted terms and conditions. Additionally, the difference between the Company’s backlog and remaining performance obligations is due to the portion of unexercised contract options that are excluded, under certain contract types, from its remaining performance obligations as these contracts can be canceled for convenience at any time by the Company or the customer without considerable cost incurred by the customer. Additional information related to the Company’s remaining performance obligations is provided in Note 4 — Revenue from Contracts with Customers in the accompanying notes to its consolidated financial statements. See also “Item 1A. Risk Factors — Our contract backlog is subject to unexpected adjustments and cancellations and could be an uncertain indicator of our future earnings.”

The Company’s GCR backlog was $337.2 million and $393.5 million as of December 31, 2021 and 2020, respectively. Projects are brought into backlog once the Company has been provided a written confirmation of award and the contract value has been established. At any point in time, the Company has a substantial volume of projects that are specifically identified and advanced in negotiations and/or documentation, however those projects are not booked as backlog until the Company has received written confirmation from the owner or the GC/CM of their intention to award it the contract and they have directed the Company to begin engineering, designing, incurring construction labor costs or procuring needed equipment and material. The Company’s GCR projects tend to be built over a 12- to 24-month schedule depending upon scope and complexity. Most major projects have a preconstruction planning phase which may require months of planning before actual construction commences. The Company is occasionally employed to deliver a “fast-track” project, where construction commences as the preconstruction planning work continues. As work on the Company’s projects progress, it increases or decreases backlog to take into account its estimate of the effects of changes in estimated quantities, changes in conditions, change orders and other variations from initially anticipated contract revenue, and the percentage of completion of the Company’s work on the projects. Based on historical trends, the Company estimates that 65% of its GCR backlog as of December 31, 2021 will be recognized as revenue during 2022. Additionally, the reduction in GCR backlog has been intentional as the Company looks to focus on higher margin projects than historically, as well as its focus on smaller, higher margin owner direct projects. As of December 31, 2021, GCR backlog included approximately $33.8 million of backlog associated with the operations of the entities acquired in the Jake Marshall Transaction.

The Company’s ODR backlog was $98.0 million and $50.9 million as of December 31, 2021 and 2020, respectively. These amounts reflect unrecognized revenue expected to be recognized over the remaining terms of our service contracts and projects. Based on historical trends, the Company estimates that 69% of its ODR backlog as of December 31, 2021 will be recognized as revenue during 2022. The Company believes its ODR backlog increased due to its continued focus on ODR growth. In addition, as of December 31, 2021, ODR backlog included approximately $22.6 million of backlog associated with the operations of the entities acquired in the Jake Marshall Transaction.

Customers

The Company’s customer base primarily consists of building owners and their third-party representatives, general contractors and construction managers.

The Company’s aforementioned strategic goals include continued growth of its direct relationships with building owners. Building owners control capital and operating investments. This not only improves the Company’s position when entering into construction contracts with these owners, but also allows it to build long-term relationships around recurring maintenance services and smaller repair and installation projects. This also positions the Company to deliver additional products and services in the future, including digital offerings. In its typical customer life cycle, the Company pursues opportunities to build or renovate facilities through a GC/CM. In most cases, this relationship is the Company’s primary point of entry into the building owner’s organization. However, the Company maintains hundreds of building owner relationships through its contracts for program management, maintenance, smaller project renovations and energy retrofits. In the Company’s experience, when building owners are planning a project that involves predominantly HVAC, plumbing and/or electrical services, they often ask the GC/CM to assign the work directly to the Company. For the year ended December 31, 2021, no direct ODR customer relationship accounted for more than 10% of the Company’s revenue.

The Company believes it has strong relationships with many national commercial GC/CMs. As one of its core risk management processes, the Company is selective in choosing to work with GC/CMs that have similar core values, that have a solid payment history, that have experienced and available project management labor, and who value the Company’s services and reputation. Most of the Company’s branches also maintain strong relationships with local and regional GC/CMs that fit its selection criteria. For the year ended December 31, 2021, two GCR segment customers accounted for approximately 17% and 12% of consolidated total revenue. For the year ended December 31, 2020, the Company had one GCR segment customer that accounted for approximately 14% of consolidated total revenue.

Competition

The HVAC, plumbing, electrical, and maintenance industry is highly competitive and the geographic markets in which the Company competes has numerous companies that provide similar services. Factors influencing the Company’s competitiveness include price, reputation for quality, ability to reduce customer costs, experience and expertise, financial strength, surety bonding capacity, knowledge of local markets and conditions, availability and experience of craft labor, and customer relationships. Competitors tend to be regional firms that vary in size and depth of resources. There are, however, significant national competitors that have greater national presence and breadth of expertise than the Company does.

Materials & Equipment

The Company purchases materials, including sheet metal, steel and copper piping, electrical conduit, wire and other various materials from numerous sources. The Company also purchases equipment from various manufacturers. The price and availability of materials and equipment may vary from year to year due to market conditions and industry production capacities. Global supply chain issues, as a result of the COVID-19 pandemic (defined below), have resulted in increased material and equipment costs, as well as higher competition for resources and labor constraints within distribution networks, which has also caused increased costs and scheduling delays, pushing revenue into future periods. During the fourth quarter of 2021, the Company was impacted by supply chain issues delaying equipment delivery, which resulted in revenue being pushed to future periods. The Company continues to monitor the short- and long-term impacts resulting from the global supply chain issues and is taking steps to mitigate against additional impacts.

Human Capital

To ensure that the Company is well positioned to provide innovative system solutions and reliable services in a safe, efficient and responsible manner, the Company seeks to employ a team of highly dedicated and accomplished people who genuinely care about the success of the Company. Creating an engaging workplace environment that provides for competitive pay and benefits, attractive career development opportunities, and a collaborative, respectful culture further enables the Company to achieve continued success.

Employees. As of December 31, 2021, the Company had approximately 1,650 employees, including approximately 450 full-time salaried employees, comprised of project managers, estimators, superintendents and engineers who manage crews in its construction business and office staff. The Company also had approximately 1,200 craft employees, some of whom are represented by various labor unions. The Company believes it has a good relationship with its employees. In most locations, the Company has developed strong partnerships with local unions to have access to an experienced, talented craft workforce.

Core Values and Core Purpose. From the technician in the field to the leadership of its business, the Company focuses on caring for people. The Company’s core purpose “is to create great opportunities for people.” The Company has implemented internal development programs, which allow it to attract and retain talent and emphasize the importance of promoting from within. The Company believes its core values reflect who it is. The Company cares about its people and believes its approach provides a competitive advantage. The Company believes it has strong employee retention rates as a result of its ability to hire, develop and retain top industry talent.

The Company’s culture is driven by its Core Values:

•	We CARE

•	We Strive for EXCELLENCE

•	We Act with INTEGRITY

•	We Are ACCOUNTABLE

The Company believes each employee is essential to its continued success and the Company seeks to provide every employee with the foundation and environment needed to achieve the employee’s goals. This objective begins with the Company's commitment to diversity and inclusion. We CARE, one of the Company’s Core Values, is the foundation of its efforts to create a diverse and inclusive organization. Building a culture where all of its employees feel a sense of belonging is important to the Company. The Company’s diversity efforts began as a focus on Women in Construction and Service (“WICS”), which highlighted the opportunity to attract and grow the number of women in the industry. WICS was the Company’s first employee resource group, which was created to make sure its employees feel empowered, included and heard. The Company expanded its diversity and inclusion efforts by creating its Embrace Forum. The vision of this initiative is to create a diverse and inclusive environment where employees feel safe, respected and valued. The Embrace Forum has a broad reach and consists of leaders across the organization who seek to influence an evolving workforce and enhance recruitment, development and engagement strategies.

In addition, the Company screens leadership hires and measures employee performance against these Core Values, and regularly measures employee engagement against these values through the Company’s annual employee engagement survey. The Company’s “We Care” survey, which has been issued for the past 15+ years, provides leadership with insights, including constructive ideas on how to improve the overall business for those who work for it.

Benefits & Wellness. The Company focuses on the most crucial component for its success: its people. The Company appreciates the fact that it owes its century-old existence to employees who work hard to help the Company prosper.

As such, the Company has committed itself to the health, safety and well-being of its workers and their families. One of the ways the Company shows its commitment is through offering competitive employee compensation and benefits packages, specifically designed to meet the unique needs of each individual in its organization, which include:

•	Health and Welfare Plans. All full-time employees who do not participate in union plans are offered a range of choices among medical, dental and vision plans, life, accident, dependent and disability insurance, and pre-tax health spending accounts that include employer contributions.

•	Retirement Savings. The Company helps provide its employees with financial security by offering a 401(k) Savings Plan, which includes company matching contributions, and an Employee Stock Purchase Plan.

•	Employee Assistance Programs. Through the Company’s Employee Assistance Program, it offers its employees, and their dependents or household members, access to services and counseling on a variety of personal, professional, legal, and financial matters, at no cost.

•	Wellness Program. Consists of various activities and financial incentives intended to inspire the Company’s team towards healthy living through personal accountability.

Safety Culture. Safety is integral to the Company’s unique culture and Core Values. The Company cares about its employees and their families, and it holds each other accountable for working safely. The Company’s safety culture is based on its “Hearts and Minds Commitment to Safety” Program, established in 2013 by senior staff and field professionals via its Hearts and Minds Forum. The Company’s Hearts & Minds program asks its employees to take direct responsibility for eliminating and preventing all incidents and injuries at home and in the workplace, which is done by:

•	Hiring the Right People. The Company is focused on hiring qualified employees who share in its Core Values.

•	Knowing the Details. Performed through thorough planning and having acute awareness of present surroundings, which aids in executing work safely.

•	Engaging at All Levels. Setting a great example of completing all tasks safely, at work and at home, by everyone from company leadership to craft professional.

•	Mentoring and Coaching. Acting as a mentor and coach to show team members how to practice good safety behavior.

This program helped earn the Company’s Ohio location, the highest honor for which Occupational Safety and Health Administration (“OSHA”) can name a company; OSHA-Voluntary Protection Programs Star Site. This was the first time a union mechanical contractor has earned such an honor in the United States. The Company strives to achieve this honor at its other locations.

In the February 2020 issue of Safety+Health Magazine, the Company’s Chief Executive Officer (“CEO”), Charles A. Bacon, III, was recognized by the National Safety Council as one of nine CEOs who “Get It.” Peers, building owners, and safety professionals recognize the Company as a leader and innovator in safety culture and process. The Company has received a myriad of awards and recognition for its safety programs and processes regionally and nationally. “We Care” goes beyond a statement, it is the core of the Company’s culture.

Seasonality

Severe weather can impact the Company’s operations. In the northern climates where it operates, and to a lesser extent the southern climates as well, severe winters can slow the Company’s productivity on construction projects, which shifts revenue and gross profit recognition to a later period. The Company’s maintenance operations may also be impacted by mild or severe weather. Mild weather tends to reduce demand for the Company’s maintenance services, whereas severe weather may increase the demand for its maintenance and spot services.

Impact of the COVID-19 Pandemic

In March 2020, the World Health Organization declared the outbreak of the coronavirus disease 2019 (“COVID-19”) a global pandemic. The COVID-19 pandemic has caused significant disruption and volatility on a global scale resulting in, among other things, an economic slowdown, impacts to global supply chains, and the possibility of a continued economic recession. In limited instances, during fiscal 2020, the Company faced disruptions due to the COVID-19 pandemic as certain projects chose to shutdown work irrespective of the existence or applicability of government action. In most markets, construction is considered an essential business and the Company continued to staff its projects and perform work during fiscal 2020 and into 2021, and most of the projects that were in progress at the time shutdowns commenced were restarted.

As new variants of the virus emerge, the Company remains cautious as many factors remain unpredictable. The Company actively monitors and responds to the changing conditions created by the pandemic, with focus on prioritizing the health and safety of the Company’s employees, dedicating resources to support the Company’s communities, and innovating to address the Company’s customers’ needs. During 2021, the Company faced impacts of both the Delta and Omicron variants, with disruptions to the Company’s workforce, which impacted revenue.

Supply chain disruptions, material shortages and escalating commodity prices as a result of COVID-19 are expected to continue into 2022. During the fourth quarter of 2021, the Company was impacted by supply chain issues delaying equipment delivery, which resulted in revenue being pushed to future periods. The impact of the COVID-19 pandemic on the Company’s vendors and the pricing and availability of materials or supplies utilized in the Company’s operations continues to evolve and may have an adverse impact on the Company’s operations in future periods. The Company continues to monitor the short- and long-term impacts of the pandemic, including the current supply chain disruptions.

As vaccines have become more readily available, the Company has experienced a growing number of the Company’s clients requiring that the Company’s workforce present on the client's property be vaccinated against the virus. Additionally, requirements to mandate COVID-19 vaccination of the Company’s workforce or requirements of the Company’s unvaccinated employees to be tested could result in labor disruptions, employee attrition and difficulty securing future labor needs. See ““Item 1A. Risk Factors — COVID-19 vaccination mandates applicable to us and certain of our employees may result in our inability to pursue certain work, an increase in attrition rates or absenteeism within our labor force, challenges securing future labor needs, inefficiencies connected to employee turnover, and costs associated with implementation and on-going compliance, which could have an adverse impact on our business and results of operations.” in this Annual Report on Form 10-K for discussion of risks associated with the potential adverse effects on the Company’s workforce of the U.S. Government vaccine mandate for employees, contractors, and subcontractors that service federal contracts and the OSHA requirement on the Company’s workforce.

The Company continues to monitor developments involving the Company’s workforce, customers, suppliers and vendors and take steps to mitigate against additional impacts, but given the unprecedented and evolving nature of these circumstances, the Company cannot predict the full extent of the impact that COVID-19 will have on the Company’s operating results, financial condition and liquidity.

Government and Environmental Regulations

The Company is subject to various federal, state and local laws and regulations relating to the environment, including those relating to discharges to air, water and land, the handling and disposal of solid and hazardous waste, the handling of underground storage tanks and the cleanup of properties affected by hazardous substances. The Company also is subject to compliance with numerous other laws and regulations of federal, state, local agencies, and authorities, including those relating to workplace safety, wage and hour, and other labor issues (including the requirements of the Occupational Safety and Health Act and comparable state laws), immigration controls, vehicle and equipment operations and other aspects of its business. In addition, a relatively limited number of the Company’s construction contracts are entered into with public authorities, and these contracts frequently impose additional requirements, including requirements regarding labor relations and subcontracting with designated classes of disadvantaged businesses. A large portion of the Company’s business uses labor that is provided under collective bargaining agreements. As such, the Company is subject to federal laws and regulations related to unionized labor and collective bargaining (including the National Labor Relations Act).

The Company continually monitors its compliance with these laws, regulations and other requirements. While compliance with existing laws, regulations and other requirements has not materially adversely affected the Company’s operations in the past, and it is not aware of any proposed requirements that the Company anticipates will have a material impact on its operations, there can be no assurance that these requirements will not change or that compliance will not otherwise adversely affect the Company’s operations in the future. In addition, while the Company typically passes any costs of compliance on to its customers under the applicable project agreement, either directly or as part of its estimate depending on the type of contract, there can be no assurance that the Company will not incur compliance expenses in the future that materially adversely affect its results of operations. Furthermore, certain environmental laws impose substantial penalties for non-compliance and other laws, such as the federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), and comparable state laws, impose strict, retroactive, joint and several liability upon persons that contribute to the release of a “hazardous substance” into the environment. These persons include the owner or operator of the site where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances found at the site.

Climate Change and Sustainability

The Company recognizes its environmental and societal responsibilities and is committed to sustainability and to improving its environmental footprint as well as operating its business in a manner that seeks to protect the health and safety of the Company’s employees and customers, as well as the public. The Company’s focus on environmental stewardship and improving productivity drives not only its efforts to become more energy efficient but also improvements in the Company’s customers' impact on climate change. Replacing an aging building’s existing systems with modern, energy-efficient systems significantly reduces a building’s energy consumption and carbon footprint while improving cost, air quality, and overall system effectiveness.

The Company is subject to the requirements of numerous federal, state, and local laws, regulations, and rules that promote the protection of the environment. While capital expenditures or operating costs for environmental compliance cannot be predicted with certainty, the Company does not currently anticipate that they will have a material effect on its capital expenditures or competitive position in the short term.

Available Information

The Company’s internet address is https://www.limbachinc.com. The Company makes available, free of charge, on its Internet website copies of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC.

Item 1A.    Risk Factors

You should carefully consider the following risk factors, together with all of the other information included in this Annual Report on Form 10-K. The risks described below are those which we believe are the material risks that we face. Additional risks not presently known to us or which we currently consider immaterial may also have an adverse effect on us. Any risk described below may have a material adverse impact on our business or financial condition. Some statements in this Annual Report on Form 10-K, including such statements in the following risk factors, constitute forward-looking statements. These forward-looking statements are based on our management's current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Risks Related to Our Business and Industry

Intense competition in our industry could reduce our market share and profit.

The markets we serve are highly fragmented and competitive. The non-residential contracting industry is characterized by numerous companies, many of which are small and whose activities are often geographically concentrated. We compete on the basis of our technical expertise and experience, financial and operational resources, industry reputation and dependability. While we believe our customers consider a number of these factors in awarding available contracts, price is often the principal factor in determining which contractor is selected, especially on smaller, less complex projects. As such, smaller competitors are sometimes able to win bids for such projects based on price alone due to their lower cost and financial return requirements. We expect competition to remain intense for the foreseeable future, presenting us with significant challenges in our ability to maintain strong growth rates and acceptable profit margins. We also expect increased competition from in-house service providers as some of our customers have employees who perform service and maintenance work similar to the services we provide as part of our ODR offering. Vertical consolidation is also expected to intensify competition in the industry. In addition, new and emerging technologies and services are expected to significantly impact the industry in coming years. If we are unable to meet these competitive challenges, we could lose market share to our competitors and experience an overall reduction in our profits. In addition, our profitability could be impaired if we have to reduce prices to remain competitive.

If we do not effectively manage the size and cost of our operations, our existing infrastructure may become either strained or overly-burdened, and we may be unable to increase revenue growth.

The growth we have experienced in the past, and that we may experience in the future, may provide challenges to our organization, requiring us to expand our personnel and operations. Future growth, whether organic or through acquisitions, may strain our infrastructure, operations and other managerial and operating resources. We have also experienced severe constriction in the markets in which we operated in the past and, as a result, in our operating requirements. Failing to maintain the appropriate cost structure for a particular economic cycle may result in us incurring costs that affect our profitability. If our business resources become strained or overly-burdensome, our earnings may be adversely affected and we may be unable to increase revenue growth. Further, we may undertake contractual commitments that exceed our labor resources, which could also adversely affect our earnings and ability to increase revenue growth.

Our dependence on a limited number of customers could adversely affect our business and results of operations.

Due to the size and nature of our regional construction contracts, one or a few customers have in the past, and may in the future, represent a substantial portion of our consolidated revenue and gross profits in any one year or over a period of several consecutive years. For example, for the year ended December 31, 2021, two GCR segment customers accounted for approximately 17% and 12% of consolidated total revenue. For the year ended December 31, 2020, the Company had one GCR segment customer that accounted for approximately 14% of consolidated total revenue. Similarly, our backlog frequently reflects multiple contracts for a limited number of customers; therefore, one customer may comprise a significant percentage of backlog at a certain point in time. The loss of business from any one of such customers could have a material adverse effect on our business or results of operations. Also, a default or delay in payment on a significant scale by a customer may have a material adverse effect on our financial position, results of operations and cash flows.

Our contract backlog is subject to unexpected adjustments and cancellations and could be an uncertain indicator of our future earnings.

We cannot guarantee that the revenue projected in our contract backlog will be realized or, if realized, will be profitable. Projects reflected in the contract backlog may be affected by project cancellations, scope adjustments, time extensions or other changes. Such changes may materially and adversely affect the revenue and profit we ultimately realize on these projects.

Because we bear the risk of cost overruns in most of our contracts, we may experience reduced profits or, in some cases, losses if costs increase above estimates.

Our contract prices are established largely upon estimates and assumptions of our projected costs, including assumptions about future economic conditions; prices, including commodities prices; availability of labor; the costs of providing labor, equipment, and materials; and other factors outside our control. If our estimates or assumptions prove to be inaccurate, due to circumstances change or our failure to successfully execute the work, cost overruns may occur and we could experience reduced profits or a loss for affected projects. For instance, unanticipated technical problems may arise; we could have difficulty obtaining permits or approvals; local laws, labor costs or labor conditions could change; bad weather could delay construction; prices of raw materials could increase; suppliers or subcontractors may fail to perform as expected; or site conditions may be different than expected. We are also exposed to increases in energy prices. Additionally, in certain circumstances, we guarantee project completion or the achievement of certain acceptance and performance testing levels by a scheduled date. Failure to meet schedule or performance requirements typically results in additional costs to us, and in some cases may also create liability for consequential and liquidated damages. Performance problems for existing and future projects could also cause our actual results of operations to differ materially from those anticipated and could damage our reputation within the industry and our customer base.

In addition, the costs incurred and gross profit realized on our contracts can vary, sometimes substantially, from our original projections due to a variety of factors, including, but not limited to:

•	on-site conditions that differ from those described in the original bid or contract;

•	failure to include required materials, equipment, or work in a bid, or the failure to properly estimate the quantities or costs needed to complete a lump sum or guaranteed maximum price contract;

•	contract or project modifications creating unanticipated costs not covered by change orders;

•	failure by the customer, owner or general contractor to properly approve and authorize change orders for work that is required and as a result, the inability to bill and collect for the value of the work performed;

•	failure by suppliers, vendors, subcontractors, designers, engineers, consultants, joint venture partners or customers to perform their obligations;

•	delays in quickly identifying and taking measures to address issues which arise during contract execution;

•	changes in availability, proximity and costs of materials and equipment, including pipe, sheet metal, other construction materials and mechanical HVAC, electrical and plumbing equipment;

•	claims or demands from third parties for alleged damages arising from the design, construction or use and operation of a project of which our work is part;

•	difficulties in obtaining required governmental permits or approvals;

•	availability and skill level of workers in the geographic location of a project;

•	citations issued by any governmental authority, including OSHA;

•	unexpected labor conditions, shortages or work stoppages causing delays in completion, or acceleration of the contracted work to maintain milestone completion dates, which could cause losses due to not meeting estimated production targets;

•	installation productivity rates different than the rate that was estimated;

•	changes in applicable tariffs, laws and regulations;

•	delays caused by weather conditions;

•	fraud, theft or other improper activities by suppliers, vendors, subcontractors, designers, engineers, consultants, joint venture partners, customers or our own personnel; and

•	mechanical or performance problems with equipment.

Many of our customer contracts contain provisions that purport to shift some or all of the above risks from the customer to us, even in cases where the customer is partly at fault. We are not always able to shift this risk to subcontractors. Our experience has been that customers are willing to negotiate equitable adjustments in the contract compensation or completion time provisions if unexpected circumstances arise. However, customers may seek to impose contractual risk-shifting provisions more aggressively, which could increase risks and adversely affect our financial position, results of operations and cash flows.

Timing of the award and performance of new contracts could have an adverse effect on our operating results and cash flow.

The timing of project awards is unpredictable and outside of our control. Project awards often involve complex and lengthy negotiations and competitive bidding processes. These processes can be impacted by a wide variety of factors, including a customer’s decision to not proceed with the development of a project, governmental approvals, financing contingencies, commodity prices, environmental conditions, and overall market and economic conditions. We may not win contracts that we have bid upon for any number of reasons, including price, a customer’s perception of our ability to perform, a competitor’s relationships and/or perceived technology advantages held by others. Many of our competitors may be more inclined to take greater or unusual risks or accept terms and conditions in a contract that we might not deem acceptable. Because a significant portion of our revenue is generated from large projects, our results of operations can fluctuate quarterly and annually depending on whether, and when, large project awards occur, as well as the commencement and progress of work under large contracts already awarded. As a result, we are subject to the risk of losing new awards to competitors or the risk that revenue may not be derived from awarded projects as quickly as anticipated.

The uncertainty of the timing of project awards may also present difficulties in matching the size of our work crews with project needs. In some cases, we may maintain and bear the cost of more ready work crews than are currently required in anticipation of future needs for existing contracts or expected future contracts. If a project is delayed or an expected project award is not received, we would incur costs that could have a material adverse effect on our anticipated profit.

In addition, the timing of the revenue, earnings and cash flows from our contracts in backlog could be delayed by a number of factors, including adverse weather conditions; other subcontractors delaying the progression of proceeding work; delays in receiving material and equipment from suppliers and services from subcontractors; and changes in the scope of work to be performed. Such delays, if they occur, could have material and adverse effects on our operating results for current and future periods until the affected contracts are completed.

We may incur significant costs in performing our work in excess of the original project scope and contract amount without having an approved change order.

After the award of a contract, we may perform additional work that was not contemplated in our original contract price, at the request or direction of the customer, without the benefit of an approved change order. Our contracts generally afford the customer the right to order such changed or additional work, and typically require the customer to compensate us for the additional work. If we are unable to successfully negotiate a change order, or fail to obtain adequate compensation for these matters, we could be required to record in the current period an adjustment to revenue and profit recognized in prior periods. Such adjustments, if substantial, could have a material adverse effect on our financial position, results of operations and cash flows.

Our failure to adequately recover on claims brought by us against contractors, project owners or other project participants for additional contract costs could have a negative impact on our results of operations and financial condition, liquidity and on our credit facilities.

In certain circumstances, we assert or have asserted claims against project contractors, owners, engineers, consultants, subcontractors or others involved in a project for additional costs exceeding the contract price or for amounts not included in the original contract price. These types of claims occur due to matters such as delays, inefficiencies or errors caused by others or changes from the initial project scope, all of which may result in additional costs. Often, these claims can be the subject of lengthy negotiations, arbitration or even litigation proceedings, and it is difficult to accurately predict when and on what terms these claims will be ultimately resolved.

The potential impact of recoveries for claims may be material in future periods when they, or a portion of them, become probable and estimable or are settled and therefore these claims have the ability to negatively impact our results of operations and financial condition. For example, we could have estimated and reported a profit on a contract over several periods and later determined, that all or a portion of such previously estimated and reported profits were overstated due to the results of the settlement of a claim. If this occurs, the full aggregate amount of the overstatement would be reported for the period in which such determination is made, thereby offsetting all or a portion of any profits from other contracts that would be reported in such period, or even resulting in a loss being reported for such period. On a historical basis and in accordance with generally accepted accounting principles in the United States of America, we have used a detailed process in estimating and accounting for these claims and we believe that we have typically made reliable estimates of such claims. However, given the uncertainties associated with these types of claims, it is possible for actual recoveries to materially and adversely vary from estimates previously made, which may result in reductions or reversals of previously recorded revenue and profits. We could also recognize additional revenue and profits when the final settlements exceed our recorded estimates.

In addition, when these types of claims are made, we may use or have used working capital to cover cost overruns pending the resolution of the relevant claims and may incur additional costs when pursuing such potential recoveries. A failure to recover on these types of claims promptly and fully could have a negative impact on our financial position, results of operations, cash flows and liquidity. Moreover, our use of working capital to cover cost overruns related to pending claims may impact our ability to meet our credit agreement covenants or limit the use of our credit agreements. If we default under our credit agreements, it could result in, among other things, us no longer being entitled to borrow under one or more of the credit agreements, acceleration of the maturity of outstanding indebtedness under the agreements, foreclosure on collateral securing the obligations under the agreements or require us to enter into amendments and/or waivers to those credit agreements that may place additional requirements on us and that cost us additional amounts payable to our lenders.

We place significant decision making powers with our subsidiaries’ management, which presents certain risks that may cause the operating results of individual branches to vary.

We operate from various locations across the United States, supported by corporate executives and services, with local branch management retaining responsibility for day-to-day operations and adherence to applicable laws. We believe that our practice of placing significant decision making powers with local management is important to our successful growth and allows us to be responsive to opportunities and to our customers’ needs. However, this practice can make it difficult to coordinate procedures across our operations and presents certain risks, including the risk that we may be slower or less effective in our attempts to identify or react to problems affecting an important business issue than we would under a more centralized structure, or that we would be slower to identify a misalignment between a subsidiary’s and our overall business strategy. If a subsidiary location fails to follow our compliance policies, we could be made party to a contract, arrangement or situation with exposure to large liabilities or that has less advantageous terms than is typically found across the markets in which we operate. Likewise, inconsistent implementation of corporate strategy and policies at the local level could materially and adversely affect our financial position, results of operations and cash flows and prospects.

The operating results of an individual location may differ from those of another location for a variety of reasons, including market size, local customer base, regional construction practices, competitive landscape, regulatory requirements, state and local laws and local economic conditions. As a result, certain of our locations may experience higher or lower levels of profitability and growth than other locations.

Acquisitions, divestitures, and other strategic transactions could fail to achieve financial or strategic objectives, disrupt our ongoing business, and adversely impact our results of operations.

Recent or potential acquisitions, divestitures, or other strategic transactions may involve a number of risks including, but not limited to:

•	the transaction may not effectively advance our business strategy, and its anticipated benefits may never materialize;

•	our ongoing operations may be disrupted, and management time and focus may be diverted;

•	clients or key employees of an acquired business may not remain, which could negatively impact our ability to grow that acquired business;

•	integration of an acquired business’s accounting, information technology, human resources, and other administrative systems may fail to permit effective management and expense reduction;

•	unforeseen challenges may arise in implementing internal controls, procedures, and policies;

•	any additional indebtedness incurred in connection with an acquisition may impact our financial position, results of operations, and cash flows; and

•	unanticipated or unknown liabilities may arise related to an acquired business.

In connection with acquisitions or divestitures, we may become subject to unanticipated or unknown liabilities.

In connection with any acquisitions, we may acquire liabilities or defects such as legal claims, including but not limited to third party liability and other tort claims; claims for breach of contract; employment-related claims; environmental liabilities, conditions or damage; permitting, regulatory or other compliance with law issues; or tax liabilities. If we acquire any of these liabilities, and they are not adequately covered by insurance or an enforceable indemnity or similar agreement from a creditworthy counterparty, we may be responsible for significant out-of-pocket expenditures. In connection with any divestitures, we may incur liabilities for breaches of representations and warranties or failure to comply with operating covenants under any agreement for a divestiture. In addition, we may indemnify a counterparty in a divestiture for certain liabilities of the subsidiary or operations subject to the divestiture transaction. These liabilities, if they materialize, could have a material adverse effect on our business, financial condition and results of operations.

Our future acquisitions may not be successful.

We may pursue selective acquisitions to grow our business. We cannot provide assurance that we will be able to identify suitable acquisition targets or that we will be able to consummate acquisitions on terms and conditions acceptable to us, or that acquired businesses will be profitable. Acquisitions may expose us to additional business risks different than those we have traditionally experienced. We also may encounter difficulties or failure integrating acquired businesses and successfully managing the growth we expect to experience from these acquisitions.

We may choose to finance future acquisitions with debt, equity, cash or a combination of the three. Future acquisitions could dilute earnings. To the extent we succeed in making acquisitions, a number of risks may result, including:

•	the assumption of material liabilities (including for environmental-related costs and multiemployer pension plans);

•	failure of due diligence to uncover situations that could result in legal exposure or to quantify the true liability exposure from known risks;

•	the diversion of management’s attention from the management of daily operations to the integration of operations;

•	difficulties in the assimilation and retention of employees, in the assimilation of different cultures and practices, in the assimilation of broad and geographically dispersed personnel and operations, and the retention of employees generally;

•	the risk of additional financial and accounting challenges and complexities in areas such as tax planning, treasury management, financial reporting and internal controls;

•	the assumption of multiemployer pension plans (“MEPP”) liability in the event of an acquisition with existing unions, and an increased exposure to challenges to the structure of our union and non-union subsidiaries and operations if an open shop business is acquired; and

•	potential inability to realize the cost savings or other financial benefits anticipated prior to the acquisition.

Furthermore, the costs associated with a failed acquisition or attempted acquisition transaction could have an adverse effect on our financial position, results of operations and cash flows.

Design/Build and Design/Assist contracts subject us to the risks of design errors and omissions.

Design/build projects provide the customer with a single point of responsibility for both design and construction. When we are awarded these projects, we typically perform the design and engineering work in-house. On other projects, we are not the designer, but provide assistance directly to the project design team. In the event that a design error or omission by us causes damage, there is risk that we, our subcontractors or the respective professional liability or errors and omissions insurance would not be able to absorb the liability. Any liability resulting from an asserted design defect with respect to our projects may have a material adverse effect on our financial position, results of operations and cash flows.

If we experience delays and/or defaults in customer payments, we could be unable to recover all expenditures.

Due to the nature of our contracts, we sometimes commit resources to projects prior to receiving payments from the customer in amounts sufficient to cover expenditures on projects as they are incurred. Delays in customer payments may require us to make a working capital investment. If a customer defaults in making their payments on a project to which we have devoted resources, it could have a material negative effect on our financial position, results of operations and cash flows.

Unsatisfactory safety performance may subject us to penalties, affect customer relationships, result in higher operating costs, negatively impact employee morale and result in higher employee turnover.

Our projects are conducted at a variety of sites including construction sites and industrial facilities. Each location is subject to numerous safety risks, including electrocutions, fires, explosions, mechanical failures, weather-related incidents, motor vehicle and transportation accidents and damage to equipment. In addition, we lease a sizeable fleet of vehicles operated by our employees, and many of our employees operate their personal vehicles in the course and scope of their employment, traveling to and from the sites and our facilities. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and other consequential damages, and could lead to suspension of operations, large damage claims and, in extreme cases, criminal liability. While we have taken what we believe are appropriate precautions to minimize safety risks, we have experienced serious accidents in the past and may experience additional accidents in the future. Serious accidents may subject us to penalties, civil litigation or criminal prosecution. Claims for damages to persons, including claims for bodily injury or loss of life, could result in significant costs and liabilities, which could adversely affect our financial position, results of operations and cash flows. In addition, like other companies in our industry, we track our injury history in the form of an Experience Modification Rate (“EMR”). In the event that the EMR associated with certain of our operating units exceeds the minimum threshold set by customers, we may be unable to pursue certain projects. Poor safety performance could also jeopardize our relationships with our customers and harm our reputation.

Our inability to properly utilize our workforce could have a negative impact on our profitability.

The extent to which we utilize our workforce affects our profitability. Underutilizing our workforce could result in lower gross margins and, consequently, a decrease in our short-term profitability. On the other hand, overutilization of our workforce could negatively impact safety, employee satisfaction, attrition, and project execution, leading to a potential decline in future project awards. The utilization of our workforce is impacted by numerous factors, including:

•	our estimates of headcount requirements and our ability to manage attrition;

•	efficiency in scheduling projects and our ability to minimize downtime between project assignments;

•	productivity;

•	labor disputes; and

•	availability of skilled labor at any given time.

Our business has union and open shop operations, subjecting the business to risk for labor disputes.

We have separate subsidiary employers that have union and non-union operations. There is a risk that our corporate structure and operations in this regard could be challenged by one or more of the unions to which the employees belong. An adverse claim or judgment resulting from such a challenge could have a material adverse effect on our financial position, results of operations and cash flows.

Strikes or work stoppages could have a negative impact on our operations and results.

We are party to collective bargaining agreements covering a majority of our craft workforce. Although strikes, work stoppages and other labor disputes have not had a significant impact on our operations or results in the recent past, any such labor actions, or our inability to renew the collective bargaining agreements, could materially and adversely impact our financial position, results of operations and cash flows if they occur in the future.

Our success depends upon the continuing contributions of certain key personnel, each of whom would be difficult to replace. If we lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

Our continuing success depends on the performance of our management team. We rely on the experience, efforts and abilities of these individuals, each of whom would be difficult to replace. We cannot guarantee the continued employment of any of our key executives who may choose to leave the company for any number of reasons, such as other business opportunities, differing views on strategic direction, etc. If we lose members of our management team, our business, financial position, results of operations, cash flows, and customer base, as well as the market price of our common stock, could be adversely affected.

If we are unable to attract and retain qualified managers, employees, joint venture partners, subcontractors and suppliers, we will be unable to operate efficiently, which could reduce our profitability.

Our business is labor intensive, and many of our operations experience a high rate of employment turnover. It is often difficult to find qualified personnel in certain geographic areas where we operate. Additionally, our business is managed by a small number of key executive and operational officers. Generally, the industry is facing a shortage of trained, skilled, and qualified management, operational, and field personnel. We may be unable to hire and retain the skilled labor force necessary to operate efficiently and to support our growth strategy or to execute our work in backlog. Changes in general or local economic conditions and the resulting impact on the labor market and on our joint venture partners, subcontractors and suppliers, may make it difficult to attract or retain qualified individuals in the geographic areas where we perform our work. Our labor expenses may increase as a result of a shortage in the supply of skilled and other personnel. Labor shortages, increased labor costs or the loss of key personnel could reduce our profitability and negatively impact our business. Further, our relationship with some customers could suffer if we are unable to retain the employees with whom those customers primarily work and have established relationships.

Misconduct by our employees, subcontractors or partners, or our overall failure to comply with laws or regulations could harm our reputation, damage our relationships with customers, reduce our revenue and profits, and subject us to criminal and civil enforcement actions.

Misconduct, fraud, non-compliance with applicable laws and regulations, or other improper activities by one or more of our employees, subcontractors, suppliers or partners could have a significant negative impact on our business and reputation. Examples of such misconduct include employee or subcontractor theft, the failure to comply with safety standards, state-specific laws related to automobile operations (including mobile phone usage), customer requirements, environmental laws, Disadvantaged Business Enterprise (“DBE”) regulatory compliance, and any other applicable laws or regulations. While we take precautions to prevent and detect these activities, such precautions may not be effective and are subject to inherent limitations, including human error and fraud. Our failure to comply with applicable laws or regulations or acts of misconduct could subject us to fines and penalties, harm our reputation, damage relationships with customers, reduce our revenue and profits, and subject us to criminal and civil enforcement actions.

Our dependence on subcontractors and suppliers of equipment and materials could increase our costs and impair our ability to complete contracts on a timely basis or at all, which would adversely affect our profits and cash flow.

We rely heavily on third-party subcontractors to perform some, and often a majority, of the work on many of our contracts. We also rely almost exclusively on third-party suppliers to provide the equipment and materials (including pipe, sheet metal and control systems) for our contracts. If we are unable to retain qualified subcontractors or suppliers, or if our subcontractors or suppliers do not perform as anticipated for any reason, our execution and profitability could be harmed. By contract, we remain liable to our customers for the performance or failures of our subcontractors and suppliers.

We generally do not bid on projects unless we have commitments from suppliers for the materials and equipment and from subcontractors for the services required to complete the projects at prices that have been included in the bid. Thus, to the extent that we cannot obtain commitments from our suppliers for materials and equipment, and from subcontractors for services needed, our ability to bid for contracts may be impaired. In addition, if a supplier or subcontractor is unable to deliver materials, equipment or services according to the negotiated terms of a supply/services agreement for any reason, including the deterioration of our financial condition, we may suffer delays and be required to purchase the materials, equipment and services from another source at a higher price or incur other unanticipated costs. This may reduce the profit to be realized, or result in a loss, on a contract.

Price increases in materials could affect our profitability.

We purchase materials, including sheet metal, steel and copper piping, electrical conduit, wire and other various materials from numerous sources. We also purchase equipment from various manufacturers. The prices we pay for these materials and equipment may be impacted by transportation costs, government regulations, import duties and tariffs, changes in currency exchange rates, general economic conditions and other circumstances beyond our control. Although we may attempt to pass on certain of these increased costs to our customers, we may not be able to pass all of these cost increases on to our customers. As a result, our margins may be adversely impacted by such cost increases.

Changes in energy prices may increase our costs, and we may not be able to pass along increased energy costs to our customers.

Energy prices fluctuate based on events outside of our control. We could be adversely affected by limitations on fuel supplies or increases in energy prices that result in higher transportation and equipment operation costs. Although we may be able to pass through the impact of energy price charges to some of our customers, we may not be able to pass all of these cost increases on to our customers. As a result, our margins may be adversely impacted by such cost increases.

We may be unable to identify and contract with qualified DBE contractors to perform as subcontractors.

Certain of our projects include contract clauses requiring DBE participation. The participation clauses may be in the form of a goal or in the form of a minimum amount of work that must be subcontracted to a DBE firm. If we fail to complete these projects with the minimum DBE participation, we may be held responsible for breach of contract, which may include restrictions on our ability to bid on future projects, as well as monetary damages. To the extent we are responsible for monetary damages, the total costs of the project could exceed the original estimates, we could experience reduced profits or a loss for that project, and there could be a material adverse impact to our financial position, results of operations, cash flows and liquidity. Further, if we contract with a DBE contractor that is not properly qualified to perform a commercially useful function, we could be held responsible for violation of federal, state or local laws related to DBE contracting.

Our participation in construction joint ventures exposes us to liability and/or harm to our reputation for failures of our partners.

As part of our business, we are a party to special purpose, project specific joint venture arrangements, pursuant to which we typically jointly bid on and execute particular projects with other companies in the construction industry. Success on these joint projects depends upon the various risks discussed elsewhere in this section and on whether our joint venture partners satisfy their contractual obligations.

We and our joint venture partners are generally jointly and severally liable for all liabilities and obligations of the joint ventures. If a joint venture partner fails to perform or is financially unable to bear its portion of required capital contributions or other obligations, including liabilities stemming from lawsuits, we could be required to make additional investments, provide additional services or pay more than our proportionate share of a liability to make up for our partner’s shortfall. Furthermore, if we are unable to adequately address our partner’s performance issues, the customer may terminate the project, which could result in legal liability to us, harm to our reputation and reduction to our profit on a project. We may be the controlling member of a joint venture; however, to the extent we are not controlling, we may have limited control over certain of the decisions made by the controlling member with respect to the work being performed by the joint venture. The other member(s) may not be subject to the same compliance and regulatory requirements. While we have processes and controls intended to mitigate risks associated with our joint ventures, to the extent the controlling member makes decisions that negatively impact the joint venture it could have a material adverse effect on our financial position, results of operations, cash flow and profits.

A significant portion of our business depends on our ability to provide surety bonds. Any difficulties in the financial and surety markets may cause a material adverse effect on our bonding capacity and availability.

Certain of our projects require construction surety bonds (bid, payment, and performance bonds). Historically, surety market conditions have experienced times of difficulty as a result of significant losses incurred by surety companies stemming from macroeconomic trends outside of our control. Consequently, during times when less overall bonding capacity is available in the market, surety terms have become more expensive and more restrictive. We cannot guarantee our ability to maintain a sufficient level of bonding capacity in the future, which could preclude our ability to bid for certain contracts or successfully contract with some customers. Additionally, even if we continue to be able to access bonding capacity to sufficiently bond future work, we may be required to post collateral to secure bonds, which would decrease the liquidity we would have available for other purposes. Our surety providers are under no commitment to guarantee our access to new bonds in the future; thus, our ability to access or increase bonding capacity is at the sole discretion of our surety providers. If our surety companies were to limit or eliminate our access to bonds, the alternatives would include seeking bonding capacity from other surety companies, increasing business with clients that do not require bonds and posting other forms of collateral for project performance, such as letters of credit or cash. We may be unable to secure these alternatives in a timely manner, on acceptable terms, or at all. As such, if we were to experience an interruption or reduction in the availability of bonding capacity, it is likely we would be unable to compete for or work on certain projects.

Our insurance policies against many potential liabilities require high deductibles. Additionally, difficulties in the insurance markets may adversely affect our ability to obtain necessary insurance.

Although we maintain insurance policies with respect to certain of our related exposures, certain of these policies are subject to high deductibles; as such, we are, in effect, self-insured for substantially all of our typical claims. Our estimates of liabilities for unpaid claims and associated expenses and the appropriateness of the estimated liability are reviewed and updated quarterly. However, insurance liabilities are difficult to assess and estimate due to the many relevant factors, the effects of which are often unknown, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents that have occurred but are not reported, and the effectiveness of our safety and quality programs. Our accruals are based on known facts, historical trends (both internal trends and industry averages) and our reasonable estimate of our future expenses. We believe our accruals are adequate. However, our risk management strategies and techniques may not be fully effective in mitigating the risk exposure in all market environments or against all types of risk. If any of the variety of instruments, processes or strategies we use to manage our exposure to various types of risk are not effective, we may incur losses that are not covered by our insurance policies (including potential punitive damages awards) or that exceed our accruals or coverage limits.

Additionally, in recent years, insurance markets have become more expensive and restrictive. Also, our prior casualty loss history might adversely affect our ability to procure insurance within commercially reasonable ranges. As such, we may not be able to maintain commercially reasonable levels of insurance coverage in the future, which could preclude our ability to work on many projects. Our insurance providers are under no commitment to renew our existing insurance policies in the future; therefore, our ability to obtain necessary levels or kinds of insurance coverage are subject to market forces outside our control. If we are unable to obtain necessary levels of insurance, we likely would be unable to compete for or work on most projects.

Our use of the cost-to-cost method of accounting could result in a reduction or reversal of previously recorded revenue or profits.

A material portion of our revenue is recognized using the cost-to-cost method of accounting, which results in recognizing contract revenue and earnings ratably over the contract term in the proportion that our actual costs bear to our estimated contract costs. The earnings or losses recognized on individual contracts are based on estimates of contract revenue, costs and profitability. We review our estimates of contract revenue, costs and profitability on an ongoing basis. Prior to contract completion, we may adjust our estimates on one or more occasions as a result of change orders to the original contract, collection disputes with the customer on amounts invoiced, or claims against the customer for increased costs incurred due to customer-induced delays and other factors. Contract losses are recognized in the fiscal period in which the loss is determined. Contract profit estimates are also adjusted in the fiscal period in which it is determined that an adjustment is required. As a result of the requirements of the cost-to-cost method of accounting, the possibility exists, for example, that we could have estimated and reported a profit on a contract over several periods and later determined, usually near contract completion, that all or a portion of such previously estimated and reported profits were overstated. If this occurs, the full aggregate amount of the overstatement will be reported for the period in which such determination is made, thereby offsetting all or a portion of any profits from other contracts that would be reported in such period, or even resulting in a loss being reported for such period. On a historical basis, in most branches, we believe that we have typically made reasonably reliable estimates of the progress towards completion on our long-term contracts. However, given the uncertainties associated with these types of contracts, it is possible for actual costs to materially and adversely vary from estimates previously made, which may result in reductions or reversals of previously recorded revenue and profits.

Earnings for future periods may be impacted by impairment charges for goodwill and intangible assets.

We carry a significant amount of goodwill and identifiable intangible assets on our consolidated balance sheets. Goodwill is the excess of purchase price over the estimated fair value of the net assets of acquired businesses. We assess goodwill for impairment each year, and more frequently if circumstances suggest an impairment may have occurred. We may determine in the future that a significant impairment has occurred in the value of our unamortized intangible assets or fixed assets, which could require us to write off a portion of our assets and could adversely affect our financial condition or reported results of operations.

Contractual warranty obligations could adversely affect our profits and cash flow.

We often warrant the services provided, typically as a function of contract, guaranteeing the work performed against defects in workmanship and the material we supply. If warranty claims occur, we could be required to repair or replace warrantied work in place at our cost. In addition, our customers may elect to repair or replace the warrantied item by using the services of another provider and require us to pay for the cost of the repair or replacement. Costs incurred as a result of warranty claims could adversely affect our financial position, results of operations and cash flows.

Recent and potential changes in U.S. trade policies and retaliatory responses from other countries may significantly increase the costs or limit supplies of raw materials and products used in our operations.

The U.S. federal government has in recent years imposed new or increased tariffs or duties on an array of imported materials and goods that are used in connection with our operations. Foreign governments and trading blocs have responded by imposing or increasing tariffs, duties and/or trade restrictions on U.S. goods, and may, from time to time, consider other measures. These trade conflicts and related escalating governmental actions that result in additional tariffs, duties and/or trade restrictions could increase our operating costs, cause disruptions or shortages in our supply chains and/or negatively impact the U.S., regional or local economies in which we operate, and, individually or in the aggregate, materially and adversely affect our business and our consolidated financial statements.

Rising inflation and/or interest rates, or deterioration of the United States economy and conflicts around the world could have a material adverse effect on our business, financial condition and results of operations.

Economic factors, including inflation and fluctuations in interest rates, recession and fears of recession could have a negative impact on our business. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. To the extent that Congress is unable to lower United States debt substantially, a decrease in federal spending could result, which could negatively impact the ability of government agencies to fund existing or new infrastructure projects. Further, to the extent that Congress invests additional amounts in infrastructure during periods of labor shortages or supply chain disruptions, it may increase our costs or cause us not to find suitable labor, supplies or raw materials. Moreover, geopolitical risks and conflicts around the world could further disrupt supply chains and create additional inflationary pressures. For example, the recent action of Russian military forces and support personnel in the Ukraine has escalated tensions between Russia and the U.S., NATO, the EU and the U.K. The U.S. has imposed, and is likely to impose material additional, financial and economic sanctions and export controls against certain Russian organizations and/or individuals, with similar actions either implemented or planned by the EU and the U.K. and other jurisdictions. The result of these sanctions and other measures could cause the prices at which the Company buys certain raw materials to fluctuate and/or increase greatly. These pressures could also cause interest rates and the cost of our borrowing to increase. In addition, all of such actions or events could have a material adverse effect on the financial markets and economic conditions in the United States and throughout the world, which may limit our ability and the ability of our customers to obtain financing and/or could impair our ability to execute our acquisition strategy. These and related economic factors could have a material adverse effect on our financial position, results of operations, cash flows and liquidity.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our A&R Wintrust Credit Agreement (as defined below) are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though any amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. As of the December 31, 2021, we had $25.0 million of available borrowing capacity (with zero drawn) under the A&R Wintrust Revolving Loan (as defined below) and $35.0 million outstanding under the A&R Wintrust Term Loan (as defined below). In addition, we may determine to enter into interest rate swaps that involve the exchange of variable for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk and could be subject to credit risk themselves.

Failure to remain in compliance with covenants under our debt and credit agreements or service our indebtedness could adversely impact our business.

Our A&R Wintrust Credit Agreement and other debt obligations include certain debt covenants, some of which are financial in nature, are further described in “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations” of this Annual Report on Form 10-K. Our failure to comply with any of these covenants, or to pay principal, interest or other amounts when due thereunder, would constitute an event of default under the applicable agreements. Under certain circumstances, the occurrence of an event of default under one of these agreements (or the acceleration of the maturity of the indebtedness under one of these agreements) may constitute an event of default under one or more of our other debt or surety agreements. Default under our debt agreements could result in, among other things, us no longer being entitled to borrow under one or more of the agreements, acceleration of the maturity of outstanding indebtedness under the agreements, and/or foreclosure on any collateral securing the obligations under the agreements. If we are unable to service our debt obligations, or if we are unable to comply with our financial or other debt covenants, and our indebtedness would become immediately due and payable, and we could be forced to curtail our operations, reorganize our capital structure (including through bankruptcy proceedings), or liquidate some or all of our assets in a manner that could cause holders of our securities to experience a partial or total loss of their investment.

We may not be able to generate sufficient cash flow to meet all of our existing or potential future debt service obligations.

Our ability to meet all of our existing or potential future debt service obligations (including those under our A&R Wintrust Credit Agreement, pursuant to which we may incur significant indebtedness), to refinance our existing or potential future indebtedness, and to fund our operations, working capital, acquisitions, capital expenditures, and other important business uses, depends on our ability to generate sufficient cash flow in the future. Our future cash flow is subject to, among other factors, general economic, industry, financial, competitive, operating, legislative and regulatory conditions, many of which are beyond our control.

We cannot assure that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us on favorable terms, or at all, in amounts sufficient to enable us to meet all of our existing or potential future debt service obligations, or to fund our other important business uses or liquidity needs. Furthermore, if we incur additional indebtedness in connection with future acquisitions or for any other purpose, our existing or potential future debt service obligations could increase significantly and our ability to meet those obligations could depend, in large part, on the returns from such acquisitions or projects, as to which no assurance can be given.

Furthermore, our obligations under the terms of our borrowings could impact us negatively. For example, such obligations could:

•	limit our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	restrict us from making strategic acquisitions or cause us to make non-strategic divestitures;

•	increase our vulnerability to general economic and industry conditions; and

•	require a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our borrowings, thereby reducing our ability to use cash flow to fund our operations, capital expenditures and future business opportunities.

We may also refinance all or a portion of our indebtedness at or prior to the scheduled maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things, (i) our business, financial condition, liquidity, results of operations, and then-current market conditions; and (ii) restrictions in the agreements governing our indebtedness. As a result, we may not be able to refinance any of our indebtedness or obtain additional financing on favorable terms, or at all.

If we do not generate sufficient cash flow from operations and additional borrowings or refinancings are not available to us, we may be unable to meet all of our existing or potential future debt service obligations. As a result, we would be forced to take other actions to meet those obligations, such as raising equity or delaying capital expenditures, any of which could have a material adverse effect on us. Furthermore, we cannot assure that we will be able to effect any of these actions on favorable terms, or at all.

Our obligation to contribute to multiemployer pension plans could give rise to significant expenses and liabilities in the future.

We contribute to approximately 40 multiemployer pension plans in the United States under collective bargaining agreements that generally provide pension benefits to employees covered by these agreements. Approximately 51% of our current employees are members of collective bargaining units. Our contributions to these plans were approximately $14.3 million for the year ended December 31, 2021 and $16.1 million for the year ended December 31, 2020. The costs of providing benefits through such plans have increased in recent years. The amount of any increase or decrease in our required contributions to these multiemployer pension plans will depend upon many factors, including the outcome of collective bargaining, actions taken by trustees who manage the plans, government regulations, the actual return on assets held in the plans and the potential payment of a withdrawal liability. Based upon the information available to us from the multiemployer pension plans’ administrators, we believe that some of these multiemployer pension plans are underfunded. The unfunded liabilities of these plans may result in required increased future payments by us and the other participating employers. Underfunded multiemployer pension plans may impose a surcharge requiring additional pension contributions. Our risk of such increased payments may be greater if any of the participating employers in these underfunded plans withdraws from the plan and is not able to contribute an amount sufficient to fund the unfunded liabilities associated with its participants in the plan.

With limited exception, an employer who is obligated under a collective bargaining agreement to contribute to a multiemployer pension plan is liable, upon termination of such contribution obligation to the plan or withdrawal from a plan, for its proportionate share of the plan’s unfunded vested pension liabilities. In the event that we withdraw from participation in a plan, applicable law could require us to make withdrawal liability contributions to such plan, and we would have to reflect that liability and the related expense in our consolidated financial statements. Our withdrawal liability payable to an individual multiemployer pension plan would depend on the extent of the plan’s funding of vested benefits. While we currently have no intention of withdrawing from a plan, and underfunded plan obligations have not affected our operations in the past, there can be no assurance that we will not be required to make material cash contributions to one or more of these plans in the future. If the multiemployer pension plans in which we participate have significant underfunded liabilities, such underfunding could increase the size of our potential withdrawal liability. No liability for underfunding of multiemployer pension plans was recorded in our consolidated financial statements for the years ended December 31, 2021 or 2020.

A pandemic, epidemic or outbreak of an infectious disease in the markets in which we operate or that otherwise impacts our facilities or suppliers could adversely impact our business.

If a pandemic, epidemic, or outbreak of an infectious disease, including the outbreak of any respiratory illness caused by COVID-19, or other public health crisis were to affect our markets or facilities or those of our suppliers, or customers, our business could be adversely affected. Consequences of a pandemic, epidemic or other infectious disease may include disruptions in or restrictions on our ability to travel. If such an infectious disease broke out at one or more of our offices, facilities or work sites, our operations may be adversely and materially affected, our productivity may be affected, our ability to complete projects in accordance with our contractual obligations may be affected, and we may incur increased labor and materials costs. If the customers with which we contract are affected by an outbreak of infectious disease, GCR and ODR work may be delayed or cancelled, and we may incur increased labor and materials costs. If our subcontractors with whom we work were affected by an outbreak of infectious disease, our labor supply may be affected and we may incur increased labor costs. In addition, we may experience difficulties with certain suppliers or with vendors in their supply chains, and our business could be affected if we become unable to procure essential equipment, supplies or services in adequate quantities and at acceptable prices. Further, infectious outbreaks have and could in the future cause disruption to the U.S. economy, or the local economies of the markets in which we operate, and may cause shortages of building materials, increase costs associated with obtaining building materials, affect job growth and consumer confidence, or cause economic changes, including the possibility of an economic recession or inflation, that we cannot anticipate. Overall, the potential impact of a pandemic, epidemic or outbreak of an infectious disease with respect to our markets or our facilities is difficult to predict and could adversely impact our business.

In response to the COVID-19 situation, federal, state and local governments (or other governments or bodies) initially placed restrictions on travel and conducting or operating business activities including vaccine or mask mandates. Those restrictions continue to vary depending on the state and local regulations applicable to that geography and we believe may continue to evolve in the future. We have been and will continue to be impacted by those restrictions. Given that the type, degree and length of such restrictions are not known at this time, we cannot predict the overall impact of such restrictions on us, our customers, our subcontractors and supply chain, others that we work with or the overall economic environment. As such, the impact these restrictions may have on our financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact may be material. In addition, due to the speed with which the COVID-19 situation is developing and evolving, there is uncertainty around its ultimate impact on public health, business operations and the overall economy, including the possibility that we may continue to experience adverse impacts to our business as a result of an economic recession that occurs after the virus has subsided; therefore, the negative impact on our financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact may be material.

COVID-19 vaccination mandates applicable to us and certain of our employees may result in our inability to pursue certain work, an increase in attrition rates or absenteeism within our labor force, challenges securing future labor needs, inefficiencies connected to employee turnover, and costs associated with implementation and on-going compliance, which could have an adverse impact on our business and results of operations.

On September 9, 2021, President Biden issued an executive order that resulted in guidance for all employers with U.S. Government contracts to ensure that their U.S.-based employees, contractors, and subcontractors, that work on, or in support of, U.S. Government contracts, were fully vaccinated by January 4, 2022. The executive order included on-site and remote U.S.-based employees, contractors and subcontractors and it only permitted limited exceptions for disability/medical and religious reasons. The executive order has been challenged in court and has been stayed, at least temporarily, by certain federal courts.

In addition, on September 9, 2021, President Biden announced that he directed OSHA to develop an ETS mandating either the full vaccination or weekly testing of employees of employers with 100 or more employees. On November 4, 2021, OSHA filed an ETS with the Office of the Federal Register that required employers with 100 or more employees to require their employees to be fully vaccinated with a COVID-19 vaccine or to produce a negative COVID-19 test result on at least a weekly basis, along with certain other requirements. The ETS required covered employers to ensure all unvaccinated employees working in-person to begin wearing masks by December 5, 2021, and provide a negative COVID-19 test on a weekly basis beginning on January 4, 2022. Multiple parties, including 27 states, initiated litigation to block the ETS. On January 13, 2022, the U.S. Supreme Court issued an emergency stay, which blocks the ETS from being enforced until the ETS works its way through the lower courts. Then, effective January 26, 2022, OSHA withdrew the ETS as an enforceable emergency temporary standard, but did not withdraw the ETS as a proposed rule.

It is currently not possible to predict with certainty the exact impact that President Biden’s executive order or other government or private driven vaccine mandates will have on our business or workforce. However, the implementation of these requirements may result in our inability to pursue certain work, an increase in attrition rates or absenteeism within our labor force, challenges securing future labor needs, inefficiencies connected to employee turnover, and costs associated with implementation and on-going compliance, which could have an adverse effect on our business, financial condition, and results of operations.

Future climate change could adversely affect us.

Greenhouse gas (“GHG”) emissions are driving global climate change that is expected to have various impacts on our operations, ranging from more frequent extreme weather events to extensive governmental policy developments and shifts in our customers’ preferences, which have the potential individually or collectively to significantly disrupt our business as well as negatively affect our suppliers, independent contractors and customers. Experiencing or addressing the various physical, regulatory and adaptation/transition risks from climate change may significantly reduce our revenue and profitability, or cause us to generate losses. For instance, incorporating greater resource efficiency into our solutions, whether to comply with upgraded building codes or recommended practices given a region’s particular exposure to climate conditions, or undertaken to satisfy demand from increasingly environmentally conscious customers or to meet our own sustainability goals, often raises our costs. In evaluating whether to implement voluntary improvements, we also consider that choosing not to enhance our buildings’ resource efficiency can make them less attractive to municipalities, and increase the vulnerability of customers in our communities to rising energy and water expenses and use restrictions. We weigh the impact of the costs associated with offering more resource-efficient products against our priorities of generating higher returns and delivering solutions that are affordable to our customers. In balancing these objectives, we may determine we need to absorb most or all the additional operating costs that come with making our solutions more efficient, which may be substantial for us.

Beyond the commercial pressures implicated by climate change concerns, our operations in any of our served markets may face its potential adverse physical effects. For example, California has historically experienced, and is projected to continue to experience, climate-related events at an increasing frequency including drought, water scarcity, heat waves, wildfires and resultant air quality impacts and power shutoffs associated with wildfire prevention. While we have safety protocols in place for our construction sites and take steps to safeguard our administrative functions, we can provide no assurance that we or our suppliers or other partners can successfully operate in areas experiencing a significant weather event or natural disaster, and we or they may be more impacted and take longer, and with higher costs, to resume operations in an affected location than other businesses, depending on the nature of the event or other circumstances.

International, federal, state and local authorities and legislative bodies have issued, implemented or proposed regulations, penalties, standards or guidance intended to restrict, moderate or promote activities consistent with resource conservation, GHG emission reduction, environmental protection or other climate-related objectives. Compliance with those directed at or otherwise affecting our business or our suppliers’ (or their suppliers’) operations, products or services, could increase our costs or delay or complicate our solutions, for example, due to a need to reformulate or redesign building materials or components, or source updated or upgraded items or equipment, or specially trained or certified independent contractors, in limited or restricted supply.

Adapting to or transitioning from the use of certain items or methods in construction or other solutions, or adjusting the products we offer to our customers, whether due to climate-related governmental rules or our supply chain, market dynamics or consumer preferences, can negatively affect our costs and profitability, production operations in affected markets and customer satisfaction during the transition period, which could be prolonged.

Climate change is an intrinsically complex global phenomenon with inherent residual risks across its physical, regulatory and adaptation/transition dimensions that cannot be mitigated given their wide-ranging, (sometimes unexpectedly) interdependent and largely unpredictable potential scope, nature, timing or duration. Therefore, we cannot provide any assurance that we have or can successfully prepare for, or are or will be able to reduce or manage, any of them to the extent they may arise. In addition, we may experience substantial negative impacts to our business if an unexpectedly severe weather event or natural disaster damages our operations or those of our suppliers or independent contractors in our primary markets or from the unintended consequences of regulatory changes that directly or indirectly impose substantial restrictions on our activities or adaptation requirements.

We are susceptible to adverse weather conditions, which may harm our business and financial results.

Our business may be adversely affected by severe weather in areas where we have significant operations. Repercussions of severe weather conditions may include:

•	curtailment of services;

•	suspension of operations;

•	inability to meet performance schedules in accordance with contracts and potential liability for liquidated damages;

•	injuries or fatalities;

•	weather related damage to facilities;

•	disruption of information systems;

•	inability to receive machinery, equipment and materials at jobsites; and

•	loss of productivity.

Information technology system failures, network disruptions or cyber security breaches could adversely affect our business.

We use sophisticated information technology systems, networks, and infrastructure in conducting some of our day-to-day operations and providing services to certain customers, including technology used for building designs, project modeling and scheduling. Information technology system failures, including suppliers’ or vendors’ system failures, could disrupt our operations by causing transaction errors, processing inefficiencies, the loss of customers, other business disruptions, or the loss of employee personal information. In addition, these systems, networks, and infrastructure may be vulnerable to deliberate cyber-attacks that interfere with their functionality or the confidentiality of our data or information or our customers’ data or information. Increasingly advanced cyber-attacks against rapidly evolving computer technologies pose a risk to the security of our systems, networks, information and data. Likewise, cyber incidents, including malicious cyber-attacks perpetrated on our employees and cyber incidents caused by third parties surreptitiously accessing our systems by other means, pose a risk to the security of the systems, networks, information and data of ours, our customers, subcontractors and suppliers. Despite efforts to protect confidential business information, personal data of ours, our customers, employees, suppliers and subcontractors, our information technology systems and those of our third-party service providers may be subject to system breaches. System breaches can lead to disclosure, modification and destruction of proprietary business data, personally identifiable information, other sensitive information, production downtime or loss of business, and damage to our reputation, competitiveness and operations. Of special note is our risk when implementing new capabilities. As we implement new systems, many times both new and old systems run in parallel until all processes have successfully transferred to the new system and thorough testing has been performed. These events could impact our customers, suppliers, subcontractors, employees, our financial reporting and our reputation and lead to financial losses from remediation actions, loss of business or potential liability, or an increase in expense, all of which may have a material adverse effect on our business.

We have subsidiary operations throughout the United States and are exposed to multiple state and local regulations, as well as federal laws and requirements applicable to government contractors. Changes in laws, regulations or requirements, or a material failure of any of our subsidiaries or us to comply with any of them, could increase our costs and have other negative impacts on our business.

As of December 31, 2021, our branch locations operate in 21 states, which exposes us to a variety of state and local laws and regulations, particularly those pertaining to contractor licensing requirements. These laws and regulations govern many aspects of our business, and there are often different standards and requirements in different locations. In addition, our subsidiaries that perform work for federal government entities are subject to additional federal laws and regulatory and contractual requirements. Changes in any of these laws, or any subsidiary’s material failure to comply with them, can adversely impact our operations by, among other things, increasing costs, distracting management’s time and attention from other items, and harming our reputation.

As Federal Government Contractors under applicable federal regulations, our subsidiaries are subject to a number of rules and regulations, and our contracts with government entities are subject to audit. Violations of the applicable rules and regulations could result in a subsidiary being barred from future government contracts.

Federal Government Contractors must comply with many regulations and other requirements that relate to the award, administration and performance of government contracts. A violation of these laws and regulations could result in imposition of fines and penalties, the termination of a government contract, or debarment from bidding on government contracts in the future. Further, despite our decentralized nature, a violation at one of our locations could impact the ability of the other locations to bid on and perform government contracts; additionally, because of our decentralized nature, we face risk in maintaining compliance with all local, state and federal government contracting requirements. Prohibition against bidding on future government contracts could have an adverse effect on our financial position, results of operations and cash flows.

Past and future environmental, safety and health regulations could impose significant additional costs on us that reduce our profits.

HVAC systems are subject to various environmental statutes and regulations, including the Clean Air Act and those regulating the production, servicing and disposal of certain ozone-depleting refrigerants used in HVAC systems. There can be no assurance that the regulatory environment in which we operate will not change significantly in the future. Various local, state and federal laws and regulations impose licensing standards on technicians who install and service HVAC systems. And additional laws, regulations and standards apply to contractors who perform work that is being funded by public money, particularly federal public funding. Our failure to comply with these laws and regulations could subject us to substantial fines, the loss of licenses or potential debarment from future publicly funded work. It is impossible to predict the full nature and effect of judicial, legislative or regulatory developments relating to health and safety regulations and environmental protection regulations applicable to our operations.

Our failure to comply with immigration laws and labor regulations could affect our business.

In certain markets, we rely heavily on our immigrant labor force. We have taken steps that we believe are sufficient and appropriate to ensure compliance with immigration laws. However, we cannot provide assurance that our management has identified, or will identify in the future, all illegal immigrants who work for us. The failure to identify such illegal immigrants may result in fines or other penalties being imposed upon us, which could have a material adverse effect on our financial position, results of operations and cash flows.

Risks Related to Ownership of Our Common Stock

The price of our common stock may be volatile.

The market price of our common stock has been volatile and may be volatile in the future, and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include, among other things:

•	actual or anticipated variations in our quarterly results of operations;

•	recommendations by securities analysts;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	political and economic conditions, such as a recession;

•	news reports relating to trends, concerns and other issues in the financial services industry generally;

•	perceptions in the marketplace regarding us and/or our competitors;

•	new technology used, or services offered, by competitors; and

•	changes in government regulations.

In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Future sales of our common stock may cause our common stock price to decline.

Any transfer or sales of substantial amounts of our common stock in the public market or the perception that such transfer or sales might occur may cause the market price of our common stock to decline. As of March 15, 2022, we had an aggregate of 10,423,068 shares of our outstanding common stock, of which 1,205,187 shares were held by our directors and officers. There were no holders of greater than 10% of our common stock. If a substantial number of these shares are sold in the public market, the trading price of our common stock may decline.

In addition, our board has the power, without stockholder approval, to set the terms of any series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends or in the event of a dissolution, liquidation or winding up and other terms. In the event that we issue preferred stock in the future that has preference over our common stock with respect to payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of the holders of our common stock or the market price of our common stock could be adversely affected.

Future equity issuances could result in dilution, which could cause our common stock price to decline.

We are generally not restricted from issuing additional shares of our common stock, up to the 100,000,000 shares of voting common stock authorized by our second amended and restated certificate of incorporation, which could be increased by a vote of the holders of a majority of our shares. In addition, we may issue additional shares of our common stock in the future pursuant to current or future equity compensation plans, upon conversions of preferred stock or debt, upon exercise of warrants or in connection with future acquisitions or financings. If we choose to raise capital by selling shares of our common stock for any reason, the issuance would have a dilutive effect on the holders of our common stock and could have a material negative effect on the market price of our common stock.

If equity research analysts publish unfavorable commentary or downgrade our common stock, the price and trading volume of our common stock could decline.

The trading market for our common stock could be affected by equity research analysts’ research or reports about us and our business. The price of our stock could decline if one or more securities analysts downgrade our stock or if analysts issue other unfavorable commentary about us or our business. In addition, if any of these analysts ceases coverage of us, we could lose visibility in the market, which in turn could cause our common stock price or trading volume to decline and our common stock to be less liquid.

We have not declared any dividends on our common stock to date and have no expectation of doing so in the foreseeable future.

The payment of cash dividends on our common stock rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, unencumbered cash, capital requirement and our financial condition, as well as other relevant factors. To date, we have not paid dividends on our common stock nor do we anticipate that we will pay dividends in the foreseeable future. As of December 31, 2021, we do not have any preferred stock outstanding that has any preferential dividends.

Provisions in our organizational documents and Delaware or certain other state laws could delay or prevent a change in control of our company, which could adversely affect the price of our common stock.

The provisions of our Certificate of Incorporation and out bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Our Certificate of Incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•	Board of Directors vacancies. Our Certificate of Incorporation authorizes our Board of Directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board of Directors is permitted to be set only by a resolution adopted by a majority vote of our Board of Directors, provided the number of directors may not be fewer than one and not more than nine. These provisions prevent a stockholder from increasing the size of our Board of Directors and then gaining control of our Board of Directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board of Directors but promotes continuity of management.

•	Classified board. Our Certificate of Incorporation provides that our Board of Directors is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•	Stockholder action: special meetings of stockholders. Our Certificate of Incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws provide that special meetings of our stockholders may be called only by the chairperson of our Board of Directors, our Chief

Executive Officer or our Board of Directors pursuant to a resolution of a majority of our Board of Directors, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•	Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder's notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company.

•	Directors removed only for cause. Our Certificate of Incorporation provides that stockholders may remove directors only for cause, which may delay the ability of our stockholders to remove directors from our Board of Directors.

•	Issuance of undesignated preferred stock. Following the repurchase of all of our previously issued shares of Class A Preferred Stock, our Board of Directors has the authority, without further action by the stockholders, to issue up to 600,000 additional shares of undesignated preferred stock with rights and preferences, including voting rights, designated time to time by our Board of Directors. The existence of authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

•	Amendment of charter provisions. Any amendment of the above provisions in our Certificate of Incorporation requires approval by holders of at least 66.67% of our outstanding common stock.

•	No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation's certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

•	Choice of forum. Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our Certificate of Incorporation or our bylaws; any action asserting a claim against us that is governed by the internal affairs doctrine. This provision is not intended to apply to claims arising under the Securities Act and the Exchange Act. To the extent the provision could be construed to apply to such claims, there is uncertainty as to whether a court would enforce the provision in such respect, and our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Risks Related to Ownership of Our Warrants

We may amend the terms of the $15 Exercise Price (defined below) in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding $15 Exercise Price Warrants.

We previously issued warrants that were initially issued to 1347 Investors LLC, our sponsor (the “Sponsor”) in a private placement concurrently with the closing of our initial public offering and are exercisable for one share of common stock at an exercise price of $15.00 per share (the “$15 Exercise Price Warrants”).

The $15 Exercise Price Warrants were issued in registered from under the Warrant Agreement dated July 15, 2014, between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of such $15 Exercise Price Warrants may be amended without the consent of any holder to cure any ambiguity cure, correct or supplement any defective provision, or add, or change any other provision with respect to matters or questions arising under the Warrant Agreement that the parties deem necessary or desirable, but requires the approval by the holders of at least a majority of the then outstanding $15 Exercise Price Warrants, voting together as a single class, to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of such $15 Exercise Price Warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding $15 Exercise Price Warrants approve of such amendment. Although our ability to amend the terms of such $15 Exercise Price Warrants with the consent of at least a majority of the then outstanding $15 Exercise Price Warrants is unlimited, examples of such amendments could be amendments to among other things, increase the exercise price of such $15 Exercise Price Warrants, convert such $15 Exercise Price Warrants into stock, or cash, shorten the exercise period or decrease the number of warrant shares issuable upon exercise of each such $15 Exercise Price Warrant.

We may redeem unexpired $15 Exercise Price Warrants prior to their exercise at a time that is disadvantageous to holders, thereby making those warrants worthless.

The $15 Exercise Price Warrants are not redeemable by us so long as they are held by their initial purchasers or their permitted transferees. However, if the $15 Exercise Price Warrants are sold to you and you are not a permitted transferee under the terms of the $15 Exercise Price Warrants, we will have the ability to redeem such outstanding warrants at any time prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we give notice of redemption. If and when such $15 Exercise Price Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of such outstanding $15 Exercise Price Warrants could force you (i) to exercise your warrants and pay the exercise price thereof at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then current market price when you might otherwise wish to hold your warrants of (iii) to accept the nominal redemption price which, at the time the outstanding $15 Exercise Price Warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

General Risk Factors

Failure or circumvention of our disclosure controls and procedures or internal controls over financial reporting could seriously harm our financial condition, results of operations, and business.

We plan to continue to maintain and strengthen internal controls and procedures to enhance the effectiveness of our disclosure controls and internal controls over financial reporting. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, and not absolute, assurances that the objectives of the system are met. Any failure of our disclosure controls and procedures or internal controls over financial reporting could harm our financial condition and results of operations.

Our management has concluded that our disclosure controls and procedures and internal control over financial reporting are effective. However, if we are unable to establish and maintain effective disclosure controls and internal control over financial reporting or have material weaknesses in our internal control over financial reporting, our ability to produce accurate financial statements on a timely basis could be impaired, and the market price of our securities may be negatively affected.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. However, if we were unable to maintain effective internal control over financial reporting, or if we identify additional material weaknesses in our internal control over financial reporting, our management would be unable to assert in future reports that our disclosure controls and procedures and our internal control over financial reporting are effective. This could cause investors, counterparties and customers to lose confidence in the accuracy and completeness of our financial statements and reports and have a material adverse effect on our liquidity, access to capital markets and perceptions of our creditworthiness and/or a decline in the market price of our common stock. In addition, we could become subject to investigations by Nasdaq, the SEC or other regulatory authorities, which could require additional financial and management resources. These events could have a material adverse effect on our business, financial condition and results of operations.

Actual and potential claims, lawsuits and proceedings could ultimately reduce our profitability and liquidity and weaken our financial condition.

We have been and will continue to be named as a defendant in legal proceedings claiming damages in connection with the operation of our business. These actions and proceedings may involve claims for, among other things, compensation for alleged personal injury, workers’ compensation, employment law violations and/or discrimination, breach of contract, or property damage. In addition, we may be subject to lawsuits involving allegations of violations of the Fair Labor Standards Act and state wage and hour laws. We may also face allegations of violations of applicable securities laws, including the possibility of class action lawsuits. Due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of any such actions or proceedings. We also are, and will likely continue to be, from time to time a plaintiff in legal proceedings against customers, or will pursue claims against our customers prior to litigation, in which we seek to recover payment of contractual amounts we are owed, as well as claims for increased costs we incur. When appropriate, we will establish provisions against possible exposures, and adjust these provisions from time to time according to ongoing exposure. If the assumptions and estimates related to these exposures prove to be inadequate or inaccurate, we could experience a reduction in our profitability and liquidity and a weakening of our financial condition. In addition, claims, lawsuits and proceedings may harm our reputation or divert management resources away from operating the business.

Force majeure events, including natural disasters and terrorists’ actions, could negatively impact our business, which may affect our financial position, results of operations or cash flows.

Force majeure, or extraordinary events beyond the control of the contracting parties, such as natural and man-made disasters, terrorist actions, and state and federal government shutdowns, could negatively impact us. We attempt to negotiate contract language seeking to mitigate force majeure events in both public and private client contracts. When successful, we remain obligated to perform our services after most extraordinary events subject to relief that may be available pursuant to a force majeure clause. If we are not able to react quickly to force majeure events, our operations may be affected significantly, which would have a negative impact on our financial position, results of operations and cash flows.

Deliberate, malicious acts, including terrorism and sabotage, could damage our facilities, disrupt our operations or injure employees, contractors, customers or the public and result in liability to us.

Intentional acts of theft, vandalism and destruction could damage or destroy our facilities, as well as the materials and equipment our labor forces are installing, thereby reducing our operational production capacity and requiring us to repair or replace facilities or installed work at substantial cost. Additionally, employees, contractors and the public could suffer substantial physical injury from acts of terrorism for which we could be liable. Governmental authorities may also impose security or other requirements that could make our operations more difficult or costly. The consequences of any such actions could adversely affect our financial position, results of operations and cash flows.

A change in tax laws or regulations of any federal or state jurisdiction in which we operate could increase our tax burden and otherwise adversely affect our financial position, results of operations, cash flows and liquidity.

We continue to assess the impact of various U.S. federal or state legislative proposals that could result in a material increase to our U.S. federal or state taxes. We cannot predict whether any specific legislation will be enacted or the terms of any such legislation. However, if such proposals were to be enacted, or if modifications were to be made to certain existing regulations, the consequences could have a material adverse impact on us, including increasing our tax burden, increasing the cost of tax compliance or otherwise adversely affecting our financial position, results of operations and cash flows.

Item 1B.    Unresolved Staff Comments

Not applicable.

Item 2.    Properties

As of December 31, 2021, the Company maintained its principal executive offices and corporate headquarters at 1251 Waterfront Place, Suite 201, Pittsburgh, Pennsylvania. The Company has 25 offices throughout the United States. Those branches and offices (summarized below) are spread throughout the eastern portion of the country and California. All of the Company’s branches support both the GCR and ODR operating segments. The Company believes that its current facilities are suitable and adequate to meet its current needs and that suitable additional or substitute space will be available as needed.

Location	Owned or Leased	Approximate Size
Warrington, Pennsylvania (Eastern Pennsylvania)	Leased	27,443 square feet
Orlando, Florida (Limbach Collaborative Services)	Leased	20,445 square feet
Pontiac, Michigan	Owned	74,000 square feet
Lansing, Michigan	Leased	18,692 square feet
Laurel, Maryland (Mid-Atlantic)	Leased	50,133 square feet
Wilmington, Massachusetts (New England)	Leased	30,995 square feet
East Brunswick, New Jersey	Leased	4,200 square feet
Columbus, Ohio (4 locations)	Leased	130,144 square feet
Pittsburgh, Pennsylvania (Corporate)	Leased	19,165 square feet
Athens, Ohio	Leased	3,000 square feet
Lake Mary, Florida	Leased	48,054 square feet
Seal Beach, California (Southern California)	Leased	88,507 square feet
Tampa, Florida (2 locations)	Leased	13,739 square feet
Pittsburgh, Pennsylvania (Western Pennsylvania)	Leased	19,718 square feet
Greensburg, Pennsylvania (Western Pennsylvania/Westmoreland County)	Leased	5,000 square feet
Bronxville, New York	Leased	250 square feet
Detroit, Michigan	Leased	2,155 square feet
Sanford, Florida	Leased	6,200 square feet
Boynton Beach, Florida	Leased	9,631 square feet
Orlando, Florida	Leased	4,240 square feet
Chattanooga, Tennessee	Leased	159,429 square feet

Item 3.    Legal Proceedings

See Note 12 – Commitments and Contingencies in the accompanying notes to the Company’s consolidated financial statements for further information regarding the Company’s legal proceedings.

Item 4.    Mine Safety Disclosures

Not applicable.

Information About Our Executive Officers

Name	Age	Title
Charles A. Bacon, III	61	President, Chief Executive Officer and Director
Jayme L. Brooks	51	Executive Vice President and Chief Financial Officer
Michael M. McCann	40	Executive Vice President and Chief Operating Officer

Charles A. Bacon, III has served as the President, Chief Executive Officer and a Director of the Company since July 2016. He joined Limbach Holdings LLC in early 2004 as President and Chairman of the Board of Managers and Chief Executive Officer, and was also an owner of the company. In that role, he was responsible for the overall performance and strategic direction of the business. Prior to joining Limbach, Mr. Bacon was the President and CEO of the North and South American operations of Bovis Lend Lease. Starting as a superintendent in 1982, he worked his way through various management and leadership positions within the organization and was named President in 1996 and CEO in 1999. Mr. Bacon is also a founding member of the IIF CEO Forum, a group of construction executives that are dedicated to a goal of eliminating injuries within Limbach’s industry. He also supports the ACE Mentorship Program and serves on the Executive Committee of the ACE National Board as Vice Chairman, an opportunity to influence high school children to consider careers in the construction industry. He was on the Executive Committee and Former Chairman of the Construction Industry Round Table (“CIRT”). Mr. Bacon also served on the board of Industrial and Infrastructure Contractors USA, a general construction company headquartered in Pittsburgh, Pennsylvania. That business was sold in 2019, at which time Mr. Bacon was no longer associated with the Company. Mr. Bacon has been a member of the Young Presidents Organization since 1997. Mr. Bacon received his bachelor’s degree from Utica College of Syracuse University and has attended Advanced Management Programs at Templeton School of Business, Oxford University and the Wharton School of Business at the University of Pennsylvania.

Jayme L. Brooks serves as the Executive Vice President and Chief Financial Officer of the Company, since October 2019. Mrs. Brooks served as Executive Vice President and Chief Financial Officer of Capstone Turbine Corporation, a publicly traded manufacturer of microturbine energy systems, from April 2019 until September 2019, and as its Chief Financial Officer and Chief Accounting Officer from April 2015 to April 2019. Previously, Mrs. Books also served as Vice President of Financial Planning and Analysis, Interim Chief Accounting Officer and Director of Financial Reporting of Capstone Turbine Corporation. Previously, she served as Vice President and Controller of Computer Patent Annuities North America LLC, a company providing solutions for intellectual property management, including renewal services, software tools and portfolio management. Mrs. Brooks holds a Bachelor of Arts degree in Business Economics from the University of California at Santa Barbara and a Master of Business Administration degree from the Fuqua School of Business at Duke University. Mrs. Brooks is a Certified Public Accountant (active) licensed in California.

Michael M. McCann has been the Company’s Executive Vice President and Chief Operating Officer since November 2019, after having been appointed Co-Chief Operating Officer, effective January 2019. Mr. McCann joined the Company in 2010 as Vice President and Branch Manager of Harper’s Tampa Branch. After growing the Tampa business for almost three years, Mr. McCann became President of Harper. His duties include all aspects of the Company’s construction operations, with primary responsibilities including oversight of risk management, sharing of best practices, and development of operational talent. Mr. McCann has a Bachelor of Science in Mechanical Engineering from Worcester Polytechnic Institute and a Master of Business Administration degree from Drexel University. Mr. McCann has over ten years of industry experience and is a Certified Mechanical Contractor in the State of Florida.

Part II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

The Company’s common stock is traded on The Nasdaq Capital Market under the symbol “LMB” and its Public Warrants (as defined in Note 9 – Equity in the accompanying notes to the Company’s consolidated financial statements) were quoted on the OTCQB under the symbol “LMBHW.” On July 20, 2021, the Company’s Public Warrants expired by their terms.

Holders

At March 15, 2022, there were 44 holders of record of the Company’s common stock. In addition, there were 5 holders of record of the Company’s $15 Exercise Price Warrants and 61 holders of record of its Merger Warrants (each defined in Note 9 – Equity in the accompanying notes to the Company’s consolidated financial statements).

Securities Authorized for Issuance under Equity Compensation Plans Information

The information called for by this item is incorporated herein by reference to the material under the caption, “Equity Compensation Plan Information” in the Proxy Statement.

Item 6.	[Reserved]

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this Annual Report on Form 10-K. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from our management’s expectations. Factors that could cause such differences are discussed in “Forward-Looking Statements”, “Risk Factor Summary” and “Risk Factors” in this Annual Report. We assume no obligation to update any of these forward-looking statements.

Overview

The Company is an integrated building systems solutions firm whose expertise is in the design, modular prefabrication, installation, management and maintenance of HVAC, mechanical, electrical, plumbing and control systems for commercial, institutional and light industrial markets. The Company operates primarily in the Northeast, Mid-Atlantic, Southeast, Midwest, and Southwestern regions of the United States.

The Company’s market sectors primarily include the following:

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•	Healthcare, including research, acute care and inpatient hospitals for regional and national hospital groups, and pharmaceutical and biotech laboratories and manufacturing facilities;

•	Education, including both public and private colleges, universities, research centers and K-12 facilities;

•	Sports and entertainment, including sports arenas, entertainment facilities (including casinos) and amusement rides;

•	Infrastructure, including passenger terminals and maintenance facilities for rail and airports;

•	Government, including various facilities for federal, state and local agencies;

•	Hospitality, including hotels and resorts;

•	Commercial, including office building, warehouse and distribution centers and other commercial structures;

•	Mission critical facilities, including data centers; and

•	Industrial manufacturing facilities, including indoor grow farms and automotive, energy and general manufacturing plants.

The Company operates in two segments, which were renamed as of January 1, 2021 to reflect the Company's two distinct approaches to its customer base and to better align with its owner direct strategy. The previously named Construction segment is now known as GCR; the previously named Service segment is now known as ODR. The Company's operating segments are based on the relationship with its customers, (i) GCR, in which the Company generally manages new construction or renovation projects that involve primarily HVAC, plumbing, or electrical services awarded to the Company by general contractors or construction managers, and (ii) ODR, in which the Company provides maintenance or service primarily on HVAC, plumbing or electrical systems, building controls and specialty contracting projects direct to, or assigned by, building owners or property managers. This work is primarily performed under fixed price, modified fixed price, and time and material contracts over periods of typically less than two years.

Key Components of Consolidated Statements of Operations

Revenue

The Company generates revenue principally from fixed-price construction contracts to deliver HVAC, plumbing, and electrical construction services to its customers. The duration of the Company’s contracts generally ranges from six months to two years. Revenue from fixed price contracts is recognized on the cost-to-cost method, measured by the relationship of total cost incurred to total estimated contract costs. Revenue from time and materials service contracts is recognized as services are performed. The Company believes that its extensive experience in HVAC, plumbing, and electrical projects, and its internal cost review procedures during the bidding process, enable it to reasonably estimate costs and mitigate the risk of cost overruns on fixed price contracts.

The Company generally invoices customers on a monthly basis, based on a schedule of values that breaks down the contract amount into discrete billing items. Costs and estimated earnings in excess of billings are recorded as a contract asset until billable under the contract terms. Billings in excess of costs and estimated earnings are recorded as a contract liability until the related revenue is recognizable.

Cost of Revenue

Cost of revenue primarily consists of the labor, equipment, material, subcontract, and other job costs in connection with fulfilling the terms of our contracts. Labor costs consist of wages plus taxes, fringe benefits, and insurance. Equipment costs consist of the ownership and operating costs of company-owned assets, in addition to outside-rented equipment. If applicable, job costs include estimated contract losses to be incurred in future periods. Due to the varied nature of the Company’s services, and the risks associated therewith, contract costs as a percentage of contract revenue have historically fluctuated and it expects this fluctuation to continue in future periods.

Selling, General and Administrative

Selling, general and administrative expenses consist primarily of personnel costs for its administrative, estimating, human resources, safety, information technology, legal, finance and accounting employees and executives. Also included are non-personnel costs, such as travel-related expenses, legal and other professional fees and other corporate expenses to support the growth of the Company’s business and to meet the compliance requirements associated with operating as a public company. Those costs include accounting, human resources, information technology, legal personnel, additional consulting, legal and

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audit fees, insurance costs, board of directors’ compensation and the costs of achieving and maintaining compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Amortization of Intangibles

Amortization expense represents periodic non-cash charges that consist of amortization of various intangible assets primarily including favorable leasehold interests and certain customer relationships in the ODR segment. As a result of the Jake Marshall Transaction, the Company recognized, in the aggregate, an additional $5.7 million of intangible assets associated with customer relationships with third-party customers, the acquired trade name and acquired backlog. The Jake Marshall-related intangible assets were recorded under the acquisition method of accounting at their estimated fair values at the acquisition date. See Note 3 – Acquisitions in the accompanying notes to the Company’s consolidated financial statements for further discussion of the Company’s acquired intangible assets as a result of the Jake Marshall Transaction.

Other Income (Expense)

Other income (expense) consists primarily of interest expense incurred in connection with the Company’s debt, net of interest income, loss on debt extinguishment, gain on embedded derivative, gains on the sale of property and equipment, change in fair value of warrant liability and impairment of goodwill. Deferred financing costs are amortized to interest expense using the effective interest method.

Provision for Income Taxes

The Company is taxed as a C Corporation and its financial results include the effects of federal income taxes which will be paid at the parent level.

The Company’s provision for income taxes includes federal, state and local taxes. The Company accounts for income taxes in accordance with ASC Topic 740 - Income Taxes, which requires the use of the asset and liability method. Under this method, deferred tax assets and liabilities and income or expense is recognized for the expected future tax consequences of temporary differences between the financial statement carrying values and their respective tax bases, using enacted tax rates expected to be applicable in the years in which the temporary differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes.

Operating Segments

The Company manages and measures the performance of its business in two operating segments: GCR and ODR. These segments are reflective of how the Company’s Chief Operating Decision Maker (“CODM”) reviews operating results for the purposes of allocating resources and assessing performance. The Company’s CODM is comprised of its Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.

The CODM evaluates performance based on income from operations of the respective branches after the allocation of corporate office operating expenses. In accordance with ASC Topic 280 – Segment Reporting, the Company has elected to aggregate all of the GCR work performed at branches into one GCR reportable segment and all of the ODR work performed at branches into one ODR reportable segment. All transactions between segments are eliminated in consolidation. The Company’s corporate department provides general and administrative support services to its two operating segments. The Company allocates costs between segments for selling, general and administrative and depreciation expense. Interest expense is not allocated to segments because of the corporate management of debt service. See Note 11 – Operating Segments in the accompanying notes to the Company’s consolidated financial statements for further discussion on its operating segments.

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Comparison of Results of Operations for the years ended December 31, 2021 and 2020

The following table presents operating results for the years ended December 31, 2021 and 2020 in dollars and expressed as a percentage of total revenue (except as indicated below):

	For the Years Ended December 31,
(in thousands except for percentages)	2021		2020
Statement of Operations Data:
Revenue:
GCR	$350,015	71.4%	$440,979	77.6%
ODR	140,336	28.6%	127,230	22.4%
Total revenue	490,351	100.0%	568,209	100.0%

Gross profit:
GCR	45,409	13.0% (1)	45,115	10.2% (1)
ODR	40,501	28.9% (2)	36,271	28.5% (2)
Total gross profit	85,910	17.5%	81,386	14.3%

Selling, general and administrative:
GCR	37,558	10.7% (1)	37,708	8.6% (1)
ODR	31,277	22.3% (2)	24,825	19.5% (2)
Corporate	2,601	0.5%	1,068	0.2%
Total selling, general and administrative	71,436	14.6%	63,601	11.2%

Amortization of intangibles (Corporate)	484	0.1%	630	0.1%

Operating income (loss):
GCR	7,851	2.2% (1)	7,407	1.7% (1)
ODR	9,224	6.6% (2)	11,446	9.0% (2)
Corporate	(3,085)	—%	(1,698)	—%
Total operating income	13,990	2.9%	17,155	3.0%

Other expenses (Corporate)	(4,513)	(0.9)%	(10,166)	(1.8)%
Total consolidated income before income taxes	9,477	1.9%	6,989	1.2%
Income tax provision	2,763	0.6%	1,182	0.2%
Net income	$6,714	1.4%	$5,807	1.0%

(1)	As a percentage of GCR revenue.

(2)	As a percentage of ODR revenue.

Revenue

	For the Years Ended December 31,
(in thousands except for percentages)	2021	2020	Increase/(Decrease)
Revenue:
GCR:	$350,015	$440,979	$(90,964)	(20.6)%
ODR:	140,336	127,230	13,106	10.3%
Total revenue	$490,351	$568,209	$(77,858)	(13.7)%

Revenue for the year ended December 31, 2021 decreased by $77.9 million compared to the year ended December 31, 2020. GCR revenue decreased by $91.0 million, or 20.6%, while ODR revenue increased by $13.1 million, or 10.3%. The decrease in

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period over period GCR segment revenue was primarily due to a planned decrease in the Southern California operating region and decreased revenue across the majority of the Company's operating regions. The Company continued to focus on improving project execution and profitability by pursuing GCR opportunities that were smaller in size, shorter in duration, and where the Company can leverage its captive design and engineering services. In addition, during the fourth quarter of 2021, the Company was impacted by supply chain issues delaying equipment delivery, which resulted in revenue being pushed to future periods. The increase in period over period ODR segment revenue was primarily due to increases in the Ohio, Michigan, Eastern Pennsylvania, New Jersey and New England regions, offset partly by declines in ODR revenue in Florida and Mid-Atlantic. Maintenance contract revenue, a component of ODR revenue, increased by $1.0 million period over period. GCR and ODR segment revenue increased by $0.4 million and $3.1 million, respectively, as a result of revenue generated by the Acquired Entities in the Jake Marshall Transaction.

Gross Profit

	For the Years Ended December 31,
(in thousands except for percentages)	2021	2020	Increase/(Decrease)
Gross profit:
GCR	$45,409	$45,115	$294	0.7%
ODR	40,501	36,271	4,230	11.7%
Total gross profit	$85,910	$81,386	$4,524	5.6%

Total gross profit as a percentage of consolidated total revenue	17.5%	14.3%

The Company's gross profit for the year ended December 31, 2021 increased by $4.5 million, or 5.6% compared to the year ended December 31, 2020. GCR gross profit increased $0.3 million, or 0.7%, largely due to higher margins despite lower revenue. ODR gross profit increased $4.2 million, or 11.7%, due to an increase in revenue at slightly higher margins. The total gross profit percentage increased from 14.3% for the year ended December 31, 2020 to 17.5% for the for the year ended December 31, 2021, mainly driven by the mix of higher margin ODR segment work, coupled with improved GCR segment margins. From the Effective Date through December 31, 2021, the Acquired Entities in the Jake Marshall Transaction generated approximately $0.4 million in gross profit, which was mostly attributable to the ODR segment.

The following table summarizes the Company’s recorded revisions in its contract estimates for certain GCR and ODR projects for the years ended December 31, 2021 and 2020 (includes material gross profit changes of $0.25 million or more).

	For the Years Ended December 31,
	2021		2020
(in thousands except number of projects )		Project count		Project count
Gross profit write-ups:
GCR	$5,663	12	$1,654	3
ODR	—	—	—	—
Total gross profit write-ups	$5,663	12	$1,654	3

Gross profit write-downs:
GCR	$(5,958)	8	$(10,379)	15
ODR	(332)	1	—	—
Total gross profit write-downs	$(6,290)	9	$(10,379)	15

Total gross profit write-downs, net	$(627)		$(8,725)

During the year ended December 31, 2021, the Company recorded total net gross profit write-ups, regardless of materiality, of $0.4 million compared to total net gross profit write-downs, regardless of materiality, of $7.9 million for the year ended December 31, 2020.

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Selling, General and Administrative

	For the Years Ended December 31,
(in thousands except for percentages)	2021	2020	Increase/(Decrease)
Selling, general and administrative:
GCR	$37,558	$37,708	$(150)	(0.4)%
ODR	31,277	24,825	6,452	26.0%
Corporate	2,601	1,068	1,533	143.5%
Total selling, general and administrative	$71,436	$63,601	$7,835	12.3%

Total selling, general and administrative expenses as a percentage of consolidated total revenue	14.6%	11.2%

The Company's SG&A expense for the year ended December 31, 2021 increased by approximately $7.8 million, or 12.3% compared to the year ended December 31, 2020. The increase was primarily attributable to a $1.5 million in non-cash stock-based compensation expense, a $1.5 million increase in professional fees, which included costs associated with the Jake Marshall Transaction and compliance requirements, a $1.5 million increase in travel and entertainment expenses and a $1.2 million increase in rent expense. Travel and entertainment expenses during the year ended December 31, 2021 were higher than the year ended December 31, 2020 due to temporary, pandemic-driven operational reductions in 2020 and the Company’s continued investment in ODR expansion in 2021. Additionally, SG&A as a percentage of revenue was 14.6% for the year ended December 31, 2021 and 11.2% for the year ended December 31, 2020. SG&A associated with the Acquired Entities in the Jake Marshall Transaction from the Effective Date through December 31, 2021 was approximately $0.5 million.

Amortization of Intangibles

	For the Years Ended December 31,
(in thousands except for percentages)	2021	2020	Increase/(Decrease)
Amortization of intangibles	$484	$630	$(146)	(23.2)%

Total amortization expense for the year ended December 31, 2021 decreased by approximately $0.1 million compared to the year ended December 31, 2020. As a result of the Jake Marshall Transaction, the Company acquired certain intangible assets in which the Company recognized approximately $0.1 million of amortization expense for the period from the Effective Date through December 31, 2021. See Note 3 – Acquisitions in the accompanying notes to the Company’s consolidated financial statements for further discussion of the Company’s acquired intangible assets as a result of the Jake Marshall Transaction.

Other Expenses

	For the Years Ended December 31,
(in thousands except for percentages)	2021	2020	Increase/(Decrease)
Other (expenses) income:
Interest expense, net	$(2,568)	$(8,627)	$(6,059)	(70.2)%
Loss on debt extinguishment	(1,961)	—	(1,961)	(100.0)%
Gain on sale of property and equipment	2	95	93	97.9%
Gain (loss) on change in fair value of warrant liability	14	(1,634)	(1,648)	100.9%
Total other expenses	$(4,513)	$(10,166)	$(9,575)	(94.2)%

Other (expenses) income consisted of interest expense of $2.6 million for the year ended December 31, 2021 as compared to $8.6 million for the year ended December 31, 2020. The reduction in interest expense period over period was due to the refinancing of the higher interest rate debt with a lower interest rate debt instrument as a result of the 2021 Refinancing and the A&R Wintrust Agreement. The decrease in other expenses period over period was also attributable to a prior year loss of $1.6 million associated with the change in fair value of the CB Warrants (defined in Note 7 - Debt in the accompanying notes to the

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Company’s consolidated financial statements) liability. These decreases were partially offset by a $2.0 million loss on the early extinguishment of debt associated with the Company's 2021 Refinancing.

Income Taxes

The Company’s income tax provision was $2.8 million and $1.2 million for the years ended December 31, 2021 and 2020, respectively. The increase in income tax expense was primarily attributable to higher pre-tax income. The Company had a 29.2% and 17.0% effective tax rate for the years ended December 31, 2021 and 2020, respectively. The increase in the effective tax rate was primarily attributable to the prior year enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) net operating loss (“NOL”) carryback provision, which allows NOLs incurred in 2018, 2019 and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. This allowed the Company to carryback net operating losses generated in 2018 and 2019 to prior tax years and generate a tax refund. The total refund generated by this carryback for the year ended December 31, 2020 was $1.6 million, of which all has been received.

See also Note 10 – Income Taxes in the accompanying notes to the Company’s consolidated financial statements.

GCR and ODR Backlog Information

The Company refers to its estimated revenue on uncompleted contracts, including the amount of revenue on contracts for which work has not begun, less the revenue it had recognized under such contracts, as “backlog.” Backlog includes unexercised contract options. The Company’s backlog includes projects that have a written award, a letter of intent, a notice to proceed or an agreed upon work order to perform work on mutually accepted terms and conditions. Additionally, the difference between the Company’s backlog and remaining performance obligations is due to the portion of unexercised contract options that are excluded, under certain contract types, from its remaining performance obligations as these contracts can be canceled for convenience at any time by the Company or the customer without considerable cost incurred by the customer. Additional information related to the Company’s remaining performance obligations is provided in Note 4 — Revenue from Contracts with Customers in the accompanying notes to its consolidated financial statements. See also “Item 1A. Risk Factors — Our contract backlog is subject to unexpected adjustments and cancellations and could be an uncertain indicator of our future earnings.”

The Company’s GCR backlog was $337.2 million and $393.5 million as of December 31, 2021 and 2020, respectively. Projects are brought into backlog once the Company has been provided a written confirmation of award and the contract value has been established. At any point in time, the Company has a substantial volume of projects that are specifically identified and advanced in negotiations and/or documentation, however those projects are not booked as backlog until the Company has received written confirmation from the owner or the GC/CM of their intention to award it the contract and they have directed the Company to begin engineering, designing, incurring construction labor costs or procuring needed equipment and material. The Company’s GCR projects tend to be built over a 12- to 24-month schedule depending upon scope and complexity. Most major projects have a preconstruction planning phase which may require months of planning before actual construction commences. The Company is occasionally employed to deliver a “fast-track” project, where construction commences as the preconstruction planning work continues. As work on the Company’s projects progress, it increases or decreases backlog to take into account its estimate of the effects of changes in estimated quantities, changes in conditions, change orders and other variations from initially anticipated contract revenue, and the percentage of completion of the Company’s work on the projects. Based on historical trends, the Company currently estimates that 65% of its GCR backlog as of December 31, 2021 will be recognized as revenue during 2022. Additionally, the reduction in GCR backlog has been intentional as the Company looks to focus on higher margin projects than historically, as well as its focus on smaller, higher margin owner direct projects. As of December 31, 2021, GCR backlog included approximately $33.8 million of backlog associated with the operations of the entities acquired in the Jake Marshall Transaction.

The Company’s ODR backlog was $98.0 million and $50.9 million as of December 31, 2021 and 2020, respectively. These amounts reflect unrecognized revenue expected to be recognized over the remaining terms of our service contracts and projects. Based on historical trends, the Company currently estimates that 69% of its ODR backlog as of December 31, 2021 will be recognized as revenue during 2022. The Company believes its ODR backlog increased due to its continued focus on ODR growth, as well as lower sales in this segment during the fourth quarter of Fiscal 2020 because of macroeconomic uncertainty related to COVID-19. In addition, as of December 31, 2021, ODR backlog included approximately $22.6 million of backlog associated with the operations of the entities acquired in the Jake Marshall Transaction.

Impact of COVID-19

In March 2020, the World Health Organization declared COVID-19 a global pandemic. The COVID-19 pandemic has caused significant disruption and volatility on a global scale resulting in, among other things, an economic slowdown, impacts to global supply chains, and the possibility of a continued economic recession. In limited instances, during fiscal 2020, the Company faced disruptions due to the COVID-19 pandemic as certain projects chose to shutdown work irrespective of the

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existence or applicability of government action. In most markets, construction is considered an essential business and the Company continued to staff its projects and perform work during fiscal 2020 and into 2021, and most of the projects that were in progress at the time shutdowns commenced were restarted.

As new variants of the virus emerge, the Company remains cautious as many factors remain unpredictable. The Company actively monitors and responds to the changing conditions created by the pandemic, with focus on prioritizing the health and safety of the Company’s employees, dedicating resources to support the Company’s communities, and innovating to address the Company’s customers’ needs. During 2021, the Company faced impacts of both the Delta and Omicron variants, with disruptions to the Company’s workforce, which impacted revenue.

Supply chain disruptions, material shortages and escalating commodity prices as a result of COVID-19 are expected to continue into 2022. During the fourth quarter of 2021, the Company was impacted by supply chain issues delaying equipment delivery, which resulted in revenue being pushed to future periods. The impact of the COVID-19 pandemic on the Company’s vendors and the pricing and availability of materials or supplies utilized in the Company’s operations continues to evolve and may have an adverse impact on the Company’s operations in future periods. The Company continues to monitor the short- and long-term impacts of the pandemic, including the current supply chain disruptions.

As vaccines have become more readily available, we have experienced a growing number of our clients requiring that our workforce present on the client's property be vaccinated against the virus. Additionally, requirements to mandate COVID-19 vaccination of our workforce or requirements of our unvaccinated employees to be tested could result in labor disruptions, employee attrition and difficulty securing future labor needs. See ““Item 1A. Risk Factors — COVID-19 vaccination mandates applicable to us and certain of our employees may result in our inability to pursue certain work, an increase in attrition rates or absenteeism within our labor force, challenges securing future labor needs, inefficiencies connected to employee turnover, and costs associated with implementation and on-going compliance, which could have an adverse impact on our business and results of operations.” in this Annual Report on Form 10-K for discussion of risks associated with the potential adverse effects on our workforce of the U.S. Government vaccine mandate for employees, contractors, and subcontractors that service federal contracts and the OSHA requirement on our workforce.

We continue to monitor developments involving our workforce, customers, suppliers and vendors and take steps to mitigate against additional impacts, but given the unprecedented and evolving nature of these circumstances, we cannot predict the full extent of the impact that COVID-19 will have on our operating results, financial condition and liquidity.

Outlook for 2022

For 2022, the Company has reviewed its operations and has determined that it is continuing to take steps to focus on the following key areas (i) increasing profitability, operating cash flows and actions oriented to maintaining sufficient liquidity, (ii) continuing to emphasize ODR work and (iii) targeting projects in its GCR segment and pursuing processes that avoid or reduce exposure to jobs that create potential financial challenges for the Company.

In focusing on profitability and cash flows, among other things, the Company will continue to aggressively pursue claims that it has asserted against project contractors, owners, engineers, consultants, subcontractors or others involved in projects where the Company has incurred additional costs exceeding the contract price or for amounts not included in the original contract price.  Management believes that the resolution of such currently existing and possible future claims will be a significant part of the Company’s success related to profitability, liquidity and financial performance. Additionally, the Company believes that it can further increase its cash flow and operating income by acquiring strategically synergistic companies that will supplement the Company’s current business model, address capability gaps and enhance the breadth of its service offerings to better serve its clients. The Company has dedicated and continues to dedicate its resources to seek opportunities to acquire businesses that have attractive market positions, a record of consistent positive cash flow, and desirable market locations. However, as a specialty contractor providing HVAC, plumbing, electrical and building controls design, engineering, installation and maintenance services in commercial, institutional and light industrial markets, our operating cash flows are subject to variability, including variability associated with winning, performing and closing work and projects. Additionally, our operating cash flows are impacted by the timing related to the resolution of the uncertainties inherent in the complex nature of the work that we perform, including claims and back charge settlements.  Although we believe that we have adequate plans related to providing sufficient operating working capital and liquidity in the short-term, the complex nature of the work we perform, including related to claims and back charge settlements could prove those plans to be incorrect.  If those plans prove to be incorrect, our financial position, results of operations, cash flows and liquidity could be materially and adversely impacted.

As it relates to focusing on owner-direct work and our focus on job selection and processes, we believe that it is appropriate in the current contracting environment to reduce risk and exposure to large, complex, non-owner direct projects where the trend has been for such jobs to provide risks that are difficult to mitigate. Currently, management believes the historical industry pricing and associated risks for this type of work does not align with the Company’s stakeholders’ expectations and therefore

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the Company is continuing to take steps to actively reduce these risks as it looks at future job selection and as it completes current jobs.

Seasonality, Cyclicality and Quarterly Trends

Severe weather can impact the Company’s operations. In the northern climates where it operates, and to a lesser extent the southern climates as well, severe winters can slow the Company’s productivity on construction projects, which shifts revenue and gross profit recognition to a later period. The Company’s maintenance operations may also be impacted by mild or severe weather. Mild weather tends to reduce demand for its maintenance services, whereas severe weather may increase the demand for its maintenance and spot services. The Company’s operations also experience mild cyclicality, as building owners typically work through maintenance and capital projects at an increased level during the third and fourth calendar quarters of each year.

Liquidity and Capital Resources

Cash Flows

The Company’s liquidity needs relate primarily to the provision of working capital (defined as current assets less current liabilities) to support operations, funding of capital expenditures, and investment in strategic opportunities. Historically, liquidity has been provided by operating activities and borrowing from commercial banks and institutional lenders.

The following table presents summary cash flow information for the periods indicated:

	For the Years Ended December 31,
(in thousands)	2021	2020
Net cash (used in) provided by:
Operating activities	$(24,233)	$39,815
Investing activities	(19,303)	(1,323)
Financing activities	15,865	(4,689)
Net (decrease) increase in cash, cash equivalents and restricted cash	$(27,671)	$33,803

Noncash investing and financing transactions:
Earnout Payments associated with the Jake Marshall Transaction	$3,089	$—
Right of use assets obtained in exchange for new operating lease liabilities	5,417	1,096
Right of use assets obtained in exchange for new finance lease liabilities	1,296	2,624
Right of use assets disposed or adjusted modifying operating leases liabilities	219	621
Right of use assets disposed or adjusted modifying finance leases liabilities	—	(86)
Interest paid	2,549	6,467
Cash paid for income taxes	$2,290	$734

The Company's cash flows are primarily impacted period to period by fluctuations in working capital. Factors such as the Company’s contract mix, commercial terms, days sales outstanding (“DSO”) and delays in the start of projects may impact its working capital. In line with industry practice, the Company accumulates costs during a given month then bills those costs in the current month for many of its contracts. While labor costs associated with these contracts are paid weekly and salary costs associated with the contracts are paid bi-weekly, certain subcontractor costs are generally not paid until the Company receives payment from its customers (contractual “pay-if-paid” terms). The Company has not historically experienced a large volume of write-offs related to its receivables and contract assets. The Company regularly assesses its receivables for collectability and provides allowances for doubtful accounts where appropriate. The Company believes that its reserves for doubtful accounts are appropriate as of December 31, 2021 and 2020, but adverse changes in the economic environment may impact certain of its customers’ ability to access capital and compensate the Company for its services, as well as impact project activity for the foreseeable future.

The Company's existing current backlog is projected to provide substantial coverage of forecasted GCR revenue for one year from the date of the financial statement issuance. The Company’s current cash balance, together with cash it expects to generate from future operations along with borrowings available under its credit facility, are expected to be sufficient to finance its short- and long-term capital requirements (or meet working capital requirements) for the next twelve months. In addition to the future operating cash flows of the Company, along with its existing borrowing availability and access to financial markets, the

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Company currently believes it will be able to meet any working capital and future operating requirements, and capital investment forecast opportunities for the next twelve months.

The following table represents our summarized working capital information:

	As of December 31,
(in thousands, except ratios)	2021	2020
Current assets	$192,906	$199,417
Current liabilities	(129,742)	(150,294)

Net working capital	$63,164	$49,123
Current ratio(1)	1.49	1.33

(1)	Current ratio is calculated by dividing current assets by current liabilities.

As discussed above and in Note 7 – Debt in the accompanying notes to the Company’s consolidated financial statements, as of December 31, 2021, the Company was in compliance with all financial maintenance covenants as required by its credit facility.

Cash Flows (Used in) Provided by Operating Activities

The following is a summary of the significant sources (uses) of cash from operating activities:

	For the Years Ended December 31,
(in thousands)	2021	2020	Cash Inflow (Outflow)
Cash flows from operating activities:
Net income	$6,714	$5,807	$907
Non-cash operating activities(1)	16,997	13,767	3,230
Changes in operating assets and liabilities:
Accounts receivable	3,408	19,200	(15,792)
Contract assets	(15,054)	10,090	(25,144)
Other current assets	(555)	(115)	(440)
Accounts payable, including retainage	(5,578)	(19,504)	13,926
Contract liabilities	(20,399)	4,278	(24,677)
Prepaid income taxes	(114)	494	(608)
Accrued taxes payable	(1,170)	1,659	(2,829)
Accrued expenses and other current liabilities	(706)	4,713	(5,419)
Operating lease liabilities	(4,083)	(4,337)	254
Other long-term liabilities	(3,693)	3,763	(7,456)
Cash (used in) provided by working capital	(47,944)	20,241	(68,185)
Net cash (used in) provided by operating activities	$(24,233)	$39,815	$(64,048)

(1)	Represents non-cash activity associated with depreciation and amortization, the provision for doubtful accounts, stock-based compensation expense, operating lease expense, amortization of debt issuance costs, deferred income tax provision, gain on sale of property and equipment, loss on early debt extinguishment and changes in the fair value of warrant liabilities.

During the year ended December 31, 2021, the Company used $24.2 million in cash in its operating activities, which consisted of cash used in working capital of $47.9 million, offset by net income for the period of $6.7 million and non-cash adjustments of $17.0 million (primarily depreciation and amortization, stock-based compensation expense, operating lease expense and loss on early extinguishment of debt). During the year ended December 31, 2020, the Company’s operating activities provided $39.8 million in cash, which consisted of net income of $5.8 million, non-cash adjustments of $13.8 million (primarily depreciation and amortization, stock-based compensation expense, operating lease expense, amortization of debt issuance costs and a gain on the change in fair value of warrant liabilities) and cash provided by working capital of $20.2 million.

The decrease in operating cash flows during year ended December 31, 2021 compared to the year ended December 31, 2020 were primarily attributable to the increase of the Company’s contract assets and the reduction of contract liabilities, which

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resulted in an aggregate $47.8 million cash outflow period-over-period. The decrease in our overbilled position was due to the reduction in GCR revenue and the timing of contract billings and the recognition of contract revenue.

Cash Flows Used in Investing Activities

Cash flows used in investing activities were $19.3 million for the year ended December 31, 2021 as compared to $1.3 million for the year ended December 31, 2020. Cash used in investing activities for the year ended December 31, 2021 of $19.0 million represented cash outflows associated with the Jake Marshall Transaction, net of cash acquired. In addition, cash used in investing activities for the year ended December 31, 2021 of $0.8 million represented cash outflows for capital additions pertaining to additional non-leased vehicles, tools and equipment, computer software and hardware purchases, office furniture and office related leasehold improvements, offset by $0.5 million in proceeds from the sale of property and equipment. Cash used in investing activities for the year ended December 31, 2020 of $1.5 million represented cash outflows for capital additions pertaining to additional non-leased vehicles, tools and equipment, computer software and hardware purchases, office furniture and office related leasehold improvements, offset by $0.2 million in proceeds from the sale of property and equipment.

For the years ended December 31, 2021 and 2020, the Company obtained the use of various assets through operating and finance leases, which reduced the level of capital expenditures that would have otherwise been necessary to operate our business.

Cash Flows Provided by (Used in) Financing Activities

Cash flows provided by financing activities was $15.9 million for the year ended December 31, 2021 as compared to cash flows used in financing activities of $4.7 million for the year ended December 31, 2020. For the year ended December 31, 2021, the Company received proceeds from the following: $22.8 million, net of fees and expenses, in conjunction with our common stock offering in February 2021, $2.0 million from the exercise of warrants, $30.0 million in connection with the 2021 Refinancing, $10.0 million associated with the A&R Wintrust Term Loan and $0.3 million associated with proceeds from contributions to the ESPP. These proceeds were partly offset by the $39.0 million payment in full of the 2019 Refinancing Term Loan and associated $1.4 million prepayment penalty and other extinguishment costs, $4.5 million and $0.6 million of scheduled principal payments on the Wintrust Term Loan and the A&R Wintrust Term Loan, respectively, $2.6 million for payments on finance leases, $0.5 million in taxes related to net share settlement of equity awards and $0.6 million for payments related to debt issuance costs related to the Wintrust Term Loan and Wintrust Revolving Loan.

For the year ended December 31, 2020, the Company both borrowed and repaid $7.3 million on the 2019 Revolving Credit Facility and made scheduled principal payments of $2.0 million on the 2019 Refinancing Term Loan. The Company also made finance lease payments of $2.7 million, and paid $0.2 million of taxes related to net-share settlement of equity awards offset by $0.2 million in proceeds from contributions related to the employee stock purchase plan.

The following table reflects the Company’s available funding capacity as of December 31, 2021:

(in thousands)
Cash & cash equivalents		$14,476
Credit agreement:
A&R Wintrust Revolving Loan	25,000
Outstanding revolving credit facility	—
Outstanding letters of credit	(3,405)
Net credit agreement capacity available		21,595
Total available funding capacity		$36,071

Debt and Related Obligations

Long-term debt consists of the following obligations as of:

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(in thousands)	December 31, 2021	December 31, 2020
A&R Wintrust Term Loan - term loan payable in quarterly installments of principal, (commencing in December 2021) plus interest through February 2026	$34,881	$—
A&R Wintrust Revolving Loan	—	—
2019 Refinancing Term Loan – term loan payable in quarterly installments of principal, (commencing in September 2020) plus interest through April 2022	—	39,000
Finance leases – collateralized by vehicles, payable in monthly installments of principal, plus interest ranging from 4.55% to 6.45% through 2026	5,132	6,459
Total debt	$40,013	$45,459
Less - Current portion of long-term debt	(9,879)	(6,536)
Less - Unamortized discount and debt issuance costs	(318)	(2,410)
Long-term debt	$29,816	$36,513

On February 24, 2021 (the “2021 Refinancing Date”), the Company refinanced its 2019 Refinancing Term Loan (defined in Note 7 - Debt in the accompanying notes to the Company’s consolidated financial statements) and 2019 Revolving Credit Facility (defined in Note 7 - Debt in the accompanying notes to the Company’s consolidated financial statements) with proceeds from the issuance of the Wintrust Term Loan (defined in Note 7 - Debt in the accompanying notes to the Company’s consolidated financial statements) (the “2021 Refinancing”). As a result of the 2021 Refinancing, the Company prepaid all principal, interest, fees and other obligations outstanding under the 2019 Refinancing Agreements (defined in Note 7 - Debt in the accompanying notes to the Company’s consolidated financial statements) and terminated its 2019 Refinancing Term Loan and 2019 Refinancing Revolving Credit Facility. In addition, on the 2021 Refinancing Date, the Company recognized a loss on the early extinguishment of debt of $2.0 million, which consisted of the write-off of $2.6 million of unamortized discount and financing costs, the reversal of the $2.0 million CB warrants liability and the prepayment penalty and other extinguishment costs of $1.4 million.

In conjunction with the Jake Marshall Transaction, LFS, LHLLC and the direct and indirect subsidiaries of LFS from time to time included as parties to the agreement (the “Wintrust Guarantors”) entered into the Amended and Restated Credit Agreement (the “A&R Wintrust Credit Agreement”) by and among LFS, LHLLC, the Wintrust Guarantors, the lenders party thereto from time to time, Wheaton Bank & Trust Company, N.A., a subsidiary of Wintrust Financial Corporation (collectively, “Wintrust”), as administrative agent and L/C issuer, Bank of the West as documentation agent, M&T Bank as syndication agent, and Wintrust as lead arranger and sole book runner.

In accordance with the terms of the A&R Wintrust Credit Agreement, Lenders provided to LFS (i) a $35.5 million senior secured term loan (the “A&R Wintrust Term Loan”); and (ii) a $25 million senior secured revolving credit facility with a $5 million sublimit for the issuance of letters of credit (the “A&R Wintrust Revolving Loan” and, together with the Term Loan, the “A&R Wintrust Loans”). The overall A&R Wintrust Term Loan commitment under the A&R Wintrust Credit Agreement was recast at $35.5 million in connection with the A&R Wintrust Credit Agreement. A portion of the A&R Wintrust Term Loan commitment was used to fund the closing purchase price of the Jake Marshall Transaction. The A&R Credit Agreement was also amended to: permit the Company to undertake the Jake Marshall Transaction, make certain adjustments to the covenants under the A&R Wintrust Credit Agreement (which were largely done to make certain adjustments for the Jake Marshall Transaction), allow for the Earnout Payments under the Jake Marshall Transaction and make other corresponding changes to the A&R Wintrust Credit Agreement.

See Note 7 – Debt in the accompanying notes to the Company’s consolidated financial statements for further discussion.

Surety Bonding

In connection with our business, we are occasionally required to provide various types of surety bonds that provide an additional measure of security to our customers for our performance under certain government and private sector contracts. Our ability to obtain surety bonds depends upon our capitalization, working capital, past performance, management expertise and external factors, including the capacity of the overall surety market. Surety companies consider such factors in light of the amount of our backlog that we have currently bonded and their current underwriting standards, which may change from time-to-time. The bonds, if any, we provide typically reflect the contract value. As of December 31, 2021 and 2020, we had approximately $159.2 million and $79.4 million in surety bonds outstanding, respectively. We believe that our $700 million bonding capacity provides us with a significant competitive advantage relative to many of our competitors which have limited bonding capacity. See Note 12 – Commitments and Contingencies in the accompanying notes to the Company’s consolidated financial statements for further discussion.

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Insurance and Self-Insurance

We purchase workers’ compensation and general liability insurance under policies with per-incident deductibles of $250,000 per occurrence. Losses incurred over primary policy limits are covered by umbrella and excess policies up to specified limits with multiple excess insurers. We accrue for the unfunded portion of costs for both reported claims and claims incurred but not reported. The liability for unfunded reported claims and future claims is reflected on the Consolidated Balance Sheets as current and non-current liabilities. The liability is computed by determining a reserve for each reported claim on a case-by-case basis based on the nature of the claim and historical loss experience for similar claims plus an allowance for the cost of incurred but not reported claims. The current portion of the liability is included in accrued expenses and other current liabilities on the Consolidated Balance Sheets. The non-current portion of the liability is included in other long-term liabilities on the Consolidated Balance Sheets.

We are self-insured related to medical and dental claims under policies with annual per-claimant and annual aggregate stop-loss limits. We accrue for the unfunded portion of costs for both reported claims and claims incurred but not reported. The liability for unfunded reported claims and future claims is reflected on the Consolidated Balance Sheets as a current liability in accrued expenses and other current liabilities. See Note 12 – Commitments and Contingencies in the accompanying notes to the Company’s consolidated financial statements for further discussion.

Multiemployer Plans

We participate in approximately 40 MEPPs that provide retirement benefits to certain union employees in accordance with various collective bargaining agreements (“CBAs”). As one of many participating employers in these MEPPs, we are responsible with the other participating employers for any plan underfunding. Our contributions to a particular MEPP are established by the applicable CBAs; however, required contributions may increase based on the funded status of an MEPP and legal requirements of the Pension Protection Act of 2006 (the “PPA”), which requires substantially underfunded MEPPs to implement a funding improvement plan (“FIP”) or a rehabilitation plan (“RP”) to improve their funded status. Factors that could impact funded status of an MEPP include, without limitation, investment performance, changes in the participant demographics, decline in the number of contributing employers, changes in actuarial assumptions and the utilization of extended amortization provisions. Assets contributed to the MEPPs by us may be used to provide benefits to employees of other participating employers. If a participating employer stops contributing to an MEPP, the unfunded obligations of the MEPP may be borne by the remaining participating employers.

An FIP or RP requires a particular MEPP to adopt measures to correct its underfunding status. These measures may include, but are not limited to an increase in a company’s contribution rate as a signatory to the applicable CBA, or changes to the benefits paid to retirees. In addition, the PPA requires that a 5.0% surcharge be levied on employer contributions for the first year commencing shortly after the date the employer receives notice that the MEPP is in critical status and a 10.0% surcharge on each succeeding year until a CBA is in place with terms and conditions consistent with the RP.

We could also be obligated to make payments to MEPPs if we either cease to have an obligation to contribute to the MEPP or significantly reduce our contributions to the MEPP because we reduce the number of employees who are covered by the relevant MEPP for various reasons, including, but not limited to, layoffs or closure of a subsidiary assuming the MEPP has unfunded vested benefits. The amount of such payments (known as a complete or partial withdrawal liability) would equal our proportionate share of the MEPPs’ unfunded vested benefits. We believe that certain of the MEPPs in which we participate may have unfunded vested benefits. Due to uncertainty regarding future factors that could trigger withdrawal liability, we are unable to determine (a) the amount and timing of any future withdrawal liability, if any, and (b) whether our participation in these MEPPs could have a material adverse impact on our financial condition, results of operations or liquidity.

Recent Accounting Pronouncements

We review new accounting standards to determine the expected financial impact, if any, that the adoption of such standards will have on our financial position and/or results of operations. See Note 2 – Significant Accounting Policies in the accompanying notes to the Company’s consolidated financial statements for further information regarding new accounting standards, including the anticipated dates of adoption and the effects on our consolidated financial position, results of operations, or liquidity.

Critical Accounting Policies

Our critical accounting policies are based upon the significance of the accounting policy to our overall financial statement presentation, as well as the complexity of the accounting policy and our use of estimates and subjective assessments. Our most critical accounting policy is revenue recognition. As discussed elsewhere in this Annual Report on Form 10-K, our business has two operating segments: (1) GCR, for which we account for using the cost-to-cost method and (2) ODR, for which revenue is recognized as services are provided. In addition, we believe that some of the more critical judgment areas in the application of

47

accounting policies that affect our financial condition and results of operations are the impact of changes in the estimates and judgments pertaining to: (a) collectability or valuation of accounts receivable; (b) the recording of our self-insurance liabilities; (c) valuation of deferred tax assets; and (d) recoverability of goodwill and identifiable intangible assets. These accounting policies, as well as others, are described in Note 2 – Significant Accounting Policies in the accompanying notes to the Company’s consolidated financial statements.

Revenue and Cost Recognition

We believe our most significant accounting policy is revenue recognition from long-term construction contracts for which we use the cost-to-cost method of accounting. Under the cost-to-cost method, contract revenue recognizable at any time during the life of a contract is determined by multiplying expected total contract revenue by the percentage of contract costs incurred to total estimated contract costs. Revenue from fixed price and modified fixed price contracts are recognized on the cost-to-cost method, measured by the relationship of total cost incurred to total estimated contract costs.

Contract costs include direct labor, material, and subcontractor costs, and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, depreciation, and insurance. These contract costs are included in our results of operations under the caption “Cost of revenue.” Then, as we perform under those contracts, we measure costs incurred, compare them to total estimated costs to complete the contract, and recognize a corresponding proportion of contract revenue. Labor costs are considered to be incurred as the work is performed. Subcontractor labor is recognized as the work is performed, but is generally subjected to approval as to milestones or other evidence of completion. Non-labor project costs consist of purchased equipment, prefabricated materials and other materials. Purchased equipment on our projects is substantially produced to job specifications and is a value added element to our work. The costs are considered to be incurred when title is transferred to us, which typically is upon delivery to the worksite. Prefabricated materials, such as ductwork and piping, are generally performed at our shops and recognized as contract costs when fabricated for the unique specifications of the job. Other materials costs are not significant and are generally recorded when delivered to the worksite. This measurement and comparison process requires updates to the estimate of total costs to complete the contract, and these updates may include subjective assessments.

We generally do not incur significant costs prior to receiving a contract, and therefore, these costs are expensed as incurred. Upon receiving the contract, these costs are included in contract costs. Selling, general, and administrative costs are charged to expense as incurred. Bidding and proposal costs are also recognized as an expense in the period in which such amounts are incurred. Total estimated contract costs are based upon management’s current estimate of total costs at completion. As changes in estimates of contract costs at completion and/or estimated total losses on projects are identified, appropriate earnings adjustments are recorded during the period that the change or loss is identified. Contract revenue for long-term construction contracts is based upon management’s estimate of contract prices at completion, including revenue for additional work on which contract pricing has not been finalized (claims). Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to estimated costs and income, and are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are recognized in the period in which such losses are determined.

With respect to the Company’s ODR segment, there are two basic types of service contracts: fixed price service contracts which are signed in advance for maintenance, repair, and retrofit work over a period, typically of one year, and service contracts not signed in advance for similar maintenance, repair, and retrofit work on an as-needed basis. Fixed price service contracts are generally performed evenly over the contract period, and accordingly, revenue is recognized on a pro rata basis over the life of the contract. Revenue derived from other service contracts are recognized when the services are performed. Expenses related to all service contracts are recognized as services are provided.

Project contracts typically provide for a schedule of billings or invoices to the customer based on reaching agreed upon milestones or as we incur costs. The schedules for such billings usually do not precisely match the schedule on which costs are incurred. As a result, contract revenue recognized in the statement of operations can and usually does differ from amounts that can be billed or invoiced to the customer at any point during the contract. Amounts by which cumulative contract revenue recognized on a contract as of a given date exceed cumulative billings to the customer under the contract are reflected as a current asset in our balance sheet under the caption “contract assets”. Amounts by which cumulative billings to the customer under a contract as of a given date exceed cumulative contract revenue recognized on the contract are reflected as a current liability in our balance sheet under the caption “contract liabilities”.

The cost-to-cost method of accounting is also affected by changes in job performance, job conditions, and final contract settlements. These factors may result in revisions to estimated costs and, therefore, revenue. Such revisions are frequently based on further estimates and subjective assessments. The effects of these revisions are recognized in the period in which revisions are determined. When such revisions lead to a conclusion that a loss will be recognized on a contract, the full amount of the

48

estimated ultimate loss is recognized in the period such conclusion is reached, regardless of the percent complete of the contract.

Revisions to project costs and conditions can give rise to change orders under which the customer agrees to pay additional contract price. Revisions can also result in claims we might make against the customer to recover project variances that have not been satisfactorily addressed through change orders with the customer. Claims and unapproved change orders are recorded at estimated net realizable value when realization is probable and can be reasonably estimated. No profit is recognized on the construction costs incurred in connection with claim amounts. See Note 4 – Revenue from Contracts with Customers in the accompanying notes to the Company’s consolidated financial statements for information related to unresolved change orders and claims.

Variations from estimated project costs could have a significant impact on our operating results, depending on project size, and the recoverability of the variation via additional customer payments.

In accordance with industry practice, we classify as current all assets and liabilities relating to the performance of long-term contracts. The term of our contracts generally ranges from one month to two years and, accordingly, collection or payment of amounts relating to these contracts may extend beyond one year.

Accounts Receivable and Allowance for Doubtful Accounts

We are required to estimate the collectability of accounts receivable and provide an allowance for doubtful accounts for receivable amounts we believe we will not ultimately collect. This requires us to make certain judgments and estimates involving, among others, the creditworthiness of our customers, prior collection history with our customers, ongoing relationships with our customers, the aging of past due balances, our lien rights, if any, in the property where we performed the work, and the availability, if any, of payment bonds applicable to the contract. These estimates are evaluated and adjusted as needed when additional information is received.

Self-insurance Liabilities

We are substantially self-insured for workers’ compensation, employer’s liability, auto liability, general liability and employee group health claims in view of the relatively high per-incident deductibles we absorb under our insurance arrangements for these risks. Losses are estimated and accrued based upon known facts, historical trends and industry averages. Estimated losses in excess of our deductible, which have not already been paid, are included in our accrual with a corresponding receivable from our insurance carrier.

In addition, we are self-insured related to medical and dental claims under policies with annual per-claimant and annual aggregate stop-loss limits. We accrue for the unfunded portion of costs for both reported claims and claims incurred but not reported.

We believe the liabilities recognized on our balance sheets for these obligations are adequate. However, insurance liabilities are difficult to estimate due to unknown factors, including the severity of any injury, the determination of our liability in proportion to other parties, timely reporting of occurrences, ongoing treatment or loss mitigation, general trends in litigation recovery outcomes and the effectiveness of safety and risk management programs. Therefore, if actual experience differs from the assumptions and estimates used for recording the liabilities, adjustments may be required and would be recorded in the period that such experience becomes known.

Deferred Tax Assets

We regularly evaluate the need for valuation allowances related to deferred tax assets for which future realization is uncertain. We perform this evaluation quarterly. In assessing the realizability of deferred tax assets, we must consider whether it is more likely than not some portion, or all, of the deferred tax assets will not be realized. We consider all available evidence, both positive and negative, in determining whether a valuation allowance is required. Such evidence includes the scheduled reversal of deferred tax liabilities, projected future taxable income, taxable income in prior carryback years and tax planning strategies in making this assessment, and judgment is required in considering the relative weight of negative and positive evidence.

Goodwill and Identifiable Intangible Assets

Goodwill is the excess of purchase price over the fair value of the net assets of acquired businesses. We assess goodwill for impairment each year, and more frequently if circumstances suggest an impairment may have occurred. When the carrying value of a given reporting unit exceeds its fair value, an impairment loss is recorded to the extent that the implied fair value of the goodwill of the reporting unit is less than its carrying value. If other reporting units have had increases in fair value, such increases may not be recorded. Accordingly, such increases may not be netted against impairments at other reporting units. The

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requirements for assessing whether goodwill has been impaired involve market-based information. This information, and its use in assessing goodwill, entails some degree of subjective assessment.

We perform our annual impairment testing as of October 1 and any impairment charges resulting from this process are reported in the fourth quarter. We segregate our operations into reporting units based on the degree of operating and financial independence of each unit and our related management of them. We perform our annual goodwill impairment analysis at the reporting unit level. Each of our operating units represents an operating segment, and our operating segments are our reporting units.

We also review intangible assets with definite lives subject to amortization whenever events or circumstances indicate that a carrying amount of an asset may not be recoverable. Events or circumstances that might require impairment testing include the identification of other impaired assets within a reporting unit, loss of key personnel, the disposition of a significant portion of a reporting unit, a significant decline in stock price or a significant adverse change in business climate or regulations. Changes in strategy and/or market condition, may also result in adjustments to recorded intangible asset balances or their useful lives.

Off-Balance Sheet and Other Arrangements

Aside from the $3.4 million in irrevocable letters of credit outstanding in connection with the Company’s self-insurance program, at both December 31, 2021 and 2020, we did not have any relationships with any entities or financial partnerships, such as structured finance or special purpose entities established for the purpose of facilitating off-balance sheet arrangements or other purposes.

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined in Rule 12b-2 of the Exchange Act; therefore, pursuant to Item 301(c) of Regulation S-K, we are not required to provide the information required by this Item.

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Item 8.    Financial Statements and Supplementary Data

LIMBACH HOLDINGS, INC.

Management’s Report on Internal Control Over Financial Reporting

March 16, 2022

To the Shareholders of Limbach Holdings, Inc.:

Financial Statements and Practices

The accompanying consolidated financial statements of Limbach Holdings, Inc. are the responsibility of and have been prepared by the Company’s management in conformity with accounting principles generally accepted in the United States of America. They necessarily include some amounts that are based on our best judgments and estimates. The Company’s financial information displayed in other sections of this report is consistent with these financial statements.

The Company seeks to assure the objectivity and integrity of its financial records by careful selection of its managers, by organizational arrangements that provide an appropriate division of responsibility and by communication programs aimed at assuring that its policies, procedures and methods are understood throughout the organization.

The Company has a comprehensive, formalized system of internal controls designed to provide reasonable assurance that assets are safeguarded, that financial records are reliable and that information required to be disclosed in reports filed with or submitted to the Securities and Exchange Commission is recorded, processed, summarized and reported within the required time limits. Appropriate management monitors the system for compliance and evaluates it for effectiveness, and the independent registered public accounting firm measures its effectiveness and recommends possible improvements thereto.

The Board of Directors exercises its oversight role in the area of financial reporting and internal control over financial reporting through its Audit Committee. This committee, composed solely of independent directors, regularly meets (jointly and separately) with the independent registered public accounting firm, management, internal audit and other executives to monitor the proper discharge by each of their responsibilities relative to internal control over financial reporting and the Company’s financial statements.

Internal Control Over Financial Reporting

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rule 13a-15(f). Under the supervision and with the participation of the Company’s management, including the Chief Executive Officer and Chief Financial Officer, the Company conducted an evaluation of the effectiveness of its internal control over financial reporting based on the framework in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. On December 2, 2021, the Company acquired all of the outstanding membership interests of Jake Marshall LLC and Coating Solutions LLC. As the acquisitions occurred in December 2021, the scope of the Company's assessment of the design and operating effectiveness of the Company’s internal control over financial reporting for the year ended December 31, 2021 excluded these acquired businesses. The total assets and total revenue excluded from our assessment represented approximately 4% and 1%, respectively, of Limbach Holdings, Inc.’s consolidated total assets and total revenue as of and for the year ended December 31, 2021. This exclusion is in accordance with the SEC's staff guidance that an assessment of a recently acquired business may be omitted from the scope of the Company's evaluation of the effectiveness of its internal controls in the year of acquisition. These acquired businesses will be included in management’s assessment of the effectiveness of our internal controls over financial reporting as of December 31, 2022.

Based on this evaluation, the Company’s management concluded that Limbach Holdings, Inc.’s internal control over financial reporting was effective as of December 31, 2021.

The effectiveness of the Company’s internal control over financial reporting as of December 31, 2021 has been audited by Crowe LLP, an independent registered public accounting firm, as stated in their report which is included herein.

Report of Independent Registered Public Accounting Firm

Shareholders and the Board of Directors of Limbach Holdings, Inc.

Pittsburgh, Pennsylvania

Opinion on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying consolidated balance sheets of Limbach Holdings, Inc. (the "Company") as of December 31, 2021 and 2020, the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the "financial statements"). We also have audited the Company’s internal control over financial reporting as of December 31, 2021, based on criteria established in Internal Control – Integrated Framework: (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2021, based on criteria established in Internal Control – Integrated Framework: (2013) issued by COSO.

Basis for Opinions

The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s financial statements and an opinion on the Company’s internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. As permitted, the Company has excluded the operations of Jake Marshall, LLC and Coating Solutions, LLC acquired during 2021, which is described in Note 3 of the financial statements, from the scope of management’s report on internal control over financial reporting. As such, it has also been excluded from the scope of our audit of internal control over financial reporting. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Evaluation of Variable Consideration and Estimated Costs at Completion for Fixed-Price Construction-Type Contracts

As described in Notes 2 and 4 to the financial statements, the Company recognizes revenue from performance obligations on construction-type contracts over time using a cost-to-cost input method in which the extent of progress is measured as the ratio of costs incurred to date to the total estimated costs at completion. Revenue recognition under this method requires a significant level of judgement and estimates from management to determine the transaction price and the total estimated cost to complete each contract. During the year ended December 31, 2021, approximately $350,015,000 of the Company’s revenues were derived from construction-type contracts.

The transaction price includes management’s estimates of variable consideration it expects to receive from pending change orders and claims to the extent it is probable there will not be a significant reversal of revenue recorded to date. Estimating variable consideration involves significant judgements by management that consider the nature of the variable consideration, project communications such as notices to proceed and work directives from the owner or general contractor, changes in the scope of the contract, historical experience with customers, third-party actions, and management’s prior experience with similar facts and circumstances.

Estimated costs to complete for construction-type contracts include all direct labor, materials, equipment, and subcontractor costs as well as certain indirect costs. These estimated costs can vary significantly from original estimates over the course of the contract due to numerous factors including availability of high-skilled labor, material price changes, unforeseen site conditions, unanticipated weather or force majeure events, necessary rework, errors or omissions in plans and specifications, and changes in the scope and timing of contract scope and performance timing.

We considered auditing variable consideration and total estimated costs to complete on construction-type contracts to be critical audit matters, because they involved a high degree of subjectivity and significant auditor judgement, along with extensive audit procedures, in evaluating management’s estimates and judgements.

Our audit procedures related to testing the variable consideration and cost to complete included the following:

•	Obtained an understanding of management’s internal controls and evaluated the design of the controls.
•	Tested the operating effectiveness of controls over the reasonableness of estimates of costs to complete on contracts and estimates of variable consideration recognized on contracts.
•	Obtained and reviewed the relevant terms of the related contracts and change orders for a sample of contracts.
•	Sampled contracts and observed certain internal project review meetings and interviewed project personnel to gain an understanding of the status of projects and tested management’s significant judgements related to the recoverability of variable consideration and estimated costs to be incurred to complete the contract.
•	Evaluated management’s historical ability to estimate total contract cost by performing a comparison of total actual estimated contract cost as compared with prior period estimates, including evaluating the timely identification of circumstances that may warrant a modification to the total estimated contract cost.

Our audit procedures related strictly to testing the variable consideration included the following:

•	Evaluated the recorded variable consideration by obtaining management’s contractual justification for the recorded amounts on a sample of contracts. This includes obtaining project communications such as notices to proceed and work directives from the owner or general contractor for the changes in the scope of the contract to support the variable consideration.
•	Sampled related underlying costs for pending change orders and claims based on their significance to the variable consideration by vouching these costs to the corresponding vendor invoice, subcontractor payment application, or timecard depending on the nature of the associated job cost.

Our audit procedures related strictly to testing the cost to complete included the following:

•	Agreed actual costs incurred to underlying support on a sample basis.
•	Tested key components of estimated costs to complete including labor, materials, equipment, and subcontractor costs on a sample basis.

Accounting for Acquisitions

As described in Note 3 to the financial statements, the Company completed the acquisition of Jake Marshall, LLC and Coating Solutions, LLC in 2021 for total consideration of approximately $24,402,000. Auditing the accounting of the Company’s acquisitions involved a high degree of subjectivity in evaluating management’s estimates, such as the recognition of the fair value of assets acquired, liabilities assumed and contingent consideration.

Our audit procedures related to testing the accounting for this acquisition included the following:

•	Testing controls over the accounting for acquisitions, such as controls over the recognition and measurement of assets acquired, liabilities assumed, and consideration paid and payable, including contingent consideration.
•	Reading the purchase agreement and comparing the terms of the purchase agreement to management’s application of purchase accounting for this acquisition.
•	Evaluating the significant assumptions and methods used in developing the fair value estimates and tested the recognition of the assets acquired, and liabilities assumed at fair value; the identifiable acquired intangible assets at fair value; and goodwill measured as a residual.
•	Assessing whether intangible assets, such as acquired tradenames, customer relationships, and backlog, were properly identified.
•	Evaluating the significant assumptions used in valuing these intangibles were reasonable, including discount rates, estimated useful lives, revenue growth rates, projected profit margins, and the expected rate of return. Specifically, we considered the past performance of Jake Marshall, LLC and Coating Solutions, LLC, and considered whether they were consistent with evidence obtained in other areas of the audit.
•	Evaluating the estimated fair value of significant contingent consideration arrangements based on attainment of certain gross profit metrics. In addition, we assessed the terms of the contingent consideration, management’s gross profit projections, and any other conditions that must be met for the contingent consideration arrangements to become payable. Finally, we evaluated management’s classification of contingent payments to continuing employees as either contingent consideration in the business combination or employee compensation.

/s/ Crowe LLP

We have served as the Company’s auditor since 2012.

Atlanta, Georgia
March 16, 2022

LIMBACH HOLDINGS, INC.

Consolidated Balance Sheets

	As of December 31,
(in thousands, except share data)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$14,476	$42,147
Restricted cash	113	113
Accounts receivable (net of allowance for doubtful accounts of $263 and $266 as of December 31, 2021 and 2020, respectively)	89,327	85,767
Contract assets	83,863	67,098
Advances to and equity in joint ventures, net	12	10
Income tax receivable	114	—
Other current assets	5,001	4,282
Total current assets	192,906	199,417

Property and equipment, net	21,621	19,700
Intangible assets, net	16,907	11,681
Goodwill	11,370	6,129
Operating lease right-of-use assets	20,119	18,751
Deferred tax asset	4,330	6,087
Other assets	259	392
Total assets	$267,512	$262,157

LIABILITIES
Current liabilities:
Current portion of long-term debt	$9,879	$6,536
Current operating lease liabilities	4,366	3,929
Accounts payable, including retainage	63,840	66,763
Contract liabilities	26,712	46,648
Accrued income taxes	501	1,671
Accrued expenses and other current liabilities	24,444	24,747
Total current liabilities	129,742	150,294
Long-term debt	29,816	36,513
Long-term operating lease liabilities	16,576	15,459
Other long-term liabilities	3,540	6,159
Total liabilities	179,674	208,425
Commitments and contingencies
Redeemable convertible preferred stock, net, par value $0.0001, $1,000,000 shares authorized, no shares issued and outstanding as of December 31, 2021 and December 31, 2020 ($0 redemption value as of December 31, 2021 and December 31, 2020)	—	—

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value; 100,000,000 shares authorized, 10,304,242 issued and outstanding at December 31, 2021 and 7,926,137 at December 31, 2020	1	1
Additional paid-in capital	85,004	57,612
Retained earnings (accumulated deficit)	2,833	(3,881)
Total stockholders’ equity	87,838	53,732
Total liabilities and stockholders’ equity	$267,512	$262,157

The accompanying notes are an integral part of these consolidated financial statements

LIMBACH HOLDINGS, INC.

Consolidated Statements of Operations

	For the Years Ended December 31,
(in thousands, except share and per share data)	2021	2020
Revenue	$490,351	$568,209
Cost of revenue	404,441	486,823
Gross profit	85,910	81,386
Operating expenses:
Selling, general and administrative	71,436	63,601
Amortization of intangibles	484	630
Total operating expenses	71,920	64,231
Operating income	13,990	17,155
Other (expense) income:
Interest expense, net	(2,568)	(8,627)
Loss on debt extinguishment	(1,961)	—
Gain on sale of property and equipment	2	95
Gain (loss) on change in fair value of warrant liability	14	(1,634)
Total other expenses	(4,513)	(10,166)
Income before income taxes	9,477	6,989
Income tax provision	2,763	1,182
Net income	$6,714	$5,807

Earnings Per Share (“EPS”)
Net income per share:
Basic	$0.67	$0.74
Diluted	$0.66	$0.72
Weighted average number of shares outstanding:
Basic	10,013,117	7,865,089
Diluted	10,231,637	8,065,464

The accompanying notes are an integral part of these consolidated financial statements

LIMBACH HOLDINGS, INC.

Consolidated Statements of Stockholders’ Equity

	Common Stock
(in thousands, except share amounts)	Number of shares outstanding	Par value amount	Additional paid-in capital	Retained earnings (accumulated deficit)	Stockholders’ equity
Balance at January 1, 2020	7,688,958	$1	$56,557	$(9,688)	$46,870
Shares issued related to vested restricted stock units	206,354	—	—	—	—
Tax withholding related to vested restricted stock units	—	—	(110)	—	(110)
Proceeds related to employee stock purchase plan	—	—	97	—	97
Shares issued related to employee stock purchase plan	30,825	—	—	—	—
Stock-based compensation	—	—	1,068	—	1,068
Net income	—	—	—	5,807	5,807
Balance at December 31, 2020	7,926,137	$1	$57,612	$(3,881)	$53,732
Shares issued related to sale of common stock	2,051,025	—	22,773	—	22,773
Exercise of warrants	172,874	—	1,989	—	1,989
Shares issued related to vested Restricted stock units	129,138	—	—	—	—
Tax withholding related to vested restricted stock units	—	—	(191)	—	(191)
Stock-based compensation	—	—	2,601	—	2,601
Proceeds related to employee stock purchase plan	—	—	220	—	220
Shares issued related to employee stock purchase plan	25,068	—	—	—	—
Net income	—	—	—	6,714	6,714
Balance at December 31, 2021	10,304,242	$1	$85,004	$2,833	$87,838

The accompanying notes are an integral part of these consolidated financial statements

LIMBACH HOLDINGS, INC.

Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2021	2020
Cash flows from operating activities:
Net income	$6,714	$5,807
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation and amortization	5,948	6,171
Noncash operating lease expense	4,268	4,033
Provision for doubtful accounts	198	100
Stock-based compensation expense	2,601	1,068
Loss on early debt extinguishment	1,961	—
Amortization of debt discount and issuance costs	280	2,157
Deferred income tax provision (benefit)	1,757	(1,301)
(Gain) loss on change in fair value of warrant liability	(14)	1,634
Gain on sale of property and equipment	(2)	(95)
Changes in operating assets and liabilities:
Accounts receivable	3,408	19,200
Contract assets	(15,054)	10,090
Other current assets	(555)	(115)
Accounts payable, including retainage	(5,578)	(19,504)
Contract liabilities	(20,399)	4,278
Income tax receivable	(114)	494
Accrued income taxes	(1,170)	1,659
Accrued expenses and other current liabilities	(706)	4,713
Operating lease liabilities	(4,083)	(4,337)
Other long-term liabilities	(3,693)	3,763
Net cash (used in) provided by operating activities	(24,233)	39,815
Cash flows from investing activities:
Proceeds from sale of property and equipment	467	162
Jake Marshall Transaction, net of cash acquired	(18,977)	—
Advances to joint ventures	(2)	(2)
Purchase of property and equipment	(791)	(1,483)
Net cash used in investing activities	(19,303)	(1,323)
Cash flows from financing activities:
Proceeds from Wintrust and A&R Wintrust Term Loans	40,000	—
Payments on Wintrust and A&R Wintrust Term Loans	(5,119)	—
Payments on 2019 Refinancing Term Loan	(39,000)	(2,000)
Proceeds from 2019 Revolving Credit Facility	—	7,250
Payments on 2019 Revolving Credit Facility	—	(7,250)
Prepayment penalty and other costs associated with debt extinguishment	(1,376)	—
Proceeds from sale of common stock	22,773	—
Proceeds from exercise of warrants	1,989	—
Payments on finance leases	(2,623)	(2,664)
Proceeds from contributions to employee stock purchase plan	323	191
Taxes paid related to net-share settlement of equity awards	(459)	(216)
Payments of debt issuance costs	(643)	—
Net cash provided by (used in) financing activities	15,865	(4,689)
(Decrease) increase in cash, cash equivalents and restricted cash	(27,671)	33,803
Cash, cash equivalents and restricted cash, beginning of year	42,260	8,457
Cash, cash equivalents and restricted cash, end of year	$14,589	$42,260
Supplemental disclosures of cash flow information
Noncash investing and financing transactions:
Earnout Payments associated with the Jake Marshall Transaction	$3,089	$—
Right of use assets obtained in exchange for new operating lease liabilities	5,417	1,096
Right of use assets obtained in exchange for new finance lease liabilities	1,296	2,624
Right of use assets disposed or adjusted modifying operating leases liabilities	219	621
Right of use assets disposed or adjusted modifying finance leases liabilities	—	(86)
Interest paid	2,549	6,467
Cash paid for income taxes	$2,290	$734

The accompanying notes are an integral part of these consolidated financial statements

LIMBACH HOLDINGS, INC.

Notes to Consolidated Financial Statements

December 31, 2021

Note 1 – Business and Organization

Limbach Holdings, Inc. (the “Company,” “we” or “us”), a Delaware corporation headquartered in Pittsburgh, Pennsylvania, was formed on July 20, 2016 as a result of a business combination with Limbach Holdings LLC (“LHLLC”). The Company is an integrated building systems solutions firm whose expertise is in the design, modular prefabrication, installation, management and maintenance of heating, ventilation, air-conditioning (“HVAC”), mechanical, electrical, plumbing and controls systems. The Company provides comprehensive facility services consisting of mechanical construction, full HVAC service and maintenance, energy audits and retrofits, engineering and design build services, constructability evaluation, equipment and materials selection, offsite/prefabrication construction, and the complete range of sustainable building solutions. The Company's customers operate in diverse industries including, but not limited to, healthcare, life sciences, data centers, industrial and light manufacturing, entertainment, education and government. The Company operates primarily in the Northeast, Mid-Atlantic, Southeast, Midwest, and Southwestern regions of the United States.

The Company operates in two segments, which were renamed as of January 1, 2021 to reflect the Company's two distinct approaches to its customer base and to better align with its owner direct strategy. The previously named Construction segment is now known as General Contractor Relationships (“GCR”); the previously named Service segment is now known as Owner Direct Relationships (“ODR”). The Company's operating segments are based on the relationship with its customers, (i) GCR, in which the Company generally manages new construction or renovation projects that involve primarily HVAC, plumbing, or electrical services awarded to the Company by general contractors or construction managers, and (ii) ODR, in which the Company provides maintenance or service primarily on HVAC, plumbing or electrical systems, building controls and specialty contracting projects direct to, or assigned by, building owners or property managers. This work is primarily performed under fixed price, modified fixed price, and time and material contracts over periods of typically less than two years.

Impact of the COVID-19 Pandemic

In March 2020, the World Health Organization declared the outbreak of the coronavirus disease 2019 (“COVID-19”) a global pandemic. The COVID-19 pandemic has caused significant disruption and volatility on a global scale resulting in, among other things, an economic slowdown, impacts to global supply chains, and the possibility of a continued economic recession. In response to the COVID-19 outbreak, national and local governments around the world instituted certain measures, including travel bans, restrictions on group events and gatherings, shutdowns of certain non-essential businesses, curfews, shelter-in-place orders, recommendations to practice social distancing and vaccine mandates. Certain governmental actions have abated over time, but remain applicable to Limbach's operations in various ways, often varying by state. In some instances, these orders continued to affect certain projects in our GCR and ODR segments during 2021. In limited instances, during fiscal 2020, projects chose to shutdown work irrespective of the existence or applicability of government action. In most markets, construction is considered an essential business and the Company continued to staff its projects and perform work during fiscal 2020 and into 2021, and most of the projects that were in progress at the time shutdowns commenced were restarted.

The Company continues to actively manage its response to the COVID-19 pandemic in collaboration with relevant parties and, given that the situation surrounding COVID-19 remains fluid, a number of Company-wide measures undertaken in response to COVID-19 remain in effect to continue to promote the safety and health of its employees and customers.

The Company continues to monitor the short and long term impacts of the pandemic. While our employees and customers have adapted to a new work environment and there continues to be scientific, societal and economic progress to address the effect of COVID-19, there remains significant uncertainty about the future impacts of the pandemic, including the potential effects on our operations. We remain cautiously optimistic about the markets in which we operate and the customers we serve; however, the continued spread of the virus may impact economic activity and could cause projects to be delayed or canceled, or we may experience access restrictions to our customers’ facilities and project sites.

Supply chain disruptions, material shortages and escalating commodity prices as a result of COVID-19 are expected to continue into 2022. During the fourth quarter of 2021, the Company was impacted by supply chain issues delaying equipment delivery, which resulted in revenue being pushed to future periods. The impact of the COVID-19 pandemic on the Company’s vendors and the pricing and availability of materials or supplies utilized in the Company’s operations continues to evolve and may have an adverse impact on the Company’s operations in future periods.

The ongoing effects of the pandemic, including decreased consumer confidence and economic instability, can make it extremely difficult for our customers, our vendors and us to accurately forecast and plan future business activities, and could cause constrained spending on our services, delays and a lengthening of our business development efforts, the demand for more favorable pricing or other terms, and/or difficulty in collection of our accounts receivable. Our clients may face budget deficits or other financial constraints that prohibit them from funding proposed and existing projects. During the fourth quarter of 2020 and for a portion of the year ended December 31, 2021, several of our business units experienced slowdowns in the closing of sales related to the ongoing effects of the pandemic, which impacted our revenue and profitability. These impacts may continue as the pandemic persists. Further, ongoing economic instability in the global markets, including from the pandemic, could limit our ability to access the capital markets at a time when we would like, or need, to raise capital, which could have an impact on our ability to react to changing business conditions or new opportunities. If economic conditions remain uncertain or weaken, or spending continues to be reduced, our financial condition and results of operations may be adversely affected.

Note 2 – Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”) and based on the assumption that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.

Principles of Consolidation

References in these financial statements to the Company refer collectively to the accounts of Limbach Holdings, Inc. and its wholly-owned subsidiaries, including LHLLC, Limbach Facility Services LLC (“LFS”), Limbach Company LLC, Limbach Company LP, Harper Limbach LLC, Harper Limbach Construction LLC, Limbach Facility & Project Solutions LLC, Jake Marshall, LLC (“JMLLC”) and Coating Solutions, LLC (“CSLLC”) for all periods presented, unless otherwise indicated. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements for assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, the reported amounts of revenue and expenses during the reported period, and the accompanying notes. Management believes that its most significant estimates and assumptions have been based on reasonable and supportable assumptions and the resulting estimates are reasonable for use in the preparation of the consolidated financial statements. The Company’s significant estimates include estimates associated with revenue recognition on construction contracts, costs incurred through each balance sheet date, impairment of goodwill, intangibles, property and equipment, fair valuation in business combinations, insurance reserves, income tax valuation allowances, and contingencies. If the underlying estimates and assumptions upon which the consolidated financial statements are based change in the future, actual amounts may differ from those included in the accompanying consolidated financial statements.

Cash and Cash Equivalents

Cash and cash equivalents consist principally of currency on hand and demand deposits at commercial banks. The Company maintains demand accounts at several domestic banks. The Company's cash balances with financial institutions typically exceed the Federal Deposit Insurance Corporation (“FDIC”) coverage limit of $0.25 million. The Company's cash balances on deposit at December 31, 2021 and 2020, exceeded the balance insured by the FDIC by approximately $14.2 million and $41.9 million, respectively.

Restricted Cash

Restricted cash is cash held at a commercial bank in an imprest account held for the purpose of funding workers’ compensation and general liability claims against the Company. This amount is replenished either when depleted or at the beginning of each month.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Company’s consolidated balance sheets that sum to the total of the same amounts shown in the consolidated statements of cash flows:

(in thousands)	December 31, 2021	December 31, 2020
Cash and cash equivalents	$14,476	$42,147
Restricted cash	113	113
Total cash, cash equivalents and restricted cash	$14,589	$42,260

Accounts Receivable and Allowance for Doubtful Accounts

The carrying value of the receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value. Management provides for probable uncollectible accounts through a charge to earnings and a credit to the valuation account based on its assessment of the current status of individual accounts, type of service performed, and current economic conditions. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and an adjustment of the account receivable. The majority of customer balances at each balance sheet date are collected within twelve months. As is common practice in the industry, the Company classifies all accounts receivable as current assets. Based on assessments by management, allowances for doubtful accounts were approximately $0.3 million at both December 31, 2021 and 2020.

Joint Ventures

The Company accounts for its participation in certain special purpose, project specific joint ventures under the equity method of accounting. The Company’s entry into these joint ventures is for the purpose of bidding, negotiating and completing specific projects. The Company and its joint venture partner(s) separately enter into their own sub-contracts with the joint venture for each party’s respective portion of the work. All revenue and expenses and the related contract assets and liabilities related to the Company’s sub-contract are recorded within the Company’s statements of operations and balance sheets, similarly to any other construction project. The joint venture itself does not accumulate any profits or losses, as the joint venture revenue is equal to the sum of the sub-contracts it issues to the joint venture partners. The voting power and management of the joint ventures are shared equally by the joint venture partners, qualifying these entities for joint venture treatment under GAAP. The shared voting power and management responsibilities allow the Company to exercise significant influence without controlling the joint venture entity. As such, the Company applies the equity method of accounting as defined in ASC Topic 323, Investments – Equity Method and Joint Ventures.

Revenue Recognition

The Company’s revenue is primarily derived from construction-type and service contracts that generally range from six months to two years. The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers. ASC Topic 606 provides for a five-step model for recognizing revenue from contracts with customers as follows:

1.	Identify	the contract

2.	Identify	performance obligations

3.	Determine	the transaction price

4.	Allocate	the transaction price

5.	Recognize	revenue

Identify the contract with a customer. A contract with a customer exists when: (a) the parties have approved the contract and are committed to perform their respective obligations, (b) the rights of the parties can be identified, (c) payment terms can be identified, (d) the arrangement has commercial substance, and (e) collectability of consideration is probable. Judgment is required when determining if the contractual criteria are met, specifically in the earlier stages of a project when a formally executed contract may not yet exist. In these situations, the Company evaluates all relevant facts and circumstances, including the existence of other forms of documentation or historical experience with our customers that may indicate a contractual agreement is in place and revenue should be recognized. In determining if the collectability of consideration is probable, the Company considers the customer’s ability and intention to pay such consideration through an evaluation of several factors, including an assessment of the creditworthiness of the customer and our prior collection history with such customer.

Identify the performance obligations in the contract. At contract inception, the Company assesses the goods or services promised in a contract and identifies, as a separate performance obligation, each distinct promise to transfer goods or services to the customer. The identified performance obligations represent the “unit of account” for purposes of determining revenue recognition. In order to properly identify separate performance obligations, the Company applies judgment in determining whether each good or service provided is: (a) capable of being distinct, whereby the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and (b) distinct within the context of the contract, whereby the transfer of the good or service to the customer is separately identifiable from other promises in the contract.

Determine the transaction price. The transaction price represents the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to our customers. The consideration promised within a contract may include fixed amounts, variable amounts, or both. To the extent the performance obligation includes variable consideration, the Company estimates the amount of variable consideration to be included in the transaction price utilizing one of two prescribed methods, depending on which method better predicts the amount of consideration to which the entity will be entitled. Such methods include: (a) the expected value method, whereby the amount of variable consideration to be recognized represents the sum of probability weighted amounts in a range of possible consideration amounts, and (b) the most likely amount method, whereby the amount of variable consideration to be recognized represents the single most likely amount in a range of possible consideration amounts. When applying these methods, the Company considers all information that is reasonably available, including historical, current, and estimates of future performance. The expected value method is typically utilized in situations where a contract contains a large number of possible outcomes while the most likely amount method is typically utilized in situations where a contract has only two possible outcomes.

Variable consideration is included in the transaction price only to the extent it is probable, in the Company’s judgment, that a significant future reversal in the amount of cumulative revenue recognized under the contract will not occur when the uncertainty associated with the variable consideration is subsequently resolved. This threshold is referred to as the variable consideration constraint. In assessing whether to apply the variable consideration constraint, the Company considers if factors exist that could increase the likelihood or the magnitude of a potential reversal of revenue, including, but not limited to, whether: (a) the amount of consideration is highly susceptible to factors outside of the Company’s influence, such as the actions of third parties, (b) the uncertainty surrounding the amount of consideration is not expected to be resolved for a long period of time, (c) the Company’s experience with similar types of contracts is limited or that experience has limited predictive value, (d) the Company has a practice of either offering a broad range of price concessions or changing the payment terms and conditions of similar contracts in similar circumstances, and (e) the contract has a large number and broad range of possible consideration amounts.

Pending change orders represent one of the most common forms of variable consideration included within contract value and typically represent contract modifications for which a change in scope has been authorized or acknowledged by our customer but the final adjustment to contract price is yet to be negotiated. In estimating the transaction price for pending change orders, the Company considers all relevant facts, including documented correspondence with the customer regarding acknowledgment of and/or agreement with the modification, as well as historical experience with the customer or similar contractual circumstances. Based upon this assessment, the Company estimates the transaction price, including whether the variable consideration constraint should be applied.

Contract claims are another form of variable consideration which is common within our industry. Claim amounts represent revenue that has been recognized for contract modifications that are not submitted or are in dispute as to both scope and price. In estimating the transaction price for claims, the Company considers all relevant facts available. However, given the uncertainty surrounding claims, including the potential long-term nature of dispute resolution and the broad range of possible consideration amounts, there is an increased likelihood that any additional contract revenue associated with contract claims is constrained. The resolution of claims involves negotiations and, in certain cases, litigation. In the event litigation costs are incurred by us in connection with claims, such litigation costs are expensed as incurred, although we may seek to recover these costs.

Allocate the transaction price to performance obligations in the contract. For contracts that contain multiple performance obligations, the Company allocates the transaction price to each performance obligation based on a relative standalone selling price. The Company determines the standalone selling price based on the price at which the performance obligation would have been sold separately in similar circumstances to similar customers. If the standalone selling price is not observable, the Company estimates the standalone selling price taking into account all available information such as market conditions and internal pricing guidelines. In certain circumstances, the standalone selling price is determined using an expected profit margin on anticipated costs related to the performance obligation.

Recognize revenue as performance obligations are satisfied. Throughout the execution of our construction-type contracts, the Company recognizes revenue with the continuous transfer of control to the customer. The customer typically controls the asset under construction by either contractual termination clauses or by the Company’s rights to payment for work already performed on the asset under construction that does not have an alternative use for the Company.

Because control transfers over time, revenue is recognized to the extent of progress towards completion of the performance obligations. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the products or services provided. The Company generally uses the cost-to-cost method for its contracts, which measures progress towards completion for each performance obligation based on the ratio of costs incurred to date to the total estimated costs at completion for the respective performance obligation. Incurred cost represents work performed, which corresponds with, and thereby best depicts, the transfer of control to the customer. Revenue, including estimated profits, is recorded proportionately as costs are incurred. Cost of operations includes labor, materials, subcontractor costs, and other direct and indirect costs, including depreciation and amortization.

Certain construction-type contracts include retention provisions to provide assurance to our customers that we will perform in accordance with the contract terms and are not considered a financing benefit. The balances billed but not paid by customers pursuant to these provisions generally become due upon completion and acceptance of the project work by the customer. The Company has determined there are no significant financing components in our contracts during the years ended December 31, 2021 and 2020.

For our service-type contracts, revenue is also generally recognized over time as the customer simultaneously receives and consumes the benefits of our performance as we perform the service. For our fixed price service-type contracts with specified service periods, revenue is generally recognized on a straight-line basis over such service period when our inputs are expended evenly, and the customer receives and consumes the benefits of our performance throughout the contract term.

Due to uncertainties inherent in the estimation process, it is possible that estimates of costs to complete a performance obligation will be revised in the near-term. For those performance obligations for which revenue is recognized using a cost-to-cost input method, changes in total estimated costs, and related progress towards complete satisfaction of the performance obligation, are recognized on a cumulative catch-up basis in the period in which the revisions to the estimates are made. When the current estimate of total costs for a performance obligation indicate a loss, a provision for the entire estimated loss on the unsatisfied performance obligation is made in the period in which the loss becomes evident.

Costs to fulfill our contracts (“pre-bid costs”) that are not expected to be recovered from the customer are expensed as incurred and included in selling, general and administrative expenses on our consolidated statements of operations.

In accordance with industry practice, we classify as current all assets and liabilities relating to the performance of contracts.

See Note 4 – Revenue from Contracts with Customers for further information.

Changes in Estimates on Construction Contracts

The accuracy of our revenue and profit recognition in a given period depends on the accuracy of our estimates of the cost to complete each project. There are a number of factors that can contribute to changes in estimates of contract cost and profitability. The most significant of these include:

•	The completeness and accuracy of the original bid;

•	costs associated with scope changes;

•	expected, or actual, resolution terms for claims;

•	achievement of contract incentives;

•	changes in costs of labor and/or materials;

•	extended overhead and other costs due to owner, weather and other delays;

•	subcontractor performance issues;

•	changes in productivity expectations;

•	site conditions that differ from those assumed in the original bid;

•	changes from original design on design-build projects;

•	the availability and skill level of workers in the geographic location of the project;

•	a change in the availability and proximity of equipment and materials;

•	our ability to fully and promptly recover on claims and back charges for additional contract costs, and

•	the customer's ability to properly administer the contract.

Subsequent to the inception of a construction-type contract in our GCR and ODR segments, the transaction price could change for various reasons, including the executed or estimated amount of change orders and unresolved contract modifications and claims to or from owners. Changes that are accounted for as an adjustment to existing performance obligations are allocated on the same basis at contract inception. Otherwise, changes are accounted for as separate performance obligation(s) and the separate transaction price is allocated.

Changes are made to the transaction price from unapproved change orders to the extent the amount can be reasonably estimated and recovery is probable.

On certain projects, we have submitted and have pending unresolved contract modifications and claims to recover additional costs and the associated profit, if applicable, to which we believe we are entitled under the terms of contracts with customers, subcontractors, vendors or others. The owners or their authorized representatives and/or other third parties may be in partial or full agreement with the modifications or claims, or may have rejected or disagree entirely or partially as to such entitlement.

Changes are made to the transaction price from affirmative claims with customers to the extent that additional revenue on a claim settlement with a customer is probable and estimable. A reduction to costs related to claims with non-customers with whom we have a contractual arrangement (“back charges”) is recognized when the estimated recovery is probable and estimable. Recognizing claims and back charge recoveries requires significant judgments of certain factors including, but not limited to, dispute resolution developments and outcomes, anticipated negotiation results, and the cost of resolving such matters.

The foregoing factors, as well as the stage of completion of contracts in process and the mix of contracts at different margins may cause fluctuations in gross profit and gross profit margin from period to period. Generally, if the contract is at an early stage of completion, the current period impact is smaller than if the same change in estimate is made to the contract at a later stage of completion. Significant changes in cost estimates, particularly in our larger, more complex projects have had, and can in future periods have, a significant effect on our profitability. Management evaluates changes in estimates on a contract by contract basis and discloses significant changes, if material, in the notes to the consolidated financial statements. The cumulative catch-up method is used to account for revisions in estimates. Provisions for estimated losses on uncompleted contracts are recognized in the period in which such losses are determined.

Goodwill and Impairment of Long-Lived Assets

Goodwill is evaluated for impairment at least annually or whenever events or changes in circumstance indicate it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The Company may perform either a qualitative assessment of potential impairment or proceed directly to a quantitative assessment of potential impairment. The Company's qualitative assessment of potential impairment may result in the determination that a quantitative impairment analysis is not necessary. Under this elective process, the Company assesses qualitative factors to determine whether the existence of events or circumstances leads the Company to determine that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If after assessing the totality of events or circumstances, the Company determines it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, then a quantitative assessment is not required. However, if the Company concludes otherwise, a quantitative impairment analysis is performed.

If the Company chooses not to perform a qualitative assessment, or if it chooses to perform a qualitative assessment but is unable to qualitatively conclude that no impairment has occurred, then the Company will perform a quantitative assessment. In the case of a quantitative assessment, the Company estimates the fair value of the reporting unit with which the goodwill is associated and compares it to the carrying value. If the estimated fair value of a reporting unit is less than its carrying value, an impairment charge is recognized for the excess of the reporting unit's carrying value over its fair value. See Note 5 – Goodwill and Intangible Assets for further detail.

The Company evaluates long-lived assets for impairment when events or changes in circumstances indicate, in management's judgment, that the carrying value of such assets may not be recoverable. With respect to property, plant and equipment and finite lived intangibles, asset recoverability is measured by comparing the carrying value of the asset or asset group with its expected future pre-tax undiscounted cash flows. These cash flow estimates require the Company to make projections and assumptions for many years into the future for pricing, demand, competition, operating cost and other factors. If the carrying amount exceeds the expected future undiscounted cash flows, the Company recognizes an impairment equal to the excess of carrying value over fair value as determined by quoted market prices in active markets or present value techniques if quotes are unavailable. The determination of the fair value using present value techniques requires the Company to make projections and assumptions regarding the probability of a range of outcomes and the rates of interest used in the present value calculations. Any changes the Company makes to these projections and assumptions could result in significant revisions to its evaluations of recoverability and the recognition of additional impairments. See Note 5 – Goodwill and Intangible Assets for further discussion on impairments of long-lived assets.

Intangible Assets

The Company’s indefinite-lived intangible assets associated with its trade name are evaluated for impairment at least annually or more frequently if events or circumstances indicate that it is more likely than not that the fair value of its indefinite-lived intangible asset are less than their carrying amount. The Company’s customer relationship-related intangible assets are amortized over the period the Company expects to receive the related economic benefit based upon estimated future net cash flows and its favorable leasehold interest-related intangible assets are amortized on a straight-line basis over the remaining lease terms.

As a result of the Jake Marshall Transaction (defined in Note 3), the Company recognized, in the aggregate, an additional $5.7 million of intangible assets associated with customer relationships with third-party customers, the acquired trade name and acquired backlog. The Jake Marshall-related intangible assets were recorded under the acquisition method of accounting at their estimated fair values at the acquisition date. See Note 3 – Acquisitions for further discussion of the Company’s acquired intangible assets as a result of the Jake Marshall Transaction.

See Note 5 – Goodwill and Intangible Assets for further discussion of the Company’s intangible assets.

Property and Equipment, net

Property and equipment, with the exception of our fleet vehicle finance leases, are recorded at cost and depreciated on a straight-line basis over their estimated useful lives. For buildings and leasehold improvements, the Company’s useful lives range from 5 years to 40 years; for machinery and equipment, useful lives range from 3 years to 10 years. Expenditures for maintenance and repairs are expensed as incurred. Leasehold improvements for our real estate operating leases are amortized over the lesser of the term of the related lease or the estimated useful lives of the improvements.

The following table summarizes the Company’s property and equipment:

(in thousands)	December 31, 2021	December 31, 2020
Land and improvements	$400	$400
Buildings and leasehold improvements	10,721	7,751
Machinery and equipment	24,600	21,647
Finance leases - vehicles(1)	10,771	11,505
Gross property and equipment	46,492	41,303
Less: Accumulated amortization on finance leases	(5,855)	(5,263)
Less: Accumulated depreciation	(19,016)	(16,340)
Property and equipment, net of accumulated amortization and depreciation(2)	$21,621	$19,700

(1)    See additional information provided in Note 13 – Leases.

(2)    Includes net property and equipment of approximately $5.6 million for the year ended December 31, 2021 related to assets acquired in the Jake Marshall Transaction.

Depreciation and amortization expense on property and equipment was $5.5 million for both the years ended December 31, 2021 and 2020.

Leases

A lease contract conveys the right to use an underlying asset for a period of time in exchange for consideration. At inception, we determine whether a contract contains a lease by determining if there is an identified asset and if the contract conveys the right to control the use of the identified asset in exchange for consideration over a period of time. Leases are classified as either operating or finance, based on our evaluation of certain criteria.

With the exception of short-term leases (leases with an initial term of 12 months or less), at lease commencement, we measure and record a lease liability equal to the present value of the remaining lease payments, generally discounted using quoted borrowing rates on our secured debt as the implicit rate is not readily determinable on many of our real estate operating leases. For our fleet vehicles classified as financing leases, we use the stated interest rate in the lease.

On the lease commencement date, the amount of the right-of-use (“ROU”) assets consist of the following:

•	the amount of the initial measurement of the lease liability;

•	any lease payment made at or before the commencement date, minus any lease incentives received; and

•	any initial direct costs incurred.

Most of our operating lease contracts have the option to extend or renew. We assess the option for individual leases, and we generally consider the base term to be the term of lease contracts. See Note 13 – Leases for additional information.

We periodically evaluate whether events and circumstances have occurred that indicate that the remaining balances of our ROU assets may not be recoverable. We use estimates of future undiscounted cash flows, as well as other economic and business factors, to assess the recoverability of these assets.

Deferred Financing Costs and Debt Discount

Deferred financing costs are deferred and amortized to interest expense using the effective interest rate method over the term of the related long-term debt agreement, and the straight-line method for the revolving credit agreement.

Debt issuance costs related to the issuance and/or extension, as applicable, of the Company’s term loans are reflected as a direct reduction from the carrying amount of long-term debt. Debt issuance costs related to revolving credit facilities are capitalized and reflected as an other asset.

Prior to their extinguishment, the allocated fair value of the CB Warrants (defined in Note 7) were recorded as a debt discount and were accreted over the expected term of the debt as interest expense. See Note 7 – Debt for additional information.

Stock-Based Compensation

Stock-based compensation awards granted to executives, employees, and non-employee directors are measured at fair value and recognized as an expense. For awards with service conditions only, the Company recognizes compensation expense on a graded vesting basis over the requisite service period for each separately vesting tranche of the award based on the closing market price of the Company’s common stock at the grant date. For awards with service and performance conditions, the Company recognizes compensation expense based on the closing market price of the Company’s common stock at the grant date using the straight-line method over the requisite service period. Estimates of compensation expense for an award with performance conditions are based on the probable outcome of the performance conditions. The cumulative effect of changes in the probability outcomes are recorded in the period in which the changes occur. For awards with market-based conditions (“MRSUs”), the Company uses a Monte Carlo simulation model to estimate the grant-date fair value. The fair value related to market-based awards is recorded as compensation expense using the graded vesting method regardless of whether the market condition is achieved or not. The Company has elected to account for forfeitures as they occur to determine the amount of compensation expense to be recognized each period. See also Note 16 – Management Incentive Plans for further information.

Income Taxes

The provision for income taxes includes federal, state and local taxes. The Company accounts for income taxes in accordance with ASC Topic 740 - Income Taxes, which requires the use of the asset and liability method. Under this method, deferred tax assets and liabilities and income or expense is recognized for the expected future tax consequences of temporary differences between the financial statement carrying values and their respective tax bases, using enacted tax rates expected to be applicable in the years in which the temporary differences are expected to reverse. Changes in tax rates are recorded to deferred tax assets and liabilities and reflected in the provision for income taxes during the period that includes the enactment date.

The Company evaluates the realizability of its deferred tax assets and establishes a valuation allowance when it is more likely than not that all or a portion of the deferred tax assets will not be realized. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected, scheduling of anticipated reversals of taxable temporary differences, and considering prudent and feasible tax planning strategies.

Any interest or penalties incurred related to unrecognized tax benefits are recorded as tax expense in the provision for income tax expense line item of the accompanying consolidated statements of operations. The consolidated financial statements reflect expected future tax consequences of such positions presuming the taxing authorities have full knowledge of the position and all relevant facts, but without considering time values.

Fair Value Measurements

The Company measures the fair value of financial assets and liabilities in accordance with ASC Topic 820 - Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value and requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 — inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date;

•	Level 2 — inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly such as quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of assets or liabilities; and

•	Level 3 — unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company believes that the carrying amounts of its financial instruments, including cash and cash equivalents, trade accounts receivable, and accounts payable, consist primarily of instruments without extended maturities, which approximate fair value primarily due to their short-term maturities and low risk of counterparty default. We also believe that the carrying value of the A&R Wintrust Term Loan (defined in Note 7) approximates its fair value due to the variable rate on such debt. As of December 31, 2021, the Company determined that the fair value of the A&R Wintrust Term Loan was $34.9 million. This fair value was determined using discounted estimated future cash flows using level 3 inputs. There were no outstanding borrowings on the Company’s A&R Wintrust Revolving Loan (defined in Note 7) at December 31, 2021.

Prior to its termination as a result of the 2021 Refinancing (defined in Note 7), the fair value of the Company's CB Warrants were determined using the Black-Scholes-Merton option pricing model. The valuation inputs included the quoted price of the Company’s common stock in an active market, volatility and expected life of the warrants, which were considered Level 3 inputs. The CB Warrants liability was included in other long-term liabilities on the Company's December 31, 2020 Consolidated Balance Sheet. The Company remeasured the fair value of the CB Warrants liability as of December 31, 2020 and February 24, 2021 and recorded any adjustments to other income (expense). At both February 24, 2021 and December 31, 2020, the CB Warrants liability was $2.0 million. Due to the extinguishment of the CB Warrants on the 2021 Refinancing Date, there was no liability associated with the CB Warrants recorded as of December 31, 2021. For the period from January 1, 2021 through the 2021 Refinancing Date, the Company recorded other income of $0.1 million to reflect the change in the fair value of the CB Warrants liability. For the year ended December 31, 2020, the Company recorded other expense of $1.6 million to reflect the change in the CB Warrants liability.

As a part of the total consideration for the Jake Marshall Transaction, the Company recognized $3.1 million in contingent consideration. See Note 3 for further discussion of the Earnout Payments.

Recently Adopted Accounting Standards

In November 2021, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which creates an exception to the general recognition and measurement principle for contract assets and contract liabilities from contracts with customers acquired in a business combination. Under this exception, an acquirer applies ASC 606, Revenue from Contracts with Customers, to recognize and measure contract assets and contract liabilities on the acquisition date. ASC 805 generally requires the acquirer in a business combination to recognize and measure the assets it acquires and the liabilities it assumes at fair value on the acquisition date. The changes are effective for annual periods beginning after December 15, 2022. The Company early adopted ASU 2021-08 in December 2021. The contract assets and contract liabilities associated with the Jake Marshall Transaction have been valued in accordance with this standard.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740), which affects general principles within Topic 740, and is meant to simplify and reduce the cost of accounting for income taxes. It removes certain exceptions to the general principles in Topic 740 and simplifies areas including franchise taxes that are partially based on income, transactions with a government that result in a step up in the tax basis of goodwill, the incremental approach for intraperiod tax allocation, interim period income tax accounting for year-to-date losses that exceed anticipated losses and enacted changes in tax laws in interim periods. The changes are effective for annual periods beginning after December 15, 2020. The adoption of this pronouncement did not have a material impact on the Company's consolidated financial statements or presentation thereof.

Also in October 2020, the FASB issued ASU 2020-10, Codification Improvements. The amendments in this update remove references to various FASB Concepts Statements, situates all disclosure guidance in the appropriate disclosure section of the Codification, and makes other improvements and technical corrections to the Codification. The amendments in Sections B and C of this amendment are effective for annual periods beginning after December 15, 2020, for public business entities, with early adoption permitted. The adoption of this pronouncement did not have a material impact on the Company's consolidated financial statements or presentation thereof.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, which introduced an expected credit loss methodology for the measurement and recognition of credit losses on most financial instruments, including trade receivables and off-balance sheet credit exposure. Under this guidance, an entity is required to consider a broader range of information to estimate expected credit losses, which may result in earlier recognition of losses. This ASU also requires disclosure of information regarding how a company developed its allowance, including changes in the factors that influenced management’s estimate of expected credit losses and the reasons for those changes. The guidance is effective for smaller reporting companies on January 1, 2023 with early adoption permitted. The adoption of this standard will be through a cumulative-effect adjustment to retained earnings as of the effective date. Based on its historical experience, the Company does not expect that this pronouncement will have a significant impact in its financial statements or on the estimate of the allowance for doubtful accounts.

The FASB has issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting in March 2020. This new guidance provides optional expedients for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform, on financial reporting. The risk of termination of the London Interbank Offered Rate (LIBOR), has caused regulators to undertake reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based that are less susceptible to manipulation. ASU 2020-04 is effective between March 12, 2020 and December 31, 2022.

In addition, in January 2021, the FASB issued ASU 2021-01, Reference Rate Reform (Topic 848): Scope. The amendments in this update refine the scope for certain optional expedients and exceptions for contract modifications and hedge accounting to apply to derivative contracts and certain hedging relationships affected by the discounting transition. The amendments in this update are effective for all entities as of March 12, 2020 through December 31, 2022. The Company is currently evaluating the impact of adopting the reference rate reform guidance (both ASU 2020-04 and ASU 2021-01) on its consolidated financial statements. As discussed in Note 7, the A&R Credit Agreement removed LIBOR as a benchmark rate and now utilizes SOFR (as defined in the A&R Credit Agreement) as its replacement.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity's Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity's Own Equity, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity and amends the scope guidance for contracts in an entity's own equity. The ASU addresses how convertible instruments are accounted for in the calculation of diluted earnings per share by using the if-converted method. The guidance is effective for all entities for fiscal years beginning after March 31, 2024, albeit early adoption is permitted no earlier than fiscal years beginning after December 15, 2020. Management is currently assessing the impact of this pronouncement on its consolidated financial statements.

Note 3 – Acquisitions

Jake Marshall Transaction

On December 2, 2021 (the “Effective Date”), the Company and LFS entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with JMLLC, CSLLC, a Tennessee limited liability company (together with JMLLC, the “Acquired Companies” and each an “Acquired Company”) and the owners of the Acquired Companies (collectively, the “Sellers”), pursuant to which LFS purchased all of the outstanding membership interests in the Acquired Companies from the Sellers (the transactions contemplated by the Purchase Agreement collectively being the “Jake Marshall Transaction”). The Jake Marshall Transaction closed on the Effective Date. As a result of the Jake Marshall Transaction, each of the Acquired Companies became wholly-owned indirect subsidiaries of the Company. The acquisition expands the Company’s market share within its existing product and service lines.

Total consideration paid by the Company for the Jake Marshall Transaction was $21.3 million (the “Closing Purchase Price”), consisting of cash paid to the Sellers, net of adjustments for working capital. Of the consideration paid to the Sellers, $1.0 million is being held in escrow for indemnification purposes. The purchase price is subject to customary post-closing adjustments. In addition, the Sellers may receive up to an aggregate of $6.0 million in cash, consisting of two tranches of $3.0 million, as defined in the Purchase Agreement, if the gross profit of the Acquired Companies equals or exceeds $10.0 million in (i) the approximately 13 month period from closing through December 31, 2022 (the “2022 Earnout Period”) or (ii) fiscal year 2023 (the “2023 Earnout Period”), respectively (collectively, the “Earnout Payments”). To the extent, however, that the gross profit of the Acquired Companies is less than $10.0 million, but exceeds $8.0 million, during any of the 2022 Earnout Period or 2023 Earnout Period, the $3.0 million amount will be prorated for such period.

The Company recorded $0.6 million in acquisition-related expenses related to the Jake Marshall Transaction during the year ended December 31, 2021 associated with professional fees, which are included in selling, general and administrative expense in the consolidated statement of operations.

Allocation of Purchase Price. The Jake Marshall Transaction was accounted for as a business combination using the acquisition method. The following table summarizes the final purchase price and estimated fair values of assets acquired and liabilities assumed as of the Effective Date, with any excess of purchase price over estimated fair value of the identified net assets acquired recorded as goodwill. As a result of the acquisition, the Company recognized $5.2 million of goodwill, all of which was allocated to the ODR reporting unit and fully deductible for tax purposes. Such goodwill primarily related to anticipated future earnings. The following table summarizes the allocation of the fair value of the assets and liabilities of the Jake Marshall Transaction as of the Effective Date by the Company.

(in thousands)	Purchase Price Allocation
Consideration:
Cash	$21,313
Earnout provision	3,089
Total Consideration	24,402

Fair value of assets acquired:
Cash and cash equivalents	2,336
Accounts receivable	7,165
Contract assets	1,711
Other current assets	164
Property and equipment	5,762
Intangible assets	5,710
Amount attributable to assets acquired	22,848

Fair value of liabilities assumed:
Accounts payable, including retainage	2,655
Accrued expenses and other current liabilities	570
Contract liabilities	462
Amount attributable to liabilities assumed	3,687
Goodwill	$5,241

For working capital items, such as cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued expenses and other current liabilities, the Acquired Companies’ carrying value was assumed to represent the fair value of these assets due to the current nature of the assets and liabilities. There was no difference between the contract value and fair value of accounts receivable acquired.

The estimated fair value of property and equipment, generally consisting of leasehold improvements and machinery and equipment, was estimated using the cost approach. Significant unobservable inputs in the estimate of fair value under this approach included management's assumptions about the replacement costs for similar assets, the relative age of the acquired assets and any potential economic or functional obsolescence associated with the acquired assets. As a result, the estimated fair value of the property and equipment represented a Level 3 fair value measurement.

As part of the purchase price allocation, the Company identified certain definite-lived intangible assets associated with customer relationships with third-party customers, the acquired trade name and acquired backlog. The fair value of the customer relationships with third-party customers and acquired backlog was determined using the multi-period excess earning method under the income approach. The multi-period excess earnings method is a variation of the discounted cash-flow analysis, which isolates the cash flows that can be associated with a single intangible asset and measures fair value by discounting it back to present value. The fair value of the acquired trade name intangible asset was determined using an income approach, specifically known as the relief-from-royalty method. This method requires identifying the future revenue that would be generated by the trademark, multiplying it by a royalty rate deemed to be avoided through ownership of the asset and discounting the projected royalty savings amounts back to the acquisition date. The royalty rate used in the valuation was based on a consideration of market rates for similar categories of assets. Some of the more significant estimates and assumptions inherent in determining the fair value of the identifiable intangible assets are associated with forecasting cash flows and profitability, which represent Level 3 inputs.

The Company calculates amortization of the acquired intangible assets using the straight-line method over the estimated useful lives of each acquired intangible assets. Amortization expense recorded in the consolidated statements of operations for the period from December 2, 2021 to December 31, 2021 was approximately $0.1 million. The estimated annual amortization expense over the next five years is approximately $1.3 million, $1.0 million, $0.7 million, $0.7 million and $0.7 million.

Intangible assets, net as of December 31, 2021 are detailed below.

(in thousands)	Gross Carrying Amount	Accumulated Amortization	Net Intangible Assets	Weighted Average Useful Life (Years)
Trade name	$1,150	$(15)	$1,135	6.2
Customer relationships - GCR	570	(6)	564	7.1
Customer relationships - ODR	3,050	(34)	3,016	7.6
Backlog - GCR	260	(14)	246	1.6
Backlog - ODR	680	(36)	644	1.6
Total	$5,710	$(105)	$5,605	6.3

The aforementioned contingent Earnout Payments are associated with the achievement of specified gross profit milestones. The Company estimated that the fair value of the Earnout Payments was approximately $3.1 million at the date of acquisition, of which the entire balance was included in other long-term liabilities in the Company’s consolidated balance sheet as of December 31, 2021. The Company determined the initial fair value of the Earnout Payments based on the Monte Carlo Simulation method, which represented a Level 3 measurement. As of the Effective Date, the Earnout Payments associated with the Jake Marshall Transaction were valued utilizing a discount rate of 6.83%. The discount rate was calculated using the build-up method with a risk-free rate commensurate with the term of the Earnout Payments based on the U.S. Treasury Constant Maturity Yield. Subsequent to the Effective Date, the Earnout Payments are re-measured at fair value each reporting period. Changes in the estimated fair value of the contingent payments subsequent to the acquisition date are recognized immediately in earnings.

Unaudited Pro Forma Information. The following unaudited pro forma combined financial information presents the Company's results as though the Jake Marshall Transaction had been completed at January 1, 2020. The pro forma combined financial information has been included for comparative purposes and is not necessarily indicative of the results that might have actually occurred had the Jake Marshall Transaction taken place on January 1, 2020; furthermore, the financial information is not intended to be a projection of future results.

	Year Ended December 31,
(in thousands) (unaudited)	2021	2020
Pro forma revenue	$523,479	$599,013
Pro forma net income	$5,392	$4,310
Pro forma EPS (basic)	$0.54	$0.55
Pro forma EPS (diluted)	$0.53	$0.53

Note 4 – Revenue from Contracts with Customers

The Company generates revenue principally from fixed-price construction contracts to deliver HVAC, plumbing, and electrical construction services to its customers. The duration of its contracts generally ranges from six months to two years. Revenue from fixed price contracts is recognized on the cost-to-cost method, measured by the relationship of total cost incurred to total estimated contract costs. Revenue from time and materials contracts is recognized as services are performed. The Company believes that its extensive experience in HVAC, plumbing, and electrical projects, and its internal cost review procedures during the bidding process, enable it to reasonably estimate costs and mitigate the risk of cost overruns on fixed price contracts.

The Company generally invoices customers on a monthly basis, based on a schedule of values that breaks down the contract amount into discrete billing items. Costs and estimated earnings in excess of billings on uncompleted contracts are recorded as a contract asset until billable under the contract terms. Billings in excess of costs and estimated earnings on uncompleted contracts are recorded as a contract liability until the related revenue is recognizable. The Company classifies contract assets and liabilities that may be settled beyond one year from the balance sheet date as current, consistent with the length of time of the Company’s project operating cycle.

Contract assets

Contract assets include amounts due under retainage provisions and costs and estimated earnings in excess of billings. The components of the contract asset balances as of the respective dates were as follows:

(in thousands)	December 31, 2021	December 31, 2020	Change
Contract assets
Costs in excess of billings and estimated earnings	$47,447	$31,894	$15,553
Retainage receivable	36,416	35,204	1,212
Total contract assets	$83,863	$67,098	$16,765

Retainage receivable represents amounts invoiced to customers where payments have been partially withheld, typically 10%, pending the completion of certain milestones, satisfaction of other contractual conditions or the completion of the project. Retainage agreements vary from project to project and balances could be outstanding for several months or years depending on a number of circumstances such as contract-specific terms, project performance and other variables that may arise as the Company makes progress towards completion.

Contract assets represent the excess of contract costs and profits (or contract revenue) over the amount of contract billings to date and are classified as a current asset. Contract assets result when either: (1) the appropriate contract revenue amount has been recognized over time in accordance with ASC Topic 606, but a portion of the revenue recorded cannot be currently billed due to the billing terms defined in the contract, or (2) costs are incurred related to certain claims and unapproved change orders. Claims occur when there is a dispute regarding both a change in the scope of work and the price associated with that change. Unapproved change orders occur when a change in the scope of work results in additional work being performed before the parties have agreed on the corresponding change in the contract price. The Company routinely estimates recovery related to claims and unapproved change orders as a form of variable consideration at the most likely amount it expects to receive and to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Claims and unapproved change orders are billable upon the agreement and resolution between the contractual parties and after the execution of contractual amendments. Increases in claims and unapproved change orders typically result from costs being incurred against existing or new positions; decreases normally result from resolutions and subsequent billings.

The current estimated net realizable value on such items as recorded in contract assets and contract liabilities in the consolidated balance sheets was $38.1 million and $33.6 million as of December 31, 2021 and 2020, respectively. The Company anticipates that the majority of such amounts will be approved or executed within one year. The resolution of those claims and unapproved change orders that may require litigation or other forms of dispute resolution proceedings may delay the timing of billing beyond one year.

Contract liabilities include billings in excess of contract costs and provisions for losses. The components of the contract liability balances as of the respective dates were as follows:

(in thousands)	December 31, 2021	December 31, 2020	Change
Contract liabilities
Billings in excess of costs and estimated earnings	$26,293	$46,020	$(19,727)
Provisions for losses	419	628	(209)
Total contract liabilities	$26,712	$46,648	$(19,936)

Billings in excess of costs represent the excess of contract billings to date over the amount of contract costs and profits (or contract revenue) recognized to date. The balance may fluctuate depending on the timing of contract billings and the recognition of contract revenue.

Provisions for losses are recognized in the consolidated statements of operations at the uncompleted performance obligation level for the amount of total estimated losses in the period that evidence indicates that the estimated total cost of a performance obligation exceeds its estimated total revenue.

The net underbilling (overbilling) position for contracts in process consisted of the following:

(in thousands)	December 31, 2021	December 31, 2020
Revenue earned on uncompleted contracts	$758,450	$752,564
Less: Billings to date	(737,296)	(766,690)
Net underbilling (overbilling)	$21,154	$(14,126)

(in thousands)	December 31, 2021	December 31, 2020
Costs in excess of billings and estimated earnings	$47,447	$31,894
Billings in excess of costs and estimated earnings	(26,293)	(46,020)
Net underbilling (overbilling)	$21,154	$(14,126)

Revisions in Contract Estimates

The following table summarizes the Company’s recorded revisions in its contract estimates for certain GCR and ODR projects for the years ended December 31, 2021 and 2020 (includes material gross profit changes of $0.25 million or more).

	For the Years Ended December 31,
	2021		2020
(in thousands except project count )		Project count		Project count
Gross profit write-ups:
GCR	$5,663	12	$1,654	3
ODR	—	—	—	—
Total gross profit write-ups	$5,663	12	$1,654	3

Gross profit write-downs:
GCR	$(5,958)	8	$(10,379)	15
ODR	(332)	1	—	—
Total gross profit write-downs	$(6,290)	9	$(10,379)	15

Total gross profit write-downs, net	$(627)		$(8,725)

During the year ended December 31, 2021, the Company recorded total net gross profit write-ups, regardless of materiality, of $0.4 million compared to total net gross profit write-downs, regardless of materiality, of $7.9 million for the year ended December 31, 2020.

Remaining Performance Obligations

Remaining performance obligations represent the transaction price of firm orders for which work has not been performed and exclude unexercised contract options. The Company’s remaining performance obligations includes projects that have a written award, a letter of intent, a notice to proceed or an agreed upon work order to perform work on mutually accepted terms and conditions.

As of December 31, 2021, the aggregate amount of the transaction prices allocated to the remaining performance obligations of the Company's GCR and ODR segment contracts were $337.2 million and $81.2 million, respectively. The Company currently estimates that 65% and 52% of our GCR and ODR segment remaining performance obligations as of December 31, 2021, respectively, will be recognized as revenue during 2022, with the substantial majority of remaining performance obligations to be recognized within 24 months, although the timing of the Company’s performance is not always under its control.

Additionally, the difference between remaining performance obligations and backlog is due to the exclusion of a portion of the Company’s ODR agreements under certain contract types from the Company’s remaining performance obligations as these contracts can be canceled for convenience at any time by the Company or the customer without considerable cost incurred by the customer.

Note 5 – Goodwill and Intangible Assets

Goodwill

The Company tests its goodwill and indefinite-lived intangible asset allocated to its reporting units for impairment annually on October 1, or more frequently if events or circumstances indicate that it is more likely than not that the fair value of its reporting units and indefinite-lived intangible asset are less than their carrying amount. The Company has the option to assess goodwill for possible impairment by performing a qualitative analysis to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. A quantitative assessment is performed if the qualitative assessments results in a more-likely-than-not determination or if a qualitative assessment is not performed.

During the third quarter of 2021, the Company identified impairment indicators in the form of significant declines in the stock price of the Company's common shares and corresponding market capitalization. Management considered these declines as indicators that the fair value of the ODR reporting unit may have been below its carrying amount, and the performance of an interim quantitative goodwill impairment assessment was required. In estimating the fair value of the ODR reporting unit, the Company used a combination of the income approach and the market approach. The Company used the income approach’s discounted cash flow method, which applies significant inputs not observable in the public market (Level 3), including estimates and assumptions related to the use of an appropriate discount rate, future cash flows generated from existing work and new awards, projected operating margins and changes in working capital. The Company used the market approach’s comparable company method. The comparable company method evaluates the value of a company using metrics of other businesses of similar size and industry.

As a result of the interim assessment, the Company determined that the fair value of the ODR reporting unit was greater than its respective carrying value. The impairment assessment concluded significant headroom of $33.3 million, or 169%, for the ODR reporting unit. No impairment to goodwill was recorded as a result of the interim assessment. The Company believes the estimates and assumptions used in estimating its reporting units’ fair values are reasonable and appropriate; however, different assumptions and estimates could materially affect the calculated fair value of the ODR reporting unit and the resulting conclusions on impairment of goodwill, which could materially affect the Company’s results of operations and financial position. Additionally, actual results could differ from these estimates and assumptions may not be realized.

In addition, no impairment losses were identified as a result of our qualitative assessments during the year ended December 31, 2020.

The following table summarizes the carrying amount of goodwill associated with the Company's segments for the years ended December 31, 2021 and 2020.

(in thousands)	GCR	ODR	Total
Goodwill as of January 1, 2020	$—	$6,129	$6,129
Goodwill as of December 31, 2020	—	6,129	6,129
Goodwill associated with the Jake Marshall Transaction	—	5,241	5,241
Goodwill as of December 31, 2021	$—	$11,370	$11,370

Intangible Assets

The Company reviews intangible assets with definite lives subject to amortization whenever events or changes in circumstances (triggering events) indicate that the carrying amount of an asset may not be recoverable. Intangible assets with definite lives subject to amortization are amortized on a straight-line or accelerated basis with estimated useful lives ranging from 1 to 15 years. Events or circumstances that might require impairment testing include the identification of other impaired assets within a reporting unit, loss of key personnel, the disposition of a significant portion of a reporting unit, a significant decline in stock price, or a significant adverse change in the Company’s business climate or regulations affecting the Company.

During the third quarter of 2021, the Company performed a quantitative impairment test on its indefinite-lived intangible assets due to the triggering events described in the goodwill impairment summary above. The fair value of the Company's trade name was estimated using an income approach, specifically known as the relief-from-royalty method. The relief-from-royalty method is based on the hypothetical royalty stream that would be received if we were to license the trade name and was based on expected revenue. As a result of the interim assessment, the Company determined that the fair value of the Company's indefinite-lived intangible asset was greater than its respective carrying value. The impairment assessment concluded headroom of $1.0 million, or 10%, for the Company's trade name. The Company did not recognize an impairment charge on its indefinite-lived intangible asset for the years ended December 31, 2021 and 2020.

Definite-lived and indefinite-lived intangible assets consist of the following:

(in thousands)	Gross carrying amount	Accumulated amortization	Net intangible assets, excluding goodwill
December 31, 2021
Amortized intangible assets:
Customer relationships – GCR – Jake Marshall	$570	$(6)	$564
Customer relationships – ODR – Jake Marshall	3,050	(35)	3,015
Customer relationships – ODR – Limbach	4,710	(3,475)	1,235
Favorable leasehold interests(1) – Limbach	190	(82)	108
Backlog – GCR – Jake Marshall	260	(14)	246
Backlog – ODR – Jake Marshall	680	(36)	644
Trade name – Jake Marshall	1,150	(15)	1,135
Total amortized intangible assets	10,610	(3,663)	6,947
Unamortized intangible assets:
Trade name – Limbach(2)	9,960	—	9,960
Total unamortized intangible assets	9,960	—	9,960
Total amortized and unamortized assets, excluding goodwill	$20,570	$(3,663)	$16,907

(1)    During the first quarter of 2021, the Company reduced the gross carrying amount and accumulated amortization associated with its favorable leasehold interests intangible asset by $0.3 million due to the lease termination of its Western Pennsylvania office associated with the intangible asset.

(2)    The Company has determined that its trade name has an indefinite useful life. The Limbach trade name has been in existence since the Company’s founding in 1901 and therefore is an established brand within the industry.

(in thousands)	Gross carrying amount	Accumulated amortization	Net intangible assets, excluding goodwill
December 31, 2020(1)
Amortized intangible assets:
Customer relationships – ODR – Limbach	$4,710	$(3,112)	$1,598
Favorable leasehold interests – Limbach	530	(407)	123
Total amortized intangible assets	5,240	(3,519)	1,721
Unamortized intangible assets:
Trade name – Limbach	9,960	—	9,960
Total unamortized intangible assets	9,960	—	9,960
Total amortized and unamortized assets, excluding goodwill	$15,200	$(3,519)	$11,681

(1) The Backlog - GCR - Limbach intangible asset previously shown at December 31, 2020 has been fully amortized. Accordingly, its gross carrying amount of $4.8 million and corresponding accumulated amortization of $4.8 million have been removed from the table.

Total amortization expense for these amortizable intangible assets was $0.5 million and $0.6 million for the years ended December 31, 2021 and 2020, respectively.

The estimated remaining useful lives of definite-lived intangible assets are as follows:

Intangible Asset	Amortization Method	Estimated Remaining Useful Life (Years)
Customer relationships – GCR – Jake Marshall	Straight line	7.0
Customer Relationships – ODR – Limbach	Pattern of economic benefit	9.0
Customer Relationships – ODR – Jake Marshall	Straight line	7.5
Favorable Leasehold Interests – Limbach	Straight line	7.2
Backlog – GCR – Jake Marshall	Straight line	1.5
Backlog – ODR – Jake Marshall	Straight line	1.5
Trade name – Jake Marshall	Straight line	6.1

Estimated amortization expense is as follows for the years ending December 31:

(in thousands)	Estimated Amortization Expense
2022	$1,567
2023	1,211
2024	867
2025	830
2026	800
2027 and thereafter	1,672
Total	$6,947

Note 6 – Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities are comprised of the following:

(in thousands)	December 31, 2021	December 31, 2020
Accrued payroll and related liabilities	$8,169	$7,975
Accrued bonus and commissions	7,352	7,652
Accrued insurance liabilities	719	1,008
Accrued job costs	3,772	3,131
Assurance-type warranty liabilities	3,310	4,056
Other accrued liabilities	1,122	925
Total	$24,444	$24,747

The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) includes several taxpayer favorable provisions, one of which is the allowance for the deferral of the employer contribution of Federal Insurance Contributions Act (“FICA”) taxes. As of December 31, 2021, the company had a $3.2 million liability for FICA withholding, recorded as an accrued payroll liability, with the remaining balance recorded in accrued expenses and other current liabilities.

Our construction-type contracts regularly include warranties to end customers that guarantee the work performed against defects in workmanship and the material we supply. These standard warranties are assurance-type warranties and do not offer any additional services. Therefore, these assurance-type warranties are not considered separate performance obligations and the expected cost of assurance-type warranties are accrued as an expense within cost of sales.

Our reconciliation of assurance-type warranties are as follows:

(in thousands)	December 31, 2021	December 31, 2020
Balance at the beginning of the period	$4,056	$2,886
Accruals for warranties issued	432	687
Accruals related to pre-existing warranties (including changes in estimates)	401	1,856
Settlements made	(1,579)	(1,373)
Balance at the end of the period	$3,310	$4,056

The Company also offers service-type warranties on certain construction-type projects. These service-type warranties were not accounted for as a separate performance obligation prior to the adoption of ASC Topic 606. Upon adoption of ASC Topic 606, we allocated a portion of the contract's transaction price to the service-type warranty based on its estimated standalone selling price. The accounting for service-type warranties under ASC Topic 606 did not have a material impact to the consolidated financial statements as of December 31, 2021 and 2020.

Note 7 – Debt

Long-term debt consists of the following obligations:

(in thousands)	December 31, 2021	December 31, 2020
A&R Wintrust Term Loan - term loan payable in quarterly installments of principal, (commencing in December 2021) plus interest through February 2026	$34,881	$—
A&R Wintrust Revolving Loan	—	—
2019 Refinancing Term Loan – term loan payable in quarterly installments of principal, (commencing in September 2020) plus interest through April 2022	—	39,000
Finance leases – collateralized by vehicles, payable in monthly installments of principal, plus interest ranging from 4.55% to 6.45% through 2026	5,132	6,459
Total debt	$40,013	$45,459
Less - Current portion of long-term debt	(9,879)	(6,536)
Less - Unamortized discount and debt issuance costs	(318)	(2,410)
Long-term debt	$29,816	$36,513

Maturities of long-term debt and finance leases at December 31, 2021 are as follows:

(in thousands)
2022	$9,879
2023	8,997
2024	8,247
2025	7,710
2026	5,180
Total	$40,013

2019 Refinancing Agreement - 2019 Term Loans

On April 12, 2019 (the “2019 Refinancing Closing Date”), LFS entered into a financing agreement (the “2019 Refinancing Agreement”) with the lenders thereto and Cortland Capital Market Services LLC, as collateral agent and administrative agent and CB Agent Services LLC (“CB”), as origination agent. The 2019 Refinancing Agreement consisted of (i) a $40.0 million term loan (the “2019 Refinancing Term Loan”) and (ii) a new $25.0 million multi-draw delayed draw term loan (the “2019 Delayed Draw Term Loan” and, collectively with the 2019 Refinancing Term Loan, the “2019 Term Loans”). Proceeds from the 2019 Refinancing Term Loan were used to repay the then existing credit agreement, to pay related fees and expenses thereof and to fund working capital of the 2019 Refinancing Borrowers (defined below). Proceeds of the 2019 Delayed Draw Term Loan were to be used to fund permitted acquisitions under the 2019 Refinancing Agreement and related fees and expenses in connection therewith.

LFS and each of its subsidiaries were borrowers (the “2019 Refinancing Borrowers”) under the 2019 Refinancing Agreement. In addition, the 2019 Refinancing Agreement was guaranteed by the Company and LHLLC (each, a “2019 Refinancing Guarantor”, and together with the Borrowers, the “Loan Parties”).

The 2019 Refinancing Agreement was secured by a first-priority lien on the real property of the Loan Parties and a second-priority lien on substantially all other assets of the Loan Parties, behind the 2019 ABL Credit Agreement (defined below). The respective lien priorities of the 2019 Refinancing Agreement and the 2019 ABL Credit Agreement were governed by an intercreditor agreement.

The interest rate on borrowings under the 2019 Refinancing Agreement was, at the 2019 Refinancing Borrowers’ option, either LIBOR (with a 2.00% floor) plus 11.00% or a base rate (with a 3.00% minimum) plus 10.00%. At February 24, 2021 (the “2021 Refinancing Date”) and December 31, 2020. The interest rate in effect on the 2019 Refinancing Term Loan was 13.00%.

Prior to its refinancing in February 2021, the 2019 Refinancing Agreement would have matured on April 12, 2022. Required amortization was $1.0 million per quarter and commenced with the fiscal quarter ending September 30, 2020. There was an unused line fee of 2.0% per annum on the undrawn portion of the 2019 Delayed Draw Term Loan, and there was a make-whole premium on prepayments made prior to the 19-month anniversary of the 2019 Refinancing Closing Date. This make-whole provision guaranteed that the Company would pay no less than 18 months’ applicable interest to the lenders under the 2019 Refinancing Agreement.

The 2019 Refinancing Agreement contained representations and warranties, and covenants which were customary for debt facilities of this type. Unless the Required Lenders (as defined in the 2019 Refinancing Agreement) otherwise consented in writing, the covenants limited the ability of the Company and its restricted subsidiaries to, among other things, (i) incur additional indebtedness or issue preferred stock, (ii) pay dividends or make distributions to the Company’s stockholders, (iii) purchase or redeem the Company’s equity interests, (iv) make investments, (v) create liens on their assets, (vi) enter into transactions with the Company’s affiliates, (vii) sell assets and (viii) merge or consolidate with, or dispose of substantially all of the Company’s assets to, other companies.

In addition, the 2019 Refinancing Agreement included customary events of default and other provisions that could have required all amounts due thereunder to become immediately due and payable, either automatically or at the option of the lenders, if the Company failed to comply with the terms of the 2019 Refinancing Agreement or if other customary events occurred.

Furthermore, the 2019 Refinancing Agreement also contained two financial maintenance covenants for the 2019 Refinancing Term Loan, including a requirement to have sufficient collateral coverage of the aggregate outstanding principal amount of the 2019 Term Loans and as of the last day of each month for the total leverage ratio of the Company and its subsidiaries (the “Total Leverage Ratio”) not to exceed an amount beginning at 4.25 to 1.00 through June 30, 2019, and stepping down to 2.00 to 1.00 effective July 1, 2021. From July 1, 2019 through September 30, 2019, the Total Leverage Ratio may not exceed 4.00 to 1.00. As of August 31, 2019, the Company’s Total Leverage Ratio for the preceding twelve consecutive fiscal month period was 4.61 to 1.00, which did not meet the 4.00 to 1.00 requirement. The lender has waived the event of default arising from this noncompliance as of August 31, 2019, while reserving its rights with respect to covenant compliance in future months. In addition, the parties to the 2019 Refinancing Agreement entered into an amendment which, among other changes, revised the maximum permitted Total Leverage Ratio, starting at 3.30 to 1.00 on October 1, 2019 with a peak ratio of 4.25 during March 2020 along with varying monthly rates culminating in the lowest Total Leverage Ratio of 2.00 to 1.00 on April 1, 2021, through the term of such agreement. The 2019 Refinancing Agreement contained a post-closing covenant requiring the remediation of the Company’s material weakness that management determined in 2018 was in existence no later than December 31, 2020 and to provide updates as to the progress of such remediation, provided that, if such remediation was not completed on or prior to December 31, 2019, (x) the Company would be required to pay the post-closing fee pursuant to the terms of the Origination Agent Fee Letter (as defined in the 2019 Refinancing Agreement) and (y) the applicable margin would be increased by 1.00% per annum for the period from January 1, 2020 until the date at which the material weakness was no longer disclosed or required to be disclosed in the Company’s SEC filings or audited financial statements of the Company or related auditor’s reports.

In connection with the 2019 Refinancing Amendment Number One and Waiver, dated November 14, 2019, the parties amended certain provisions of the 2019 Refinancing Agreement, including, among other changes to: (i) require, commencing October 1, 2019, a 3.00% increase in the interest rate on borrowings under the 2019 Refinancing Agreement; (ii) require the approval of CB and, generally, the lenders representing at least 50.1% of the aggregate undrawn term loan commitment or unpaid principal amount of the 2019 Term Loans, prior to effecting any permitted acquisition; (iii) revise the maximum permitted Total Leverage Ratio, starting at 3.30 to 1.00 on October 1, 2019 with a peak ratio of 4.25 during March 2020 along with varying monthly rates culminating in the lowest Total Leverage Ratio of 2.00 to 1.00 on April 1, 2021 and thereafter through the term of the 2019 Refinancing Agreement; and (iv) require the liquidity of the loan parties, which is generally calculated by adding (a) unrestricted cash on hand of the Loan Parties maintained in deposit accounts subject to control agreements granting control to the collateral agent for the 2019 ABL Credit Agreement, to (b) the difference between (1) the lesser of (x) $15 million, as adjusted from time to time, and (y) 75% of certain customer accounts resulting from the sale of goods or services in the ordinary course of business minus certain reserves established by the Administrative Agent and (2) the sum of (x) the outstanding principal balance of all revolving loans under the 2019 ABL Credit Agreement plus (y) the aggregate undrawn available amount of all letters of credit then outstanding plus the amount of any obligations that arise from any draw against any letter of credit that have not been reimbursed by the borrowers or funded with a revolving loan under the 2019 ABL Credit Agreement (the “Loan Parties Liquidity”), as of the last day of any fiscal month ending on or after November 30, 2019, of at least $10,000,000. As a condition to executing the 2019 Refinancing Amendment Number One and Waiver, the loan parties were required to pay a non-refundable waiver fee of $400,000 and a non-refundable amendment fee of $1,000,000 (the “PIK First Amendment Fee”, which were paid in kind by adding the PIK First Amendment Fee to the outstanding principal amount of the 2019 Refinancing Term Loan as additional principal obligations thereunder on and as of the effective date of the 2019 Refinancing Amendment Number One and Waiver).

During December 2020, the Company was not in compliance with the collateral coverage debt covenant as defined by the 2019 Refinancing Agreement. The Company was required to maintain at all times a Collateral Coverage Amount (as defined in the 2019 Refinancing Agreement) equal to or greater than the aggregate outstanding principal amount of the 2019 Term Loans. The Company calculated its Collateral Coverage amount at $37.9 million as of December 31, 2020, the aggregate outstanding principal amount of Term Loans was $39.0 million as of that same date for an excess of debt over collateral of $1.1 million. On February 1, 2021, the Company, LFS and LHLLC entered into a Waiver - Collateral Coverage Amount (December 2020) (the “December 2020 Waiver”) with the lenders party thereto and Cortland Capital Market Services LLC, as collateral agent and administrative agent. The December 2020 Waiver included a waiver of the Company's compliance with the Collateral Coverage Amount for the month ended December 31, 2020. The lender waived the event of default arising from this noncompliance as of December 31, 2020, while reserving its rights with respect to covenant compliance in future months.

On February 24, 2021 (the “2021 Refinancing Date”), the Company refinanced its 2019 Refinancing Term Loan and 2019 Revolving Credit Facility with proceeds from the issuance of the Wintrust Term Loan (defined below) (the “2021 Refinancing”). As a result of the 2021 Refinancing, the Company prepaid all principal, interest, fees and other obligations outstanding under the 2019 Refinancing Agreements and terminated its 2019 Refinancing Term Loan and 2019 Refinancing Revolving Credit Facility. In addition, on the 2021 Refinancing Date, the Company recognized a loss on the early extinguishment of debt of $2.0 million, which consisted of the write-off of $2.6 million of unamortized discount and financing costs, the reversal of the $2.0 million CB warrants (defined below) liability and the prepayment penalty and other extinguishment costs of $1.4 million.

2019 Refinancing Agreement – CB Warrants

In connection with the 2019 Refinancing Agreement, on the 2019 Refinancing Closing Date, the Company issued to CB and the other lenders under the 2019 Refinancing Agreement warrants (the “CB Warrants”) to purchase up to a maximum of 263,314 shares of the Company's common stock at an exercise price of $7.63 per share subject to certain adjustments, including for stock dividends, stock splits or reclassifications. The actual number of shares of common stock into which the CB Warrants were exercisable at any given time were equal to: (i) the product of (x) the number of shares equal to 2% of the Company’s issued and outstanding shares of common stock on the 2019 Refinancing Closing Date on a fully diluted basis and (y) the percentage of the total 2019 Delayed Draw Term Loan made as of the exercise date, minus (ii) the number of shares previously issued under the CB Warrants. As of the 2019 Refinancing Closing Date through February 24, 2021, no amounts had been drawn on the 2019 Delayed Draw Term Loan, so no portion of the CB Warrants were exercisable. The CB Warrants were to be exercised for cash or on a “cashless basis,” subject to certain adjustments, at any time after the 2019 Refinancing Closing Date until the expiration of such warrant at 5:00 p.m., New York time, on the earlier of (i) the five (5) year anniversary of the 2019 Refinancing Closing Date, or (ii) the liquidation of the Company.

The CB Warrants represented a freestanding financial instrument that was classified as a liability because the CB Warrants met the definition of a derivative instrument that did not meet the equity scope exception (i.e., the CB Warrants were not indexed to the entity’s own equity). In addition, the material weakness penalty described above was evaluated as an embedded derivative liability and bifurcated from the 2019 Term Loans as it represented a non-credit related embedded feature that provided for net settlement. Both the CB Warrants liability and the embedded derivative liability were required to be initially and subsequently measured at fair value. The initial fair values of the CB Warrants liability and the embedded derivative liability approximated $0.9 million and $0.4 million, respectively, on the 2019 Refinancing Closing Date. As the Company remediated the material weakness associated with the embedded derivative as of December 31, 2019, the $0.4 million embedded derivative was fully reversed at that date and is included in the consolidated statements of operations as a gain on embedded derivative. The CB Warrants liability was included in other long-term liabilities. The Company estimated these fair values by using the Black-Scholes-Merton option pricing model and a probability-weighted discounted cash flow approach.

The proceeds for the 2019 Refinancing Term Loan were first allocated to the CB Warrants liability and embedded derivative liability based on their respective fair values with a corresponding amount of $1.3 million recorded as a debt discount to the 2019 Term Loans. In addition, the Company incurred approximately $3.9 million of debt issuance costs, including $1.4 million related to the first amendment, for the 2019 Term Loans that have also been recorded as a debt discount. The combined debt discount from the CB Warrants liability, embedded derivative liability and the debt issuance costs were being amortized into interest expense over the term of the 2019 Term Loans using the effective interest method and were expensed on the Refinancing Date as a loss on early debt extinguishment. The Company recorded interest expense for the amortization of the CB Warrants liability and embedded derivative debt discounts of $0.1 million for the period from January 1, 2021 through the 2021 Refinancing Date and $0.5 million for the year ended December 31, 2020.

In addition to the amortization of the debt discounts into interest expense, the Company recorded $0.1 million of interest expense for the amortization of debt issuance costs related to the 2019 Refinancing Term Loan for the period from January 1, 2021 through the 2021 Refinancing Date and $1.4 million for the year ended December 31, 2020.

2019 ABL Credit Agreement

On the 2019 Refinancing Closing Date, LFS also entered into a financing agreement with the lenders thereto and Citizens Bank, N.A., as collateral agent, administrative agent and origination agent (the “2019 ABL Credit Agreement” and, together with the 2019 Refinancing Agreement, the “Refinancing Agreements”). The 2019 ABL Credit Agreement consisted of a $15.0 million revolving credit facility (the “2019 Revolving Credit Facility”). Proceeds of the 2019 Revolving Credit Facility were to be used for general corporate purposes. On the 2019 Refinancing Closing Date, the Company had nothing drawn on the ABL Credit Agreement and $14.0 million of available borrowing capacity thereunder (net of a $1.0 million reserve imposed by the lender).

The 2019 Refinancing Borrowers and 2019 Refinancing Guarantors under the 2019 ABL Credit Agreement were the same as under the 2019 Refinancing Agreement. The 2019 ABL Credit Agreement was secured by a second-priority lien on the real property of the Loan Parties (behind the 2019 Refinancing Agreement) and a first-priority lien on substantially all other assets of the Loan Parties.

The interest rate on borrowings under the 2019 ABL Credit Agreement was, at the 2019 Refinancing Borrowers’ option, either LIBOR (with a 2.0% floor) plus an applicable margin ranging from 3.00% to 3.50% or a base rate (with a 3.0% minimum) plus an applicable margin ranging from 2.00% to 2.50%. At February 24, 2021 and December 31, 2020, the interest rate in effect on the 2019 ABL Credit Agreement was 5.25%.

The 2019 ABL Credit Agreement was set to mature on April 12, 2022. There was also an unused line fee ranging from 0.250% to 0.375% per annum on undrawn amounts.

The 2019 ABL Credit Agreement contained representations and warranties, and covenants which were customary for debt facilities of this type. Unless the Required Lenders otherwise consented in writing, the covenants limited the ability of the Company and its restricted subsidiaries to, among other things, generally, to (i) incur additional indebtedness or issue preferred stock, (ii) pay dividends or make distributions to the Company’s stockholders, (iii) purchase or redeem the Company’s equity interests, (iv) make investments, (v) create liens on their assets, (vi) enter into transactions with the Company’s affiliates, (vii) sell assets other than in the ordinary course of business or another permitted disposition of assets and (viii) merge or consolidate with, or dispose of substantially all of the Company’s assets to, other companies.

The 2019 ABL Credit Agreement included customary events of default and other provisions that could have required all amounts due thereunder to become immediately due and payable, either automatically or at the option of the lenders, if the Company failed to comply with the terms of the 2019 ABL Credit Agreement or if other customary events occurred.

The 2019 ABL Credit Agreement also contained a financial maintenance covenant for the 2019 Revolving Credit Facility, which was a requirement for the Total Leverage Ratio of the Company and its subsidiaries not to exceed an amount beginning at 4.00 to 1.00 through September 30, 2019, and stepping down to 1.75 to 1.00 effective July 1, 2021. In November 2019, the parties to the 2019 ABL Credit Agreement entered into an amendment which, among other changes revised the maximum permitted Total Leverage Ratio, starting at 3.30 to 1.00 on October 1, 2019 with a peak ratio of 4.25 during March 2020 along with varying monthly rates culminating in the lowest Total Leverage Ratio of 2.00 to 1.00 on April 1, 2021 through the term of such agreement.

In connection with the 2019 ABL Credit Amendment Number One and Waiver, the parties amended certain provisions of the 2019 ABL Credit Agreement, including, among other changes to (i) require the approval of the origination agent and, generally, the lenders representing at least 50.1% of the aggregate undrawn revolving loan commitment or unpaid principal amount of the 2019 Term Loans, prior to effecting any permitted acquisition; (ii) revise the maximum permitted Total Leverage Ratio, starting at 3.30 to 1.00 on October 1, 2019 with a peak ratio of 4.25 during March 2020 along with varying monthly rates culminating in the lowest Total Leverage Ratio of 2.00 to 1.00 on April 1, 2021 through the term of the 2019 ABL Credit Agreement; and (iii) require the Loan Parties Liquidity as of the last day of any fiscal month ending on or after November 30, 2019, of at least $10,000,000, as described above in the Amendment Number One to 2019 Refinancing Agreement and Waiver. As a condition to executing the 2019 ABL Credit Amendment Number One and Waiver, the loan parties were required to pay a non-refundable waiver fee of $7,500.

As noted above, the Company was subject to cross-default under our 2019 Revolving Credit Facility as a result of our failure to satisfy the Collateral Coverage Amount as defined in the 2019 Refinancing Agreement, which required the company to obtain a waiver. Accordingly, on February 1, 2021, the Company, LFS and LHLLC entered into a Waiver - Collateral Coverage Amount (December 2020) (“December 2020 Waiver”) with the lenders party thereto and Citizens Bank, N.A., as collateral agent and administrative agent. The December 2020 Waiver included a waiver of the Company's compliance with the Collateral Coverage Amount for the month ending December 31, 2020. At the time, the lender waived the event of default arising from this noncompliance as of December 31, 2020, while reserving its rights with respect to covenant compliance in future months.

At the 2021 Refinancing Date and December 31, 2020, the Company had irrevocable letters of credit each in the amount of $3.4 million with its lender to secure obligations under its self-insurance program.

The Company incurred approximately $0.9 million of debt issuance costs for the 2019 ABL Credit Agreement that had been recorded as a non-current deferred asset. The deferred asset was amortized into interest expense over the term of the 2019 Term ABL Credit Agreement using the effective interest method and then expensed on the 2021 Refinancing Date as a loss on early debt extinguishment. The Company recorded interest expense of $0.1 million for the period from January 1, 2021 through the 2021 Refinancing Date and $0.3 million for the year ended December 31, 2020.

Wintrust Term and Revolving Loans

On the 2021 Refinancing Date, LFS, LHLLC and the direct and indirect subsidiaries of LFS from time to time included as parties to the agreement (the “Wintrust Guarantors”) entered into a credit agreement (the “Wintrust Credit Agreement”) by and among the LFS, LHLLC, Wintrust Guarantors, the lenders party thereto from time to time, Wheaton Bank & Trust Company, N.A., a subsidiary of Wintrust Financial Corporation (collectively, “Wintrust”), as administrative agent and L/C issuer, Bank of the West as documentation agent, M&T Bank as syndication agent, and Wintrust as lead arranger and sole book runner.

In accordance with the terms of the Wintrust Credit Agreement, Lenders provided to LFS (i) a $30.0 million senior secured term loan (the “Wintrust Term Loan”); and (ii) a $25.0 million senior secured revolving credit facility with a $5.0 million sublimit for the issuance of letters of credit (the “Wintrust Revolving Loan” and, together with the Wintrust Term Loan, the “Wintrust Loans”). Proceeds of the Wintrust Loans were used to refinance certain existing indebtedness, finance working capital and other general corporate purposes and fund certain fees and expenses associated with the closing of the Wintrust Loans.

The Wintrust Revolving Loan bore interest, at LFS’s option, at either LIBOR (with a 0.25% floor) plus 3.5% or a base rate (with a 3.0% floor) plus 0.50%, subject to a 50 basis point step-down based on the ratio between the senior debt of the Company and its subsidiaries to the EBITDA (earnings before interest, income taxes, depreciation and amortization) of the LFS and its subsidiaries for the most recently ended four fiscal quarters. The Wintrust Term Loan bore interest, at LFS’s option, at either LIBOR (with a 0.25% floor) plus 4.0% or a base rate (with a 3.0% floor) plus 1.00%, subject to a 50 (for LIBOR) or 75 (for base rate) basis point step-down based on the Senior Leverage Ratio.

LFS was required to make principal payments on the Wintrust Term Loan in $0.5 million installments on the last business day of each month commencing on March 31, 2021 with a final payment of all principal and interest not sooner paid on the Wintrust Term Loan due and payable on February 24, 2026.

In conjunction with the Jake Marshall Transaction, the Company entered into an amendment to the Wintrust Credit Agreement (the “A&R Wintrust Credit Agreement”). In accordance with the terms of the A&R Credit Agreement, Lenders provided to LFS (i) a $35.5 million senior secured term loan (the “A&R Wintrust Term Loan”); and (ii) a $25 million senior secured revolving credit facility with a $5 million sublimit for the issuance of letters of credit (the “A&R Wintrust Revolving Loan” and, together with the Term Loan, the “A&R Wintrust Loans”). The overall Wintrust Term Loan commitment under the A&R Wintrust Credit Agreement was recast at $35.5 million in connection with the A&R Credit Agreement. A portion of the A&R Wintrust Term Loan commitment was used to fund the closing purchase price of the Jake Marshall Transaction. The A&R Credit Agreement was also amended to: (i) permit the Company to undertake the Jake Marshall Transaction (ii) make certain adjustments to the covenants under the A&R Credit Agreement (which were largely done to make certain adjustments for the Jake Marshall Transaction) (iii) allow for the Earnout Payments under the Jake Marshall Transaction and (iv) make other corresponding changes to the A&R Credit Agreement.

The A&R Wintrust Revolving Loan bears interest, at LFS’s option, at either Term SOFR (as defined in the A&R Credit Agreement) (with a 0.15% floor) plus 3.60%, 3.76% or 3.92% for a tenor of one month, three months or six months, respectively, or a base rate (as set forth in the A&R Credit Agreement) (with a 3.0% floor) plus 0.50%, subject to a 50 basis point step-down based on the ratio between the senior debt of the Company and its subsidiaries to the EBITDA of LFS and its subsidiaries for the most recently ended four fiscal quarters (the “Senior Leverage Ratio”). The A&R Wintrust Term Loan bears interest, at LFS’s option, at either Term SOFR (with a 0.15% floor) plus 4.10%, 4.26% or 4.42% for a tenor of one month, three months or six months, respectively, or a base rate (with a 3.0% floor) plus 1.00%, subject to a 50 (for Term SOFR) or 75 (for base rate) basis point step-down based on the Senior Leverage Ratio.

LFS is required to make principal payments on the A&R Wintrust Term Loan in installments of approximately $0.6 million on the last business day of each month commencing on December 31, 2021. Subject to defaults and remedies under the A&R Credit Agreement, the final payment of all principal and interest not sooner paid on the A&R Wintrust Term Loan is due and payable on February 24, 2026. Subject to defaults and remedies under the A&R Credit Agreement, the A&R Wintrust Revolving Loan matures and becomes due and payable by LFS on February 24, 2026.

The A&R Wintrust Loans are secured by (i) a valid, perfected and enforceable lien of the administrative agent on the ownership interests held by each of LFS and Wintrust Guarantors in their respective subsidiaries; and (ii) a valid, perfected and enforceable lien of the administrative agent on each of LFS and Wintrust Guarantors’ personal property, fixtures and real estate, subject to certain exceptions and limitations. Additionally, the re-payment of the A&R Wintrust Loans shall be jointly and severally guaranteed by each Wintrust Guarantor.

The A&R Credit Agreement contains representations and warranties, covenants and events of default that are customary for facilities of this type, as more particularly described in the A&R Credit Agreement. The A&R Wintrust Loans also contain three financial maintenance covenants, including (i) a requirement to have as of the last day of each quarter for the senior leverage ratio of the Company and its subsidiaries not to exceed an amount beginning at 2.00 to 1.00 (ii) a fixed charge coverage ratio of not less than 1.20 to 1.00 as of the last day of each fiscal quarter commencing with the fiscal quarter ending December 31, 2021, and (iii) no unfinanced capital expenditures, except for unfinanced capital expenditures in the ordinary course of business not exceeding in the aggregate $4.0 million during any fiscal year; and no default or event of default (as defined by the agreement) has occurred and is continuing, 50% of any portion of this annual limit, if not expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next following fiscal year as stipulated by the agreement. LFS and its affiliates maintain various commercial and service relationships with certain members of the syndicate and their affiliates in the ordinary course of business. As of December 31, 2021, the Company was in compliance with all financial maintenance covenants as required by the A&R Wintrust Loans.

The following is a summary of the applicable margin and commitment fees payable on the available A&R Wintrust Term Loan and A&R Wintrust Revolving Loan credit commitment:

Level	Senior Leverage Ratio	Applicable Margin for Prime Rate loans	Applicable Margin for Prime Revolving loans	Applicable Margin for Commitment Fee
I	Greater than 1.00 to 1.00	1.00%	0.50%	0.25%
II	Less than or equal to 1.00 to 1.00	0.25%	—%	0.25%

At December 31, 2021, the interest rate in effect on the Wintrust Term Loan was 4.25% and the interest rate in effect on the Wintrust Revolving Loan was 3.75%.

At December 31, 2021, the Company had irrevocable letters of credit in the amount of $3.4 million with its lender to secure obligations under its self-insurance program.

Note 8 – Earning per Share

Earnings per Share

The Company calculates earnings per share in accordance with ASC Topic 260 - Earnings Per Share (“EPS”). Basic earnings per common share applicable to common stockholders is computed by dividing earnings applicable to common stockholders by the weighted-average number of common shares outstanding and assumed to be outstanding. Diluted EPS assumes the dilutive effect of outstanding common stock warrants, shares issued in conjunction with the Company’s ESPP (defined in Note 9) and restricted stock units (“RSUs”), all using the treasury stock method.

The following table sets forth the computation of the basic and diluted earnings per share attributable to the Company's common stockholders for the years ended December 31, 2021 and 2020:

	For the Years Ended
(in thousands, except per share amounts)	December 31, 2021	December 31, 2020
EPS numerator:
Net income	$6,714	$5,807

EPS denominator:
Weighted average shares outstanding – basic	10,013	7,865
Nonvested restricted stock units	215	191
Employee stock purchase plan	4	9
Weighted average shares outstanding – diluted	10,232	8,065

EPS:
Basic	$0.67	$0.74
Diluted	$0.66	$0.72

The following table summarizes the securities that were antidilutive or out-of-the-money, and therefore, were not included in the computations of diluted income per common share:

	For the Years Ended
	December 31, 2021	December 31, 2020
Out-of-the-money warrants(1)	2,981,473	4,576,799
Service-based RSUs	54	7,471
Performance and market-based RSUs(2)	14,164	276
Employee stock purchase plan	—	3,217
Total	2,995,691	4,587,763

(1) On July 20, 2021, 2,140,214 Public Warrants, 99,000 Private Warrants, and 935,068 Additional Merger Warrants expired by their terms. Through their date of expiration, the Company calculated, on a security-by-security basis, the average market price for the portion of the period in which these securities were outstanding and concluded that these warrants were considered out-of-the-money, and therefore, were not included in the computation of diluted income per common share.

(2) For the years ended December 31, 2021 and 2020, certain PRSU and MRSU awards (each defined in Note 16) were not included in the computation of diluted income per common share because the performance and market conditions were not satisfied during the periods and would not be satisfied if the reporting date was at the end of the contingency period.

Note 9 – Equity

The Company’s second amended and restated certificate of incorporation currently authorizes the issuance of 100,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001.

Warrants

In conjunction with the Company's initial public offering, the Company issued Public Warrants, Private Warrants and $15 Exercise Price Sponsor Warrants (each defined below). The Merger Warrants and Additional Merger Warrants (each defined below) were issued in conjunction with the Company's business combination with LHLLC in July 2016 (the “Business Combination”).

The following table summarizes the underlying shares of common stock with respect to outstanding warrants:

	December 31, 2021	December 31, 2020
Public Warrants(1)(6)	—	2,300,000
Private Warrants(2)(6)	—	99,000
$15 Exercise Price Warrants(3)(6)	600,000	600,000
Merger Warrants(4)(7)	629,643	631,119
Additional Merger Warrants(5)(7)	—	946,680
Total	1,229,643	4,576,799

(1) Exercisable for one-half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per whole share) (“Public Warrants”).

(2) Exercisable for one-half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per whole share) (“Private Warrants”).

(3) Exercisable for one share of common stock at an exercise price of $15.00 per share (“$15 Exercise Price Sponsor Warrants”).

(4) Exercisable for one share of common stock at an exercise price of $12.50 per share (“Merger Warrants”).

(5) Exercisable for one share of common stock at an exercise price of $11.50 per share (“Additional Merger Warrants”).

(6) Issued under a warrant agreement dated July 15, 2014, between Continental Stock Transfer and Trust Company, as warrant agent, and the Company.

(7) Issued to the sellers of LHLLC.

On July 20, 2021, the Public Warrants, Private Warrants, and Additional Merger Warrants expired by their terms.

Incentive Plan

Upon the consummation of the Business Combination, the Company adopted an omnibus incentive plan (the “Omnibus Incentive Plan”) for which all future equity awards will be granted thereunder. The Company reserved 800,000 shares of its common stock for issuance under the Omnibus Incentive Plan.

On April 29, 2019, the Board of Directors approved further amendments to the Company's initial Omnibus Incentive Plan (the “2019 Amended and Restated Omnibus Incentive Plan”) to increase the number of shares of the Company's common stock that may be issued pursuant to awards by 350,000, for a total of 1,150,000 shares, and extended the term of the plan so that it will expire on the tenth anniversary of the date the stockholders approve the 2019 Amended and Restated Omnibus Incentive Plan. The amendments were approved by the Company's stockholders at the Annual Meeting held on May 30, 2019.

On May 24, 2020, the Board of Directors approved further amendments to the Company's initial Omnibus Incentive Plan (the “2020 Amended and Restated Omnibus Incentive Plan”) to increase the number of shares of the Company's common stock that may be issued pursuant to awards by 500,000, for a total of 1,650,000 shares, and extended the term of the plan so that it will expire on the tenth anniversary of the date the stockholders approve the 2020 Amended and Restated Omnibus Incentive Plan. The amendments were approved by the Company's stockholders at the Annual Meeting held on July 14, 2020.

On March 9, 2021, the Board of Directors approved amendments to the Company's 2020 Amended and Restated Omnibus Incentive Plan (the “2021 Amended and Restated Omnibus Incentive Plan”) to increase the number of shares of the Company's common stock that may be issued pursuant to awards by 600,000, for a total of 2,250,000 shares, and extended the term of the plan so that it will expire on the tenth anniversary of the date the stockholders approve the 2021 Amended and Restated Omnibus Incentive Plan. The amendments were approved by the Company's stockholders at the Annual Meeting held on June 16, 2021.

See Note 16 for a discussion of the Company's management incentive plans for RSUs granted, vested, forfeited and remaining unvested.

Employee Stock Purchase Plan

Upon approval of the Company's stockholders on May 30, 2019, the Company adopted the Limbach Holdings, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”). On January 1, 2020, the ESPP went into effect. The ESPP enables eligible employees, as defined by the ESPP, the right to purchase the Company’s common stock through payroll deductions during consecutive subscription periods at a purchase price of 85% of the fair market value of a common share at the end of each offering period. Annual purchases by participants are limited to the number of whole shares that can be purchased by an amount equal to ten percent of the participant's compensation or $5,000, whichever is less. Each offering period of the ESPP lasts six months, commencing on January 1st and July 1st of each year. The amounts collected from participants during a subscription period are used on the exercise date to purchase full shares of common stock. Participants may withdraw from an offering before the exercise date and obtain a refund of amounts withheld through payroll deductions. Compensation cost, representing the 15% discount applied to the fair market value of common stock, is recognized on a straight-line basis over the six-month vesting period during which employees perform related services. Under the ESPP 500,000 shares are authorized to be issued. For the years ended December 31, 2021 and 2020, the Company issued 25,068 and 30,825 shares of its common stock, respectively, to participants in the ESPP who contributed to the plan during these periods. As of December 31, 2021, 444,107 shares remain available for future issuance under the ESPP.

2021 Public Offering

On February 10, 2021 the Company entered into an underwriting agreement (“Underwriting Agreement”) with Lake Street Capital Markets, LLC (“Underwriter”) relating to an underwritten public offering (the “2021 Public Offering”). On February 12, 2021, the Company sold to the Underwriter 1,783,500 shares of its common stock. The Underwriting Agreement provided for purchase and sale of the Shares by the company to the Underwriter at a price of $11.28 per share. The price to the public in the 2021 Public Offering was $12.00 per share. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 267,525 shares of common stock to cover over-allotments, if any, on the same terms and conditions. The net proceeds to the Company from the 2021 Public Offering after deducting the underwriting discounts and commissions were approximately $19.8 million. On February 18, 2021, the Company received approximately $3.0 million of net proceeds for the sale of 267,525 shares of common stock in connection with the exercise of the over-allotment option.

Note 10 – Income Taxes

The Company is taxed as a C Corporation.

On March 27, 2020, the CARES Act was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, allows NOLs incurred in 2018, 2019 and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. This allowed the Company to carryback net operating losses generated in 2018 and 2019 to prior tax years and generate a tax refund. The total refund generated by this carryback for the year ended December 31, 2020 was $1.6 million, of which all has been received.

The income tax provision from income taxes for December 31, 2021 and 2020 consisted of the following:

	For the Years Ended
(in thousands)	December 31, 2021	December 31, 2020
Current tax provision
U.S. Federal	$812	$1,274
State and local	194	1,209
Total current tax provision	1,006	2,483

Deferred tax provision (benefit)
U.S. Federal	1,127	(643)
State and local	630	(658)
Total deferred tax provision (benefit)	1,757	(1,301)
Income tax provision	$2,763	$1,182

In assessing the realizability of deferred tax assets, management considered whether it is more likely than not that some portion or all deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. In assessing the need for a valuation allowance, the Company considered both positive and negative evidence related to the likelihood of realization of the deferred tax assets. After giving consideration to these factors, management concluded that it was more likely than not that the deferred tax assets would be fully realized, and as a result, no valuation allowance against the deferred tax assets was deemed necessary at December 31, 2021 and 2020.

The components of deferred tax assets (liabilities) were as follows:

	As of As of December 31,
(in thousands)	2021	2020
Deferred tax assets:
Accrued expenses	$1,328	$2,096
Allowance for doubtful accounts	68	71
Intangibles	524	784
Goodwill	3,304	3,746
Startup costs	79	91
Stock-based compensation	881	501
Lease liabilities	5,547	5,268
Accrued bonuses and commissions	1,810	2,030
Warrant	—	535
Total deferred tax assets	13,541	15,122

Deferred tax liabilities:
Fixed assets	(3,775)	(3,813)
Right-of-use assets	(5,231)	(4,975)
Debt discounts	—	(155)
Percentage of completion	(205)	(92)
Total deferred tax liabilities	(9,211)	(9,035)

Net deferred tax asset	$4,330	$6,087

At December 31, 2021 and 2020, the Company had no net operating loss carryforwards.

A reconciliation of the federal statutory income tax rate to the Company’s effective tax rate is as follows:

	For the Years Ended December 31,
	2021	2020
Federal statutory income tax rate	21.0%	21.0%
State income taxes, net of federal tax effect	7.0%	6.3%
Change in uncertain tax benefits	—%	(0.6)%
Stock based compensation – restricted stock	(1.1)%	2.0%
Return to provision adjustment	1.2%	(0.7)%
Permanent differences	1.9%	1.1%
Tax credits	(0.8)%	(2.7)%
CARES Act carryback	—%	(9.4)%
Effective tax rate	29.2%	17.0%

The Company is subject to taxation in various jurisdictions. The Company’s 2018 through 2020 tax returns are subject to examination by U. S. federal authorities. The Company’s tax returns are subject to examination by various state authorities for the years 2018 and forward.

The Company had previously recorded a liability for unrecognized tax benefits (“UTBs”) related to tax positions taken on its various income tax returns in open tax periods. When recognized, a portion of the UTBs would favorably impact the effective tax rate that is reported in future periods. The Company filed to change an improper tax method of accounting in the fourth quarter of 2020 related to the UTBs that affords the Company IRS audit protection in past periods. Therefore, the total UTBs were reduced in the fourth quarter of 2020. The Company had no UTBs as of December 31, 2021 and 2020.

Note 11 – Operating Segments

As discussed in Note 1, on January 1, 2021, the Company renamed its two operating segments to reflect the Company's two distinct approaches to its customer base and to better align with its owner direct strategy. The previously named Construction segment is now known as GCR and the previously named Service segment is now known as ODR. These segments are reflective of how the Company’s Chief Operating Decision Maker (“CODM”) reviews operating results for the purposes of allocating resources and assessing performance. The Company's CODM is comprised of its Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The CODM evaluates performance based on income from operations of the respective branches after the allocation of Corporate office operating expenses. In accordance with ASC Topic 280 – Segment Reporting, the Company has elected to aggregate all of the construction branches into one GCR reportable segment and all of the service branches into one ODR reportable segment. All transactions between segments are eliminated in consolidation. The Company’s corporate department provides general and administrative support services to its two operating segments. The CODM allocates costs between segments for selling, general and administrative expenses and depreciation expense.

All of the Company’s identifiable assets are located in the United States, which is where the Company is domiciled. The Company does not have sales outside of the United States. For the year ended December 31, 2021, two GCR segment customers accounted for approximately 17% and 12% of consolidated total revenue. For the year ended December 31, 2020, the Company had one GCR segment customer that accounted for approximately 14% of consolidated total revenue.

Segment information for the periods presented is as follows:

	For the Years Ended December 31,
(in thousands)	2021	2020
Statement of Operations Data:
Revenue:
GCR	$350,015	$440,979
ODR	140,336	127,230
Total revenue	490,351	568,209

Gross profit:
GCR	45,409	45,115
ODR	40,501	36,271
Total gross profit	85,910	81,386

Selling, general and administrative:
GCR	37,558	37,708
ODR	31,277	24,825
Corporate	2,601	1,068
Total selling, general and administrative	71,436	63,601
Amortization of intangibles	484	630
Operating income	$13,990	$17,155

Less Unallocated amounts:
Interest expense, net	(2,568)	(8,627)
Loss on debt extinguishment	(1,961)	—
Gain (loss) on change in fair value of warrant liability	14	(1,634)
Gain on sale of property and equipment	2	95
Total unallocated amounts	(4,513)	(10,166)
Total consolidated income before income taxes	$9,477	$6,989

Other Data:
Depreciation and amortization:
GCR	$4,085	$4,187
ODR	1,379	1,354
Corporate	484	630
Total other data	$5,948	$6,171

The Company does not identify capital expenditures and total assets by segment in its internal financial reports due in part to the shared use of a centralized fleet of vehicles and specialized equipment. Interest expense is also not allocated to segments because of the Company’s corporate management of debt service, including interest.

Note 12 – Commitments and Contingencies

Legal. The Company is continually engaged in administrative proceedings, arbitrations, and litigation with owners, general contractors, suppliers and other unrelated parties, all arising in the ordinary courses of business. The ultimate resolution of these contingencies could, individually or in the aggregate, be material to the consolidated financial statements. In the opinion of the Company’s management, the current belief is that the results of these actions will not have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

On November 13, 2019, claimant, Lanzo Trenchless Technologies, Inc. – North (“Lanzo”), filed a Demand for Arbitration in the state of Michigan against the Company's wholly-owned subsidiary, Limbach Company LLC.  The demand sought damages in excess of $0.4 million based upon the allegation that Limbach breached a construction contract by improperly terminating

Lanzo’s subcontract, and for withholding payment from Lanzo based upon deficient performance. The Company filed a counterclaim against Lanzo, seeking to recover damages for Lanzo’s deficient work. In October of 2021, Lanzo and the Company negotiated a confidential settlement pursuant to which Lanzo paid the Company to resolve all claims, resulting in the matter being concluded.

On January 23, 2020, plaintiff, Bernards Bros. Inc. (“Bernards”), filed a complaint against the Company in Superior Court of the State of California for the County of Los Angeles. The complaint alleges that the Company’s Southern California operations refused to honor a proposal made to Bernards to act as a subcontractor on a construction project, and that, as a result of the wrongful failure to honor the proposal, Bernards suffered damages in excess of $3.0 million, including alleged increased costs for hiring a different subcontractor to perform the work. The Company is vigorously defending the suit. A non-binding mediation took place on August 19, 2021 that did not result in a settlement. Per the agreement of the Company and Bernards, in January 2022, the Court appointed a private referee to manage the case and adjudicate the dispute. A trial date before the private referee is pending scheduling. As of December 31, 2021, the Company believes that a loss is neither probable nor reasonably estimable for this matter, and, as such, has not recorded a loss contingency.

On April 17, 2020, plaintiff, LA Excavating, Inc., filed a complaint against the Company’s wholly-owned subsidiary, Limbach Company LP, and several other parties, in Superior Court of the State of California, for the County of Los Angeles. The complaint seeks damages of approximately $1.0 million for alleged failure to pay contract balances and extra work ordered by Limbach Company LP, as well as seeks to enforce payment obligations under a payment bond. The Company disputes the allegations and intends to vigorously defend the suit, which is currently set for mediation on May 11, 2022 and trial beginning on February 7, 2023. As of December 31, 2021, the Company believes that a loss is neither probable nor reasonably estimable for this matter, and, as such, has not recorded a loss contingency.

On January 26, 2022, claimant, Suffolk Construction Company, Inc. (“Suffolk”) filed a Demand for Arbitration in Massachusetts against Boston Medical Center Corporation (“BMC”) and numerous of Suffolk’s trade subcontractors, including, the Company’s wholly-owned subsidiary, Limbach Company LLC, seeking to recover monies BMC withheld from Suffolk and its subcontractors based on an audit of project billings. Suffolk has demanded the Company to defend and indemnify Suffolk against BMC’s audit findings that the Company overbilled the project just over $0.3 million and for the Company’s share of BMC’s audit costs, which share has not been, and cannot currently be, quantified. The Company disputes the findings of BMC’s audit and intends to vigorously defend the allegation that it overbilled the project. A final arbitration hearing has not been scheduled. Because this matter was just filed, the Company cannot determine at this time if a loss is probable or reasonably estimable, and, as such, has not recorded a loss contingency.

Surety. The terms of its construction contracts frequently require that the Company obtains from surety companies, and provide to its customers, payment and performance bonds (“Surety Bonds”) as a condition to the award of such contracts. The Surety Bonds secure its payment and performance obligations under such contracts, and the Company has agreed to indemnify the surety companies for amounts, if any, paid by them in respect of Surety Bonds issued on its behalf. In addition, at the request of labor unions representing certain of the Company's employees, Surety Bonds are sometimes provided to secure obligations for wages and benefits payable to or for such employees. Public sector contracts require Surety Bonds more frequently than private sector contracts, and accordingly, the Company's bonding requirements typically increase as the amount of public sector work increases. As of December 31, 2021, the Company had approximately $159.2 million in surety bonds outstanding. The surety bonds are issued by surety companies in return for premiums, which vary depending on the size and type of bond.

Collective Bargaining Agreements. Many of the Company’s craft labor employees are covered by collective bargaining agreements. The agreements require the Company to pay specified wages, provide certain benefits and contribute certain amounts to multi-employer pension plans. If the Company withdraws from any of the multi-employer pension plans or if the plans were to otherwise become underfunded, the Company could incur additional liabilities related to these plans. Although the Company has been informed that some of the multi-employer pension plans to which it contributes have been classified as “critical” status, the Company is not currently aware of any significant liabilities related to this issue.

Self-insurance. The Company is substantially self-insured for workers’ compensation and general liability claims, in the view of the relatively high per-incident deductibles we absorb under our insurance arrangements for these risks. The Company purchases workers’ compensation and general liability insurance under policies with per-incident deductibles of $250,000 per occurrence and a $4.4 million maximum aggregate deductible loss limit per year. Losses incurred over primary policy limits are covered by umbrella and excess policies up to specified limits with multiple excess insurers. The Company accrues for the unfunded portion of costs for both reported claims and claims incurred but not reported. The liability for unfunded reported claims and future claims is reflected on the consolidated balance sheets as current and non-current liabilities. The liability is determined by determining a reserve for each reported claim on a case-by-case basis based on the nature of the claim and historical loss experience for similar claims plus an allowance for the cost of incurred but not reported claims. The current portion of the liability is included in accrued expenses and other current liabilities on the consolidated balance sheet. The non-current portion of the liability is included in other long-term liabilities on the consolidated balance sheet.

The Company is self-insured related to medical and dental claims under policies with annual per-claimant and annual aggregate stop-loss limits. The Company accrues for the unfunded portion of costs for both reported claims and claims incurred but not reported. The liability for unfunded reported claims and future claims is reflected on the consolidated balance sheets as a current liability in accrued expenses and other current liabilities.

The components of the self-insurance liability as of December 31, 2021 and 2020 are as follows:

(in thousands)	December 31, 2021	December 31, 2020
Current liability — workers' compensation and general liability	$184	$197
Current liability — medical and dental	456	764
Non-current liability	451	890
Total liability	$1,091	$1,851
Restricted cash	$113	$113

The restricted cash balance represents an imprest cash balance set aside for the funding of workers' compensation and general liability insurance claims. This amount is replenished either when depleted or at the beginning of each month.

Note 13 - Leases

The Company leases real estate, trucks and other equipment. The determination of whether an arrangement is, or contains, a lease is performed at the inception of the arrangement. Classification and initial measurement of the right-of-use asset and lease liability are determined at the lease commencement date. The Company elected the short-term lease measurement and recognition exemption; therefore, leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets. Instead, the short-term leases are recognized in expense on a straight-line basis over the lease term.

The Company's arrangements include certain non-lease components such as common area and other maintenance for leased real estate, as well as mileage, fuel and maintenance costs related to leased vehicles. For all leased asset classes, the Company has elected to not separate non-lease components from lease components and will account for each separate lease component and non-lease component associated with the lease as a single lease component. The Company does not guarantee any residual value in its lease agreements, and there are no material restrictions or covenants imposed by lease arrangements. Real estate leases typically include one or more options to extend the lease. The Company regularly evaluates the renewal options, and when they are reasonably certain of exercise, the Company includes the renewal period in its lease term. For the Company’s leased vehicles, the Company uses the interest rate implicit in its leases with the lessor to discount lease payments at the lease commencement date. When the implicit rate is not readily available, as is the case with the Company’s real estate leases, the Company uses quoted borrowing rates on its secured debt.

Related Party Lease Agreement. In conjunction with the closing of the Jake Marshall Transaction, the Company entered into an operating lease for certain land and facilities owned by a former member of JMLLC who became a full-time employee of the Company. The lease term is ten years and includes an option to extend the lease for two successive periods of two years each through November 2035. Base rent for the term of the lease is $37,500 per month for the first five years with payment commencing on January 1, 2022. The fixed rent payment is escalated to $45,000 per month for years 6 through 10 of the lease term. Fixed rent payments for the extension term shall be increased from $45,000 by the percentage increase, if any, in the consumer price index from the lease commencement date. In addition, under the agreement, the Company is required to pay its share of estimated property taxes and operating expenses, both of which are variable lease expenses.

Southern California Sublease. In June, 2021, the Company entered into a sublease agreement with a third party for the entire ground floor of its leased space in Southern California, consisting of 71,787 square feet. Under the terms of the sublease agreement, the sublessee is obligated to pay the Company base rent of approximately $0.6 million per year, which is subject to a 3.0% annual rent increase, plus certain operating expenses and other costs. The initial lease term commenced in September 2021 and continues through April 30, 2027. As of December 31, 2021, the Company remains obligated under the original lease for such office space and, in the event the subtenant of such office space fails to satisfy its obligations under the sublease, the Company would be required to satisfy its obligations directly to the landlord under such original lease. For the year ended December 31, 2021, the Company recorded $0.4 million of income in selling, general and administrative expenses related to this sublease agreement.

The following table summarizes the lease amounts included in the Company’s consolidated balance sheets as of December 31, 2021 and 2020:

(in thousands)	Classification on the Consolidated Balance Sheets	December 31, 2021	December 31, 2020
Assets
Operating	Operating lease right-of-use assets(a)	$20,119	$18,751
Finance	Property and equipment, net(b)	4,916	6,242
Total lease assets		$25,035	$24,993

Liabilities
Current
Operating	Current operating lease liabilities	$4,366	$3,929
Finance	Current portion of long-term debt	2,451	2,536
Noncurrent
Operating	Long-term operating lease liabilities	16,576	15,459
Finance	Long-term debt	2,681	3,923
Total lease liabilities		$26,074	$25,847

(a)    Operating lease assets are recorded net of accumulated amortization of $15.9 million and $11.9 million at December 31, 2021 and 2020, respectively.

(b)    Finance lease assets are recorded net of accumulated amortization of $5.9 million and $5.3 million at December 31, 2021 and 2020, respectively.

The following table summarizes the lease costs included in the Company’s consolidated statements of operations for the years ended December 31, 2021 and 2020:

(in thousands)	Classification on the Consolidated Statements of Operations	December 31, 2021	December 31, 2020
Operating lease cost	Cost of revenue(a)	$2,901	$3,527
Operating lease cost	Selling, general and administrative(a)	2,223	1,483
Finance lease cost:
Amortization	Cost of revenue(b)	2,622	2,711
Interest	Interest expense, net(b)	305	363
Total lease cost		$8,051	$8,084

(a)	Operating lease costs recorded in cost of sales includes $0.5 million and $0.7 million of variable lease costs for both the years ended December 31, 2021 and 2020, respectively. In addition, $0.4 million and $0.3 million of variable lease costs are included in selling, general and administrative expenses for the years ended December 31, 2021 and 2020, respectively. These variable costs consist of our proportionate share of operating expenses, real estate taxes, and utilities.

(b)	Finance lease costs recorded in cost of revenue includes $2.8 million and $2.4 million of variable leases costs for the years ended December 31, 2021 and 2020, respectively. These variable lease costs consist of fuel, maintenance, and sales tax charges. No variable lease costs for finance leases were recorded in selling, general and administrative expenses for the years ended December 31, 2021 or 2020.

Future minimum commitments for finance and operating leases that have non-cancelable lease terms in excess of one year as of the year ended December 31, 2021 were as follows (in thousands):

		Operating Leases
Year ending December 31:	Finance Leases	Non-Related Party	Related Party(1)	Sublease Receipts(2)	Total Operating
2022	$2,658	$4,800	$450	$(657)	$4,593
2023	1,662	3,516	450	(677)	3,289
2024	851	2,917	450	(697)	2,670
2025	289	2,409	450	(718)	2,141
2026	12	2,010	450	(740)	1,720
Thereafter	—	2,033	4,815	(250)	6,598
Total minimum lease payments	$5,472	$17,685	$7,065	$(3,739)	$21,011
Amounts representing interest	(340)
Present value of net minimum lease payments	$5,132

(1)    Associated with the aforementioned related party lease entered into with a former member of JMLLC.

(2)    Associated with the aforementioned third party sublease.

The following is a summary of the lease terms and discount rates as of:

	December 31, 2021	December 31, 2020
Weighted average lease term (in years)
Operating	7.10	5.48
Finance	2.51	2.78

Weighted average discount rate
Operating	4.68%	4.83%
Finance	5.27%	5.50%

The following is a summary of other information and supplemental cash flow information related to finance and operating leases:

	Year Ended December 31,
(in thousands)	2021	2020
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$4,938	$5,164
Operating cash flows from finance leases	305	363
Financing cash flows from finance leases	2,623	2,664
Right-of-use assets exchanged for lease liabilities
Operating leases	$5,417	$1,096
Finance leases	1,296	2,624
Right-of-use assets disposed or adjusted modifying operating leases liabilities	$219	$621
Right-of-use assets disposed or adjusted modifying finance leases liabilities	$—	$(86)

Note 14 – Retirement Plan

The Company maintains a 401(k) plan for eligible, participating employees. The Company contributes an amount equal to 100% of an employee’s salary reduction contributions up to 4% of such employee’s compensation in a given year, as defined by the plan and subject to IRS limitations. The Company’s mandatory contributions were $2.3 million for the year ended December 31, 2021, as compared to $2.2 million for the year ended December 31, 2020. The Company may make a discretionary profit sharing contribution to the 401(k) plan in accordance with plan provisions. The Company has full discretion to determine whether to make such a contribution, and the amount of such contribution. In order to share in the profit sharing contribution, employees must have satisfied the 401(k) Plan’s eligibility requirements and be employed on the last day of the year. Employees are not required to contribute any money to the 401(k) Plan in order to qualify for the Company profit sharing contribution. Any discretionary profit sharing contribution would be divided among participants eligible to share in the contribution for the year in the same proportion that the participant’s pay bears to the total pay of all participants. This means the amount allocated to each eligible participant’s account would, as a percentage of pay, be the same. No discretionary profit sharing contributions were made for the years ended December 31, 2021 or 2020.

Note 15 – Multiemployer Pension Plans

The Company participates in approximately 40 multiemployer pension plans (“MEPPs”) that provide pension benefits to certain union employees in accordance with various collective bargaining agreements (“CBAs”). As of December 31, 2021, approximately 51% of the Company’s employees are members of collective bargaining units. As one of many employers who are obligated to contribute to these MEPPs, the Company is responsible with the other participating employers for any unfunded pension liabilities. The Company’s contributions to a particular MEPP are established by the applicable CBAs; however, the Company’s required contributions to a MEPP may increase based on the funded status of the individual MEPP and the legal requirements of the Pension Protection Act of 2006 (the “PPA”), which requires substantially underfunded MEPPs to implement a funding improvement plan (“FIP”) or a rehabilitation plan (“RP”) to improve their funded status. Factors that could impact the funded status of a MEPP include, without limitation, investment performance, changes in participant demographics, a decline in the number of actively employed covered employees, a decline in the number of contributing employers, changes in actuarial assumptions and the utilization of extended amortization provisions. If a contributing employer stops contributing to a MEPP, the unfunded obligations of the MEPP may be borne by the remaining contributing employers. Assets contributed to an individual MEPP are pooled with contributions made by other contributing employers; the pooled assets will be used to provide benefits to the Company’s employees and the employees of the other contributing employers.

A FIP or RP requires a particular MEPP to adopt measures to correct its underfunded status. These measures may include, but are not limited to an increase in a contributing employer’s contribution rate, or changes to the benefits paid to retirees. In addition, the PPA requires that a 5% surcharge be levied on employer contributions for the first year commencing shortly after the date the employer receives notice that the MEPP is in critical status and a 10% surcharge on each succeeding year until a CBA is in place with terms and conditions consistent with the RP.

If a MEPP has unfunded pension liabilities, the Company could be obligated to make additional payments to a MEPP if the Company either ceases to have an obligation to contribute to the MEPP under a CBA or significantly reduces the Company’s contributions to the MEPP because they reduce the number of employees who are covered by the relevant MEPP for various reasons, including, but not limited to, layoffs or closure of a subsidiary. The amount of such payments (known as a complete or partial withdrawal liability) would equal the Company’s proportionate share of the MEPPs unfunded vested benefits. Based on the information available to the Company from the MEPPs, the Company believes that some of the MEPPs to which they contribute are underfunded and are in “critical” or “endangered” status as those terms are defined by the PPA. Due to uncertainty regarding future factors that could trigger withdrawal liability, as well as the absence of specific information regarding the MEPPs’ current financial situation, the Company is unable to determine (a) the amount and timing of any future withdrawal liability, if any, and (b) whether the Company’s participation in these MEPPs could have a material adverse impact on our financial condition, results of operations or liquidity.

The nature and diversity of the Company’s business may result in volatility of the amount of contributions to a particular MEPP for any given period. That is because, in any given market, the Company could be working on a significant project and/or projects, which could result in an increase in the direct labor force and a corresponding increase in contributions to the MEPP(s) dictated by the applicable CBA. When that particular project(s) finishes and is not replaced, the level of direct labor would also decrease, as would the level of contributions to the particular MEPP(s). Additionally, the level of contributions to a particular MEPP could also be affected by the terms of the CBA, which could require at a particular time, an increase in the contribution rate and/or surcharges.

Total contributions to the various union construction industry MEPP, welfare, training and other benefits programs in accordance with the CBAs were $36.3 million for the year ended December 31, 2021, as compared to $41.8 million for the year ended December 31, 2020. Of these amounts, total contributions to MEPPs accounted for $14.3 million and $16.1 million for the years ended December 31, 2021 and 2020, respectively.

The following table presents the MEPPs in which the Company participates. Additionally, this table also lists the PPA Zone Status for MEPPs as the critical status (red zone-less than 65% funded), the endangered status (yellow-less than 80% funded), the seriously endangered status (orange-less than 80% funded and projects a credit balance deficit within seven years) or neither critical or endangered status (green-greater than 80% funded). The zone status represents the most recent available information for the respective MEPP, which is 2020 for the 2021 year. These dates may not correspond with the Company’s calendar year contributions. The zone status is based on information received from the MEPPs and is certified by the MEPPs’ actuaries. The “FIP/RP Status” column indicates MEPPs for which a financial improvement plan (FIP) or rehabilitation plan (RP) has been adopted or implemented.

							Contributions
					Contributions (in		greater than
	EIN/Pension	PPA Zone Status			thousands)		5% of total	Surcharge	Expiration date
Pension Fund	Plan Number	2021	2020	FIP/RP Status	2021	2020	contributions	Imposed	of CBA
Heating, Piping and Refrigeration Pension Fund	52-1058013 / 001	Green	Green	N/A	$851	$1,045	No	No	Jul-22
Plumbers Local No 98 Defined Benefit Pension Fund	38-3031916 / 001	Yellow	Yellow	Implemented	1,386	1,658	Yes	No	May-25
United Association National Pension Fund(2)	52-6152779 / 001	Yellow	Yellow	Implemented	700	947	No	No	Ranging from May-22 - Aug-26
Pipefitters Local 636 Defined Benefit Pension Fund	38-3009873 / 001	Yellow	Yellow	Implemented	1,437	1,206	No	No	May-22
Sheet Metal Workers' Pension Plan of Southern California, Arizona and Nevada	95-6052257 / 001	Yellow	Yellow	Implemented	297	1,322	No	No	Jun-24
Sheet Metal Workers' National Pension Fund	52-6112463 / 001	Yellow	Yellow	Implemented	701	1,144	No	No	Ranging from May-23 – Apr-26
Sheet Metal Workers Local Union No. 80 Pension Fund	38-6105633 / 001	Green	Yellow	Implemented	1,571	1,383	Yes	No	May-26
Sheet Metal Workers Local 98 Pension Fund	31-6171213 / 001	Green	Green	Implemented	1,003	945	Yes	No	May 23
Steamfitters Local Union No. 420 Pension Fund	23-2004424 / 001	Red	Red	Implemented	526	591	No	No	Apr-23
Pipefitters Union Local No. 537 Pension Fund	51-6030859 / 001	Green	Green	N/A	1,805	1,337	No	No	Aug-25
Plumbers & Pipefitters Local No 189 Pension Plan	31-0894807 / 001	Green	Green	N/A	489	598	Yes	No	May-22
Plumbers & Pipefitters of Local Union No. 333 Pension Fund	38-3545518 / 005	Green	Green	Implemented	1,694	1,329	Yes	No	May-22
Southern California Pipe Trades Retirement Fund	51-6108443 / 001	Green	Green	N/A	161	662	No	No	Aug-26
Electrical Workers Local No. 26 Pension Trust Fund	52-6117919 / 001	Green	Green	N/A	429	348	No	No	May-24
Plumbers Union Local No. 12 Pension	04-6023174 / 001	Green	Green	N/A	131	261	No	No	Aug-25

Sheet Metal Workers Local 7, Zone 1 Pension Plan	38-6234066 / 001	Green	Yellow	Implemented	293	383	No	No	Apr-26
Plumbers & Steamfitters Local 577 Pension Plan	31-6134953 /001	Yellow	Yellow	Implemented	277	208	No	No	May-23
Plumbers Local Union No. 690 Pension Fund	23-6405018 / 001	Green	Green	N/A	53	147	No	No	Apr-24
Laborers District Council Pension and Disability Trust Fund No. 2	52-0749130 / 001	Yellow	Yellow	Implemented	33	37	No	No	Oct-21
National Electrical Benefit Fund	53-0181657 / 001	Green	Green	N/A	1	111	No	No	May-24
Airconditioning and Refrigeration Industry Retirement Trust Fund	95-6035386 / 001	Green	Green	N/A	130	144	No	No	Aug-24
Plumbers and Steamfitters Local 486 Pension Fund	52-6124449 / 001	Green	Green	N/A	15	40	No	No	Dec-22
Steamfitters Local #449 Pension Plan	25-6032401 / 001	Green(1)	Green	N/A	68	109	No	No	May-23
United Association Local Union No. 322 Pension Plan	21-6016638 / 001	Red	Red	Implemented	24	18	No	Yes	Apr-24
Sheet Metal Workers Local 224 Pension Fund	31-6171353 / 001	Yellow(1)	Yellow	Implemented	21	20	No	No	May-24
Plumbers Local 27 Pension Fund	25-6034928 / 001	Green(1)	Green	N/A	—	18	No	No	May-23
Plumbers and Pipefitters Local Union No. 43 Pension Fund	62-6101288 / 001	Green	Green	Implemented	95	—	Yes	No	June-24
All other plans (15 and 11 as of December 31, 2021 and 2020, respectively)					127	98
				Total Contributions	$14,318	$16,109

(1)    Funding status based off of the prior year funding notice as the current year’s funding notice was not available prior to the filing of this Annual Report on Form 10-K.

(2)    Formerly the Plumbers and Pipefitters National Pension Fund.

Note 16 – Management Incentive Plans

The Company initially adopted the Omnibus Incentive Plan on July 20, 2016 for the purpose of: (a) encouraging the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (b) giving participants an incentive for excellence in individual performance; (c) promoting teamwork among participants; and (d) giving the Company a significant advantage in attracting and retaining key employees, directors and consultants. To accomplish such purposes, the Omnibus Incentive Plan, and such subsequent amendments to the Omnibus Incentive Plan (discussed herein), provides that the Company may grant options, stock appreciation rights, restricted shares,

RSUs, performance-based awards (including performance-based restricted shares and restricted stock units), other share based awards, other cash-based awards or any combination of the foregoing.

Following the approval of the 2021 Amended and Restated Omnibus Incentive Plan, the Company has reserved 2,250,000 shares of its common stock for issuance under the Restated 2016 Plan. The number of shares issued or reserved pursuant to the Omnibus Incentive Plan will be adjusted by the plan administrator, as they deem appropriate and equitable, as a result of stock splits, stock dividends, and similar changes in the Company’s common stock. In connection with the grant of an award, the plan administrator may provide for the treatment of such award in the event of a change in control. All awards are made in the form of shares only.

Service-Based Awards

The Company grants service-based stock awards in the form of RSUs. Service-based RSUs granted to executives, employees, and non-employee directors vest ratably, on an annual basis, over three years. The grant date fair value of the service-based awards was equal to the closing market price of the Company’s common stock on the date of grant.

The following table summarizes our service-based RSU activity:

	Awards	Weighted-Average Grant Date Fair Values
Unvested at January 1, 2020	328,575	$7.83
Granted	178,633	2.64
Vested	(211,300)	8.12
Forfeited	(10,109)	6.80
Unvested at December 31, 2020	285,799	$6.32
Granted	127,407	11.99
Vested	(144,784)	7.35
Forfeited	(2,333)	8.27
Unvested at December 31, 2021	266,089	$8.45

Performance-Based Awards

The Company grants performance-based restricted stock units (“PRSUs”) under which shares of the Company’s common stock may be earned based on the Company’s performance compared to defined metrics. The number of shares earned under a performance award may vary from zero to 150% of the target shares awarded, based upon the Company’s performance compared to the metrics. The metrics used for the grant are determined by the Company’s Compensation Committee of the Board of Directors and are based on internal measures such as the achievement of certain predetermined adjusted EBITDA, EPS growth and EBITDA margin performance goals over a 3-year period.

The Company recognizes stock-based compensation expense for these awards over the vesting period based on the projected probability of achievement of the performance conditions as of the end of each reporting period during the performance period and may periodically adjust the recognition of such expense, as necessary, in response to any changes in the Company’s forecasts with respect to the performance conditions.

During the years ended December 31, 2021 and 2020, the Company granted 185,367 and 96,500 PRSUs, respectively, to its executives and certain employees under the Restated 2016 Plan.

For PRSUs granted in 2018, the Company did not recognize any stock-based compensation expense to-date related to these awards based on the Company’s determination that achievement of the minimum performance goal was not probable as of each reporting period. As such, these PRSUs were forfeited as of December 31, 2020.

The following table summarizes our PRSU activity:

	Awards	Weighted-Average Grant Date Fair Values
Unvested at January 1, 2020	62,307	$12.62
Granted	96,500	3.67
Vested	—	—
Forfeited	(59,307)	12.95
Unvested at December 31, 2020	99,500	$4.23
Granted	185,367	12.26
Vested	—	—
Forfeited	(4,167)	8.92
Unvested at December 31, 2021	280,700	$9.46

Market-Based Awards

On September 4, 2020, the Compensation Committee of the Board of Directors of the Company approved amendments to certain RSUs initially awarded on August 30, 2017 by the Company to certain employees. Pursuant to the amendment adopted on September 4, 2020, the measurement period was extended to July 16, 2022. In addition to the market performance-based vesting condition, the vesting of such restricted stock unit is subject to continued employment from August 1, 2017 through the later of July 31, 2019 or the date on which the Compensation Committee certifies the achievement of the performance goal. The Company has accounted for this amendment as a Type I modification and will recognize approximately $0.2 million of incremental stock-based compensation expense over 1.26 years based on an updated Monte Carlo simulation model.

The following table summarizes our MRSU activity for the fiscal years ended December 31, 2021 and 2020:

	Awards	Weighted-Average Grant Date Fair Values
Unvested at January 1, 2020	125,000	$6.58
Granted	—	—
Vested	—	—
Forfeited	(22,500)	6.58
Unvested at December 31, 2020	102,500	$8.26
Granted	—	—
Vested	—	—
Forfeited	—	—
Unvested at December 31, 2021	102,500	$8.26

The table below sets forth the assumptions used within the initial Monte Carlo simulation model to value the MRSU awards:

Risk-free interest rate	1.56%
Dividend yield	0%
Remaining performance period (years)	3.92
Expected volatility	28.54%
Estimated grant date fair value (per share)	$6.58
Derived service period (years)	1.96

Total recognized stock-based compensation expense amounted to $2.6 million and $1.1 million for the years ended December 31, 2021 and 2020, respectively. The aggregate fair value as of the vest date of RSUs that vested during the years ended December 31, 2021 and 2020 was $1.6 million and $1.1 million, respectively. Total unrecognized stock-based compensation expense related to unvested RSUs which are probable of vesting amounted to $2.3 million at December 31, 2021. These costs are expected to be recognized over a weighted average period of 1.75 years.

Note 17 – Subsequent Events

Southern California Region. In February 2022, the Company announced its strategic decision to wind down its Southern California GCR and ODR operations. The decision was made to better align the Company’s customer geographic focus and to reduce losses related to unprofitable locations. The Company expects to fully exit the Southern California Region in 2022.

Item 9. Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A. Controls and Procedures

Evaluation of Disclosure Controls and Procedures: Our management carried out, as of December 31, 2021, with the participation of our Chief Executive Officer and our Chief Financial Officer, an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of December 31, 2021, our disclosure controls and procedures were effective to provide reasonable assurance that material information required to be disclosed by us in reports we file under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms, and that information required to be disclosed by us in the reports we file or submit under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Control Over Financial Reporting: There were no changes in our internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f)) during the fourth quarter of 2021 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Management’s Report on Internal Control Over Financial Reporting: Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f) and 15d -15(f). Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with existing policies or procedures may deteriorate. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, our management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in “Internal Control-Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that evaluation, our management concluded that our internal control over financial reporting was effective as of December 31, 2021.

Crowe LLP (“Crowe”), the independent registered public accounting firm that audited the Company's consolidated financial statements, has issued an attestation report on the Company's internal control over financial reporting. Crowe's attestation report on the Company's internal control over financial reporting appears in Part II, Item 8 of this Annual Report on Form 10-K and is incorporated by reference herein.

Item 9B. Other Information

None.

ITEM 9C. Disclosure Regarding Foreign Jurisdictions that Prevent Inspections

Not applicable.

Part III

Item 10. Directors, Executive Officers and Corporate Governance

The information called for by this item is incorporated herein by reference to the material under the captions “Proposal No. 1: Election of Directors - Directors and Executive Officers” and “Board of Directors and Corporate Governance” and “Security Ownership of Certain Owners and Management - Delinquent Section 16(a) Reports” (if applicable) in the Proxy Statement.

The Company’s Code of Ethics, which covers all employees (including our executive officers), meets the requirements of the SEC rules promulgated under Section 406 of the Sarbanes-Oxley Act of 2002. The Code of Ethics is available on the Company’s website at http://ir.limbachinc.com/governance-docs, and copies are available to stockholders without charge upon written request to the Company (attention: General Counsel) at the Company’s principal executive offices. Any substantive amendment to the Code of Ethics or any waiver of the Code granted to our executive officers will be posted on the Company’s website at http://ir.limbachinc.com/ within five business days (and retained on the website for at least one year).

Information required by Item 401 of Regulation S-K with respect to executive officers is included after Item 4 at the end of Part I of this Annual Report on Form 10-K under the caption "Information About Our Executive Officers" and is incorporated herein by reference.

Item 11. Executive Compensation

The information called for by this item is incorporated herein by reference to the material under the captions “Board of Directors and Corporate Governance – Director Compensation” and “Executive Compensation” in the Proxy Statement.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information called for by this item is incorporated herein by reference to the material under the captions “Security Ownership of Certain Beneficial Owners and Management” and “Equity Compensation Plan Information” in the Proxy Statement.

Item 13. Certain Relationships and Related Transactions, and Director Independence

The information called for by this item is incorporated herein by reference to the material under the captions “Related Person Policy and Transactions” and “Board of Directors and Corporate Governance - Director Independence” in the Proxy Statement.

Item 14. Principal Accountant Fees and Services

The information called for by this item is incorporated herein by reference to the material under the caption “Audit-Related Matters” in the Proxy Statement.

Part IV

Item 15. Exhibits and Financial Statement Schedules

a) Documents filed as part of this Report

(1)	Financial Statements. See “Index to Financial Statements” in Part II, Item 8 of this Form 10-K.

(2)	Financial Statement Schedules. All schedules are omitted for the reason that the information is included in the financial statements or the notes thereto or that they are not required or are not applicable.

(3)	Exhibits. The exhibits listed in the “Exhibits Index” are filed or incorporated by reference as part of this Form 10-K.

(b) Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger, dated March 23, 2016, by and among the Company, Limbach Holdings LLC and FdG HVAC LLC (“Merger Agreement”) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-36541), filed with the U.S. Securities and Exchange Commission on March 29, 2016).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated July 11, 2016, by and among the Company, Limbach Holdings LLC and FdG HVAC LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-36541), filed with the U.S. Securities and Exchange Commission on July 13, 2016).
2.3	Amendment No. 2 to Agreement and Plan of Merger, dated July 18, 2016, by and among the Company, Limbach Holdings LLC and FdG HVAC LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-36541), filed with the U.S. Securities and Exchange Commission on July 18, 2016).
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on July 26, 2016).
3.2	Certificate of Designation of Class A Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on July 26, 2016).
3.3	Certificate of Correction to Certificate of Designation of Class A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on August 24, 2016).
3.4	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (file No. 333-195695), filed with the U.S. Securities and Exchange Commission on June 30, 2014).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-195695), filed with the U.S. Securities and Exchange Commission on June 27, 2014).
4.2	Warrant Agreement, dated as of July 15, 2014, by and between Continental Stock Transfer & Trust Company and 1347 Capital Corp. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-36541), filed with the U.S. Securities and Exchange Commission on July 21, 2014).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-195695), filed with the U.S. Securities and Exchange Commission on June 27, 2014).
4.4	Form of Merger Warrant issued pursuant to the Merger Agreement Certificate (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No. 333-213646), filed with the U.S. Securities and Exchange Commission on September 15, 2016).
4.5	Form of Additional Merger Warrant issued pursuant to the Merger Agreement (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3 (File No. 333-213646), filed with the U.S. Securities and Exchange Commission on September 15, 2016).
4.6	Form of CB Warrant issued pursuant to the 2019 Refinancing Agreement (incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-K (File No. 001-36541), filed with the SEC on April 15, 2019)
4.7	Description of Securities (incorporated by reference to Exhibit 4.7 to the Company's Current Report on Form 10-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on March 25, 2021).
10.1	Amended and Restated Registration Rights Agreement, dated as of July 20, 2016, by and among the Company and the parties named on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on July 26, 2016).

10.2	Amendment No. 1 to Amended and Restated Registration Rights Agreement, among the Company and the signatories thereto (incorporated by reference to Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on November 14, 2016).
10.3	Amendment No. 2 to Amended and Restated Registration Rights Agreement, among the Company and the signatories thereto (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on April 17, 2017).
10.4	Credit Agreement, dated as of July 20, 2016, by and among Limbach Facility Services LLC, the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, Fifth Third Bank, The PrivateBank and Trust Company and Wheaton Bank & Trust Company, a subsidiary of Wintrust Financial Corp (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on July 26, 2016).
10.5	First Amendment to Credit Agreement, Limited Waiver and Consent, dated as of December 15, 2016, by and among Limbach Facility Services LLC, Limbach Holdings LLC, the other Guarantors partly thereto, the Lenders party thereto and Fifth Third Bank, as Administrative Agent and L/C Issuer (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 10-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on April 15, 2019).
10.6	Second Amendment to Credit Agreement and Limited Waiver, dated January 12, 2018, by and among Limbach Facility Services LLC, Limbach Holdings LLC, the other Guarantors party thereto, the Lenders party thereto and Fifth Third Bank, as Administrative Agent and L/C Issuer (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on January 12, 2018).
10.7	Third Amendment to Credit Agreement, dated March 21, 2018, by and among Limbach Holdings, Inc., Limbach Facility Services LLC, Limbach Holdings LLC, the other Guarantors party thereto, the Lenders party thereto and Fifth Third Bank, as Administrative Agent and L/C Issuer (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on March 26, 2018).
10.8	Assumption and Supplement to Security Agreement, dated March 21, 2018, by and between Limbach Holdings, Inc. and Fifth Third Bank, as Administrative Agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on March 26, 2018).
10.9	Fourth Amendment to Credit Agreement, dated May 15, 2018, by and among Limbach Facility Services LLC, Limbach Holdings LLC, the other Guarantors party thereto, the Lenders party thereto and Fifth Third Bank, as Administrative Agent and L/C Issuer (incorporated by reference to Exhibit 10.19 to the Company’s Quarterly Report on Form 10-Q (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on May 15, 2018).
10.10	Fifth Amendment to Credit Agreement and Limited Waiver, dated as of August 13, 2018, by and among Limbach Facility Services LLC, Limbach Holdings LLC, the other Guarantors party thereto, the Lenders party thereto and Fifth Third Bank, as Administrative Agent and L/C Issuer (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on August 14, 2018).
10.11	Sixth Amendment to Credit Agreement and Limited Waiver, dated as of November 30, 2018, by and among Limbach Facility Services LLC, Limbach Holdings LLC, the other Guarantors party thereto, the Lenders party thereto and Fifth Third Bank, as Administrative Agent and L/C Issuer (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on November 30, 2018).
10.12	Limited, Conditional and Temporary Waiver and Amendment Related to Loan Documents, dated as of November 19, 2018 by and among Limbach Facility Services LLC, Limbach Holdings LLC, the Company, the other Guarantors party thereto, the Lenders party thereto and Fifth Third Bank, as Administrative Agent and L/C Issuer ((incorporated by reference to Exhibit 10.12 to the Company's Current Report on Form 10-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on April 15, 2019).
10.13*	Limbach Holdings, Inc. Amended and Restated Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form S-8 (File No. 333-232407) filed with the U.S. Securities and Exchange Commission on September 11, 2020).
10.14*	Form of Inaugural Time-Based and Performance-Based Restricted Stock Unit Agreement for Executives (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on September 6, 2017).

10.15*	Form of Long-Term Incentive (Ongoing) Time-Based and Performance-Based Restricted Stock Unit Agreement for Executives (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on September 6, 2017).
10.16*	Form of Restricted Stock Unit Agreement for Non-Executive Employees (Time-Vested) (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on September 6, 2017).
10.17*	Form of Annual Restricted Stock Unit Agreement for Non-Employee Directors (Time-Vested) (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on September 6, 2017).
10.18*	Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on July 26, 2016).
10.19*	Employment Agreement, dated as of March 23, 2016, by and between the Company and Charles A. Bacon, III (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-36541), filed with the U.S. Securities and Exchange Commission on March 29, 2016).
10.20†	Financing Agreement, dated as of April 12, 2019, by and among the Company, Limbach Holdings LLC, Limbach Facility Services LLC, the lenders from time to time party thereto, Cortland Capital Market Services LLC, as collateral agent and administrative agent, CB Agent Services LLC, as origination agent, and the other parties party thereto (incorporated by reference to Exhibit 10.23 to the Company's Current Report on Form 10-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on April 15, 2019).
10.21†	Pledge and Security Agreement, dated as of April 12, 2019, by and among the Company, Limbach Facility Services LLC, the other Guarantors party thereto and Cortland Capital Market Services LLC, as collateral agent (incorporated by reference to Exhibit 10.24 to the Company's Current Report on Form 10-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on April 15, 2019).
10.22†	ABL Credit Agreement, dated as of April 12, 2019, by and among the Company, Limbach Holdings LLC, Limbach Facility Services LLC, the other borrowers party thereto, the lenders from time to time party thereto and Citizens Bank, N.A., as collateral agent, administrative agent and origination agent (incorporated by reference to Exhibit 10.25 to the Company's Current Report on Form 10-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on April 15, 2019).
10.23†	Pledge and Security Agreement, dated as of April 12, 2019, by and among the Company, Limbach Facility Services LLC, the other Guarantors party thereto and Citizens Bank, N.A., as collateral agent (incorporated by reference to Exhibit 10.26 to the Company's Current Report on Form 10-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on April 15, 2019).
10.24*	Limbach Holdings, Inc. 2019 Employee Stock Purchase Plan, dated as of April 29, 2019 (incorporated by reference to Exhibit 99.2 to the Company's Registration Statement on Form S-8 (File No. 333-232407) filed with the U.S. Securities and Exchange Commission on June 27, 2019).
10.25*	Offer Letter, dated September 29, 2019, by and between the Company and Jayme Brooks (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on September 30, 2019).
10.26*	Separation Agreement, dated as of October 23, 2019, by and between the Company and John T. Jordan, Jr. (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on October 30, 2019.)
10.27	Amendment Number One to Financing Agreement and Waiver, dated November 14, 2019, by and among Limbach Holdings, Inc., Limbach Holdings LLC, Limbach Facility Services LLC, the other Guarantors party thereto, the Lenders party thereto and Cortland Capital Market Services LLC, as Collateral Agent and Administrative Agent (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 10-Q (File No 001-36541) filed with the U.S. Securities and Exchange Commission on November 14, 2019).
10.28	Amendment Number One to ABL Financing Agreement and Waiver, dated November 14, 2019, by and among Limbach Holdings, Inc., Limbach Holdings LLC, Limbach Facility Services LLC, the other Guarantors party thereto, the Lenders party thereto and Citizens Bank, N.A., as Collateral Agent and Administrative Agent (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 10-Q (File No 001-36541) filed with the U.S. Securities and Exchange Commission on November 14, 2019).
10.29	Offer Letter, dated May 11, 2020, between the Company and Michael M. McCann (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q (File No. 001-36541), filed with the SEC on August 13, 2020

10.30	Credit Agreement, dated February 24, 2021, by and among Limbach Facility Services, LLC, Limbach Holdings LLC, the other Guarantors party thereto, the Lenders party thereto and Wheaton Bank & Trust Company, N.A., as Administrative Agent and L/C Issuer, Bank of the West, as Documentation Agent and M&T Bank, as Syndication Agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36541), filed with the SEC on February 25, 2021).
10.31	The Amended and Restated Credit Agreement, dated as of December 2, 2021, by and among Limbach Facility Services LLC, Limbach Holdings LLC, the other Guarantors party thereto, the Lenders party thereto and Wheaton Bank & Trust Company, N.A., as Administrative Agent and L/C Issuer, Bank of the West, as Documentation Agent and M&T Bank, as Syndication Agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36541), filed with the SEC on December 3, 2021).
10.32	Membership Interest Purchase Agreement, dated as of December 2, 2021, by and between Jake Marshal, LLC, Coating Solutions, LLC, Richard L. Pollard, Matthew S. Pollard, Limbach Holdings, Inc. and Limbach Facility Services LLC. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-36541), filed with the SEC on December 3, 2021).
21.1	Subsidiaries of the Company, filed herewith as Exhibit 21.1
23.1	Consent of Crowe LLP.
24.1	Power of Attorney (included on the signature page).
31.1	Certification of the Chief Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of the Chief Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Document.
†	The schedules and exhibits to this agreement have been omitted from this filing pursuant to Item 601 of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.
*	Management contract of compensatory plan or arrangement.

(c) Financial Statement Schedules. Included in Item 15(a)(2) above.

Item 16. Form 10-K Summary

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIMBACH HOLDINGS, INC.

/s/ Charles A. Bacon, III
Charles A. Bacon, III
President, Chief Executive Officer and Director

Date: March 16, 2022

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles A. Bacon, III and Jayme L. Brooks and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Annual Report on Form 10-K has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Charles A. Bacon, III	President, Chief Executive Officer and Director	March 16, 2022
Charles A. Bacon III	(principal executive officer)
/s/ Jayme L. Brooks	Chief Financial Officer	March 16, 2022
Jayme L. Brooks	(principal financial and accounting officer)
/s/ Gordon G. Pratt	Director and Chairman	March 16, 2022
Gordon G. Pratt
/s/ Michael F. McNally	Director	March 16, 2022
Michael F. McNally
/s/ Norbert W. Young	Director	March 16, 2022
Norbert W. Young
/s/ Laurel J. Krzeminski	Director	March 16, 2022
Laurel J. Krzeminski
/s/ Joshua S. Horowitz	Director	March 16, 2022
Joshua S. Horowitz
/s/ Linda G. Alvarado	Director	March 16, 2022
Linda G. Alvarado

EXHIBIT 21.1

Subsidiaries of Limbach Holdings, Inc.

Subsidiary	State of Formation
Limbach Holdings LLC	Delaware
Limbach Facility Services LLC	Delaware
Harper Limbach Construction LLC	Delaware
Harper Limbach LLC	Delaware
Limbach Company LP	Delaware
Limbach Company LLC	Delaware
Jake Marshall, LLC	Tennessee
Coating Solutions, LLC	Tennessee

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-218480, 333-220265, and 333-259305 on Form S-3 and Registration Statements Nos. 333-220264, 333-232407, 333-248736, and 333-259309 on Form S-8 of Limbach Holdings, Inc. of our report dated March 16, 2022 relating to the financial statements and effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Atlanta, Georgia

March 16, 2022

EXHIBIT 31.1

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles A. Bacon, III, certify that:

1.	I have reviewed this Annual Report on Form 10-K for the year ended December 31, 2021 of Limbach Holdings, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 16, 2022
/s/ Charles A. Bacon, III
Charles A. Bacon, III
Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jayme L. Brooks, certify that:

1.	I have reviewed this Annual Report on Form 10-K for the year ended December 31, 2021 of Limbach Holdings, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 16, 2022
/s/ Jayme L. Brooks
Jayme L. Brooks
Chief Financial Officer

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Limbach Holdings, Inc. (the “Company”) for the year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Charles A. Bacon, III, the Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2022
/s/ Charles A. Bacon, III
Charles A. Bacon, III
Chief Executive Officer

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Limbach Holdings, Inc. (the “Company”) for the year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Jayme L. Brooks, the Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2022
/s/ Jayme L. Brooks
Jayme L. Brooks
Chief Financial Officer

Exhibit D

EFiled: Aug 02 2023 11:12AM EDT
Transaction ID 70535413
Case No. 2023-0785-

Form of LTI (Ongoing) Award for Executives

Limbach Holdings, Inc.

Limbach Holdings, Inc. Omnibus Incentive Plan

TIME-Based and Performance-based RESTRICTED STOCK UNIT AGREEMENT

This TIME-BASED AND PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made effective as of [DATE], 2017 (the “Grant Date”) by and between Limbach Holdings, Inc., a Delaware corporation (the “Company”), and [______________________] (the “Participant”), pursuant to the Limbach Holdings, Inc. Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company desires from time to time to grant Awards with respect to shares (the “Shares”) of its common stock, par value $0.001 per Share (the “Common Stock”), to certain key Employees, non-employee Directors and Consultants of the Company and its Subsidiaries or Affiliates;

WHEREAS, the Company has adopted the Plan in order to effect such Awards; and

WHEREAS, the Participant is an Eligible Recipient as contemplated by the Plan, and the Committee has determined that it is in the interest of the Company to grant this Award to the Participant.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1. Grant and Vesting of Restricted Stock Units.

(a) As of the Grant Date, the Participant will be credited with [______]1time-vesting Restricted Stock Units (the “Time-Based RSUs”) and [______] performance-vesting Restricted Stock Units (the “Performance-Based RSUs” and, together with the Time-Based RSUs, the “Units”). Each Unit is a notional amount that represents one unvested Share and constitutes the right, subject to the terms and conditions of the Plan and this Agreement, to distribution of a Share if and when the Unit vests. The number of Units subject to this Award may be adjusted in any manner as contemplated by Section 5 of the Plan. The vesting of the Units shall be measured from January 1, 2017 (the “Vesting Commencement Date”).

(b) The Time-Based RSUs shall vest in equal annual installments on each of the first (1st), second (2nd) and third (3rd) anniversaries of the Vesting Commencement Date (each, a “Time Vesting Date”) and be payable in accordance with Section 4 subject to the Participant’s continuous service with the Company or a Subsidiary or Affiliate thereof, as applicable, whether as an Employee, Director or Consultant (“Service”), from the Vesting Commencement Date through the applicable Time Vesting Date, except as may otherwise be provided in the Participant’s employment or other services agreement with the Company (if applicable).

1 NTD: For executives, awards will be 50% time-vesting RSUs and 50% performance-vesting RSUs.

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(c) The Performance-Based RSUs, to the extent earned in accordance with Schedule A, shall vest and be payable in accordance with Section 4 upon the determination by the Committee that the Performance-Based RSUs have been earned by the Participant (the “Performance Vesting Date”), subject to the Participant’s continuous Service from the Vesting Commencement Date through the Performance Vesting Date, except as may otherwise be provided in the Participant’s employment or other services agreement with the Company (if applicable). To the extent the Performance Goals set forth on Schedule A are not satisfied or only partially satisfied as of the completion of the Performance Period (as defined in Schedule A), all unvested Performance-Based RSUs shall be automatically forfeited for no consideration as of the expiration of the Performance Period.

2. Rights as a Stockholder.

(a) Unless and until a Unit has vested and the Share underlying it has been distributed to the Participant, the Participant will not be entitled to vote in respect of that Unit or that Share.

(b) Except as provided in this Section 2 or as otherwise required by law, the Participant shall not have any rights as a stockholder with respect to any Shares covered by the Units granted hereunder prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company.

3. Termination of Service and Change in Control.

(a) Except as provided in this Section 3, as may otherwise be provided in the Participant’s employment or other services agreement with the Company or as may otherwise be determined by the Committee in its discretion, the Participant shall immediately forfeit all unvested Units upon a termination of Service occurring for any reason.

(b) Notwithstanding anything contained in this Agreement to the contrary, if the Participant’s Service is terminated by the Company for Cause, the Committee may, in its discretion, determine that all vested and unvested Units shall be automatically forfeited as of the date of termination, and require the Participant to pay to the Company in cash any financial gain he or she received with respect to vested Units within the twelve (12) month period immediately preceding such conduct constituting Cause.

(c) In the event of a Change in Control, to the extent the successor entity in the Change in Control does not assume the award of Units or substitute the awards with an equivalent award on terms that are no less favorable to the Participant:

(i) the Time-Based RSUs granted hereunder will vest immediately in full upon the effective date of the Change in Control and be payable in accordance with Section 4; and

(ii) if the Change in Control occurs prior to the Committee’s determination and certification of the achievement of the Performance Goals set forth on Schedule A, then the Performance-Based RSUs granted hereunder will vest immediately upon the effective date of the Change in Control based on the achievement of the Performance Goals as determined by the Committee as of the effective date of the Change in Control and be payable in accordance with Section 4.

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(d) In the event of a Change in Control, to the extent the successor entity in the Change in Control assumes the award of Units or substitutes the award with an equivalent award on terms that are no less favorable to the Participant:

(i) the Time-Based RSUs granted hereunder will vest immediately in full upon the effective date of a termination of the Participant’s Service by the Company without Cause or by the Participant for Good Reason (as defined in the Participant’s employment, severance protection agreement or similar agreement, provided that if no such agreement exists or no definition of Good Reason is provided therein, then Good Reason shall not exist) (a “Qualifying Termination”); and

(ii) if the Change in Control occurs prior to the Committee’s determination and certification of the achievement of the Performance Goals set forth on Schedule A, then the Performance-Based RSUs granted hereunder will vest immediately upon a Qualifying Termination based on the achievement of the Performance Goals as determined by the Committee as of the effective date of the Qualifying Termination and be payable in accordance with Section 4.

4. Timing and Form of Payment.

Once a Unit vests, the Participant will be entitled to receive a Share in its place or, in the Committee’s discretion, an equivalent amount in cash (or partly in cash and partly in Shares). Delivery of the Shares or cash, as applicable, will be made as soon as administratively feasible following the vesting of the associated Unit, and in no event later than the seventy fifth (75th) day following the applicable Time Vesting Date or Performance Vesting Date. Any Shares paid will be credited to an account established for the benefit of the Participant with the Company’s administrative agent. The Participant will have full legal and beneficial ownership of the Shares at that time.

5. Tax Withholding.

The Company or any Affiliate thereof shall have the power to withhold, or require the Participant to remit to the Company or such Affiliate thereof, cash or Shares that are distributable to the Participant with respect to the Units in an amount sufficient to satisfy the federal, state, and local minimum withholding tax requirements (provided that the Committee may, in its discretion, allow for additional withholding not to exceed the maximum statutorily permitted amount), both domestic and foreign, relating to such transaction, and the Company or such Affiliate thereof may defer payment of cash or issuance of Shares until such requirements are satisfied.

6. [Non-Competition, ]Non-Solicitation and Non-Disparagement.

(a) Restrictive Covenants. In exchange for good and valuable consideration, including the Units granted herein, the sufficiency of which is acknowledged, the Participant agrees as follows (the “Restrictive Covenants”):

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(i) [Non-Competition and ]Non-Solicitation. During the period of the Participant’s Service and for one (1) year following the termination thereof, the Participant shall not and shall cause each of his or her Affiliates not to:

(A) [enter into or engage in any business that competes with the Business within the Restricted Territory;

(B) solicit customers, active prospects, business or patronage for any business, wherever located, that competes with the Business within the Restricted Territory or sell any products or services for any business, wherever located, that competes with the Business or could then be provided by the Business within the Restricted Territory;

(C) counsel, promote or assist, financially or otherwise, any person engaged in any business that competes with the Business within the Restricted Territory; or]2

(D) solicit, divert, entice or otherwise take away any employees[, customers, former customers, active prospects, business, patronage or orders]3 of the Company or any Subsidiary within the Restricted Territory or attempt to do so.

(ii) Non-Disparagement. The Participant shall not, during the period of his or her Service or at any time thereafter, disparage, denigrate or harass the Company, any of its Affiliates or any of their respective agents, employees, managers, shareholders, directors, officers, or partners.

(iii) Other Covenants. For the avoidance of doubt, the Restrictive Covenants are in addition to, and not in lieu of, any restrictive covenants to which the Participant may otherwise be subject, whether under the terms of his or her employment or services agreement or otherwise.

(iv) Acknowledgement. The Participant acknowledges that these Restrictive Covenants are reasonably necessary to protect the Company’s and its clients’ and business partners’ legitimate business interests. The Participant also acknowledges that by serving in his or her position with the Company or its Affiliates, he or she is in an executive or management level position and has been entrusted with access to trade secrets and confidential information that, if made available to non-Company employees, would cause irreparable harm to the Company because of the significant time, effort and expense the Company expended in developing such trade secrets and confidential information.

2 NTD: Note that any post-employment non-competition provisions and any non-solicitation provisions that are deemed to restrain a former employee’s ability to engage in a lawful profession or trade are not enforceable in California. Any awards to employees in California should therefore not include these provisions.

3 NTD: See footnote 2 above regarding enforceability of post-employment non-competition provisions and non-solicitation provisions in California.

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(b) Definitions. For purposes of this Agreement:

(i) [“Business” means the electrical, plumbing, heating, ventilation and air conditioning construction and/or service business as a mechanical, plumbing or electrical sub-contractor, or any other business in which the Company is significantly engaged, as such businesses exist or are about to exist as part of a Board approved business plan as of the Participant’s date of termination; and]4

(ii) “Restricted Territory” means each State within the United States in which the Company does Business as of the date of the Participant’s termination of Service.

(c) Reasonableness of Restrictions. The Participant agrees that the scope and duration of the Restrictive Covenants are reasonable and necessary to protect the legitimate business interests of the Company. The Participant also agrees that these Restrictive Covenants will not preclude the Participant from obtaining other gainful employment in his or her profession.

(d) Remedies for Breach.

(i) Forfeiture of Award. In the event of the Participant’s breach of any of the Restrictive Covenants, the Units (whether vested or unvested) shall immediately be forfeited.

(ii) Recovery of Shares. In the event of the Participant’s breach of any of the Restrictive Covenants, the Company shall be entitled to recover any Shares acquired upon the vesting of the Units and, if the Participant has previously sold any Shares derived from the Units, the Company shall also have the right to recover from the Participant the economic value thereof.

(iii) Other Relief. In the event of the Participant’s actual or threatened breach of this Agreement, the Participant agrees that the Company will be entitled to provisional and injunctive relief in addition to any other available remedies at law or equity.

7. Nontransferability of Units.

The Units granted hereunder may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Committee shall establish, to a permitted transferee.

8. Beneficiary Designation.

The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.

4 NTD: See footnote 2 above regarding enforceability of post-employment non-competition provisions and non-solicitation provisions in California.

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9. Transfer of Data.

The Participant consents to the Company or any Affiliate thereof processing data relating to the Participant for legal, personnel, administrative and management purposes and in particular to the processing of any sensitive personal data relating to the Participant. The Company may make such information available to any Affiliate thereof, those who provide products or services to the Company or any Affiliate thereof (such as advisers and payroll administrators), regulatory authorities, potential purchasers of the Company or the business in which the Participant works, and as may be required by law.

10. Securities Law Requirements.

(a) The Units are subject to the further requirement that, if at any time the Committee determines in its discretion that the listing or qualification of the Shares subject to the Units under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the issuance of Shares under it, then Shares will not be issued under the Units, unless the necessary listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(b) No person who acquires Shares pursuant to the Units reflected in this Agreement may, during any period of time that person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”)) sell the Shares, unless the offer and sale is made pursuant to (i) an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act. With respect to individuals subject to Section 16 of the Exchange Act, transactions under this Agreement are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of this Agreement or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action will be null and void.

11. No Guarantee of Continued Service.

Nothing in the Plan or in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof to terminate the Participant’s Service at any time or confer upon the Participant any right to continued Service.

12. Interpretation; Construction.

Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

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13. Amendments.

The Committee may, in its sole discretion, at any time and from time to time, alter or amend this Agreement and the terms and conditions of the unvested portion of the Units (but not any portion of the Units that has previously vested) in whole or in part, including without limitation, amending the criteria for vesting set forth in Section 1 hereof and substituting alternative vesting criteria; provided that such alteration, amendment, suspension or termination shall preserve the economic value, as determined by the Committee in its sole good faith discretion, of the previously granted Units. The Company shall give written notice to the Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Participant.

14. Miscellaneous.

(a) Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (A) delivered personally, (B) mailed, certified or registered mail with postage prepaid, (C) sent by next-day or overnight mail or delivery, or (D) transmitted by fax or e-mail, as follows:

(i) If to the Company:

Limbach Holdings, Inc.

31-35th Street, Pittsburgh, PA 15201
Attention: Cristine Leifheit, Director of Human Resources
Phone: 412.359.2245

Email: cristine.leifheit@limbachinc.com

(ii) If to the Participant, to the Participant’s last known home address,

or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax or email, on the day transmitted, provided, that such transmission is confirmed.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.

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(d) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(e) Code Section 409A Compliance. Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any portion of the Units granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Units in order to cause such portion of the Units to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.

(f) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

(g) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

— Signature page follows —

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IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

LIMBACH HOLDINGS, INC.

By:
Name:
Title:

Notwithstanding anything in this Agreement or in the Plan to the contrary, the Committee hereby reserves the right, in its sole discretion, to terminate and cancel this Award if the Participant fails to countersign below and return an executed copy of this Agreement to the Company on or prior to [DATE], 2017.5

PARTICIPANT

Name:

5 NTD: The Plan provides for a 60-day period to return a signed copy of the award agreement.

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SCHEDULE A

Performance Goals for Performance-Based RSUs

A-1

EXHIBIT E

EFiled: Aug 02 2023 11:12AM EDT
Transaction ID 70535413
Case No. 2023-0785-

Form of Time-Vesting RSU Award for Non-Executive Employees

Limbach Holdings, Inc.

Limbach Holdings, Inc. Omnibus Incentive Plan

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made effective as of [DATE], 2017 (the “Grant Date”) by and between Limbach Holdings, Inc., a Delaware corporation (the “Company”), and [______________________] (the “Participant”), pursuant to the Limbach Holdings, Inc. Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company desires from time to time to grant Awards with respect to shares (the “Shares”) of its common stock, par value $0.001 per Share (the “Common Stock”), to certain key Employees, non-employee Directors and Consultants of the Company and its Subsidiaries or Affiliates;

WHEREAS, the Company has adopted the Plan in order to effect such Awards; and

WHEREAS, the Participant is an Eligible Recipient as contemplated by the Plan, and the Committee has determined that it is in the interest of the Company to grant this Award to the Participant.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1. Grant and Vesting of Restricted Stock Units.

(a) As of the Grant Date, the Participant will be credited with [______] time-vesting Restricted Stock Units (the “Units”). Each Unit is a notional amount that represents one unvested Share and constitutes the right, subject to the terms and conditions of the Plan and this Agreement, to distribution of a Share if and when the Unit vests. The number of Units subject to this Award may be adjusted in any manner as contemplated by Section 5 of the Plan. The vesting of the Units shall be measured from January 1, 2017 (the “Vesting Commencement Date”).

(b) The Units shall vest in equal annual installments on each of the first (1st), second (2nd) and third (3rd) anniversaries of the Vesting Commencement Date (each, a “Vesting Date”) and be payable in accordance with Section 4 subject to the Participant’s continuous service with the Company or a Subsidiary or Affiliate thereof, as applicable, whether as an Employee, Director or Consultant (“Service”), from the Vesting Commencement Date through the applicable Vesting Date, except as may otherwise be provided in the Participant’s employment or other services agreement with the Company (if applicable).

2. Rights as a Stockholder.

(a) Unless and until a Unit has vested and the Share underlying it has been distributed to the Participant, the Participant will not be entitled to vote in respect of that Unit or that Share.

(b) Except as provided in this Section 2 or as otherwise required by law, the Participant shall not have any rights as a stockholder with respect to any Shares covered by the Units granted hereunder prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company.

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3. Termination of Service and Change in Control.

(a) Except as provided in this Section 3, as may otherwise be provided in the Participant’s employment or other services agreement with the Company or as may otherwise be determined by the Committee in its discretion, the Participant shall immediately forfeit all unvested Units upon a termination of Service occurring for any reason.

(b) Notwithstanding anything contained in this Agreement to the contrary, if the Participant’s Service is terminated by the Company for Cause, the Committee may, in its discretion, determine that all vested and unvested Units shall be automatically forfeited as of the date of termination, and require the Participant to pay to the Company in cash any financial gain he or she received with respect to vested Units within the twelve (12) month period immediately preceding such conduct constituting Cause.

(c) In the event of a Change in Control, to the extent the successor entity in the Change in Control does not assume the award of Units or substitute the awards with an equivalent award on terms that are no less favorable to the Participant, the Units granted hereunder will vest immediately in full upon the effective date of the Change in Control and be payable in accordance with Section 4.

(d) In the event of a Change in Control, to the extent the successor entity in the Change in Control assumes the award of Units or substitutes the award with an equivalent award on terms that are no less favorable to the Participant, the Units granted hereunder will vest immediately in full upon the effective date of a termination of the Participant’s Service by the Company without Cause or by the Participant for Good Reason (as defined in the Participant’s employment, severance protection agreement or similar agreement, provided that if no such agreement exists or no definition of Good Reason is provided therein, then Good Reason shall not exist).

4. Timing and Form of Payment.

Once a Unit vests, the Participant will be entitled to receive a Share in its place or, in the Committee’s discretion, an equivalent amount in cash (or partly in cash and partly in Shares). Delivery of the Shares or cash, as applicable, will be made as soon as administratively feasible following the vesting of the associated Unit, and in no event later than the sixtieth (60th) day following the applicable Vesting Date. Any Shares paid will be credited to an account established for the benefit of the Participant with the Company’s administrative agent. The Participant will have full legal and beneficial ownership of the Shares at that time.

5. Tax Withholding.

The Company or any Affiliate thereof shall have the power to withhold, or require the Participant to remit to the Company or such Affiliate thereof, cash or Shares that are distributable to the Participant with respect to the Units in an amount sufficient to satisfy the federal, state, and local minimum withholding tax requirements (provided that the Committee may, in its discretion, allow for additional withholding not to exceed the maximum statutorily permitted amount), both domestic and foreign, relating to such transaction, and the Company or such Affiliate thereof may defer payment of cash or issuance of Shares until such requirements are satisfied.

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6. Non-Competition, Non-Solicitation and Non-Disparagement.

(a) Restrictive Covenants. In exchange for good and valuable consideration, including the Units granted herein, the sufficiency of which is acknowledged, the Participant agrees as follows (the “Restrictive Covenants”):

(i) [Non-Competition and ]Non-Solicitation. During the period of the Participant’s Service and for one (1) year following the termination thereof, the Participant shall not and shall cause each of his or her Affiliates not to:

(A) [enter into or engage in any business that competes with the Business within the Restricted Territory;

(B) solicit customers, active prospects, business or patronage for any business, wherever located, that competes with the Business within the Restricted Territory or sell any products or services for any business, wherever located, that competes with the Business or could then be provided by the Business within the Restricted Territory;

(C) counsel, promote or assist, financially or otherwise, any person engaged in any business that competes with the Business within the Restricted Territory; or]1

(D) solicit, divert, entice or otherwise take away any employees[, customers, former customers, active prospects, business, patronage or orders]2 of the Company or any Subsidiary within the Restricted Territory or attempt to do so.

(ii) Non-Disparagement. The Participant shall not, during the period of his or her Service or at any time thereafter, disparage, denigrate or harass the Company, any of its Affiliates or any of their respective agents, employees, managers, shareholders, directors, officers, or partners.

(iii) Other Covenants. For the avoidance of doubt, the Restrictive Covenants are in addition to, and not in lieu of, any restrictive covenants to which the Participant may otherwise be subject, whether under the terms of his or her employment or services agreement or otherwise.

1 NTD: Note that any post-employment non-competition provisions and any non-solicitation provisions that are deemed to restrain a former employee’s ability to engage in a lawful profession or trade are not enforceable in California. Any awards to employees in California should therefore not include these provisions.

2 NTD: See footnote 1 above regarding enforceability of post-employment non-competition provisions and non-solicitation provisions in California.

3

(iv) Acknowledgement. The Participant acknowledges that these Restrictive Covenants are reasonably necessary to protect the Company’s and its clients’ and business partners’ legitimate business interests. The Participant also acknowledges that by serving in his or her position with the Company or its Affiliates, he or she is in an executive or management level position and has been entrusted with access to trade secrets and confidential information that, if made available to non-Company employees, would cause irreparable harm to the Company because of the significant time, effort and expense the Company expended in developing such trade secrets and confidential information.

(b) Definitions. For purposes of this Agreement:

(i) [“Business” means the electrical, plumbing, heating, ventilation and air conditioning construction and/or service business as a mechanical, plumbing or electrical sub-contractor, or any other business in which the Company is significantly engaged, as such businesses exist or are about to exist as part of a Board approved business plan as of the Participant’s date of termination; and]3

(ii) “Restricted Territory” means (A) the United States; and (B) the geographic area, whether within or outside of the geographic area described in clause (A), in which reside any customers with which the Participant had any contact or for which the Participant had any responsibility (whether indirect, direct or advisory) at the time of the Participant’s termination of Service or at any time during the two (2) year period prior to such termination.

(c) Reasonableness of Restrictions. The Participant agrees that the scope and duration of the Restrictive Covenants are reasonable and necessary to protect the legitimate business interests of the Company. The Participant also agrees that these Restrictive Covenants will not preclude the Participant from obtaining other gainful employment in his or her profession.

(d) Remedies for Breach.

(i) Forfeiture of Award. In the event of the Participant’s breach of any of the Restrictive Covenants, the Units (whether vested or unvested) shall immediately be forfeited.

(ii) Recovery of Shares. In the event of the Participant’s breach of any of the Restrictive Covenants, the Company shall be entitled to recover any Shares acquired upon the vesting of the Units and, if the Participant has previously sold any Shares derived from the Units, the Company shall also have the right to recover from the Participant the economic value thereof.

(iii) Other Relief. In the event of the Participant’s actual or threatened breach of this Agreement, the Participant agrees that the Company will be entitled to provisional and injunctive relief in addition to any other available remedies at law or equity.

3 NTD: See footnote 1 above regarding enforceability of post-employment non-competition provisions and non-solicitation provisions in California.

4

7. Nontransferability of Units.

The Units granted hereunder may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Committee shall establish, to a permitted transferee.

8. Beneficiary Designation.

The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.

9. Transfer of Data.

The Participant consents to the Company or any Affiliate thereof processing data relating to the Participant for legal, personnel, administrative and management purposes and in particular to the processing of any sensitive personal data relating to the Participant. The Company may make such information available to any Affiliate thereof, those who provide products or services to the Company or any Affiliate thereof (such as advisers and payroll administrators), regulatory authorities, potential purchasers of the Company or the business in which the Participant works, and as may be required by law.

10. Securities Law Requirements.

(a) The Units are subject to the further requirement that, if at any time the Committee determines in its discretion that the listing or qualification of the Shares subject to the Units under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the issuance of Shares under it, then Shares will not be issued under the Units, unless the necessary listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(b) No person who acquires Shares pursuant to the Units reflected in this Agreement may, during any period of time that person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”)) sell the Shares, unless the offer and sale is made pursuant to (i) an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act. With respect to individuals subject to Section 16 of the Exchange Act, transactions under this Agreement are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of this Agreement or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action will be null and void.

5

11. No Guarantee of Continued Service.

Nothing in the Plan or in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof to terminate the Participant’s Service at any time or confer upon the Participant any right to continued Service.

12. Interpretation; Construction.

Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

13. Amendments.

The Committee may, in its sole discretion, at any time and from time to time, alter or amend this Agreement and the terms and conditions of the unvested portion of the Units (but not any portion of the Units that has previously vested) in whole or in part, including without limitation, amending the criteria for vesting set forth in Section 1 hereof and substituting alternative vesting criteria; provided that such alteration, amendment, suspension or termination shall preserve the economic value, as determined by the Committee in its sole good faith discretion, of the previously granted Units. The Company shall give written notice to the Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Participant.

14. Miscellaneous.

(a) Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (A) delivered personally, (B) mailed, certified or registered mail with postage prepaid, (C) sent by next-day or overnight mail or delivery, or (D) transmitted by fax or e-mail, as follows:

(i) If to the Company:

Limbach Holdings, Inc.

31-35th Street, Pittsburgh, PA 15201
Attention: Cristine Leifheit, Director of Human Resources
Phone: 412.359.2245

Email: cristine.leifheit@limbachinc.com

(ii) If to the Participant, to the Participant’s last known home address,

6

or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax or email, on the day transmitted, provided, that such transmission is confirmed.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.

(d) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(e) Code Section 409A Compliance. Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any portion of the Units granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Units in order to cause such portion of the Units to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.

(f) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

(g) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

— Signature page follows —

7

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

LIMBACH HOLDINGS, INC.

By:
Name:
Title:

Notwithstanding anything in this Agreement or in the Plan to the contrary, the Committee hereby reserves the right, in its sole discretion, to terminate and cancel this Award if the Participant fails to countersign below and return an executed copy of this Agreement to the Company on or prior to [DATE], 2017.4

PARTICIPANT

Name:

4 NTD: The Plan provides for a 60-day period to return a signed copy of the award agreement.

8

EXHIBIT F

EFiled: Aug 02 2023 11:12AM EDT
Transaction ID 70535413
Case No. 2023-0785-

Form of Annual Time-Vesting RSU Award for Non-Employee Directors

Limbach Holdings, Inc.

Limbach Holdings, Inc. Omnibus Incentive Plan

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made effective as of [DATE], 2017 (the “Grant Date”) by and between Limbach Holdings, Inc., a Delaware corporation (the “Company”), and [______________________] (the “Participant”), pursuant to the Limbach Holdings, Inc. Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company desires from time to time to grant Awards with respect to shares (the “Shares”) of its common stock, par value $0.001 per Share (the “Common Stock”), to certain key Employees, non-employee Directors and Consultants of the Company and its Subsidiaries or Affiliates;

WHEREAS, the Company has adopted the Plan in order to effect such Awards; and

WHEREAS, the Participant is an Eligible Recipient as contemplated by the Plan, and the Committee has determined that it is in the interest of the Company to grant this Award to the Participant.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1. Grant and Vesting of Restricted Stock Units.

(a) As of the Grant Date, the Participant will be credited with 3,200 time-vesting Restricted Stock Units (the “Units”). Each Unit is a notional amount that represents one unvested Share and constitutes the right, subject to the terms and conditions of the Plan and this Agreement, to distribution of a Share if and when the Unit vests. The number of Units subject to this Award may be adjusted in any manner as contemplated by Section 5 of the Plan. The vesting of the Units shall be measured from January 1, 2017 (the “Vesting Commencement Date”).

(b) The Units shall vest in equal annual installments on each of the first (1st), second (2nd) and third (3rd) anniversaries of the Vesting Commencement Date (each, a “Vesting Date”) and be payable in accordance with Section 4 subject to the Participant’s continuous service with the Company or a Subsidiary or Affiliate thereof, as applicable, whether as an Employee, Director or Consultant (“Service”), from the Vesting Commencement Date through the applicable Vesting Date, except as may otherwise be provided in the Participant’s employment or other services agreement with the Company (if applicable).

2. Rights as a Stockholder.

(a) Unless and until a Unit has vested and the Share underlying it has been distributed to the Participant, the Participant will not be entitled to vote in respect of that Unit or that Share.

(b) Except as provided in this Section 2 or as otherwise required by law, the Participant shall not have any rights as a stockholder with respect to any Shares covered by the Units granted hereunder prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company.

1

3. Termination of Service and Change in Control.

(a) Except as provided in this Section 3, as may otherwise be provided in the Participant’s employment or other services agreement with the Company or as may otherwise be determined by the Committee in its discretion, the Participant shall immediately forfeit all unvested Units upon a termination of Service occurring for any reason.

(b) Notwithstanding anything contained in this Agreement to the contrary, if the Participant’s Service is terminated by the Company for Cause, the Committee may, in its discretion, determine that all vested and unvested Units shall be automatically forfeited as of the date of termination, and require the Participant to pay to the Company in cash any financial gain he or she received with respect to vested Units within the twelve (12) month period immediately preceding such conduct constituting Cause.

(c) In the event of a Change in Control, to the extent the successor entity in the Change in Control does not assume the award of Units or substitute the awards with an equivalent award on terms that are no less favorable to the Participant, the Units granted hereunder will vest immediately in full upon the effective date of the Change in Control and be payable in accordance with Section 4.

(d) In the event of a Change in Control, to the extent the successor entity in the Change in Control assumes the award of Units or substitutes the award with an equivalent award on terms that are no less favorable to the Participant, the Units granted hereunder will vest immediately in full upon the effective date of a termination of the Participant’s Service by the Company without Cause or by the Participant for Good Reason (as defined in the Participant’s employment, severance protection agreement or similar agreement, provided that if no such agreement exists or no definition of Good Reason is provided therein, then Good Reason shall not exist).

4. Timing and Form of Payment.

Once a Unit vests, the Participant will be entitled to receive a Share in its place or, in the Committee’s discretion, an equivalent amount in cash (or partly in cash and partly in Shares). Delivery of the Shares or cash, as applicable, will be made as soon as administratively feasible following the vesting of the associated Unit, and in no event later than the sixtieth (60th) day following the applicable Vesting Date. Any Shares paid will be credited to an account established for the benefit of the Participant with the Company’s administrative agent. The Participant will have full legal and beneficial ownership of the Shares at that time.

5. Tax Withholding.

The Company or any Affiliate thereof shall have the power to withhold, or require the Participant to remit to the Company or such Affiliate thereof, cash or Shares that are distributable to the Participant with respect to the Units in an amount sufficient to satisfy the federal, state, and local minimum withholding tax requirements (provided that the Committee may, in its discretion, allow for additional withholding not to exceed the maximum statutorily permitted amount), both domestic and foreign, relating to such transaction, and the Company or such Affiliate thereof may defer payment of cash or issuance of Shares until such requirements are satisfied.

2

6. Non-Solicitation and Non-Disparagement.

(a) Restrictive Covenants. In exchange for good and valuable consideration, including the Units granted herein, the sufficiency of which is acknowledged, the Participant agrees as follows (the “Restrictive Covenants”):

(i) Non-Solicitation. During the period of the Participant’s Service and for one (1) year following the termination thereof, the Participant shall not and shall cause each of his or her Affiliates not to:

(A) [solicit customers, active prospects, business or patronage for any business, wherever located, that competes with the Business within the Restricted Territory or sell any products or services for any business, wherever located, that competes with the Business or could then be provided by the Business within the Restricted Territory; or]1

(B) solicit, divert, entice or otherwise take away any employees[, customers, former customers, active prospects, business, patronage or orders]2 of the Company or any Subsidiary within the Restricted Territory or attempt to do so.

(ii) Non-Disparagement. The Participant shall not, during the period of his or her Service or at any time thereafter, disparage, denigrate or harass the Company, any of its Affiliates or any of their respective agents, employees, managers, shareholders, directors, officers, or partners.

(iii) Other Covenants. For the avoidance of doubt, the Restrictive Covenants are in addition to, and not in lieu of, any restrictive covenants to which the Participant may otherwise be subject, whether under the terms of his or her employment or services agreement or otherwise.

(iv) Acknowledgement. The Participant acknowledges that these Restrictive Covenants are reasonably necessary to protect the Company’s and its clients’ and business partners’ legitimate business interests. The Participant also acknowledges that by serving as a Director, he or she has been entrusted with access to trade secrets and confidential information that, if made available to non-Company employees, would cause irreparable harm to the Company because of the significant time, effort and expense the Company expended in developing such trade secrets and confidential information.

1 NTD: Note that any post-employment non-competition provisions and any non-solicitation provisions that are deemed to restrain a former employee’s ability to engage in a lawful profession or trade are not enforceable in California. Any awards to employees in California should therefore not include these provisions.

2 NTD: See footnote 1 above regarding enforceability of post-employment non-competition provisions and non-solicitation provisions in California.

3

(b) Definitions. For purposes of this Agreement:

(i) [“Business” means the electrical, plumbing, heating, ventilation and air conditioning construction and/or service business as a mechanical, plumbing or electrical sub-contractor, or any other business in which the Company is significantly engaged, as such businesses exist or are about to exist as part of a Board approved business plan as of the Participant’s date of termination; and]3

(ii) “Restricted Territory” means (A) the United States; and (B) the geographic area, whether within or outside of the geographic area described in clause (A), in which reside any customers with which the Participant had any contact or for which the Participant had any responsibility (whether indirect, direct or advisory) at the time of the Participant’s termination of Service or at any time during the two (2) year period prior to such termination.

(c) Reasonableness of Restrictions. The Participant agrees that the scope and duration of the Restrictive Covenants are reasonable and necessary to protect the legitimate business interests of the Company. The Participant also agrees that these Restrictive Covenants will not preclude the Participant from obtaining other gainful employment in his or her profession.

(d) Remedies for Breach.

(i) Forfeiture of Award. In the event of the Participant’s breach of any of the Restrictive Covenants, the Units (whether vested or unvested) shall immediately be forfeited.

(ii) Recovery of Shares. In the event of the Participant’s breach of any of the Restrictive Covenants, the Company shall be entitled to recover any Shares acquired upon the vesting of the Units and, if the Participant has previously sold any Shares derived from the Units, the Company shall also have the right to recover from the Participant the economic value thereof.

(iii) Other Relief. In the event of the Participant’s actual or threatened breach of this Agreement, the Participant agrees that the Company will be entitled to provisional and injunctive relief in addition to any other available remedies at law or equity.

7. Nontransferability of Units.

The Units granted hereunder may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Committee shall establish, to a permitted transferee.

3 NTD: See footnote 1 above regarding enforceability of post-employment non-competition provisions and non-solicitation provisions in California.

4

8. Beneficiary Designation.

The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.

9. Transfer of Data.

The Participant consents to the Company or any Affiliate thereof processing data relating to the Participant for legal, personnel, administrative and management purposes and in particular to the processing of any sensitive personal data relating to the Participant. The Company may make such information available to any Affiliate thereof, those who provide products or services to the Company or any Affiliate thereof (such as advisers and payroll administrators), regulatory authorities, potential purchasers of the Company or the business in which the Participant works, and as may be required by law.

10. Securities Law Requirements.

(a) The Units are subject to the further requirement that, if at any time the Committee determines in its discretion that the listing or qualification of the Shares subject to the Units under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the issuance of Shares under it, then Shares will not be issued under the Units, unless the necessary listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(b) No person who acquires Shares pursuant to the Units reflected in this Agreement may, during any period of time that person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”)) sell the Shares, unless the offer and sale is made pursuant to (i) an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act. With respect to individuals subject to Section 16 of the Exchange Act, transactions under this Agreement are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of this Agreement or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action will be null and void.

5

11. No Guarantee of Continued Service.

Nothing in the Plan or in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof to terminate the Participant’s Service at any time or confer upon the Participant any right to continued Service.

12. Interpretation; Construction.

Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

13. Amendments.

The Committee may, in its sole discretion, at any time and from time to time, alter or amend this Agreement and the terms and conditions of the unvested portion of the Units (but not any portion of the Units that has previously vested) in whole or in part, including without limitation, amending the criteria for vesting set forth in Section 1 hereof and substituting alternative vesting criteria; provided that such alteration, amendment, suspension or termination shall preserve the economic value, as determined by the Committee in its sole good faith discretion, of the previously granted Units. The Company shall give written notice to the Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Participant.

14. Miscellaneous.

(a) Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (A) delivered personally, (B) mailed, certified or registered mail with postage prepaid, (C) sent by next-day or overnight mail or delivery, or (D) transmitted by fax or e-mail, as follows:

(i) If to the Company:

Limbach Holdings, Inc.

31-35th Street, Pittsburgh, PA 15201
Attention: Cristine Leifheit, Director of Human Resources
Phone: 412.359.2245

Email: cristine.leifheit@limbachinc.com

(ii) If to the Participant, to the Participant’s last known home address,

or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax or email, on the day transmitted, provided, that such transmission is confirmed.

6

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.

(d) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(e) Code Section 409A Compliance. Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any portion of the Units granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Units in order to cause such portion of the Units to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.

(f) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

(g) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

— Signature page follows —

7

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

LIMBACH HOLDINGS, INC.

By:
Name:
Title:

Notwithstanding anything in this Agreement or in the Plan to the contrary, the Committee hereby reserves the right, in its sole discretion, to terminate and cancel this Award if the Participant fails to countersign below and return an executed copy of this Agreement to the Company on or prior to [DATE], 2017.4

PARTICIPANT

Name:

4 NTD: The Plan provides for a 60-day period to return a signed copy of the award agreement.

8

EXHIBIT G

EFiled: Aug 02 2023 11:12AM EDT
Transaction ID 70535413
Case No. 2023-0785-

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIMBACH HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	46-5399422
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

797 Commonwealth Drive,

Warrendale, Pennsylvania 15086

(Address of Principal Executive Offices) (Zip Code)

LIMBACH HOLDINGS, INC. AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Charles A. Bacon, III

President and Chief Executive Officer

797 Commonwealth Drive,

Warrendale, Pennsylvania 15086

(Name and address of agent for service)

412-359-2100

(Telephone number, including area code, of agent for service)

With a copy to:

Jeremiah G. Garvey

Seth Popick

Cozen O’Connor

One Oxford Centre

301 Grant Street, 41st Floor

Pittsburgh, Pennsylvania 15219

412-620-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	Accelerated Filer
Non-Accelerated Filer	Smaller Reporting Company
Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Limbach Holdings, Inc. (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 350,000 additional shares of Common Stock, par value $0.0001 per share (“Common Stock”) under the Company’s Amended and Restated Omnibus Incentive Plan. This Registration Statement hereby incorporates by reference the contents of the Company’s registration statements on Form S-8 filed with the SEC on September 3, 2021 (File No. 333-259309), September 11, 2020 (File No. 333-248736), June 27, 2019, (File No. 333-232407) and August 30, 2017 (File No. 333-220264). In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified in the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC by the Company pursuant to the Securities Act and the Securities Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(1)	Annual Report on Form 10-K filed on March 8, 2023 for the year ended December 31, 2022 (File No. 001-36541);
(2)	Current Reports on Form 8-K filed on January 17, 2023 (File No. 001-36541), February 3, 2023 (File No. 001-36541) and March 8, 2023 (File No. 001-36541) (other than portions of those made pursuant to Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC); and
(3)	The description of the Company’s Common Stock contained on Form S-3 filed with the SEC on September 3, 2021 (File No. 333-259305).

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the SEC on July 26, 2016).
4.2	Certificate of Designation of Class A Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S Securities and Exchange Commission on July 26, 2016).
4.3	Certificate of Correction to Certificate of Designation of Class A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S Securities and Exchange Commission on August 24, 2016).
4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on September 1, 2021).
*5.1	Opinion of Cozen O’Connor.
*23.1	Consent of Crowe LLP.
*23.2	Consent of Cozen O’Connor (contained in the opinion filed as Exhibit 5.1 hereto).
*24.1	Power of Attorney (included on signature page to this Registration Statement).
99.1	Limbach Holdings, Inc. Amended and Restated Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-36541) filed with the SEC on August 9, 2022).
*107	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on March 8, 2023.

LIMBACH HOLDINGS, INC.

By:	/s/ Charles A. Bacon, III
Name: Charles A. Bacon, III
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Charles A. Bacon, III, Jayme L. Brooks and Michael M. McCann and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other document sin connection therewith, with the SEC, to sign any and all applications, registrations statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles A. Bacon, III	President and Chief Executive Officer and Director	March 8, 2023
Charles A. Bacon, III	(Principal Executive Officer)

/s/ Jayme L. Brooks	Executive Vice President and Chief Financial Officer	March 8, 2023
Jayme L. Brooks	(Principal Financial and Accounting Officer)

/s/ Gordon G. Pratt	Director and Chairman	March 8, 2023
Gordon G. Pratt

/s/ Linda G. Alvarado	Director	March 8, 2023
Linda G. Alvarado

/s/ Norbert W. Young	Director	March 8, 2023
Norbert W. Young

/s/ Laurel J. Krzeminski	Director	March 8, 2023
Laurel J. Krzeminski

/s/ Michael F. McNally	Director	March 8, 2023
Michael F. McNally

/s/ Joshua S. Horowitz	Director	March 8, 2023
Joshua S. Horowitz

Exhibit 5.1

March 8, 2023

Board of Directors

Limbach Holdings, Inc.

797 Commonwealth Drive,

Warrendale, Pennsylvania 15086

Ladies and Gentlemen:

We have acted as counsel to Limbach Holdings, Inc., a Delaware corporation (the “Corporation”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of 350,000 shares (the “Shares”) of the Corporation’s Common Stock, par value $0.0001 per share (the “Common Stock”), pursuant to the terms of the Limbach Holdings, Inc. Amended and Restated Omnibus Incentive Plan (the “Plan”).

As counsel to the Corporation, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of the Plan, the Second Amended and Restated Certificate of Incorporation of the Corporation as currently in effect, as further amended, the Amended and Restated Bylaws of the Corporation as currently in effect, the relevant corporate proceedings of the Corporation, the Registration Statement on Form S-8 (the “Registration Statement”) covering the registration of the Shares under the Securities Act, and such other corporate records, certificates, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Corporation.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and when the Shares have been duly issued and delivered pursuant to the terms of the Plan, such Shares will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability or compliance with or effect of federal law or the law of any other jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

This opinion has been prepared for your use in connection with the issuance of the Shares under the Plan, and speaks as of the date hereof.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinions expressed herein.

[Remainder of page intentionally left blank]

It is understood that this opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

Very Truly Yours,

COZEN O’CONNOR

/s/ Cozen O’Connor

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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Limbach Holdings, Inc. of our report dated March 8, 2023 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Limbach Holdings, Inc. for the year ended December 31, 2022.

/s/ Crowe LLP

Crowe LLP

Atlanta, Georgia

March 8, 2023

Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

LIMBACH HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Table 1 — Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(2)
Equity	Common Stock, par value $0.0001 per share to be issued under the Amended and Restated Omnibus Incentive Plan	Rule 457(h)	350,000	(3)	$13.47	$4,714,500	$0.0001102	$519.54

Total Offering Amounts						$4,714,500		$519.54
Total Fee Offsets								—
Net Fee Due								$519.54

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the above-referenced plans, which provide for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low sale prices for the Class A Common Stock as quoted on the Nasdaq Global Select Market on March 2, 2023.

(3)	Represents additional shares reserved for issuance under the Amended and Restated Omnibus Plan as of the date of this Registration Statement.

EFiled: Aug 02 2023 11:12AM EDT
Transaction ID 70535413
Case No. 2023-0785-

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

)
IN RE LIMBACH HOLDINGS, INC.	)	C.A. No. 2023-______
)

VERIFICATION

STATE OF Florida	)
) ss.
COUNTY OF Hillsborough	)

I, Jayme Brooks, being duly sworn, hereby depose and say as follows:

1.            I am Executive Vice President and Chief Financial Officer of Limbach Holdings, Inc. (“Limbach”). I am authorized to make this Verification on behalf of Limbach.

2.           I have reviewed the Verified Petition for Relief Under 8 Del. C. § 205 filed in the above-captioned action (the “Petition”).

3.           Based upon my personal knowledge and, for matters outside my personal knowledge, information communicated to me by others, I believe the matter contained in the Petition insofar as it concerns Limbach’s acts and deeds is true, and insofar as it relates to the acts and deeds of any other person, I believe it to be true.

4.           I declare under penalty of perjury under the laws of Delaware that the foregoing is true and correct.

[signatures on next page]

/s/ Jayme Brooks
Name: Jayme Brooks
Title: EVP and CFO

Sworn to and subscribed

before me this 1st day of August, 2023.

Notary Public

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EFiled: Aug 02 2023 11:12AM EDT
Transaction ID 70535413
Case No. 2023-0785-

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

)
IN RE LIMBACH HOLDINGS, INC.	)	C.A. No. 2023-______
)

PETITIONER’S MOTION FOR EXPEDITED PROCEEDINGS

Petitioner Limbach Holdings, Inc. (“Limbach” or the “Company”) hereby moves for entry of an Order expediting the proceedings in this matter. The grounds for the Motion are set forth below and in the Company’s Verified Petition for Relief Under 8 Del C. § 205 (the “Petition”) filed contemporaneously herewith.

INTRODUCTION

1.            As set forth in detail in the Petition, the Company brings this action seeking an order validating its 2022 annual meeting of stockholders and the actions taken at that meeting held on June 22, 2022 (the “Annual Meeting”).

2.            This request is being made because the record date for the Annual Meeting was inadvertently fixed as one (1) day sooner than is permissible under 8 Del. C. § 213 and the Company’s Bylaws, or sixty-one (61) days after the record date. The record date for the Annual Meeting was fixed as April 22, 2022.

3.            Expedition is necessary here. At the Annual Meeting, four actions were brought for consideration of the Company’s stockholders, and all of them were approved by overwhelming majorities. The actions include electing two members to the Company’s Board of Directors, approval of an amendment to the Company’s

Incentive Plan that increased the number of authorized shares under the plan, and a non-binding advisory vote by the Company’s stockholders on the compensation of the Company’s named executive officers.

4.            Limbach is a publicly traded company. Uncertainty concerning the composition of the Company’s Board, the approval of the Board’s compensation, and the Company’s capital structure will, among other things, potentially cause market disruption, disturb the Company’s corporate relationships, prevent the Company from raising additional capital, impact stock incentive and employee purchase programs, and lead to consequent loss of value for the Company’s stockholders.

FACTUAL BACKGROUND1

5.            Limbach is a Delaware corporation that is headquartered in Warrendale, Pennsylvania. Limbach was formed on July 20, 2016 as a result of a business combination with Limbach Holdings LLC. The Company is listed on the Nasdaq Capital Market under the symbol “LMB.”

6.            Limbach’s Annual Meeting was held on June 22, 2022. The Company inadvertently fixed the record date for one (1) day sooner than is permitted under 8 Del. C. § 213 and the Company’s Bylaws—as April 22, 2022. As a result, the Annual Meeting was held sixty-one (61) days after the record date.

1 These facts are drawn from the allegations in the Verified Petition for Relief Under 8 Del C. § 205.

2

Del. C. § 213 and the Company’s Bylaws—as April 22, 2022. As a result, the Annual Meeting was held sixty-one (61) days after the record date.

7.            At the Annual Meeting, four actions were brought for consideration, as follows: (i) the election of Gordon G. Pratt and Laurel J. Krzeminski as Class C members of the Company’s Board of Directors, each to serve for a three-year term; (ii) the approval of an amendment to the Limbach Holdings, Inc. Amended and Restated Omnibus Incentive Plan (the “Incentive Plan”), which included an increase in the number of authorized shares under the plan by 350,000 shares; (iii) a non-binding advisory vote on the compensation of the Company’s named executive officers; and (iv) the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (collectively, the “Stockholder Actions”).

8.            As noted in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on June 23, 2022, attached to the Petition as Exhibit A, each of the Stockholder Actions was approved by overwhelming margins by the requisite required votes of the Company’s stockholders.

9.            At the time the Company fixed the record date, and indeed, through July 5, 2023, the Company believed that the record date was permitted under 8 Del. C. § 213 and the Company’s Bylaws. In reliance on this good-faith belief, the Company disclosed the Stockholder Actions in public filings and the Company, as

3

well as its stockholders and third-parties have relied on those actions since the Annual Meeting.

ARGUMENT

10.            “[A] plaintiff seeking expedition must have ‘articulated a sufficiently colorable claim and shown a sufficient possibility of a threatened irreparable injury.’” In re Ness Techs., Inc. S’holders, Litig., 2022 WL 3444573, at *2 (Del. Ch. Aug. 3, 2011) (citation omitted) (noting that the plaintiff’s “burden is not high”). Indeed, “[t]he Court need not determine the merits of the case or ‘even the legal sufficiency of the pleadings’ at this stage of the proceedings” to determine whether to expedite proceedings. Morton v. Am. Mktg. Indus. Hldgs., Inc., 1995 WL 1791090, at *2 (Del. Ch. Oct. 5, 1995) (citation omitted).

A.	The Factors Considered Under Section 205 Weigh in Favor of the Requested Relief

11.            Section 205 authorizes this Court to “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” See 8 Del. C. § 205(a)(4). In determining whether to grant the requested relief, Section 205 lists several factors the Court may consider. Each of these factors has been satisfied.

12.            First, the actions taken at the Annual Meeting were “originally approved or effected with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation, or bylaws of the corporation.” 8 Del. C. § 205(d)(1). As set forth in the Petition, at the

4

Annual Meeting, the Stockholder Actions were considered, voted on and were approved by overwhelming margins by the requisite required votes of the Company’s stockholders. As a result, the Company disclosed the Stockholder Actions as taken at the Annual Meeting in subsequent public filings. See Petition at Ex. A (Form 8-K).

13.            Second, Limbach has “treated … [the actions taken at the Annual Meeting] as a valid act,” and Limbach’s stockholders and third-parties have “acted in reliance” on the belief that the actions taken at the Annual Meeting were valid. 8 Del. C. § 205(d)(2). For example, over the past year, the Company’s Board—comprised of members that were elected at the Annual Meeting—has managed the Company’s affairs. The Company’s Board has taken several actions, including, but not limited to, the authorization of SEC filings (including those occurring after the Annual Meeting), the execution of certain SEC filings by the Board of Directors, the authorization and approval of a sale and lease back arrangement for certain Company facilities, authorizing and approving certain debt financing matters (including those related to the Company’s senior debt financings), the authorization and amendment of certain of the Company’s governance documents, and the authorization and approval of a succession and transition plan for the Company’s senior management.

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14.            The Company also disclosed the Stockholder Actions as taken at the Annual Meeting in subsequent public filings. See Petition at Ex. A (Form 8-K); Ex. G (Form S-8).

15.            Third, no person “will be … harmed by the … validation of the defective corporate act. 8 Del. C. § 205(d)(3). Limbach is not aware of any harm that will result from the validation of the actions taken at the Annual Meeting, and validation will instead place Limbach and its stockholders in the position that they believed they were in prior to learning of the technical issues. As described in the Petition, but for the technical defect related to the fixing of the record date, the Stockholder Actions were approved by overwhelming margins by the requisite required votes of the Company’s stockholders.

16.            Further, given that the date fixed for the record date was a Friday (April 22, 2022), the Company very well could have chosen the next day Saturday (April 23, 2022), or even the following day Sunday (April 24, 2022), and there would have been no change in the record holders of such shareholdings given that both those days are weekends and no change in the record holdings would have been recorded on those dates.

17.            Fourth, Limbach, its stockholders, and third-parties “will be harmed by the failure to ratify or validate the defective corporate act.” 8 Del. C. § 205(d)(4). Absent validation, the Company would face uncertainty concerning the composition

6

of its Board and its management of the Company’s affairs. This would include management decisions taken following the Annual Meeting as the Stockholder Actions elected two members who currently serve on the Company’s Board. Further, the uncertainty over Board composition has the potential to cause technical non-compliance with the SEC’s voting requirements2 related to the amendment to the Incentive Plan and the non-binding advisory vote on the compensation of the Company’s named executive officers. As well as NASDAQ’s requirement that each issuer listing common stock shall hold an annual meeting of shareholders.3

18.            The Stockholder Actions also approved an amendment to the Incentive Plan that increased the number of authorized shares under the plan. Absent validation, there would be doubts concerning the validity of the Company’s capital structure, which could cause market disruption, impair the Company’s commercial relationships, chill strategic opportunities, and jeopardize employee relationships. This uncertainty would also impact the Company’s ability to issue public filings.

19.            Fifth, several “other factors” support granting the relief requested in the Petition. 8 Del. C. § 205(d)(1). The Court’s validation of the Annual Meeting does not change any of the outcomes given the overwhelming margins of stockholder support. Further, as discussed in the Petition, “self-help” ratification under Section

2 See Exchange Act Rule 14Ad-1.

3 See NASDAQ Listing Rule 5620(a).

7

204 is not practicable. The Annual Meeting was held over a year ago and three of the four items that were voted on by stockholders—the election of directors, the non-binding advisory vote on executive compensation, and the ratification of the appointment of the Company’s independent registered public accounting firm—were specific to, and required business for fiscal year 2022 under the Company’s Charter and Bylaws. As discussed above, the Company’s Board has also taken several actions since the Annual Meeting that stockholders and third-parties have relied upon.

20.            Limbach is also a publicly traded company and its shares have traded in the open market since the record date. To otherwise remedy the Annual Meeting with a vote of stockholders who held shares as of any other record date than the one that was fixed would not remedy the matter, as time has passed and shares in the Company have been transferred and traded in the open market since the record date. Accordingly, relief under Section 205 of the DGCL is the most timely and efficient, and perhaps only recourse available to place the Company and its investors in the position in which they believed themselves to be following the Annual Meeting.

B.	Limbach and its Stockholders will be Irreparably Harmed by the Uncertainty

21.          Absent prompt relief from this Court pursuant to Section 205, the Company faces a threat of imminent and irreparable harm. To demonstrate irreparable harm, “[a] party must plead facts suggesting that an award of money

8

damages could not fully and adequately compensate the alleged harms.” Cty. of York Emps. Ret. Plan v. Merrill Lynch & Co., 2008 WL 4824053, at *7 (Del. Ch. Oct. 28, 2008). The Company and its stockholders face several threats of irreparable harm.

22.            Without relief from this Court, the Company will face uncertainty concerning Annual Meeting and Stockholder Actions.

23.            As described above, without relief from this Court, the Company has no way of validating Annual Meeting or Stockholder Actions. The continued uncertainty as to the validity of the Company’s Board and corporate actions will potentially cause market disruption, disturb the Company’s corporate relationships, impact stock incentive and employee purchase programs, and lead to consequent loss of value for the Company’s stockholders.

24.            The Company will also experience uncertainty as to the statements and representations it is required to make in public filings.

25.            For the foregoing reasons, Petitioner and its stockholders face irreparable harm. Those harms can be avoided through the well-worn path of judicial validation of the Annual Meeting and Stockholder Actions.

CONCLUSION

For the foregoing reasons, Petitioner respectfully requests that the Court grant its motion for expedited proceedings.

9

COZEN O’CONNOR

/s/ Kaan Ekiner
Kaan Ekiner (#5607)
1201 N. Market Street, Suite 1001
Wilmington, DE 19801
(302) 295-2046

Dated August 1, 2023	Attorneys for Petitioner Limbach Holdings, Inc.

Words: 1,979

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EFiled: Aug 02 2023 11:12AM EDT
Transaction ID 70535413
Case No. 2023-0785-

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

)
IN RE LIMBACH HOLDINGS, INC.	)	C.A. No. 2023-______
)

[PROPOSED] ORDER GRANTING
PETITIONER’S MOTION FOR EXPEDITED PROCEEDINGS

WHEREAS, the Court having considered Petitioner’s Motion for Expedited Proceedings (the “Motion”) and good cause having been shown,

IT IS HEREBY ORDERED this ___ day of _____________, 2023, that:

1.	The Motion is GRANTED.

2.	The proceedings in the above-captioned action shall be expedited.

3.	A final hearing shall take place on ________________, 2023.

[Vice] Chancellor

EFiled: Aug 02 2023 11:12AM EDT
Transaction ID 70535413
Case No. 2023-0785-

SUPPLEMENTAL INFORMATION PURSUANT TO RULE 3(A)

OF THE RULES OF THE COURT OF CHANCERY

The information contained herein is for the use by the Court for statistical and administrative purposes. Nothing in this document shall be deemed binding for purposes of the merits of the case.

1. Case caption: In re Limbach Holdings, Inc.

2. Date filed: August 1, 2023

3. Name and address of counsel for plaintiff(s):	Kaan Ekiner (#5607)
Cozen O’Connor
1201 North Market Street, Suite 1001
Wilmington, DE 19801

4. Short statement and nature of claim(s) asserted:

Petitioner seeks an order from the Court that validates Limbach Holdings, Inc.’s 2022 annual meeting and the stockholder actions taken in connection with the 2022 annual meeting.

5. Substantive field of law involved (check one):

____Administrative law	____Labor law	____Trusts, Wills and Estates
____Commercial law	____Real Property	____Consent trust petitions
____Constitutional law	____348 Deed Restriction	____Partition
_X__Corporation law	____Zoning	____Rapid Arbitration (Rules 96,97)

____Trade secrets/trade mark/or other intellectual property                                 ___   Other

6. Identify any related cases, including any Register of Wills matter. This question is intended to promote jurisdiction efficiency by assigning cases involving similar parties or issues to a single judicial officer. By signing this form, an attorney represents that the attorney has done reasonable diligence sufficient to respond to this question.

Patrick Ayers v. Michael F. McNally, et. al., Court of Chancery No. 2023-0667-SG

7. State all bases for the court’s exercise of subject matter jurisdiction by citing to the relevant statute. Specify if 8 Del. C. § 111, 6 Del. C. § 17-111, or 6 Del. C. § 18-111. State if the case seeks monetary relief, even if secondarily or in the alternative, under a merger agreement, asset purchase agreement, or equity purchase agreement.

8 Del. C. § 205

8. If the complaint initiates a summary proceeding under Sections 8 Del. C. §§ 145(k), 205, 211(c), 220, or comparable statutes, check here X. (If #8 is checked, you must either (i) file a motion to expedite with a proposed form of order identifying the schedule requested or (ii) submit a letter stating that you do not seek an expedited schedule and the reason(s)—e.g., you have filed to preserve standing and do not seek immediate relief.)

9. If the complaint is accompanied by a request for a temporary restraining order, a preliminary injunction, a status quo order, or expedited proceedings other than in a summary proceeding, check here ___. (If #9 is checked, a motion to expedite must accompany the transaction with a proposed form of order identifying the schedule requested.)

10. If counsel believe that the case should not be assigned to a Master in the first instance, check here and attach a statement of good cause. X

/s/ Kaan Ekiner (#5607)
Signature of Attorney of Record & Bar ID

2

STATEMENT OF GOOD CAUSE

The undersigned counsel for Petitioner Limbach Holdings, Inc. hereby states that there is good cause why this action should not be assigned to a Master in the first instance. This action seeks expedited relief, validation of a defective corporate act, and requires the application of 8 Del. C. § 205. Petitioner respectfully submits that the complexity and scope of the issues presented in this action are most appropriately resolved by the Chancellor or a Vice Chancellor.

COZEN O’CONNOR

/s/ Kaan Ekiner
Kaan Ekiner (#5607)
1201 N. Market Street, Suite 1001
Wilmington, DE 19801
(302) 295-2046

Dated August 1, 2023	Attorneys for Petitioner Limbach Holdings, Inc.